UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2020

NIELSEN HOLDINGS PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-35042	98-1225347
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street New York, New York 10004 +1 (646) 654-5000	Nielsen House John Smith Drive Oxford Oxfordshire OX4 2WB United Kingdom +1 (646) 654-5000

(Address of principal executive offices)

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value €0.07 per share	NLSN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement

On October 31, 2020, Nielsen Holdings plc (the “Company” or “Nielsen”), Indy US Bidco, LLC (“US Purchaser”) and Indy Dutch Bidco B.V. (“Dutch Purchaser”) (US Purchaser and Dutch Purchaser, collectively, “Purchaser” and each affiliates of Advent International Corporation (“Advent”)), entered into a stock purchase agreement (the “Stock Purchase Agreement”), pursuant to which Purchaser will acquire the Company’s Global Connect business (such business, “Global Connect,” and the acquisition of Global Connect, the “Transaction”) by means of a sale of the equity interests of certain subsidiaries held by the Company which operate Global Connect, for (i) $2.7 billion in cash, subject to adjustments based on closing levels of cash, indebtedness, debt-like items and working capital, and (ii) a warrant to purchase equity interests in the company that will own Global Connect (the “Warrant”).

The Company’s board of directors has unanimously (i) determined that the Transaction would be most likely to promote the success of the Company for the benefit of its shareholders as a whole, (ii) approved the execution, delivery and performance of the Stock Purchase Agreement and the consummation of the Transaction, (iii) resolved to recommend that the Company’s shareholders vote in favor of the Transaction and (iv) directed that the Transaction be submitted for approval by the Company’s shareholders at a meeting of the Company’s shareholders.

The closing of the Transaction is subject to the receipt of approval of the Transaction by the Company’s shareholders, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the receipt of certain other regulatory approvals, the absence of any law or injunction prohibiting the Transaction, the absence of a material adverse effect on Global Connect, the accuracy of the representations and warranties of each party (subject to materiality qualifiers), the performance by each party of its covenants and agreements under the Stock Purchase Agreement in all material respects and the receipt of certain closing deliverables. The Transaction is expected to close in the second quarter of 2021.

Pursuant to the Stock Purchase Agreement, the Company and Purchaser will enter into certain ancillary agreements at the closing of the Transaction. The Company will grant Purchaser a license to brand its products and services with the “Nielsen” name and other Nielsen trademarks for 20 years following the closing of the Transaction. Additionally, the Company and Purchaser will enter into agreements pursuant to which, among other things, the Company and Purchaser will (i) provide certain transitional services to each other for periods of up to 24 months following the closing, (ii) grant each other reciprocal licenses for certain data and corresponding services relating to that data for periods of up to five years following the closing and (iii) grant each other licenses to use certain patents and other intellectual property.

The Stock Purchase Agreement contains certain termination rights for the Company and Purchaser, including termination (i) by mutual written agreement of the parties, (ii) by either party, if (A) the closing has not occurred by July 31, 2021, (B) there is a permanent, final and non-appealable injunction or judgment preventing the consummation of the Transaction, (C) the approval of the Company’s shareholders is not obtained or (D) the other party has breached its representations, warranties or covenants in a manner that would cause a closing condition to fail to be satisfied (subject to a cure period). Additionally, the Stock Purchase Agreement may be

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terminated (a) by Purchaser, if, prior to approval by the Company’s shareholders, the Company’s board of directors changes its recommendation in favor of the Transaction, (b) by the Company, if the conditions to closing have been satisfied, the Company stands ready to consummate the closing and Purchaser has failed to consummate the closing on the date on which the closing should have occurred pursuant to the Stock Purchase Agreement or (c) by the Company, if, prior to approval by the Company’s shareholders, the Company’s board of directors has determined in good faith that a competing proposal to acquire 25% or more of the Company’s ordinary shares (unless such proposal or offer does not, and would not reasonably be expected to, materially delay or prohibit the consummation of the Transaction) (a “Competing WholeCo Proposal”) is a superior proposal to the Transaction and the Company is terminating the Stock Purchase Agreement to enter into a definitive agreement related to such Competing WholeCo Proposal.

If the Company terminates the Stock Purchase Agreement pursuant to clause (ii)(D) or clause (b) of the preceding paragraph, the Company will be entitled to receive from Purchaser a reverse termination fee of $168 million. The Company will be required to pay Purchaser a termination fee of $27 million if the Stock Purchase Agreement is terminated (i) by the Company in order to enter into a definitive agreement for a Competing WholeCo Proposal, (ii) by Purchaser, if, prior to the receipt of approval by the Company’s shareholders, the Company’s board of directors changes its recommendation in favor of the Transaction or (iii) by Purchaser, if (x) a competing proposal to acquire 50% or more of the Company’s ordinary shares has been publicly made and not withdrawn by two business days before the Company’s shareholder meeting to consider the Transaction, (y) the Stock Purchase Agreement is subsequently terminated due to the Company’s shareholders failing to approve the Transaction at the Company’s shareholder meeting to consider the Transaction and (z) the Company enters into a definitive agreement with respect to an acquisition of 50% or more of the Company’s ordinary shares in the 12 months following the termination of the Stock Purchase Agreement. The Company will be required to reimburse Purchaser’s out-of-pocket expenses up to $8.5 million if the Stock Purchase Agreement is terminated due to the Company’s shareholders failing to approve the Transaction.

The Stock Purchase Agreement contains customary representations, warranties and covenants by each party that are subject, in some cases, to specified exceptions and qualifications contained in the Stock Purchase Agreement.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Stock Purchase Agreement has been included to provide the Company’s shareholders with information regarding its terms. It is not intended to provide any other information about the Company, Purchaser or their respective subsidiaries and affiliates. The Stock Purchase Agreement contains representations and warranties by each of the Company and Purchaser. These representations and warranties were made solely for the benefit of the parties to the Stock Purchase Agreement and (i) may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts; (ii) may have been qualified in the Stock Purchase Agreement by confidential disclosure schedules that were delivered to the other party in connection with the signing of the Stock Purchase Agreement, which disclosure schedules may contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Stock Purchase Agreement; (iii) may be subject to a

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contractual standard of materiality applicable to the parties that differs from what a shareholder may view as material; and (iv) may have been made only as of the date of the Stock Purchase Agreement or as of another date or dates as may be specified in the Stock Purchase Agreement, and information concerning the subject matter of the representations and warranties may change after the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures, if at all. Accordingly, shareholders of the Company should not rely upon the representations and warranties contained in the Stock Purchase Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Purchaser or their respective subsidiaries and affiliates.

Item 8.01	Other Events

Purchaser Financing

Purchaser has obtained equity and debt financing commitments for the purpose of financing the transactions contemplated by the Stock Purchase Agreement and paying related fees and expenses. Certain funds affiliated with Advent have committed to capitalize Purchaser, immediately prior to the Closing, with an aggregate equity contribution of up to $989 million subject to the terms and conditions set forth in an equity commitment letter.

Purchaser has also obtained commitments for debt financing in an aggregate principal amount of $1.6 billion of term loans and up to $350 million of revolving loan commitments on the terms set forth in a debt commitment letter. The obligations of the lenders to provide debt financing under the debt commitment letter are subject to customary conditions.

Limited Guarantee

Concurrently with the execution of the Stock Purchase Agreement, certain funds affiliated with Advent entered into a limited guarantee with the Company, pursuant to which they agreed to guarantee Purchaser’s obligations to pay, if due, the Purchaser Termination Fee and certain other specified payments under the Stock Purchase Agreement, subject to the terms and conditions set forth in the limited guarantee.

Press Release

On November 1, 2020, the Company issued a press release announcing the execution of the Stock Purchase Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 hereto and is incorporated by reference herein.

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Forward-Looking Statements

This communication includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements include those set forth above relating to the Transaction, as well as those that may be identified by words such as “will,” “intend,” “expect,” “anticipate,” “should,” “could” and similar expressions. These statements are subject to risks and uncertainties, and actual results and events could differ materially from what presently is expected. Factors leading thereto may include, without limitation, the risks related to the COVID-19 pandemic on the global economy and financial markets, the uncertainties relating to the impact of the COVID-19 pandemic on Nielsen’s business, the timing, receipt and terms and conditions of any required governmental or regulatory approvals of the Transaction that could reduce the anticipated benefits of or cause the parties to abandon the Transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the Stock Purchase Agreement, the possibility that Nielsen shareholders may not approve the Transaction, the risk that the parties to the Stock Purchase Agreement may not be able to satisfy the conditions to the Transaction in a timely manner or at all, risks related to the disruption of management time from ongoing business operations due to the Transaction, the risk that any announcements relating to the Transaction could have adverse effects on the market price of Nielsen’s ordinary shares, the risk of any unexpected costs or expenses resulting from the Transaction, the risk of any litigation relating to the Transaction, the risk that the Transaction and its announcement could have an adverse effect on the ability of Nielsen to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees and other business relationships and on its operating results and business generally, the risk that the pending Transaction could distract management of Nielsen, conditions in the markets Nielsen is engaged in, behavior of customers, suppliers and competitors, technological developments, as well as legal and regulatory rules affecting Nielsen’s business and other specific risk factors that are outlined in Nielsen’s disclosure filings and materials, which you can find on http://www.nielsen.com/investors, such as its 10-K, 10-Q and 8-K reports that have been filed with the Securities and Exchange Commission. Please consult these documents for a more complete understanding of these risks and uncertainties. This list of factors is not intended to be exhaustive. Such forward-looking statements speak only as of the date of this communication, and Nielsen assumes no obligation to update any written or oral forward-looking statement made by Nielsen or on its behalf as a result of new information, future events or other factors, except as required by law.

Additional Information and Where to Find It

This communication relates to the Transaction involving Nielsen. In connection with the Transaction, Nielsen will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including Nielsen’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that Nielsen may file with the SEC and send to its shareholders in connection with the proposed transaction. The transaction will be submitted to Nielsen’s shareholders for their consideration. Before making any voting decision, Nielsen’s shareholders are urged to read all relevant documents filed or to be filed with the SEC, including the Proxy Statement, as well as any amendments or supplements to those documents, when they become available because they will contain important information about the proposed transaction.

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Nielsen’s shareholders will be able to obtain a free copy of the proxy statement, as well as other filings containing information about Nielsen, without charge, at the SEC’s website (www.sec.gov). Copies of the Proxy Statement and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Nielsen Holdings plc, 85 Broad Street, New York, NY 10004, Attention: Corporate Secretary; telephone (646) 654-5000, or from Nielsen’s website, www.nielsen.com.

Participants in the Solicitation

Nielsen and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the Transaction. Information regarding Nielsen’s directors and executive officers is available in Nielsen’s definitive proxy statement for its 2020 annual meeting, which was filed with the SEC on April 1, 2020, and Nielsen’s Current Report on Form 8-K, which was filed with the SEC on April 30, 2020. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the Transaction when they become available. Free copies of this document and such other materials may be obtained as described in the preceding paragraph.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit Description

Exhibit 2.1	Stock Purchase Agreement by and among Nielsen Holdings plc, Indy US Bidco, LLC and Indy Dutch Bidco B.V., dated as of October 31, 2020.*

Exhibit 99.1	Press Release of Nielsen Holdings plc, dated as of November 1, 2020.

Exhibit 99.2	Communications by Nielsen Holdings plc on Twitter and LinkedIn, dated as of November 1, 2020.

Exhibit 99.3	All Associates Update, dated November 1, 2020.

Exhibit 99.4	Media Internal Talking Points and FAQs, dated November 1, 2020.

Exhibit 99.5	Connect Internal Talking Points and FAQs, dated November 1, 2020.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or similar attachment will be furnished to the Securities and Exchange Commission on request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2020

NIELSEN HOLDINGS PLC

By:	/s/ Emily Epstein
Name:	Emily Epstein
Title:	Secretary

Exhibit 2.1

STOCK PURCHASE AGREEMENT

BY AND AMONG

NIELSEN HOLDINGS PLC,

INDY US BIDCO, LLC

AND

INDY DUTCH BIDCO B.V.

Dated as of October 31, 2020

- i -

- ii -

EXHIBITS

Exhibit A	Closing Structure
Exhibit B	Form of Transition Services Agreement
Exhibit C	Form of IP Matters Agreement
Exhibit D	Form of Trademark License Agreement

- iii -

Exhibit E	Form of Master Services Agreement
Exhibit F	Form of Reseller Agreement
Exhibit G	Warrant Term Sheet

- iv -

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of October 31, 2020, is by and between Nielsen Holdings plc, a public limited company formed under the laws of England and Wales with registration number 09422989, whose registered office is at Nielsen House, John Smith Drive, Oxford, OX4 2WB (“Seller”), Indy US Bidco, LLC, a Delaware limited liability company (“US Purchaser”), and Indy Dutch Bidco B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) with corporate seat in Amsterdam, the Netherlands, and its address at Herengracht 450 (1017CA) Amsterdam, the Netherlands, with trade register number 861761376, (“Dutch Purchaser”) (US Purchaser and Dutch Purchaser are each a “Purchaser” and are together referred to herein as “Purchaser”) (Purchaser together with Seller, each a “Party”).

WHEREAS, Seller and certain of its Subsidiaries are engaged in, among other things, the Business;

WHEREAS, prior to the Closing, Seller and its Subsidiaries will take certain actions as set forth on Exhibit A (as the same may be amended in accordance with this Agreement) to implement the Closing Structure;

WHEREAS, on the terms and subject to the conditions set forth herein, Seller shall, and shall cause the other Seller Entities to, sell, assign, transfer and convey to Purchaser, and Purchaser shall purchase and acquire from Seller and the other Seller Entities, directly or indirectly, all of their right, title and interest in and to the Purchased Company Shares, in each case, free and clear of all Liens (other than any restrictions on transfer imposed by federal, state, foreign or local securities laws and other than any Liens imposed by Purchaser (“Permitted Share Liens”)) (together with the other transactions contemplated hereby, the “Transaction”);

WHEREAS, the Board of Directors of Seller (the “Seller Board”) has (a) determined in good faith that the transactions contemplated by this Agreement and the other Transaction Documents, including the Transaction, would be most likely to promote the success of Seller for the benefit of its shareholders as a whole, (b) approved the execution, delivery and performance of this Agreement, the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, including the Transaction, (c) subject to Section 5.5, resolved to recommend that the holders of Seller Ordinary Shares vote in favor of the Transaction and (d) directed that the Transaction be submitted for approval by the holders of Seller Ordinary Shares at a meeting thereof;

WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to Seller’s willingness to enter into this Agreement, the Purchaser Sponsors have duly executed and delivered to Seller a limited guarantee, dated as of the date hereof, in favor of Seller, pursuant to which the Purchaser Sponsors are guaranteeing certain obligations of Purchaser in connection with this Agreement (the “Guarantee”); and

WHEREAS, simultaneously with the Closing under this Agreement, Seller, Purchaser and certain of their respective Affiliates desire to enter into certain other agreements in connection with the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, on the terms and subject to the conditions of this Agreement, the Parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used herein, the following terms have the meanings set forth below:

“Actual Fraud” means, of a Party, an intentional and willful act, omission or misrepresentation in the making of any representation or warranty set forth in Article III or Article IV by such Party (or in the related certificates delivered pursuant to Section 7.2(c) or Section 7.3(c)) that constitutes actual common law fraud (and not constructive fraud or negligent misrepresentation).

“Adjusted Current Assets” means the sum of the amounts for the specified current asset line items shown on the Sample Closing Statement for the Business, in each case determined as of the Adjustment Time in accordance with the Transaction Accounting Principles.

“Adjusted Current Liabilities” means the sum of the amounts for the specified current liability line items shown on the Sample Closing Statement for the Business, in each case determined as of the Adjustment Time in accordance with the Transaction Accounting Principles.

“Adjustment Amount” means an amount (which may be a positive or negative amount or zero) equal to (a) in the event Working Capital is greater than the Working Capital Excess Target, then (i) Working Capital minus (ii) the Working Capital Excess Target, (b) in the event Working Capital is less than the Working Capital Deficit Target, then (i) Working Capital minus (ii) the Working Capital Deficit Target, and (c) in the event Working Capital is less than or equal to the Working Capital Excess Target but greater than or equal to the Working Capital Deficit Target, then $0.

“Adjustment Time” means 11:59 p.m. (Eastern Time) on the Business Day immediately preceding the Closing Date.

“Affiliates” means, as to any Person, any other Person which, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise; provided, however, that after the Closing, (a) none of Seller or its Subsidiaries shall be deemed Affiliates of Purchaser or the Purchased Companies, (b) none of Purchaser or the Purchased Companies shall be deemed Affiliates of Seller or its Subsidiaries and (c) the Purchased Companies shall be deemed Affiliates of Purchaser.

“Anti-Corruption Laws” means laws, regulations or orders of any Governmental Entity relating to anti-bribery or anti-corruption, including laws that prohibit the corrupt payment, offer, promise, or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any government official, commercial entity, or any other Person to obtain an improper business advantage, such as the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010 and all national and international laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions.

“Anti-Money Laundering Laws” means laws, regulations or rules relating to money laundering, such as the U.S. Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, the U.S. Currency and Foreign Transaction Reporting Act of 1970, the U.S. Money Laundering Control Act of 1986, Directive (EU) 2018/843 of the European Parliament and of the Council of 30 May 2018 amending Directive (EU) 2015/849 (“AML 5”) and all national and international laws enacted to implement AML 5, the Luxembourg Law of 12 November 2004 on the fight against money laundering and terrorist financing, as amended, the UK Proceeds of Crime Act 2002, the UK Terrorism Act 2000, and all money laundering-related laws of other jurisdictions where Seller and its Subsidiaries conduct the Business, in each case issued, administered or enforced by any Governmental Entity.

“Applicable Exchange Rate” means, with respect to a given day, the exchange rate between the applicable local currency and Dollars as observed by Bloomberg at 9:00 a.m. (Eastern Time) on such day.

“Approval” means any approval, authorization, or consent of, filing with, notification to or granting or issuance of any license, order, waiver or permit by, any third party or Governmental Entity.

“Business” means the business of providing a range of global retail measurement, data, analytics, and market intelligence products and services to customers regarding consumer products, consumer product markets worldwide and consumers of said products, as conducted by Seller and its Subsidiaries and/or the Purchased Companies as of the date hereof and including the provision of the Products, subject to the evolution of the Business in the period between the date hereof and the Closing in compliance with this Agreement.

“Business Contract” means any Contract (a) to which any of the Purchased Companies is a party or by which any of their respective business properties or assets is bound or (b) to which any Seller or any of its Subsidiaries (other than the Purchased Companies) is bound with respect to the Business.

“Business Data” means all (a) databases, compilations, books, records, files, and other data, including retail measurements, consumer panels, product descriptors, classifications, features, and identifiers, orders, sales, transactions, inventories, purchasing, preference and consumption data, market segmentation, performance and channel data, and supplier, vendor, distributor and customer lists and market research and studies, (b) data that is utilized in connection with, incorporated into, or otherwise relied upon in the creation or distribution of any Product and (c) Personal Data, in each case clause (a)-(c), owned or purported to be owned by the Purchased Companies or the Business and whether in hard copy or electronic or other format, and whether or not de-identified, aggregated, anonymized, compiled or structured.

“Business Day” means any day, other than a Saturday, Sunday, or day on which commercial banks are required by Law or authorized to be closed in New York, New York or London, United Kingdom.

“Business Employee” means each employee set forth on Section 1.1(a) of the Seller Disclosure Schedules (which shall include for each Business Employee, worksite, current job title, original date of hire and the fully-burdened costs associated with such Business Employee (including annual base salary or hourly wage rate, bonus and other incentive compensation, and benefit load cost)), which schedule may be updated through the Closing Date to reflect (i) new hires and terminations that comply with the constraints set forth in Section 5.2(b)(B) and (ii) internal transfers between Seller and its Subsidiaries (other than the Purchased Companies), on the one hand, and the Purchased Companies, on the other hand, to which Purchaser has previously consented in writing (such consent not to be unreasonably withheld, conditioned or delayed).

“Business Intellectual Property” means the Intellectual Property Rights owned or purported to be owned by the Purchased Companies as of the date hereof, including any Intellectual Property Rights in or to the Business Data; provided, that Business Intellectual Property shall not include the Seller Names or any Intellectual Property Rights with respect thereto.

“Business Joint Venture” means each material joint venture, partnership or other similar agreement involving equity co-investment between any Purchased Company, on the one hand, and any third party (other than a Purchased Company), on the other hand, each of which is set forth on Section 1.1(b) of the Seller Disclosure Schedules.

“Business Material Adverse Effect” means, with respect to the Business, any change, effect, event, occurrence, fact, condition, circumstance or development (each, an “Effect”), whether individually or in the aggregate with other Effects, that has had, or would reasonably be expected to have, a material adverse effect on (x) the business, results of operations or financial condition of the Business or the Purchased Companies, taken as a whole or (y) the ability of Seller to consummate the Transaction by the Outside Date, excluding, however, for purposes of the preceding clause (x): any Effect to the extent arising from, relating to or resulting from (a) general, business, regulatory or other conditions in the industries in which the Business operates, including competition in any of the geographic areas in which the Business operates, (b) any changes or developments in domestic, foreign or global markets or domestic, foreign or global economic conditions generally, including (i) any changes or developments in or affecting domestic or any foreign securities, equity, credit or financial markets or (ii) any changes or developments in or affecting domestic or any foreign interest or exchange rates, (c) changes in GAAP or other applicable accounting standards or in any interpretation or enforcement thereof, (d) changes in Law or any interpretation or enforcement thereof, (e) changes in domestic, foreign or global political conditions, (f) any act of civil unrest, civil disobedience, riots, looting, war, terrorism, cyberterrorism, military activity, sabotage or cybercrime, including an outbreak or escalation of hostilities involving the United States or any other Governmental Entity or the declaration by the United States or any other Governmental Entity of a national emergency or war, or any worsening of any such conditions threatened or existing on the date of this Agreement, (g) any conditions resulting from epidemics and pandemics (including the COVID-19 pandemic), weather conditions, natural or manmade disasters or other acts of God (including storms, earthquakes, tornados, floods or other natural disasters), (h) the execution, delivery and performance of this Agreement or any other Transaction Document or the public announcement, pendency or consummation of the Transaction or the other transactions contemplated hereby (including the impact thereof on the relationships, contractual or otherwise, of the Business with employees, labor unions, works councils, financing sources, customers, suppliers, partners or other persons), provided, that this clause (h) shall not apply to the Effects arising from, relating to or resulting from any breach of the representations and warranties set forth in Section 3.4 to the extent that such representations and warranties address the execution, delivery and performance of this Agreement or any other Transaction Document, or the public announcement of the Transaction, and shall not apply with respect to compliance with the covenants contained in Section 5.2(a) (except for actions taken at the express direction of Purchaser), (i) the identity of Purchaser or any of its Affiliates as the acquiror of the Business, (j) any matter set forth in the Seller Disclosure Schedules with respect to the representations and warranties in Article III, (k) the failure of Seller, the other Seller Entities, the Purchased Companies or the Business to meet any internal, Purchaser, analyst, published or other external projections, guidance, budgets, forecasts or estimates for any period (provided that the underlying causes thereof may be considered in determining whether a Business Material Adverse Effect has occurred if not otherwise excluded hereunder) and (l) compliance with the terms of this Agreement, or the taking or omission of any action required by this Agreement or consented to or requested by Purchaser in writing; provided, that this clause (l) shall not apply to the Effects arising from, relating to or resulting from any breach to the representations and warranties set forth in Section 3.4 to the extent that such representations and warranties address the compliance with the terms of this Agreement, and shall not apply with respect to compliance with the covenants contained in Section 5.2(a) (except for actions taken at the express direction of the Purchaser); except with respect to clauses (a), (b) (c), (d), (e), (f) and (g), to the extent that such impact is, or is reasonably expected to be, disproportionately adverse to the Business, taken as a whole, relative to similarly situated businesses in the industry or industries in which the Business operates (in which case the incremental disproportionate impact (to the extent not otherwise excluded by the definition of Business Material Adverse Effect or otherwise attributable to the COVID-19 pandemic) may be taken into account in determining whether there has been a Business Material Adverse Effect).

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116-136) and any administrative or other guidance published with respect thereto by any Governmental Entity, or any other Law intended to address the consequences of COVID-19, including the Health and Economic Recovery Omnibus Emergency Solutions Act (H.R.6800) and the Health, Economic Assistance, Liability Protection and Schools Act (S4318, S4317, S4319, S4320, S4321, S4322, S4323, S4324).

“Cash Amounts” means, of any Person and as of any time, all cash, cash equivalents, cash in transit, bank deposits, investment accounts, certificates of deposit, marketable securities, short-term deposits and other similar cash items of such Person, in each case to the extent such items constitute cash and cash equivalents in accordance with GAAP and determined in accordance with GAAP.

“Closing Cash Adjustment Amount” means the sum of the following (but not to exceed $50,000,000):

a.

the amount (which may be positive of negative) equal to the MCNP Cash, determined as of the Adjustment Time and in accordance with the Transaction Accounting Principles, minus (ii) the MCNP Minimum Cash Amount; provided, that if the result of such calculation is a positive amount, the amount of the MCNP Cash which is in excess of the MCNP Minimum Cash Amount shall be reduced by an amount equal to (i) 7% multiplied by (ii) such excess amount;

b.

the amount (which may be positive or negative) equal to (i) the US Cash, determined as of the Adjustment Time and in accordance with the Transaction Accounting Principles, minus (ii) the US Minimum Cash Amount; and

c.

the amount (which may either be $0 or negative) equal to the cumulative amount for all countries in which Seller does not have multi-currency notional pooling capacities determined by taking (i) the Non-MCNP Cash for each such country, determined as of the Adjustment Time and in accordance with the Transaction Accounting Principles, minus (ii) the Non-MCNP Minimum Cash Amount for each such country; provided, that the result of such calculation for each such country shall not be greater than $0.

“Closing Indebtedness” means the Indebtedness of the Purchased Companies as of the Adjustment Time and determined in accordance with the Transaction Accounting Principles.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collective Bargaining Agreement” means any collective bargaining agreement or other Contract with any Union.

“Competing Business Proposal” means any bona fide proposal or offer made by any Person or group of related Persons (other than Purchaser and its Affiliates) (a “Third Party Acquirer”) to purchase or otherwise acquire, directly or indirectly, in one transaction or a series of transactions, pursuant to a merger, consolidation, scheme of arrangement or other business combination, sale of shares of capital stock, sale of assets, tender offer, exchange offer or similar transaction, beneficial ownership (as defined under Section 13(d) of the Exchange Act) of any assets of Seller and its Subsidiaries that constitute a material portion of the assets of the Business (other than sales of inventory, products, services and equipment in the ordinary course of business). For the avoidance of doubt, neither a Permitted WholeCo Proposal nor a Competing WholeCo Proposal shall constitute a Competing Business Proposal.

“Competing Proposal” means any Competing Business Proposal or Competing WholeCo Proposal.

“Competing WholeCo Proposal” means any bona fide proposal or offer made by any Third Party Acquirer to purchase or otherwise acquire, directly or indirectly, in one transaction or a series of transactions, pursuant to a merger, consolidation, scheme of arrangement or other business combination, sale of shares of capital stock, sale of assets, tender offer, exchange offer or similar transaction, beneficial ownership (as defined under Section 13(d) of the Exchange Act) of more than twenty-five percent (25%) of any class of equity securities of Seller (unless such proposal or offer does not, and would not reasonably be expected to, materially delay or prohibit (including by imposing a consent right on the part of such Third Party Acquirer with respect to) the consummation of the Transaction as contemplated hereunder and, as a condition to Seller’s entry into a definitive agreement with respect to such proposal or offer, any such Third Party Acquirer agrees to vote, or cause to be voted, all Seller Ordinary Shares directly or indirectly beneficially owned by such Third Party Acquirer and its Affiliates in favor of the Transaction at the Seller Shareholders’ Meeting or any adjournment or any postponement thereof (a “Permitted WholeCo Proposal”)).

“Compliant” means, with respect to the information to be provided pursuant to Section 5.16(e)(i)(F)(iii), that:

a.

such information does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such information not misleading in light of the circumstances in which made; and

b.

the auditors of any financial statements contained in such information have not withdrawn their audit opinion with respect to such information (unless a new audit opinion is issued with respect to the financial statements of the Purchased Companies for the applicable periods by such auditors or another independent accounting firm reasonably acceptable to Purchaser).

“Connect Cash Pooling Agreement” means the form of cash pooling agreement for the Business substantially in the form provided to Purchaser on or prior to the date hereof.

“Contract” means any contract, note, bond, mortgage, indenture, deed of trust, license, lease, agreement, arrangement, commitment or other instrument or obligation that is legally binding, in each case other than a Permit or a Seller Benefit Plan, including all amendments and supplements thereto.

“Covered Contract” shall mean (a) all Contracts primarily with respect to an agreement to share or allocate Taxes, but, for the absence of doubt, not any Contracts entered into in the ordinary course of business with customers or employees and (b) all Contracts with respect to Taxes imposed by a Governmental Entity on Seller or any of its Subsidiaries (other than a Purchased Company), in each case, limited to Contracts entered into prior to Closing and excluding this Agreement and any Transaction Document (but not excluding, for the avoidance of doubt, any Restructuring Agreement).

“Covered Losses” means losses, Liabilities (excluding solely contingent Liabilities), fines, deficiencies, damages, payments, fees, Taxes, amounts paid in settlement, Judgment, encumbrances, assessments, penalties, costs (including costs of investigation, tax filing preparation, defense and enforcement) and claims of any kind (in each case, including those arising out of any Proceeding), and in each case including reasonable attorneys’, accountants’ and other advisors’ fees and disbursements (to the extent that any such fees and disbursements, are due and payable), whether or not involving a third-party claim. Without limiting the foregoing, Covered Losses in respect of any breach of, or inaccuracy in, the Seller Specified Representations may be determined by reference to the reduction in earnings of the Business to the extent directly attributable to the excess expense items resulting from such breach or inaccuracy.

“COVID-19” means the severe acute respiratory syndrome coronavirus 2 (SARS-CoV-2), the disease known as coronavirus disease 2019 (COVID-19) or any other virus or disease developing from or arising as a result of or that is similar to SARS-CoV-2 or COVID-19.

“CPG” means consumer packaged goods.

“Debt Financing Sources” means the entities that have committed to provide or arrange or otherwise have entered into agreements pursuant to the Debt Commitment Letter or in connection with all or any part of the Debt Financing described therein and/or, if applicable, the Best Efforts Bond Financing, or replacement debt financings, in connection with the transactions contemplated hereby, including the parties to any commitment letters, joinder agreements, indentures or credit agreements entered pursuant thereto or relating thereto.

“Employee Change of Control Payments” means all Transition Awards and all stay or retention bonuses, sale bonuses, transaction or similar bonuses, change of control payments, severance or termination payments, payments related to the cash out or other settlement of incentive equity or equity based awards, or other similar payments, that are created, accelerated, accrue or become payable by the Purchased Companies to, or in respect of, any current or former officer, director, employee, individual independent contractor or other individual service provider of any Purchased Company in connection with the consummation of the transactions contemplated hereby (including the employer’s share of payroll, employment, or other Taxes associated with such payments, including any payroll Taxes that have been deferred, without regard to any ability of the Purchased Companies to defer such Taxes under the CARES Act or other applicable Law), but excluding any severance that becomes due as a result of any action or inaction by Purchaser or any of its Affiliates occurring at or following the Closing; provided, however, that Employee Change of Control Payments shall not include any of the foregoing to the extent that they are included in Indebtedness or Adjusted Current Liabilities.

“Environmental Law” means any Law (a) relating to pollution or the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or any exposure to or release of, or the management of (including the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production or disposal of) any Hazardous Materials, (b) that regulates, imposes liability (including for enforcement, investigatory costs, cleanup, removal or response costs, natural resource damages, contribution, injunctive relief, personal injury or property damage) or establishes standards of care with respect to any of the foregoing or (c) relating to occupational health and safety.

“Environmental Permit” means any Permit required under any applicable Environmental Law.

“Equity Interests” means, with respect to any Person, (a) any capital stock, partnership or membership interest, units of equity participation or other similar interest (however designated) in such Person and (b) any option, warrant, purchase right, conversion right, exchange right or similar right which would entitle any other Person to acquire any such interest in such Person or otherwise entitle any other Person to share in the equity, profits, earnings, losses or gains of such Person (including stock appreciation, phantom stock, profit participation or other similar rights).

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

“GAAP” means generally accepted accounting principles in the United States, consistently applied.

“Global Reorganization Agreement” means that certain Global Reorganization Agreement, dated as of June 15, 2020, as amended on or prior to the date hereof and as may be further amended in accordance with Section 5.18, by and between Seller and Nielsen Spinco B.V.

“Global Trade Laws and Regulations” means the U.S. Export Administration Regulations; the U.S. International Traffic in Arms Regulations; the import laws administered by U.S. Customs and Border Protection; the economic sanctions rules and regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”); the anti-boycott laws and regulations administered by the U.S. Departments of Commerce and Treasury; European Union (“EU”) Council Regulations on export controls, including Nos. 428/2009 and 267/2012; other EU Council sanctions regulations, as implemented in EU Member States; sanctions regimes implemented under the UK Sanctions and Anti-Money Laundering Act 2018; Canadian sanctions policies; United Nations sanctions policies; and other similar economic and trade sanctions, export or import control laws.

“Governmental Entity” means any federal, state, local, or foreign government, any transnational governmental organization or any court of competent jurisdiction arbitral, administrative agency or commission or other governmental authority or instrumentality of any of the foregoing, domestic or foreign.

“Hazardous Materials” means all substances defined or regulated as hazardous, a pollutant or a contaminant under any Environmental Law, including any regulated pollutant or contaminant (including any constituent, raw material, product or by-product thereof), petroleum or natural gas hydrocarbons or any liquid or fraction thereof, asbestos or asbestos-containing material, polychlorinated biphenyls, any hazardous or solid waste, and any toxic, radioactive, infectious or hazardous substance, material or agent.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Income Tax” means any Tax that is imposed on or measured by net income or gains, including franchise Taxes and any other Tax treated as an income Tax within the meaning of Treasury Regulations Section 1.901-2.

“Indebtedness” means, with respect to any Person and as of any time, without duplication: (a) all obligations of such Person for borrowed money (other than trade payables arising in the ordinary course of business); (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations under leases that are or should be recorded as capital leases or finance leases in accordance with GAAP (for the avoidance of doubt, excluding obligations arising under operating leases or real property leases to the extent not required to be classified as capital lease or finance lease obligations in accordance with GAAP); (d) all reimbursement and other obligations of such Person under letters of credit, bank guarantees, bankers’ acceptances, performance bonds and other similar instruments, in each case solely to the extent funds have been drawn and are payable thereunder; (e) all obligations of such Person for the payment of deferred purchase price of property or services (including “earn-outs” and “seller notes” payable, whether contingent or otherwise, but excluding any trade payables arising in the ordinary course of business); (f) net obligations of such Person under any interest rate, currency, commodity or other similar swap, cap, option, forward or other similar hedging arrangement (which, for the avoidance of doubt, may be a positive or negative number); (g) long-term deferred revenue, (h) all guarantees of any obligations of any other Person of the type described in the foregoing clauses (a) through (g); (i) all obligations of such Person in respect of accrued and unpaid interest, prepayment fees or penalties, expenses, fees, penalties, costs, breakage amounts, and other similar items with respect to any obligations of the type described in the foregoing clauses (a) through (h); and (j) all obligations set forth on Section 1.1(c) of the Seller Disclosure Schedules; provided that Indebtedness shall not include (i) any intercompany obligations solely owing by a Purchased Company to another Purchased Company, (ii) the Swiss Note or (iii) except to the extent otherwise specifically set forth in Item 6 or Item 10 on Section 1.1(c) of the Seller Disclosure Schedules, any Taxes.

“Intellectual Property Rights” means any and all common law, statutory or other intellectual property rights anywhere in the world, whether registered or unregistered, and however denominated, including all rights associated with or arising from: (a) patents and similar or equivalent rights in inventions or designs (“Patents”); (b) trademarks, service marks, trade names, trade dress, logos and other source or business identifiers (“Marks”); (c) rights in domain names, uniform resource locators, social media identifiers and other names and locators associated with Internet addresses and sites (“Internet Properties”); (d) copyrights and any other similar rights in works of authorship (including Software as a work of authorship) (“Copyrights”); (e) trade secrets, industrial secret rights and rights in know-how and confidential or proprietary information, in each case that derive independent economic value from not being generally known (“Trade Secrets”); (f) database rights, including rights under the European Union Directive 96/9/EC and any other similar rights throughout the world, arising in aggregated data as such, regardless of whether such aggregated data is a creative work of authorship; (g) rights of privacy and publicity; and (h) other similar or equivalent intellectual property rights.

“Judgment” means any judgment, injunction, order, decree or similar ruling of any Governmental Entity.

“knowledge” means, (a) with respect to Seller, the actual knowledge of the individuals listed on Section 1.1(d) of the Seller Disclosure Schedules, and (b) with respect to Purchaser, the actual knowledge of Chris Egan, Chris Pike, James Peck, James Westra, Amir Memon and John DiCola.

“Law” means any federal, state, local and foreign laws, statutes, ordinances, rules, regulations, judgments, orders, injunctions, decrees, or agency requirements of Governmental Entities.

“Liabilities” means any and all debts, guarantees, liabilities, costs, expenses, interest and obligations, whether fixed, contingent or absolute, known or unknown, asserted or unasserted, matured or unmatured, accrued or not accrued, determined or determinable, secured or unsecured, disputed or undisputed, subordinated or unsubordinated, or otherwise.

“Lien” means any lien, mortgage, pledge, conditional or installment sale agreement, encumbrance, covenant, condition, restriction, charge, option, right of first refusal, adverse claim (or similar item under any applicable Law), easement, security interest, deed of trust, right-of-way, encroachment, occupancy right, community property interest or other restriction of any nature.

“Located” means physically located on the premises of the specified real property, including, as applicable, the Owned Real Property or the Transferred Leased Property.

“Look-back Date” means January 1, 2018.

“MCNP Cash” means Cash Amounts of the Purchased Companies located in countries for which Seller has multi-currency notional pooling capacities (which such countries do not include the United States of America, Algeria, Argentina, Lebanon, Nigeria and Venezuela for the avoidance of doubt).

“MCNP Minimum Cash Amount” means $15,000,000.

“Minority Equity Entities” means any Person (other than a direct or indirect Subsidiary of a Purchased Company) in which a Purchased Company owns Equity Interests, each of which is set forth on Section 1.1(e) of the Seller Disclosure Schedules.

“Minority Equity Interests” means the Equity Interests in the Minority Equity Entities that are owned by a Purchased Company as set forth on Section 1.1(f) of the Seller Disclosure Schedules.

“Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA.

“Non-MCNP Cash” means Cash Amounts of the Purchased Companies located in countries for which Seller does not have multi-currency notional pooling capacities (which such countries do not include the United States of America, Algeria, Argentina, Lebanon, Nigeria and Venezuela for the avoidance of doubt).

“Non-MCNP Minimum Cash Amount” means, with respect to any country, the minimum amount for such country listed on Section 1.1(g) of the Seller Disclosure Schedules.

“Open Source Software” means any Software that is distributed (a) as “free software” (as defined by the Free Software Foundation), (b) as “open source software” pursuant to any license identified as an “open source license” by the Open Source Initiative (www.opensource.org/licenses) or (c) under any similar licensing or distribution model as the Software described in the preceding clauses (a) or (b) (such license an “Open Source License”).

“Order” means any charge, order, writ, injunction, judgment, decree, ruling, determination, directive, award or settlement, whether civil, criminal or administrative.

“Organizational Documents” means, as applicable with respect to any specified Person, the certificate of incorporation, bylaws or equivalent governing documents of such Person, as amended, supplemented or otherwise modified through (and including) the date of this Agreement.

“Owned Real Property” means the owned real property listed in Section 1.1(h) of the Seller Disclosure Schedules.

“Owned Technology” means all Technology, including any Products that are Technology, with respect to which the Purchased Companies own or purport to own as of the date hereof, the Intellectual Property Rights embodied therein.

“Permits” means permits, approvals, authorizations, consents, licenses, certificates or similar rights issued by any Governmental Entity.

“Permitted Designee” shall mean (a) US Purchaser as a designee of Dutch Purchaser, (b) Dutch Purchaser as a designee of US Purchaser, and (c) any other Subsidiary of Purchaser organized in (i) the United States, (ii) the Netherlands or (iii) another jurisdiction; provided, that no designation of a Subsidiary of Purchaser organized in a jurisdiction other than the United States or the Netherlands shall result in the withholding or deduction of, or any requirement to withhold or deduct, any amount of Tax from amounts otherwise payable hereunder in excess of the amounts that otherwise would have been deducted or withheld had such designation not occurred, unless the amounts payable by Purchaser hereunder are increased to the extent necessary to ensure that, after all such required deductions or withholdings, Seller receives the amount it would have received had no such amounts been required to be withheld or deducted.

“Permitted Lien” means (a) any statutory Lien for Taxes that (i) are not yet due and payable or (ii) are being contested in good faith by appropriate proceedings and for which adequate reserves have been established by Seller in accordance with GAAP, (b) vendors’, mechanics’, materialmen’s, carriers’, workers’, landlords’, repairmen’s, warehousemen’s, construction and other similar Liens (i) with respect to Liabilities that are not yet delinquent, (ii) that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established by Seller in accordance with GAAP, or (iii) arising or incurred in the ordinary and usual course of business and which are not, individually or in the aggregate, material to the Business, and do not materially adversely affect the market value or continued use of the asset encumbered thereby, (c) Liens imposed or promulgated by applicable Law or any Governmental

Entity with respect to real property, including zoning, building or similar restrictions, but in each case only to the extent that Seller and its assets are materially in compliance with the same, (d) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation, in each case, as arising or incurred in the ordinary course of business, (e) utility easements, minor encroachments, rights of way, imperfections in title, charges, easements, rights of way, restrictions, declarations, covenants, conditions, defects and similar Liens, but not including any monetary Liens, that are imposed by any Governmental Entity having jurisdiction thereon or otherwise are typical for the applicable property type and locality as do not individually or in the aggregate materially interfere with the present occupancy or use or market value of the respective Owned Real Property or Transferred Leased Property or otherwise materially impair the business operations of the Business, (f) Liens to be, and which actually are, released at or prior to the Closing, (g) Liens that would not be material to the operation of the Business and (h) the Liens set forth on Section 1.1(i) of the Seller Disclosure Schedules.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Entity.

“Personal Data” means any data or information that is linked to the identity of or otherwise capable of identifying a particular individual, household, browser, or device and includes any such data constituting “personal data”, “personally identifiable information” or “personal information” or analogous term under any applicable Law.

“Post-Closing Tax Period” means any taxable period (or portion of a Straddle Period) beginning after the Closing Date.

“Pre-Closing Tax Period” means any taxable period (or portion of a Straddle Period) ending on or before the close of the Closing Date.

“Pre-Closing Excluded Tax Items” means, without duplication, (a) Shared Contract Purchaser Separation Taxes, (b) Liabilities for Taxes of Seller or any of its Affiliates (or any of the Purchased Companies) resulting from a Purchased Company’s failure to meet, at any time after the Closing, the requirements of the tax holiday ruling approved by the Geneva cantonal state council on December 5, 2020, (c) any amounts required to be paid to Seller under Section 6.10 and any Taxes for which Purchaser is responsible under Section 6.6 or Section 6.7 and (d) any Taxes arising from any action, omission, event or transactions taken or entered into by Purchaser or the Purchased Companies or any of their respective Affiliates occurring outside of the ordinary course of business on the Closing Date after the Closing (for the absence of doubt, other than the Transaction).

“Pre-Closing Included Tax Items” means, without duplication, all (a) Pre-Closing Taxes, (b) Restructuring Taxes for which a Purchased Company is liable by Law or Covered Contract, (c) Taxes for which a Purchased Company is liable by Law or Covered Contract arising as a result of the inclusion of taxable income in a Post-Closing Tax Period, which inclusion results from an adjustment pursuant to Section 481(b) of the Code (or a similar provision of state, local or non-U.S. Law) by reason of an accounting method change made by or with respect to a Purchased Company for a Pre-Closing Tax Period, but only to the extent (i) Seller or any of its Affiliates have received a cash payment in respect of such income prior to the Closing or (ii) a receivable in respect of the right to receive a cash payment in respect of such income is reflected as an asset in Working Capital, as finally determined pursuant to this Agreement, (d) Taxes imposed on a Purchased Company with respect to any Post-Closing Tax Period resulting from a breach of Section 3.16(o) (without giving effect to any materiality qualifier), and Taxes for which a Purchased Company is liable by Law or Covered Contract resulting from a breach by Seller of Section 5.2(b)(L), (e) Shared Contract Seller Separation Taxes, (f) Liabilities for Taxes of a Purchased Company resulting from a Purchased Company’s failure to meet, at any time prior to the Closing, the requirements of the tax holiday ruling approved by the Geneva cantonal state council on December 5, 2012, (g) an amount equal to the excess, if any, of the amount of any current Tax asset reflected in the determination of Working Capital, as finally determined pursuant to Section 2.5, over the amount of such current Tax asset available under applicable Tax Law or permitted to be actually utilized in the first Post-Closing Tax Period ending after the Closing or the immediately succeeding Post-Closing Tax Period determined on a “with and without” basis (provided that Purchaser shall use reasonable best efforts to make available and to utilize any such Tax asset), (h) Transfer Taxes for which a Purchased Company is liable by Law or Covered Contract as a result of the deconsolidation or degrouping of (as distinguished from the direct or indirect transfer of equity interests in) such Purchased Company with respect to a combined, consolidated, unitary or similar Transfer Tax group which includes Seller or any of its Subsidiaries (other than a Purchased Company) arising pursuant to the Transaction (limited in the case of this clause (h) to such Transfer Taxes imposed without regard to actions, events, transactions or omissions following the Closing), and (i) withholding Taxes imposed on accrued but unpaid royalties required to be disclosed under Section 3.16(y) (without giving effect to any materiality qualifier); in each case, other than any Pre-Closing Excluded Tax Items.

“Pre-Closing Taxes” means, without duplication, (a) any Taxes for which a Purchased Company is liable under Law or Covered Contract for or with respect to a Pre-Closing Tax Period including, in the case of any Straddle Period, as determined pursuant to Section 6.8, (b) Taxes of Seller or any of its Affiliates (including any Purchased Company) under Section 965 of the Code (including, for the avoidance of doubt, any Taxes for the Pre-Closing Tax Period under Section 965 payable after the Closing Date), calculated as of the close of the Closing Date or otherwise, (c) any Taxes of Seller or any of its Subsidiaries (other than the Purchased Companies) for which a Purchased Company is liable pursuant to (i) Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign Law) as a result of such Purchased Company having been a member of an affiliated, consolidated, combined, unitary, or similar Tax group or affiliation prior to the Closing or (ii) any Covered Contract, (d) any Taxes (other than Transfer Taxes or VAT) required to be withheld from any payment made by Purchaser to Seller pursuant to this Agreement (to the extent such Taxes are not actually withheld from any amount otherwise payable to Seller), including any such Taxes for which a Purchased Company may be secondarily liable, (e) all Taxes deferred pursuant to the CARES Act or IRS Notice 2020-65 or any analogous or similar provisions of state, local or non-U.S. Law; in each case, including any such Tax imposed on a Purchased Company as a transferee or successor as a result of any action, omission, event or transaction occurring prior to the Closing, and, in each case, other than any Pre-Closing Excluded Tax Items.

“Privacy Obligations” means all Laws, contractual obligations, consents, notices or industry regulatory standards related to privacy, data or information security, data protection, security incident or Personal Data breach reporting, direct marketing (including electronic marketing and telemarketing) or the Processing of Personal Data, in each case, as and to the extent applicable to the Purchased Companies, the Products or otherwise to the operation of the Business.

“Proceeding” means any action, suit, claim, hearing, arbitration, mediation, investigation, litigation, audit or other proceeding, in each case, by or before any Governmental Entity.

“Process” or “Processing” (and any other derivations thereof) means any operation or set of operations which is performed on data including the receipt, access, acquisition, collection, recording, organization, structuring, adaptation, alteration, compilation, use, storage, processing, safeguarding, securing, disposal, restriction, erasure, destruction, disclosure, making available or transfer of Personal Data.

“Products” or “Product” means, collectively or individually, global retail measurement, data analytics and market intelligence services and products provided by Seller or any Subsidiary of Seller (including any Seller Entity or Purchased Company) within the product and service groups set forth in Section 1.1(j) of the Seller Disclosure Schedules, which constitute the “Connect” segment of Seller, but, in each case, excluding any products or services set forth on Section 1.1(k) of the Seller Disclosure Schedules.

“Purchased Companies” means the Target Entities and all Subsidiaries thereof as of the Closing.

“Purchased Company Shares” means (a) the Target Entity Shares, (b) the Subsidiary Equity Interests owned directly or indirectly by the Target Entities and (c) the Minority Equity Interests.

“Purchaser Disclosure Schedules” means those certain Purchaser Disclosure Schedules dated as of the date of this Agreement, provided by Purchaser to Seller.

“Purchaser R&W Insurance Policy” means the buyer-side representation and warranty insurance policy, as may be amended from time to time in accordance with this Agreement, to be issued to Purchaser or an Affiliate thereof with respect to this Agreement and the Transaction.

“Real Property Leases” means leases and subleases from a third party to any Purchased Company as lessee listed on Section 1.1(l) of the Seller Disclosure Schedules.

“Registered Intellectual Property” means all United States, international or foreign (a) Patents and Patent applications (including provisional applications, divisionals, reissues, reexaminations, continuations, extensions, and continuations-in-part); (b) registered Marks and applications to register Marks; (c) registered Copyrights and applications for Copyright registration; (d) registered Internet Properties; (e) database registrations and any applications therefor; and (f) any other Intellectual Property Rights that are subject to any filing or recording with any national, state, provincial, federal, government or other public or quasi-public legal authority or Intellectual Property Rights registry.

“Regulatory Approvals” means all Approvals from antitrust and other Governmental Entities that are required under applicable Law (including Antitrust Laws) to permit the consummation of the Transaction.

“Representatives” means, with respect to any Person, the Affiliates, officers, directors, employees, accountants, consultants, legal counsel, investment bankers, advisors, representatives and authorized agents of such Person.

“Restricted Country” means any country or geographic region subject to comprehensive economic sanctions administered by OFAC, which as of the date of this Agreement includes: Crimea, Cuba, Iran, North Korea and Syria.

“Restricted Party” means (a) any Person included on one or more of the Restricted Party Lists, (b) any Person owned by or acting on behalf of a Person included on one or more of the Restricted Party Lists or (c) a person ordinarily resident in or an entity that is located in or organized under the laws of a Restricted Country.

“Restricted Party Lists” means the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, and the Sectoral Sanctions Identifications List, all administered by OFAC; the U.S. Denied Persons List, the U.S. Entity List, and the U.S. Unverified List, all administered by the U.S. Department of Commerce; and the consolidated list of Persons subject to EU Financial Sanctions, as implemented by the EU Common Foreign & Security Policy.

“Restructuring Agreements” means the Global Reorganization Agreement and the other agreements that implement the Restructuring or any transactions contemplated by the Global Reorganization Agreement. None of the Restructuring Agreements shall be amended or terminated after the date hereof except in accordance with Section 5.18.

“Restructuring Taxes” means all Taxes (including, for the avoidance of doubt, any Income Taxes) imposed on the Restructuring or any Restructuring Agreement or the transactions contemplated by Section 5.14(c)(i) (excluding any such Taxes imposed on the transactions contemplated by Section 2.7 or Section 5.21).

“Retained Business” means all businesses and operations of Seller and its Subsidiaries other than the Business.

“Retained Business Assets” means the specifically identified assets of the Section 5.21 Purchased Company to the extent related to the Retained Business, as set forth in Section 5.21(a) of the Seller Disclosure Schedules.

“Section 338(h)(10) Eligible Purchased Companies” means the Purchased Companies that are set forth on Section 1.1(t) of the Seller Disclosure Schedules.

“Section 5.21 Purchased Company” has the meaning set forth in Section 5.21(a) of the Seller Disclosure Schedules.

“Security Breach” means any act or omission that compromises the security, integrity, availability or confidentiality of the Systems (and any information stored thereon), Personal Data or Sensitive Data in a material respect, including any reportable incident involving Personal Data pursuant to any Privacy Obligation.

“Seller Benefit Plan” means each compensatory or employee benefit plan, program, policy, agreement or arrangement, including each “employee benefit plan” as that term is defined in Section 3(3) of ERISA, and each pension, retirement, profit-sharing, deferred compensation, stock option, change in control, retention, equity or equity-based compensation, stock purchase, employee stock ownership, severance pay, vacation, bonus or other incentive, medical, retiree medical, vision, dental, health, life insurance or other welfare plan, program, policy, agreement or arrangement, and each employment, independent contractor or consulting agreement or arrangement (including each offer letter), and each other material employee benefit plan or fringe benefit plan, in each case, whether oral or written, funded or unfunded, or insured or self-insured, (i) that is maintained by Seller or any of its Subsidiaries or any of their respective ERISA Affiliates for the benefit of any Business Employee or current or former employee, officer or director of a Purchased Company, or (ii) to which a Purchased Company contributes or is obligated to contribute or would reasonably be expected to have any Liability (including after the Restructuring), other than a Multiemployer Plan and other than any plan or program maintained by a Governmental Entity to which Seller or any of its Affiliates contributes pursuant to applicable Law or requiring the mandatory payment of social insurance charges or Taxes or similar contributions to a governmental fund with respect to the wages of an employee or plans or programs mandated by applicable Law.

“Seller Credit Agreement” means that certain Sixth Amended and Restated Credit Agreement, dated as of July 21, 2020, among Nielsen Finance LLC, TNC (US) Holdings Inc., Nielsen Holding and Finance B.V., the guarantors from time to time party thereto, the lenders from time to time party thereto and Citibank, N.A., as administrative agent, as amended, amended and restated, modified or otherwise supplemented from time to time.

“Seller Debt Facilities” means (i) the Seller Credit Agreement, (ii) the Seller Term Loan Credit Agreement, (iii) that certain Indenture, dated as of September 27, 2013, among, The Nielsen Company (Luxembourg) S.AR.L., the guarantors from time to time party thereto and Deutsche Bank Trust Company Americas, as trustee, relating to the 5.500% Senior Notes due 2021, (iv) that certain Indenture, dated as of April 11, 2014, among Nielsen Finance LLC, Nielsen Finance Co., the guarantors from time to time party thereto and Delaware Trust Company (formerly known as Law debenture Trust Company of New York), as trustee, relating to the 5.000% Senior Notes due 2022, (v) that certain Indenture, dated as of January 31, 2017, among The Nielsen Company (Luxembourg) S.AR.L., the guarantors from time to time party thereto and Deutsche Bank Trust Company Americas, as trustee, relating to the 5.000% Senior Notes due 2025, (vi) that certain Indenture, dated as of September 24, 2020, among Nielsen Finance LLC, Nielsen Finance Co., the guarantors from time to time party thereto and Deutsche Bank Trust Company Americas, as trustee, relating to the 5.625% Senior Notes due 2028, and (vii) that certain Indenture, dated as of September 24, 2020, among Nielsen Finance LLC, Nielsen Finance Co., the guarantors from time to time party thereto and Deutsche Bank Trust Company Americas, as trustee, relating to the 5.875% Senior Notes due 2030(the foregoing clauses (iii) through (vii), as amended, supplemented or otherwise modified from time to time, the “Seller Indentures”).

“Seller Disclosure Schedules” means those certain Seller Disclosure Schedules dated as of the date of this Agreement, provided by Seller to Purchaser.

“Seller Entities” means Seller and all of its Subsidiaries that transfer any Target Entity Shares or the Swiss Note pursuant to this Agreement, including the entities listed on Section 1.1(m) of the Seller Disclosure Schedules.

“Seller Fundamental Representations” means those representations and warranties of Seller set forth in Section 3.1 (Organization, Standing and Power), Section 3.2 (Purchased Companies), Section 3.3 (Authority; Execution and Delivery; Enforceability), Section 3.8 (Sufficiency of Assets) and Section 3.21 (Finders or Brokers).

“Seller Ordinary Shares” means the ordinary shares, €0.07 nominal value per share, of Seller.

“Seller Resolutions” means such shareholder resolutions of Seller as are necessary to approve the Transaction.

“Seller Shareholder Approval” means the approval of the Seller Resolutions by Seller’s shareholders at the Seller Shareholders’ Meeting by a majority of the Seller Ordinary Shares present (in person or by proxy) and voting.

“Seller Shareholders’ Meeting” means the meeting of Seller’s shareholders for the purpose of considering, and if thought fit, approving the Seller Resolutions, and any adjournments or postponements thereof.

“Seller Specified Representations” means the representations and warranties of Seller set forth in Section 3.6(e) and Section 3.6(f).

“Seller Term Loan Credit Agreement” means that certain Credit Agreement, dated as of June 4, 2020, among Nielsen Finance LLC and Nielsen Holding and Finance B.V., the guarantors from time to time party thereto, the lenders from time to time party thereto and Citibank, N.A., as administrative agent, as amended, amended and restated, modified or otherwise supplemented from time to time.

“Sensitive Data” means (a) all Personal Data that is subject to a Privacy Obligation, (b) other data that constitutes a Trade Secret (including any material confidential Business Data or other material confidential information) included in the Business Intellectual Property, (c) any other data that any Purchased Company is under a legal or contractual obligation to protect.

“Shared Claim” means any Third Party claim that relates to both (a) the Business or the Purchased Companies and (b) the Retained Business, Seller or its Subsidiaries (other than the Purchased Companies) (but not any Tax Claim).

“Shared Contract Purchaser Separation Taxes” means, with respect to a Shared Contract held by Seller or any of its Affiliates after the Closing, Taxes for which Seller or any of its Affiliates (other than a Purchased Company) is liable by Law in respect of (i) the acquisition, sale, transfer or conveyance of the portion of such Shared Contract relating to the Business, (ii) the ownership of or other rights in the portion of such Shared Contract relating to the Business, and (iii) Taxes for which Purchaser is responsible under Section 2.7.

“Shared Contract Seller Separation Taxes” means, with respect to a Shared Contract held by a Purchased Company after the Closing, Taxes for which a Purchased Company is liable by Law in respect of (i) the acquisition, sale, transfer or conveyance of the portion of such Shared Contract relating to the Retained Business, (ii) the ownership of or other rights in the portion of such Shared Contract relating to the Retained Business, and (iii) Taxes for which Seller is responsible under Section 2.7.

“Software” means computer software, applications and code, including firmware, data files, databases, APIs, interfaces, whether in object code, source code or in any other form, together with related manuals, specifications and other documentation.

“Specified Exchange Rates” means (i) with respect to any currency other than U.S. dollars (USD), Venezuelan bolívar (VEF) and Argentine pesos (ARS), the rate of exchange into U.S. dollars applicable to such currency as set forth on Section 1.1(n) of the Seller Disclosure Schedules, and (ii) with respect to Venezuelan bolívar (VEF) and Argentine pesos (ARS), the spot rate of exchange into U.S. dollars (USD) applicable to such currency as is quoted by Reuters as of the time of measurement.

“Specified Proceeding” has the meaning set forth on Section 1.1(p) of the Seller Disclosure Schedules.

“Specified Purchased Companies” means the Purchased Companies that are set forth on Section 1.1(o) of the Seller Disclosure Schedules.

“Specified Tax Settlements” has the meaning set forth on Section 1.1(q) of the Seller Disclosure Schedules.

“Subsidiaries” of any Person means any corporation, partnership, association, trust or other form of legal entity of which (i) fifty percent (50%) or more of the voting power of the outstanding voting securities are directly or indirectly owned by such Person or (ii) such Person or any Subsidiary of such Person is a general partner. For purposes of this Agreement, from and after the Closing, no Purchased Company shall be deemed to be a Subsidiary of Seller or any of its Affiliates.

“Superior Proposal” means a Competing WholeCo Proposal that the Seller Board determines in good faith, after consultation with Seller’s outside financial advisors and outside legal counsel, taking into account the timing, likelihood of consummation, legal, financial, regulatory and other aspects of the Competing WholeCo Proposal, including the financing terms thereof, and such other factors as the Seller Board considers to be appropriate, to be more favorable to Seller and its shareholders than the transactions contemplated by this Agreement.

“Swiss Note” means that certain note issued by Nielsen Company (Europe) S.a.r.l. in the principal amount, as of the date hereof, of €711,446,886.45 due December 31, 2028.

“Systems” means all hardware, telecommunications, networks, electronics, connecting media, servers, data processing equipment, and information technology systems, platforms and third party application Software that runs on such platforms, websites and related information technology systems and services, that are owned, leased, licensed, or purported to be owned by or to the Purchased Companies or otherwise used by or in the Business.

“Target Entities” means the entities that are set forth on Section 1.1(r) of the Seller Disclosure Schedules.

“Tax” or “Taxes” means any and all U.S. federal, state or local or non-U.S. taxes, duties, imposts, assessments and other fees or charges imposed by any Governmental Entity, including all net income, gross receipts, capital, sales, use, ad valorem, value-added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, environmental, stamp, occupation, premium, and property (real or personal) taxes, windfall profits, customs, duties, disability, registration, alternative, estimated, gain, service, service use, lease, or other tax of any kind or any charge imposed by any Governmental Entity of any kind in the nature of taxes, including in each case any and all interest, penalties, additions to tax or additional amounts imposed by any Governmental Entity with respect thereto, or in respect of any failure to file a Tax Return.

“Tax Proceeding” means any claim, dispute, investigation, audit, examination, contest, litigation or other Proceeding with or against any Taxing Authority.

“Tax Return” means any return, election, notice, form, disclosure schedule, declaration, report, claim for refund or credit or information return or statement filed or required to be filed with any Taxing Authority with respect to Taxes, including any schedule or attachment thereto and any supplement or amendment thereof.

“Taxing Authority” means any Governmental Entity responsible for the administration or the imposition of any Tax.

“Technology” means embodiments of Intellectual Property Rights, including documentation, materials, reports, data, databases, Software, algorithms, and know-how or knowledge of employees, relating to, embodying, or describing processes, methods, designs, formulae, recipes, technical information or other materials embodying Trade Secrets or copyrightable works of authorship.

“Third Party” means any Person or group other than Purchaser and its Subsidiaries or Seller and its Subsidiaries.

“Tier I Business Employee” means each of the one hundred Business Employees with the highest 2020 Total Compensation, where an individual’s “2020 Total Compensation” equals the sum of such individual’s (a) 2020 annual base salary, (b) 2020 target bonus and (c) 2020 target equity award value.

“Transaction Documents” means this Agreement, the Transition Services Agreement, the IP Matters Agreement, the Trademark License Agreement, the Master Services Agreement, the Reseller Agreement, the Warrant Agreement, the Foreign Closing Documents and the certificates delivered hereunder or thereunder.

“Transfer Regulations” means the Transfer of Undertaking (Protection of Employment) Regulations 2006 and any other Law implementing in any jurisdiction the European Council Directive 2001/23/EC on the approximation of the Laws of EU Member States relating to the safeguard of employees’ rights in the event of transfer of undertakings, business or parts of undertakings or businesses as amended or replaced from time to time, or any employer substitution or employee transfer Law of the same or similar effect in any jurisdiction.

“Transferred Benefit Plan” means (a) any Seller Benefit Plan sponsored or maintained solely by any of the Purchased Companies, (b) any Seller Benefit Plan sponsored, maintained or contributed to by Seller or one of its Affiliates exclusively for the benefit of Business Employees, (c) any Seller Benefit Plan that Purchaser or any of its Affiliates is required to assume under applicable Law in connection with this Agreement, (d) any Seller Benefit Plan entered into with any individual who is a Business Employee and (e) any other Seller Benefit Plan that the Parties mutually agree in writing prior to the Closing is designated as a Transferred Benefit Plan.

“Transferred Leased Property” means the real property underlying the Real Property Leases.

“Transition Awards” means the cash bonuses payable to the Business Employees set forth on Section 1.1(s) of the Seller Disclosure Schedules in the amounts set forth on such schedule pursuant to the terms and conditions of the Transition Award Agreements between Seller and each applicable Business Employee.

“Treasury Regulations” means the regulations promulgated under the Code, as such regulations may be amended from time to time.

“Union” means any labor union, works council or other employee representative body.

“US Cash” means Cash Amounts of the Purchased Companies located in the United States of America.

“US Minimum Cash Amount” means $5,000,000.

“VAT” means any Tax chargeable under or imposed pursuant to or in compliance with the EC Directive 2006/112 (as amended from time to time) and any other Tax of a similar nature, whether imposed in any member state of the European Union in substitution for, or levied in addition to, such Taxes, or any similar or comparable Tax imposed elsewhere.

“Warrant” means the warrant to purchase the equity interests in Purchaser or an Affiliate of Purchaser in accordance with the Warrant Agreement.

“Working Capital” means an amount equal to (a) the Adjusted Current Assets minus (b) the Adjusted Current Liabilities, in each case determined in accordance with the Transaction Accounting Principles; provided that in no event shall Working Capital include (i) any amount included within the definition of Cash Amounts or Indebtedness, (ii) any deferred asset or deferred liability in respect of Taxes, or (iii) any asset or liability (current, deferred or otherwise) in respect of Income Taxes.

“Working Capital Deficit Target” means $207,100,000.

“Working Capital Excess Target” means $228,900,000.

Section 1.2 Other Defined Terms. In addition, the following terms shall have the meanings ascribed to them in the corresponding Section of this Agreement.

Term	Section
$10.13
Acceptable Confidentiality Agreement	5.5(c)
Agreed Items	2.6(b)
Agreement	Preamble
Alternative Financing	5.16(c)
AML 5	Definition of Anti-Money Laundering Laws
Antitrust Laws	3.4
Balance Sheet Date	3.6(a)
Base Purchase Price	2.2
Business Balance Sheet	3.6(a)
Business Financial Statements	3.6(a)
Business Listed Intellectual Property	3.9(a)
Business Permits	3.13(b)
Closing	2.3(a)
Closing Date	2.3(a)
Closing Purchase Price	2.2
Closing Statement	2.5(b)
Closing Structure	5.18(a)
Collection Fees and Expenses	8.4(f)
Combined Tax Returns	6.9(a)
Commitment	5.19(c)(iii)
Commitment Letters	4.4(b)
Competing WholeCo Proposal	8.4(a)
Confidentiality Agreement	5.3(a)
Connect Guarantees	5.11(a)
Continuing Related Party Contracts	5.8(b)
control	Definition of Affiliates
controlled by	Definition of Affiliates
Copyrights	Definition of Intellectual Property Rights
Current Representation	10.12(a)
D&O Indemnitees	5.18(a)
days	10.13
Debt Commitment Letter	4.4(a)
Debt Fee Letter	4.4(c)
Debt Financing	4.4(a)
Definitive Debt Financing Agreements	5.16(a)
Designated Person	10.12(a)
Dispute Notice	2.5(d)

Dispute Resolution Period	2.5(d)
Dollars	10.13
Effect	Definition of Business Material Adverse Effect
Employee Representatives	3.16(k)
Employment Period	5.10(a)
Enforceability Exceptions	3.3
Equity Commitment Letter	4.4(b)
Equity Financing	4.4(b)
Estimated Adjustment Amount	2.5(b)
Estimated Closing Cash Adjustment Amount	2.5(b)
Estimated Closing Indebtedness	2.5(b)
EU	Definition of Global Trade Laws and Regulations
Exchange Act	3.4
Expense Reimbursement	8.4(f)
Final Allocation	2.6(b)
Final Purchase Price	2.5(f)
Financial Information	5.16(e)(i)(F)
Financing	4.4(b)
Financing Amounts	4.4(i)
Financing Conditions	4.4(c)
Foreign Closing Documents	2.4(a)(x)
Guarantee	Recitals
Indemnified Party	9.6(a)
Indemnifying Party	9.6(a)
Independent Accounting Firm	2.5(d)
Insurance Policies	3.22
Integration Planning Committee	5.20
Internet Properties	Definition of Intellectual Property Rights
IP Matters Agreement	2.4(a)(iv)
Major Customer	3.23(a)
Major Retail Cooperator	3.23(a)
Major Vendor	3.23(a)
Marks	Definition of Intellectual Property Rights
Master Services Agreement	2.4(a)(vi)
Material Contracts	3.12(a)
OFAC	Definition of Global Trade Laws and Regulations
Open Source License	Definition of Open Source Software
Outside Date	8.1(d)
Part 3	3.16(w)
Party	Preamble
Past Practice	6.9(b)
Patents	Definition of Intellectual Property Rights
Payee	8.4(d)
Payor	8.4(d)
Permitted Share Liens	Recitals
Permitted WholeCo Proposal	Definition of Competing WholeCo Proposal

Post-Closing Representation	10.12(a)
Post-Closing Statement	2.5(c)
Proxy Statement	3.18(a)
Purchase Price	2.2
Purchaser Entities	2.1
Purchaser Indemnified Parties	9.3
Purchaser Liability Seller Return	6.9(d)
Purchaser Material Adverse Effect	4.1
Purchaser Parties	9.2(b)
Purchaser Related Parties	8.4(g)
Purchaser Sponsors	4.4(b)
Purchaser Straddle Period Tax Returns	6.9(a)
Purchaser Termination Fee	8.4(b)
Purchaser’s Allocation Notice	2.6(b)
Purchaser’s Interim Notice	2.6(a)
Qualifying Transaction	8.4(a)
Recipient	6.7(b)
Record Date	5.6(c)
Related Party Contracts	5.8(b)
Release	5.11(a)
Required Carryback Refund	6.10
Reseller Agreement	2.4(a)(vi)
Restructuring	5.18(a)
Retained Business Assets Purchase Price	5.21(b)
Retained Business Transfer	5.21(b)
Retained Business Transfer Date	5.21(b)
Sample Closing Statement	2.5(a)
Second Request	5.1(c)
Section 245A Election	6.2
Section 338(g) Elections	6.1(a)
Section 338(g) Purchased Company	6.1(a)
Section 338(h)(10) Elections	6.1(b)
Section 338(h)(10) Forms	6.1(d)
Securities Act	4.8
Seller	Preamble
Seller Acquisition Agreement	5.5(a)
Seller Adverse Recommendation Change	5.5(e)
Seller Board	Recitals
Seller Brokers	3.21
Seller Indemnified Parties	9.4
Seller Interim Allocation	2.6(a)
Seller Liability Purchaser Return	6.9(e)
Seller Occurrence Policy	5.12(a)
Seller Parties	9.2(b)
Seller Recommendation	3.3
Seller Related Parties	8.4(g)

Seller Returns	6.9(a)
Seller Straddle Period Tax Returns	6.9(a)
Seller Tax Refunds	6.10
Seller Termination Fee	8.4(a)
Seller’s Allocation	2.6(b)
September Trial Balance	3.6(f)
Shared Contract	2.7(a)
Specified Acquisition	5.2(c)
Straddle Period	6.8
Straddle Period Tax Returns	6.9(a)
Subsequent Loss	6.10
Subsidiary Equity Interests	3.2(b)
Substantial Authority	6.9(c)
Supplier	6.7(b)
Target Entity Shares	2.1
Termination Fee	8.4(d)
Third Party Acquirer	Definition of Competing Business Proposal
Third Party Claim	9.6(a)
Trade Secrets	Definition of Intellectual Property Rights
Trademark License Agreement	2.4(a)(v)
Transaction	Recitals
Transaction Accounting Principles	2.5(a)
Transfer Taxes	6.6(b)
Transition Services Agreement	2.4(a)(iii)
UK Plan	5.10(g)
under common control with	Definition of Affiliates
Warrant Agreement	2.4(a)(viii)

ARTICLE II

PURCHASE AND SALE; CLOSING

Section 2.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall, and shall cause the other Seller Entities to, sell, assign, transfer and convey, in each case, free and clear of all Liens (other than Permitted Share Liens), to Purchaser (or, as applicable, one or more Permitted Designees of Purchaser designated by Purchaser not less than ten (10) Business Days prior to the Closing Date (collectively with Purchaser, the “Purchaser Entities”)), and Purchaser shall purchase and acquire, or shall cause the relevant Purchaser Entities to purchase and acquire, from Seller and the relevant Seller Entities, free and clear of all Liens (other than Permitted Share Liens), all right, title and interest in and to the Equity Interests of the Target Entities (the “Target Entity Shares”) (which Target Entity Shares shall (a) constitute all of the issued and outstanding Equity Interests of the Target Entities and (b) as a result of the ownership thereof, constitute indirect ownership of all of the Subsidiary Equity Interests owned directly or indirectly by the Target Entities and all of the Minority Equity Interests). In addition to the foregoing, Purchaser shall have the right, but not the obligation, to require Seller (and Seller shall and shall cause its applicable Subsidiaries to) to sell, assign, transfer and convey, in each case, free and clear of all Liens (other than Permitted Share Liens), to Purchaser (or, as applicable, one or more Permitted Designees of Purchaser) the Swiss Note; provided, that (i) for the avoidance of doubt, (x) no additional consideration shall be payable hereunder in the event Purchaser exercises the foregoing option and (y) Seller may, and may cause its Subsidiaries to, modify the Swiss Note prior to the Closing (but not at any time after Purchaser has given Seller written notice of exercise of the foregoing option); and (ii) Purchaser shall exercise the foregoing option by providing written notice to Seller not later than forty-five (45) days prior to the Closing Date (or, if later, in the event that the Swiss Note is modified, the date that is thirty (30) days after Seller provides Purchaser with a copy of the modified Swiss Note).

Section 2.2 Purchase Price. In consideration for the Target Entity Shares (and the Swiss Note, if applicable) and the other obligations of Seller pursuant to this Agreement, at the Closing, (a) Purchaser shall pay, or cause to be paid, to the applicable Seller Entities (in such amounts as instructed by Seller) an aggregate of two billion seven hundred million dollars ($2,700,000,000.00) in cash (the “Base Purchase Price”), plus (i) the Estimated Adjustment Amount (which may be a positive or negative number), minus (ii) the Estimated Closing Indebtedness, plus (iii) the Estimated Closing Cash Adjustment Amount (which may be a positive or negative number) (the “Closing Purchase Price”) as adjusted in accordance with Section 2.5 (the Closing Purchase Price, as so adjusted, the “Purchase Price”), and (b) Purchaser shall, or shall cause of its Affiliates to, issue the Warrant to Seller (or one or more other Seller Entities designated by Seller, as applicable). For purposes of calculation of the Purchase Price (including the Closing Purchase Price, the Final Purchase Price, or any direct or indirect element of any of the foregoing), all applicable amounts not stated in Dollars shall be converted to Dollars using the Applicable Exchange Rate in effect five (5) Business Days prior to the Closing Date.

Section 2.3 Closing Date. Subject to the terms and conditions of this Agreement, the closing of the Transaction (the “Closing”) shall take place by conference call and through the electronic exchange of documents on the second (2nd) Business Day following the date on which the last of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied by the actions taken at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) have been satisfied (or, to the extent permitted, waived by the parties entitled to the benefits thereof) or at such other place, time and date as may be agreed by Seller and Purchaser in writing; provided, however, that Purchaser shall not be required to consummate the Closing prior to January 22, 2021, unless an earlier date is specified in writing by Purchaser to Seller on at least three (3) Business Days advance notice; provided, further, that if the Closing would otherwise happen between March 15, 2021 and March 31, 2021, then the Closing will instead occur on April 1, 2021 unless otherwise agreed to in writing by Seller; provided, further, that all of the conditions set forth in Article VII remain satisfied (or, to the extent permitted, waived by the Parties entitled to the benefits thereof). The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.” For the sake of clarity, the transfer of the Purchased Companies will be deemed to take place and be effective in each jurisdiction at 12:01 a.m. local time (in the case of the United States, local time being New York time), on the Closing Date, where the principal offices or facilities of each such Purchased Company are located.

Section 2.4 Closing Deliveries.

(a) At the Closing, Purchaser shall deliver, or shall cause the applicable Purchaser Entities to deliver, to Seller (or one or more other Seller Entities designated by Seller, as applicable) the following:

(i) payment, by wire transfer(s) to one or more bank accounts designated in writing by Seller prior to the Closing Date, an amount in immediately available U.S. dollar funds equal to the Closing Purchase Price;

(ii) the certificate to be delivered pursuant to Section 7.3(c);

(iii) a counterpart of the Transition Services Agreement, substantially in the form attached as Exhibit B hereto (the “Transition Services Agreement”), duly executed by each Purchaser Entity named as a party thereto;

(iv) a counterpart of the Intellectual Property Matters Agreement, substantially in the form attached as Exhibit C hereto (the “IP Matters Agreement”), duly executed by each Purchaser Entity named as a party thereto;

(v) a counterpart of the Trademark License Agreement, substantially in the form attached as Exhibit D hereto (the “Trademark License Agreement”), duly executed by each Purchaser Entity named as a party thereto;

(vi) a counterpart of the Master Services Agreement, substantially in the form attached as Exhibit E hereto (the “Master Services Agreement”), duly executed by each Purchaser Entity named as a party thereto;

(vii) a counterpart of the Reseller Agreement, substantially in the form attached as Exhibit F hereto (the “Reseller Agreement”), duly executed by each Purchaser Entity named as a party thereto;

(viii) a counterpart of the Warrant Agreement, having the terms set forth on Exhibit G hereto and other terms agreed by the Parties (the “Warrant Agreement”), duly executed by Purchaser or the Affiliate of Purchaser named as a party thereto;

(ix) a receipt for the Target Entity Shares (and the Swiss Note, if applicable) being transferred at Closing, duly executed by the applicable Purchaser Entities; and

(x) with respect to jurisdictions outside the United States in which any Target Entity is located, such share or unit transfer deeds, stock or unit powers, certificates of title, deeds, assignments and other agreements or instruments of transfer (in a form that is consistent with the terms and conditions of this Agreement and otherwise customary in such jurisdictions) as and to the extent necessary to effect the transfer of the Target Entities pursuant to this Agreement (collectively, the “Foreign Closing Documents”), in each case, in customary form duly executed by each Purchaser Entity named as a party thereto.

(b) At the Closing, Seller shall deliver, or shall cause the applicable Seller Entities to deliver, to Purchaser (or one or more other Purchaser Entities designated by Purchaser, as applicable) the following:

(i) certificates evidencing the Target Entity Shares (and the Swiss Note, if applicable), to the extent that such Target Entity Shares are in certificate form, duly endorsed in blank and with stock or unit powers, deeds or such customary instruments of transfer duly executed in proper form for transfer, and, to the extent such Target Entity Shares are not in certificated form, other evidence of ownership or assignment, in each case, in customary form;

(ii) the certificate to be delivered pursuant to Section 7.2(c);

(iii) a counterpart of the Transition Services Agreement, duly executed by each Seller Entity named as a party thereto;

(iv) a counterpart of the IP Matters Agreement, duly executed by each Seller Entity named as a party thereto;

(v) a counterpart of the Trademark License Agreement, duly executed by each Seller Entity named as a party thereto; and

(vi) a counterpart of the Master Services Agreement, duly executed by each Seller Entity named as a party thereto;

(vii) a counterpart of the Reseller Agreement, duly executed by each Seller Entity named as a party thereto;

(viii) a counterpart of the Warrant Agreement, duly executed by each Seller Entity named as a party thereto;

(ix) a counterpart of the Foreign Closing Documents duly executed by each Seller Entity named as a party thereto;

(x) evidence of the termination of the Related Party Contracts (other than the Continuing Related Party Contracts), as contemplated by Section 5.8(b), in each case, duly executed by each of the parties thereto;

(xi) letters of resignation in customary form from each director (or equivalent) and officer of the Purchased Companies whom Purchaser identifies to Seller in writing at least ten (10) Business Days prior to the Closing Date, to be effective as of the Closing;

(xii) copies of all material documentation reasonably necessary to consummate the Restructuring in accordance with Exhibit A, and an updated capitalization of the Purchased Companies as of immediately prior to the Closing and after giving effect to the Restructuring (the “Closing Capitalization Schedule”); and

(xiii) (A) from each Seller Entity that is a “United States person” (as such term is defined in Section 7701(a)(30) of the Code), a certificate described in Treasury Regulations Section 1.1445-2(b)(2)(iv)(B) stating that such Seller Entity is not a “foreign person” (as defined in Section 1445 of the Code) and (B) from each Seller Entity that is not a “United States person” (as such term is defined in Section 7701(a)(30) of the Code), a certificate certifying that the Target Entity Shares transferred by such Seller Entity are not “United States real property interests” within the meaning of Section 897(c) of the Code.

Section 2.5 Adjustment to Base Purchase Price.

(a) Section 2.5(a) of the Seller Disclosure Schedules sets forth an illustrative calculation of the Working Capital and the Cash Amounts of the Purchased Companies , in each case, as of the Balance Sheet Date (the “Sample Closing Statement”), (prepared in accordance with the principles set forth on Section 2.5(a) of the Seller Disclosure Schedules, the “Transaction Accounting Principles”).

(b) At least five (5) Business Days prior to the Closing Date, Seller shall cause to be prepared and delivered to Purchaser a statement substantially in the form of the Sample Closing Statement together with a calculation of Closing Indebtedness (the “Closing Statement”) setting forth a good-faith estimate of (i) the Adjustment Amount (such estimate, the “Estimated Adjustment Amount”), (ii) the Closing Cash Adjustment Amount (such estimate, the “Estimated Closing Cash Adjustment Amount”), (iii) the Closing Indebtedness (such estimate, the “Estimated Closing Indebtedness”), and (iv) the Closing Purchase Price, together with reasonable supporting documentation. The Closing Statement shall set forth the calculations of such amounts in a manner consistent with the manner in which the comparable amounts have been calculated in the Sample Closing Statement and shall be prepared in accordance with the Transaction Accounting Principles. Purchaser shall be provided with a reasonable opportunity to review the Closing Statement and the calculations contained therein. Seller shall consider in good faith any revisions proposed by Purchaser to the calculations set forth in the Closing Statement to the extent that such revisions are proposed by Purchaser within two (2) Business Days of receipt of the Closing Statement by Purchaser from Seller, and to the extent Seller in its discretion agrees to any revisions, the Closing Statement shall be modified to reflect such revisions; provided that Seller shall have no obligation to accept any revisions to the Closing Statement proposed by Purchaser, and if Seller does not accept such revisions, the Closing Statement prepared and delivered by Seller in accordance with this Section 2.5(b) will be deemed the Closing Statement for purposes of this Agreement; provided, further, that Seller’s obligation to consider in good faith any revisions proposed by Purchaser shall in no event require or cause the contemplated Closing Date to be postponed or otherwise delayed.

(c) As promptly as reasonably practicable, and in any event within ninety (90) days, after the Closing Date, Purchaser shall prepare or cause to be prepared, and will provide to Seller, a statement, substantially in the form of the Sample Closing Statement together with a calculation of Closing Indebtedness (the “Post-Closing Statement”), setting forth a good-faith calculation of the Adjustment Amount, the Closing Cash Adjustment Amount and the Closing Indebtedness. The Post-Closing Statement shall set forth in reasonable detail Purchaser’s calculations of such amounts in a manner consistent with the Closing Statement and shall be prepared in accordance with the Transaction Accounting Principles.

(d) Within sixty (60) days following receipt by Seller of the Post-Closing Statement, Seller shall deliver written notice to Purchaser of any dispute Seller has with respect to the calculation, preparation or content of the Post-Closing Statement (the “Dispute Notice”); provided that if Seller does not deliver any Dispute Notice to Purchaser within such sixty (60)-day period, the Post-Closing Statement will be final, conclusive and binding on the Parties hereto. The Dispute Notice shall set forth in reasonable detail (i) any item on the Post-Closing Statement that Seller disputes and (ii) Seller’s calculation of such item. Upon receipt by Seller of a Dispute

Notice, Purchaser and Seller shall negotiate in good faith to resolve any dispute set forth therein. If Purchaser and Seller fail to resolve any such dispute within thirty (30) days after delivery of the Dispute Notice (the “Dispute Resolution Period”), then Purchaser and Seller jointly shall engage, within ten (10) Business Days following the expiration of the Dispute Resolution Period, Deloitte & Touche LLP or, if Deloitte & Touche LLP is unavailable or conflicted, another nationally recognized major accounting firm selected jointly by Seller and Purchaser (the “Independent Accounting Firm”) to resolve any such dispute; provided that, if Seller and Purchaser are unable to agree on the Independent Accounting Firm, then each of Seller and Purchaser shall select a nationally recognized major accounting firm, and the two (2) firms will mutually select a third (3rd) nationally recognized major accounting firm to serve as the Independent Accounting Firm. As promptly as practicable, and in any event not more than thirty (30) days following the engagement of the Independent Accounting Firm, Purchaser and Seller shall each prepare and submit a presentation detailing each Party’s complete statement of proposed resolution of each issue still in dispute to the Independent Accounting Firm. Purchaser and Seller shall instruct the Independent Accounting Firm to, as soon as practicable after the submission of the presentations described in the immediately preceding sentence and in any event not more than twenty (20) days following such presentations, make a final determination, binding on the Parties hereto, of the appropriate amount of each of the line items that remain in dispute. With respect to each disputed line item, such determination, if not in accordance with the position of either Seller or Purchaser, shall not be in excess of the higher, nor less than the lower, of the amounts advocated by Seller or Purchaser, as applicable, in the Post-Closing Statement or the Dispute Notice. Notwithstanding the foregoing, the scope of the disputes to be resolved by the Independent Accounting Firm shall be limited to whether any disputed determinations of the Adjustment Amount, the Closing Cash Adjustment Amount and the Closing Indebtedness were properly calculated in accordance with this Agreement and the Transaction Accounting Principles. All fees and expenses relating to the work, if any, to be performed by the Independent Accounting Firm pursuant to this Section 2.5(d) shall be borne by Seller and Purchaser in proportion to the allocation of the dollar value of the amounts in dispute between Seller and Purchaser and resolved by the Independent Accounting Firm, such that the Party prevailing on the greatest dollar value of such disputes pays the lesser proportion of the fees. For example, should the items in dispute total $1,000 and the Independent Accounting Firm awards $600 in favor of Seller’s position, then 60% of the costs of its review would be borne by Purchaser and 40% of the cost of its review would be borne by Seller. All determinations made by the Independent Accounting Firm, and the Post-Closing Statement, as modified by the Independent Accounting Firm, shall be final, conclusive and binding on the Parties hereto absent any manifest error, fraud or bad faith. The Parties hereto agree that any adjustment as determined pursuant to this Section 2.5(d) shall be treated as an adjustment to the Purchase Price, except as otherwise required by Law.

(e) For purposes of complying with the terms set forth in this Section 2.5, each of Seller and Purchaser shall reasonably cooperate with and make available to each other and their respective Representatives all information, records, data and working papers, in each case to the extent related to the Purchased Companies or the Business, and shall permit reasonable access, during normal business hours (subject to the execution of customary access papers if required and in a manner not disruptive to the business of Seller, Purchaser or the Purchased Companies (as applicable)), upon reasonable advance notice, to its facilities and personnel, as may be reasonably required in connection with the preparation and analysis of the Closing Statement and Post-Closing Statement and the resolution of any disputes thereunder.

(f) The “Final Purchase Price” shall mean the Base Purchase Price, plus (i) the Adjustment Amount (which may be a positive or negative number), minus (ii) the Closing Indebtedness, plus (iii) the Closing Cash Adjustment Amount (which may be a positive or negative number), in each of clauses (i), (ii) and (iii), as finally determined pursuant to Section 2.5(d).

(g) If the Closing Purchase Price exceeds the Final Purchase Price, then Seller shall pay or cause to be paid an amount in cash equal to such excess to Purchaser by wire transfer of immediately available U.S. dollar funds to an account or accounts designated in writing by Purchaser to Seller; and if the Final Purchase Price exceeds the Closing Purchase Price, then Purchaser shall pay or cause to be paid an amount in cash equal to such excess to Seller by wire transfer of immediately available U.S. dollar funds to an account or accounts designated in writing by Seller to Purchaser. Any payment required to be made pursuant to this Section 2.5(g) shall be made within five (5) Business Days of the date on which the Final Purchase Price is finally determined pursuant to this Section 2.5.

(h) Notwithstanding anything to the contrary herein, the Closing Statement and the Post-Closing Statement, and the calculation of the Adjustment Amount, the Closing Cash Adjustment Amount and the Closing Indebtedness, shall (i) not include any purchase accounting or other adjustment arising out of the consummation of the transactions contemplated by this Agreement and (ii) be calculated in all cases in accordance with the Transaction Accounting Principles. Purchaser agrees that, following the Closing through the date that the Post-Closing Statement becomes final and binding in accordance with this Section 2.5, it will not take or permit to be taken any actions with respect to any accounting books, records, policies or procedures on which the Sample Closing Statement or the Closing Statement is based, or on which the Post-Closing Statement is to be based, that are inconsistent with the ordinary course past practice of the Business prior to the Closing, or that would reasonably be expected to impede or delay the final determination of the Adjustment Amount, the Closing Cash Adjustment Amount or the Closing Indebtedness or the preparation of any Dispute Notice, other than such changes as are required by GAAP or applicable Law.

Section 2.6 Purchase Price Allocation.

(a) To the extent necessary to prepare bills of sale or transfer agreements, for the purpose of calculating or paying Transfer Taxes imposed on the transactions occurring on the Closing Date pursuant to Section 2.1, or otherwise to timely comply with the requirements of applicable Law in respect of the direct or indirect sale of any of the Purchased Company Shares (or other assets treated as purchased by Purchaser (or its relevant Subsidiaries) pursuant to this Agreement or any Transaction Document), no later than twenty five (25) days before the Closing, Seller shall deliver to Purchaser a proposed allocation of the relevant portion of the Closing Purchase Price (as determined as of the applicable date of such allocation) and any other items that are treated as additional consideration for applicable Tax purposes among the applicable Seller Entities and the applicable Purchased Company Shares (or other assets), determined in a manner consistent with Sections 338 (if applicable) and 1060 of the Code and the Treasury Regulations promulgated thereunder and applicable Tax Law of any other relevant jurisdiction (any such allocation, the “Seller Interim Allocation”). If Purchaser disagrees with any Seller Interim Allocation, Purchaser may, within fifteen (15) days after delivery of such Seller Interim Allocation, deliver a notice (the “Purchaser Interim Notice”) to Seller to such effect, specifying those items as to which Purchaser disagrees and setting forth Purchaser’s proposed allocation together with reasonable supporting documentation. If any Purchaser Interim Notice is duly delivered, Seller and Purchaser shall, during the ten (10) days following such delivery cooperate in good faith to resolve such dispute no later than five (5) days prior to the Closing (it being understood that resolution of any such dispute shall not be a condition to the Closing).

(b) The Parties shall allocate the Final Purchase Price and any other items that are treated as additional consideration for Tax purposes to Seller among the Target Entities (and, as applicable, the Swiss Note and any assets held directly or indirectly by the Target Entities that are treated as assets purchased by Purchaser (or its relevant Subsidiaries) pursuant to this Agreement or any Transaction Document) in a manner consistent with Sections 338 and 1060, in each case, as applicable, of the Code and the Treasury Regulations promulgated thereunder and applicable Tax Law of any other relevant jurisdiction. No later than ninety (90) days after the date on which the Final Purchase Price is finally determined pursuant to Section 2.5, Seller shall deliver to Purchaser a proposed allocation of the Final Purchase Price and any other items that are treated as additional consideration for Tax purposes to Seller among the Target Entities (and any assets held directly or indirectly by Nielsen Consumer, LLC that, for U.S. federal income tax purposes, are treated as assets purchased by Purchaser (or its relevant Subsidiaries) pursuant to this Agreement or any Transaction Document) and, as applicable, the Swiss Note, in each case, as of the Closing Date determined in a manner consistent with Sections 338 (if applicable) and 1060 of the Code and the Treasury Regulations promulgated thereunder and applicable Tax Law of any other relevant jurisdiction (the “Seller’s Allocation”). If Purchaser disagrees with Seller’s Allocation, Purchaser may, within thirty (30) days after delivery of Seller’s Allocation, deliver a written notice together with reasonable supporting documentation (the “Purchaser’s Allocation Notice”) to Seller to such effect, specifying those items as to which Purchaser disagrees and setting forth Purchaser’s proposed allocation. If the Purchaser’s Allocation Notice is duly delivered, Seller and Purchaser shall, during the thirty (30) days following such delivery, use commercially reasonable efforts to reach agreement on the disputed items or amounts in order to determine the allocation of the Final Purchase Price and any other items that are treated as consideration for Tax purposes. Notwithstanding any other provision in this Agreement to the contrary, if Seller and Purchaser are unable to resolve any dispute within the thirty (30)-day period following the delivery of Purchaser’s Allocation Notice, then Seller and Purchaser shall each be entitled to use its own allocation with respect to the items in dispute; provided that Purchaser and Seller shall each be bound by any item on Seller’s Allocation not in dispute (such undisputed items, “Agreed Items”). If Seller and Purchaser are able to resolve any disputed matters within thirty (30) days following delivery of the Purchaser’s Allocation Notice, Seller and Purchaser shall revise the Seller’s Allocation to reflect such resolution (such revised allocation or the Seller’s Allocation, in the event Purchaser does not timely notify Seller in writing of its objection thereto, the “Final Allocation”). Any Final Allocation (or any Agreed Items) shall be conclusive and binding on the Parties hereto. In the event the Purchase Price is adjusted under this Agreement (including as described in Section 2.5), any Final Allocation (or any Agreed Items) shall be amended accordingly to reflect such adjustments. None of Seller, Purchaser or any of their respective Affiliates shall take any position on any Tax Return or in any Tax Proceeding inconsistent with any Final Allocation (or any Agreed Items), except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any analogous provision of state, local or non-U.S. Law).

Section 2.7 Shared Contracts.

(a) Seller and Purchaser acknowledge that certain Business Contracts relate in part to both the Business and the Retained Business. Any Business Contract that does not exclusively relate to the Business (each, a “Shared Contract”) and that is material to the operations of the Business is listed on Section 2.7(a) of the Seller Disclosure Schedules. Any Shared Contract other than a Shared Contract that is a customer Contract (which is addressed in Section 2.7(b)) has been or shall be assigned, transferred and conveyed only with respect to (and preserving the meaning of) those parts that relate to the Business or the Retained Business, to Purchaser or a Purchased Company or to Seller or one of its Subsidiaries (other than a Purchased Company), respectively, if so assignable, transferable or conveyable, or appropriately amended prior to, on or after the Closing, so that as of the Closing both Purchaser and Seller shall be entitled to the rights and benefits of those parts of the Shared Contract that relate to the Business and the Retained Business, as applicable, and shall assume the related portion of any Liabilities; provided that (i) in no event shall Seller or any of its Subsidiaries (including the Purchased Companies), as applicable, be required to assign (or amend), either in its entirety or in part, any such Shared Contract that is not assignable (or cannot be amended) by its terms without obtaining one or more Approvals and (ii) if any such Shared Contract cannot be so partially assigned by its terms or otherwise, or cannot be amended, without such Approval or Approvals, and such Approval or Approvals have not been obtained prior to Closing, until the earliest of (A) such time as such Approval or Approvals are obtained and (B) the expiration of the term of such Shared Contract in accordance with its current term, the Parties will cooperate to establish an agency type or other similar arrangement (including by means of any subcontracting, sublicensing or subleasing arrangement) reasonably satisfactory to Seller and Purchaser to both (x) provide each Party, to the fullest extent practicable under such Shared Contract, the claims, rights, benefits and burdens of those parts of such Shared Contract (including the right to enforce such rights) that relate to the Business (in the case of Purchaser) or the Retained Business (in the case of Seller), including when under such Shared Contract a Party that is not the counterparty to such Shared Contract is due a benefit in consideration for the provision of its services under certain trade and barter or manufacturing fund arrangements, the Party that is the counterparty to such Shared Contract will transfer an amount of cash to the other Party that corresponds to the value of such services, such value to be determined consistent with Seller’s internal accounting principles and practices applied with respect to such arrangements prior to date hereof, and (y) cause each Party to bear the related portion of any Liabilities.

(b) Any Shared Contract that is a customer Contract (x) that is primarily related to the Business and as may be described on Section 2.7(b)(i) of the Seller Disclosure Schedules has been or shall be retained by or assigned, transferred and conveyed in whole to a Purchased Company, if so assignable, transferable or conveyable, prior to, on or after the Closing, and (y) that is not primarily related to the Business and as may be described on Section 2.7(b)(ii) of the Seller Disclosure Schedules has been or shall be retained by or assigned, transferred and conveyed in whole to Seller or its Subsidiaries (other than a Purchased Company), if so assignable, transferable or conveyable, prior to, on or after the Closing; provided that (i) in no event shall Seller or any of its Subsidiaries (including, prior to Closing, the Purchased Companies), as applicable, be required to assign any such Shared Contract that is not assignable by its terms and (ii) irrespective of whether any such assignment has been effected, until the expiration of the term of such Shared Contract in accordance with its current term, the Parties will cooperate to establish an agency type or other similar arrangement (including by means of any subcontracting, sublicensing or subleasing arrangement) reasonably satisfactory to Seller and Purchaser to both (x) provide each Party, to the fullest extent practicable under such Shared Contract, the claims, rights, benefits and burdens of those parts of such Shared Contract (including the right to enforce such rights) that relate to the Business (in the case of Purchaser) or the Retained Business (in the case of Seller), and (y) cause each Party to bear the related portion of any Liabilities.

(c) From and after the Closing, with respect to any Shared Contract not assigned, transferred, conveyed, or amended prior to the Closing (and to the extent required to be assigned, transferred, conveyed, or amended) pursuant to the foregoing Section 2.7(a) or Section 2.7(b), Seller covenants and agrees that no such Shared Contract assignment or transfer following the Closing will (i) violate in any material respect any contractual obligation under such Shared Contract or applicable Law, (ii) limit or otherwise impede or impair, in each case in any material respect, the ability of Purchaser, the Purchased Companies or their Affiliates to operate the Business following the Closing in substantially the same manner conducted by Seller and its Subsidiaries as of the date hereof or (iii) give rise to any material Liabilities (other than any Tax Liabilities) or other material obligations on the part of Purchaser, the Purchased Companies or their Affiliates that do not relate directly to the operation of the Business following the Closing (other than those apportioned to Seller pursuant to Section 2.7 or otherwise indemnified by Seller pursuant to this Agreement).

(d) From and after the Closing, (i) Purchaser and the Purchased Companies shall reimburse, indemnify and hold harmless Seller and its Subsidiaries against all Liabilities and Taxes arising from or relating to the portion of any Shared Contract apportioned to the Business or the receipt and payment of amounts relating to the Business which cannot be treated as beneficially owned by Purchaser or its designated Subsidiary in accordance with Section 2.7(e) (calculated on a “with and without” basis taking into account any available Tax attributes), (ii) Seller shall reimburse, indemnify and hold harmless Purchaser and its Subsidiaries (including the Purchased Companies) against all Liabilities and Taxes arising from or relating to the portion of any Shared Contract apportioned to the Retained Business or the receipt and payment of amounts relating to the Retained Business which cannot be treated as beneficially owned by Seller or its designated Subsidiary in accordance with Section 2.7(e) (calculated on a “with and without” basis taking into account any available Tax attributes), (iii) Purchaser and the Purchased Companies shall not extend the term or otherwise amend, modify or terminate any Shared Contract in a manner that would adversely affect any Seller or its Subsidiaries without Seller’s prior written consent, and (iv) Seller and its Subsidiaries shall not extend the term or otherwise amend, modify or terminate any Shared Contract in a manner that would adversely affect Purchaser or the Purchased Companies without Seller’s prior written consent.

(e) To the extent permitted by applicable Law, the Parties shall, and shall cause their respective Subsidiaries to, treat (i) Purchaser or its designated Subsidiary as the owner of any portion of any Shared Contract relating to the Business and (ii) Seller or its designated Subsidiary as the owner of any portion of any Shared Contract relating to the Retained Business, in each case, as of the Closing Date for Tax purposes and for the purposes of Article IX, and none of Seller, Purchaser or any of their respective Affiliates shall take any position inconsistent with such treatment on any Tax Return or in any Tax Proceeding, in each case, except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any analogous provision of state, local or non-U.S. Law). Seller shall use commercially reasonable efforts to minimize Shared Contract Purchaser Separation Taxes, and Purchaser shall use commercially reasonable efforts to minimize Shared Contract Seller Separation Taxes.

(f) Nothing in this Section 2.7 shall require Seller and its Subsidiaries or Purchaser and its Affiliates, as applicable, to make any payment (except to the extent advanced, assumed or agreed in advance to be reimbursed by the other Party), incur any obligation or grant any concession for the benefit of the other Party or its Subsidiaries or Affiliates, as applicable, in order to effect any transaction, contemplated by this Section 2.7.

Section 2.8 Withholding. Notwithstanding anything in this Agreement to the contrary, each of Purchaser, Seller, their respective Affiliates, and any other applicable withholding agent shall be entitled to deduct or withhold from any amounts otherwise payable pursuant to this Agreement only such amounts required under the Code or any applicable provision of federal, state, local or foreign Tax Law to be deducted and withheld with respect to the making of such payment; provided, however, that (a) at least five (5) days prior to making any payment of the Purchase Price, Purchaser shall provide Seller (x) written notice (which notice shall include a statement of the amounts Purchaser, its Affiliates, or any other applicable withholding agent intends to deduct or withhold in respect of making such payment and the applicable provision of Law requiring it to withhold or deduct) and (y) a reasonable opportunity for Seller to provide such forms or other evidence that would eliminate or reduce any such deduction or withholding and (b) Purchaser and Seller (and their respective Affiliates) shall cooperate in good faith to reduce or eliminate any deduction or withholding. To the extent that any such amounts are so deducted or withheld and are timely paid over to the appropriate Taxing Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. The withholding agent shall cause any amounts so withheld to be timely paid over to the appropriate Governmental Entity.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the Seller Disclosure Schedules (it being agreed that the disclosure of any matter in any section in the Seller Disclosure Schedules shall be deemed to have been disclosed in any other section in the Seller Disclosure Schedules to which the applicability of such disclosure is reasonably apparent on the face of such disclosure), Seller hereby represents and warrants to Purchaser as follows, in each case, as of the date hereof and as of the Closing Date:

Section 3.1 Organization, Standing and Power. Each of the Seller Entities and each Purchased Company is duly organized, validly existing and in good standing (where applicable) under the Laws of its jurisdiction of organization, and is qualified to do business in each jurisdiction in which its ownership of properties or the conduct of its business requires such qualification. Each of the Seller Entities and Purchased Companies has all necessary organizational power and authority to carry on the Business as presently conducted, except as would not reasonably be expected to have, individually or in the aggregate, a Business Material Adverse Effect.

Section 3.2 Purchased Companies.

(a) Section 3.2(a) of the Seller Disclosure Schedules sets forth (i) the number of authorized, issued and outstanding Equity Interests of each Target Entity and (ii) the record and beneficial owner of all such Equity Interests. Immediately prior to Closing, a Seller Entity shall be the record and beneficial owners of one hundred percent (100%) of the Target Entity Shares of each Target Entity and the Swiss Note, in each case, free and clear of all Liens (other than Permitted Share Liens). All of the Equity Interests of the Target Entities have been duly authorized and validly issued and are fully paid and non-assessable (to the extent such concepts are applicable) and have not been issued in violation of any preemptive rights or any applicable Law, and such Equity Interests collectively constitute all of the issued and outstanding Equity Interests of the Target Entities. Except for the Equity Interests set forth on Section 3.2(a) of the Seller Disclosure Schedules, there are no outstanding Equity Interests in any of the Target Entities. There are no outstanding options, warrants, calls, purchase rights, subscription rights, conversion rights, exchange rights or other rights, convertible securities, Contracts or commitments of any kind pursuant to which any of the Target Entities is or may become obligated to (i) issue, transfer, sell or otherwise dispose of any of the Equity Interests of the Target Entities or (ii) redeem, purchase or otherwise acquire any outstanding Equity Interests of any of the Target Entities. There are no voting trusts, stockholder agreements, proxies or other Contracts in effect with respect to the voting or transfer of the Equity Interest of the Target Entities (other than the Organizational Documents of the Target Entities).

(b) Except as set forth on Section 3.2(b) of the Seller Disclosure Schedules, the Target Entities own, directly or indirectly, and, in each case, free and clear of all Liens (other than Permitted Share Liens) (i) all of the authorized, issued and outstanding Equity Interests of each Purchased Company other than the Target Entities (the “Subsidiary Equity Interests”) and (ii) all of the Minority Equity Interests. All of the Subsidiary Equity Interests have been duly authorized and validly issued and are fully paid and non-assessable (to the extent such concepts are applicable) and have not been issued in violation of any preemptive rights or any applicable Law, and such Subsidiary Equity Interests collectively constitute all of the issued and outstanding Subsidiary Equity Interests. There are no outstanding options, warrants, calls, purchase rights, subscription rights, conversion rights, exchange rights or other rights, convertible securities, Contracts or commitments of any kind pursuant to which any of the Purchased Companies is or may become obligated to (a) issue, transfer, sell or otherwise dispose of any of their Subsidiary Equity Interests or (b) redeem, purchase or otherwise acquire any of their outstanding Subsidiary Equity Interests. There are no voting trusts, stockholder agreements, proxies or other Contracts (other than the Organizational Documents of the Subsidiary Entities) in effect with respect to the voting or transfer of the Subsidiary Equity Interests or, to the knowledge of Seller, the Business Joint Ventures (other than the Organizational Documents of the Business Joint Ventures). No Purchased Company directly or indirectly owns any Equity Interests in any other Person (other than another Purchased Company or a Minority Equity Entity).

(c) The copies of the Organizational Documents of the Purchased Companies previously made available by Seller to Purchaser or its Representatives are true, complete and accurate copies as of the date hereof. The Closing Capitalization Schedule, when delivered at Closing in accordance with the terms hereof, shall set forth a true, correct and complete list of each of the Purchased Companies’ authorized, issued and outstanding Equity Interests, along with a true, correct and complete list of record holders of such Equity Interests (setting forth the number, class and series of each such Equity Interest held by such record holder), in each case, as of immediately prior to the Closing and after giving effect to the Restructuring.

Section 3.3 Authority; Execution and Delivery; Enforceability. Seller has all necessary power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is a party and, subject to the receipt of the Seller Shareholder Approval, each Seller Entity has all necessary power and authority to consummate the Transaction and thereby and to exercise its rights and perform its obligations under the Transaction Documents to which it is or will be a party. The execution and delivery by Seller of this Agreement and each of the other Transaction Documents to which it is a party and the consummation by the Seller Entities of the Transaction and thereby have been duly authorized by the Seller Board and by the applicable board of directors, partner(s) or member(s) (or equivalent governing body) of each other Seller Entity and, except for the Seller Shareholder Approval, no other corporate action or proceedings on the part of the Seller Entities or vote of Seller Entities’ shareholders are necessary to authorize the execution and delivery by Seller of this Agreement and each of the other Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby and thereby, including the Transaction. The Seller Board has (i) determined that the transactions contemplated by this Agreement and the other Transaction Documents, including the Transaction, would be most likely to promote the success of Seller for the benefit of its shareholders as a whole, (ii) approved the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, including the Transaction, (iii) subject to Section 5.5, resolved to recommend that the holders of the Seller Ordinary Shares vote in favor of the Transaction (the “Seller Recommendation”) and (iv) directed that the Transaction be submitted for approval by the holders of Seller Ordinary Shares at a meeting thereof. Seller has duly executed and delivered this Agreement, and assuming due authorization, execution and delivery by Purchaser, and following the execution and delivery of the other Transaction Documents to which it is a party by Seller (and assuming due authorization, execution and delivery by the other parties to the other Transaction Documents), this Agreement and the other Transaction Documents to which Seller is a party will constitute its valid and binding obligation, enforceable against it in accordance with its terms, subject to the effect of any Laws relating to bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or preferential transfers, or similar Laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at law) (the “Enforceability Exceptions”).

Section 3.4 No Conflicts; Consents.

(a) The execution and delivery by Seller of this Agreement and the other Transaction Documents to which it is or will be a party do not, and (assuming the Approvals described in the following sentence and the Seller Shareholder Approval are obtained) the consummation of the Transaction and thereby and compliance by Seller with the terms hereof and thereof will not, conflict with, or result in any breach or violation of or default (with or without notice, lapse of time, or both) under, or give rise to any right of termination, cancellation, amendment, modification or acceleration of any obligation under, trigger the payment of any material additional fee, penalty consent fee or other amount under, or trigger the loss of a material benefit under, or result in the creation of any Lien (other than Permitted Liens) upon any of the assets, properties or Equity Interests of any of the Purchased Companies under, any provision of (a) the Organizational Documents of any Seller Entity or Purchased Company, (b) any Judgment or Law applicable to the Business or the Purchased Companies, except as would not reasonably be, individually or in the aggregate, expected to be material to the Business or the Purchased Companies, taken as whole, and (c) any Contract pursuant to which any Seller Entity or Purchased Company is a party, except for any such items that would not reasonably be expected to be, individually or in the aggregate, material the Business or the Purchased Companies, taken as a whole. No Approval of any Governmental Entity is required to be obtained or made by or with respect to the Seller Entities or the Purchased Companies in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents, the consummation of the Transaction and thereby, other than (i) under the HSR Act and with respect to other applicable Laws or legal restraints designed to govern competition or trade regulation or to prohibit, restrict or regulate actions or transactions with the purpose or effect of monopolization, lessening of competition, restraint of trade or foreign investment (collectively, the “Antitrust Laws”), (ii) the filing of the Proxy Statement with the SEC as it relates to the Seller Shareholder Approval or such other approvals of Seller’s shareholders required or advisable in connection with this Agreement, the other Transaction Documents, and the Transaction, (iii) under the U.S. Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (the “Exchange Act”), (iv) under the rules and regulations of the New York Stock Exchange, and (v) those that, if not obtained, made or given, would not be reasonably expected to be, individually or in the aggregate, material to the Business or the Purchased Companies, taken as a whole.

(b) No Shared Contract assignment or transfer in accordance with Section 2.7 and occurring prior to the Closing will (i) violate in any material respect any contractual obligation under such Shared Contract or applicable Law, (ii) limit or otherwise impede or impair, in each case in any material respect, the ability of Purchaser, the Purchased Companies or their Affiliates to operate the Business following the Closing in substantially the same manner conducted by Seller and its Subsidiaries as of the date hereof or (iii) give rise to any material Liabilities (other than any Tax Liabilities) or other material obligations on the part of Purchaser, the Purchased Companies or their Affiliates that do not relate directly to the operation of the Business following the Closing (other than those apportioned to Seller pursuant to Section 2.7 or otherwise indemnified by Seller pursuant to this Agreement).

Section 3.5 Litigation. Except as set forth on Section 3.5 of the Seller Disclosure Schedules, (a) there is no, and since the Look-back Date there has not been any, Proceeding to which any of the Purchased Companies or, to Seller’s knowledge, the Business Joint Ventures is a party or otherwise involving the Business pending or, to the knowledge of Seller, threatened that would reasonably be expected to result in losses or damages in excess of $500,000 individually or in the aggregate or result in equitable remedies that would be materially adverse to the Business or the Purchased Companies, taken as a whole, and (b) none of the Business, the Purchased Companies or, to Seller’s knowledge, the Business Joint Ventures is subject to any outstanding Order that would reasonably be expected to be materially adverse to the Business or the Purchased Companies, taken as a whole. None of Seller or its Affiliates has any intention as of the date hereof of initiating any material Proceeding against any other Person involving the Business.

Section 3.6 Financial Statements.

(a) Section 3.6(a) of the Seller Disclosure Schedules sets forth true and complete copies of (i) the audited consolidated balance sheet of the Business as of December 31, 2019 and December 31, 2018 and the unaudited consolidated balance sheet of the Business as of June 30, 2020 (such date, the “Balance Sheet Date”) (such unaudited balance sheet, together with the notes and schedules thereto, if any, the “Business Balance Sheet”) and (ii) the audited statements of income and cash flows of the Business for each of the fiscal years ended December 31, 2019 and December 31, 2018 and the unaudited statements of income and cash flows of the Business for the six months ended June 30, 2020, in each case together with the notes and schedules thereto, if any (collectively, the “Business Financial Statements”).

(b) The Business Financial Statements have been prepared in accordance with GAAP from the books and records of the Business and fairly present in all material respects the financial position and results of operations of the Business as of the respective dates thereof and for the respective periods covered therein, in each case, in the aggregate, on the basis of presentation outlined in Section 3.6(b) of the Seller Disclosure Schedules; provided that the Business Financial Statements and the representations and warranties in this Section 3.6(b) are qualified by the fact that (i) the Business has not operated on a separate standalone basis and has historically been reported within Seller’s consolidated financial statements and (ii) the Business Financial Statements assume certain allocated charges and credits.

(c) The Purchased Companies do not have any Liabilities, other than Liabilities: (i) to the extent reflected or reserved against in the Business Balance Sheet or described in the notes thereto, (ii) incurred since the Balance Sheet Date in the ordinary course of business that do not arise from, result from or relate to any breach or violation of, or default under, any Contract or violation of Law, (iii) that have been or will be prior to the Closing discharged or paid off, (iv) are incurred in connection with the transactions contemplated hereby or the announcement, negotiation, execution or performance of this Agreement or the other Transaction Documents, (v) otherwise disclosed on Section 3.6(c) of the Seller Disclosure Schedules or (vi) that would not be reasonably expected to be, individually or in the aggregate, material to the Business or the Purchased Companies, taken as a whole. As of the Closing, none of the Purchased Companies will be subject to any material Liabilities resulting from the conduct of the Retained Business that are not borne by Seller pursuant to this Agreement.

(d) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Business or the Purchased Companies, taken as a whole, Seller maintains with respect to the Business systems of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization and (ii) transactions are recorded on a timely basis as necessary to permit the preparation of financial statements of the Business and the Purchased Companies in conformity with GAAP.

(e) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Business or the Purchased Companies, the Business Employees set forth on Section 1.1(a) of the Seller Disclosure Schedules represent (a) all employees of Seller and its Subsidiaries engaged primarily in the operation of the Business as of September 30, 2020 and (b) all open positions which the Business intended to fill as of such date to support its continued operation. The information set forth on Section 1.1(a) of the Seller Disclosure Schedules with respect to all of the Business Employees and all such open positions is true and correct in all material respects as of September 30, 2020. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Business or the Purchased Companies, the Business Employees set forth on Section 1.1(a) of the Seller Disclosure Schedules together with the open positions set forth on Section 1.1(a) of the Seller Disclosure Schedules are all of the employees necessary to operate and conduct the Business as conducted as of September 30, 2020. Taking into account new hires and terminations of employment occurring in the ordinary course of business from the date hereof through the Closing Date, and except as would not reasonably be expected to be, individually or in the aggregate, material to the Business or the Purchased Companies, the Business Employees set forth on Section 1.1(a) of the Seller Disclosure Schedules together with the open positions set forth on Section 1.1(a) of the Seller Disclosure Schedules are all of the employees necessary to operate and conduct the Business as of the Closing in substantially the same manner conducted by Seller and its Subsidiaries as of the date hereof. Except as set forth on Section 1.1(a) of the Seller Disclosure Schedules, and except as would not reasonably be expected to be, individually or in the aggregate, material to the Business or the Purchased Companies, each Business Employee listed thereon is actively working (or on short or long term disability leave or on furlough) as of the date hereof.

(f) Section 3.6(f) of the Seller Disclosure Schedules sets forth a true and correct copy of the trial balance extract of revenue and EBITDA expense of the Business as reported as a segment of Seller for the nine (9) month period ended September 30, 2020 (the “September Trial Balance”). The September Trial Balance has been prepared in accordance with GAAP from the books and records of the Business as reported as a segment of Seller and, except that it was prepared using the Specified Exchange Rates and does not include corporate cost allocations as further described on Section 3.6(f) of the Seller Disclosure Schedules, fairly presents in all material respects the expense and revenue line items set forth therein. When prepared by Seller, the unaudited, condensed combined financial statements of the Business for the nine (9) month period ended September 30, 2020 will (a) be prepared starting from the September Trial Balance, which will be updated to a complete trial balance which includes asset, liability, equity, revenue and expense accounts, (b) will be prepared using reported exchange rates, (c) will include carve-out basis adjustments which will have been made consistent with the unaudited, condensed combined financial statements of the Business for the six (6) month period ended June 30, 2020, and (d) will fairly present in all material respects the financial position and results of operations for the Business for the nine (9) month period ended September 30, 2020.

Section 3.7 Absence of Certain Changes or Events.

(a) Except (i) as set forth on Section 3.7(a) of the Seller Disclosure Schedules and (ii) for the Transaction (including, for the avoidance of doubt, Section 5.18 (Closing Structure)), since the Balance Sheet Date through the date of this Agreement, the Business has been conducted in all material respects in the ordinary course, except for actions or omissions relating to the COVID-19 pandemic or the impact thereof which were not, individually or in the aggregate, material to the Business or the Purchased Companies, taken as a whole.

(b) Since the Balance Sheet Date through the date of this Agreement, no Seller Entity or Purchased Company has undertaken any action that, if taken after the date of this Agreement, would require Purchaser’s prior written consent pursuant to Section 5.2(b)(D), Section 5.2(b)(I), Section 5.2(b)(K), Section 5.2(b)(S) or Section 5.2(b)(T) (or Section 5.2(b)(W) solely to the extent related to any of the foregoing).

(c) Since the Balance Sheet Date, there has not occurred any Effect that has had or would reasonably be expected to have, individually or in the aggregate, a Business Material Adverse Effect.

Section 3.8 Sufficiency of Assets. As of the Closing, following the consummation of the Restructuring, (a) subject to the assets, services, and products to be provided or licensed from Seller and its Subsidiaries (other than the Purchased Companies) under the Transaction Documents to the Purchased Companies as of the Closing and (b) assuming all Approvals listed on Section 3.4 of the Seller Disclosure Schedules have been obtained, the Purchased Companies will own or have the right to use (including by means of ownership of rights pursuant to licenses or other Contracts) all of the rights, properties and assets (including Technology and Business Data) that are used or held for use in and necessary to conduct and continue to conduct the Business without material interruption immediately following the Closing, in each case, free and clear of all Liens (other than Permitted Liens) and in substantially the same manner conducted by Seller and its Subsidiaries as of the date hereof, excluding the Excluded Services (as such term is defined in the Transition Services Agreement). This Section 3.8 is not, and is not intended to be, a representation or warranty of any kind with respect to infringement of Intellectual Property Rights, which representations and warranties are solely as set forth in Section 3.9.

Section 3.9 Intellectual Property.

(a) Section 3.9(a) of the Seller Disclosure Schedules sets forth a true and complete list of all Registered Intellectual Property included in the Business Intellectual Property (the “Business Listed Intellectual Property”), including the name of the entity that owns such Business Listed Intellectual Property. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Business or the Purchased Companies, taken as a whole, (i) none of the Business Listed Intellectual Property has been adjudged to be invalid or unenforceable, (ii) all of the Business Listed Intellectual Property is subsisting and, to the knowledge of Seller, is valid and enforceable, (iii) all of the Business Listed Intellectual Property is legally and beneficially owned by (and where registrable, registered in the name of) a Purchased Company free and clear of all Liens (other than Permitted Liens), (iv) except where Seller or a Purchased Company has made a reasonable business decision to not maintain an item of Business Listed Intellectual Property in the ordinary course of business, all application, renewal and other applicable fees and steps required for the maintenance, protection and enforcement (as applicable) of the Business Listed Intellectual Property have been duly paid or taken on time and (v) there is no opposition or cancellation Proceeding pending or, to the knowledge of Seller, threatened against a Purchased Company or any of their respective Subsidiaries challenging or contesting the ownership, validity, scope or enforceability of any Business Listed Intellectual Property (other than ordinary course Proceedings related to the application for any item of Business Listed Intellectual Property).

(b) Since the Look-back Date, to the knowledge of Seller, no third Person has infringed, violated or misappropriated any material Business Intellectual Property. Except as would not be reasonably expected to be, individually or in the aggregate, material to the Business or the Purchased Companies, taken as a whole, the operation of the Business as currently conducted does not infringe, violate or misappropriate and, since the Look-back Date, has not infringed, violated or misappropriated, the Intellectual Property Rights of any third Person. Since the Look-back Date, none of the Purchased Companies or their respective Subsidiaries have received any written notice alleging that any of the operation of the Business or Products infringe, violate or misappropriate any Intellectual Property Rights of any third Person. Since the Look-back Date, none of the Purchased Companies or their respective Subsidiaries have initiated any Proceeding against any third Person, or put any third Person on written notice, claiming the infringement or misappropriation, or other violation, of any Business Intellectual Property.

(c) Each of the Purchased Companies have taken commercially reasonable steps to protect and maintain any material Trade Secrets (including any material confidential Business Data or other material confidential information) included in the Business Intellectual Property and, to the knowledge of Seller, there have been no material unauthorized uses or disclosures of any such Trade Secrets. To the knowledge of Seller, the Purchased Companies have not materially breached any of their obligations of confidentiality owed to any third party.

(d) Each current and former employee and contractor of the Purchased Companies who developed, invented or contributed to any material Business Intellectual Property or Owned Technology have assigned to the Purchased Companies their rights, title and interests in and to any such Business Intellectual Property arising from services performed for the Business by such Persons, either (i) by operation of law or (ii) as a result of such employee or contractor entering into a Contract under which they have assigned such rights.

(e) The Purchased Companies solely own all rights, title and interests in and to the Business Intellectual Property owned or purported to be owned by the Purchased Companies, free and clear of all Liens (other than Permitted Liens). Except as would not be reasonably expected to be, individually or in the aggregate, material to the Business or the Purchased Companies, taken as a whole, immediately following the Closing (and after giving effect to the Transaction Documents) the Purchased Companies will have a valid right to use all other Intellectual Property Rights used in and necessary to conduct the Business, in each case, to substantially the same extent as immediately prior to the Closing.

(f) No funding, facilities or personnel of any academic institution or Governmental Entity were used to develop, in whole or in part, any Business Intellectual Property or Owned Technology material to the Business or the Purchased Companies, taken as a whole. The Purchased Companies are not members or promoters of, or a contributor to, any industry standards body or similar organization that would compel them to grant any Person any rights to any Business Intellectual Property or Owned Technology material to the Business or the Purchased Companies, taken as a whole.

Section 3.10 Technology.

(a) A Purchased Company has in its possession the Technology in the form (for example source code, object code, documentation or similar materials) as reasonably necessary to operate the Business as currently conducted. To the knowledge of Seller, there has been no unauthorized theft, reverse engineering, decompiling, disclosure or loss of, access to, or other event otherwise affecting the confidentiality, integrity or availability of any material Owned Technology that is a Trade Secret or any material source code therefor. The Purchased Companies have not disclosed or delivered to any escrow agent or any other Person any of the material source code for the Owned Technology, and no other Person has the right, contingent or otherwise, to obtain access to or use any such source code.

(b) Neither the Business nor the Purchased Companies have combined any Open Source Software with any material proprietary Software the copyright in which is owned by the Purchased Companies, and distributed such combined Software in a manner that would subject the source code for such proprietary Software to the terms of such Open Source License. In addition, the Purchased Companies are not subject to any Open Source License that would (i) obligate the Purchased Companies to disclose, distribute, license or otherwise make available to any Person or the public any Owned Technology in source code form or (ii) limit any of the Purchased Companies’ freedom to seek compensation for the Owned Technology. The Purchased Companies and the Business are in compliance with their Contracts relating to Open Source Software.

(c) Since the Look-back Date, there has been no material failure involving any Systems, Business Data or other data or information technology that is used or held for use in the Business that has caused a material disruption to the Business. To the knowledge of Seller, the Systems do not and have not contained any malware or other processes or components intentionally designed to permit unauthorized access to, maliciously disable, encrypt or erase, or otherwise materially harm any Systems. Except as was not individually or in the aggregate, material to the Business or the Purchased Companies, taken as a whole, since the Look-back Date, the Purchased Companies have not received written notice of any audit in connection with any Contract pursuant to which they use any third-party information technology or data.

Section 3.11 Real Property. Except as set forth on Section 3.11 of the Seller Disclosure Schedules or as would not be reasonably expected to be, individually or in the aggregate, material to the Business or the Purchased Companies, taken as a whole, (i) the Purchased Companies have good and valid title to the Owned Real Property, free and clear of all Liens (other than Permitted Liens), (ii) the Purchased Companies have a good and valid leasehold interest in each material Real Property Lease, free and clear of all Liens (other than Permitted Liens), (iii) since the Look-back Date, none of the Purchased Companies have received any written (or to the knowledge of Seller, oral) notice of any default under any Real Property Lease or agreement evidencing any Lien affecting the Owned Real Property or any Transferred Leased Property and to the knowledge of Seller, there is no material breach of any of the Real Property Leases, (iv) neither Seller nor any Purchased Company (nor any of their respective Subsidiaries) has subleased, licensed or otherwise granted any Person the right to use or occupy any of the Owned Real Property or Transferred Leased Property which right is continuing as of the date hereof (for the avoidance of doubt, other than subleases granted by the Purchased Companies to Seller or its Subsidiaries with respect to certain Transferred Leased Property listed on Section 3.11(iv) of the Seller Disclosure Schedule), (v) since the Look-back Date, neither Seller nor any Purchased Company (nor any of their respective Subsidiaries) have received any written notice that any material portion of the Owned Real Property or Transferred Leased Property will be condemned, requisitioned or otherwise taken by a public authority, (vi) neither Seller’s nor any Purchased Company’s (nor any of their respective Subsidiaries’) current use of the Owned Real Property or Transferred Leased Property violates any restrictive covenant of record that affects such property and (vii) the facilities at each of the Owned Real Properties and Transferred Leased Properties are in good operating condition (except for reasonable and customary wear and tear) and are adequate and suitable for their current uses and purposes.

Section 3.12 Contracts.

(a) Section 3.12(a) of the Seller Disclosure Schedules sets forth as of the date of this Agreement a true and complete list of each of the following Business Contracts (in each case, other than purchase orders, statements of work, invoices or any Contract listed on Section 3.17 of the Seller Disclosure Schedules) (collectively, the “Material Contracts”):

(i) any Contract pursuant to which the Business has purchased during the year ended December 31, 2019 at least $5,000,000 of goods or services or that is expected to involve such consideration in the year ended December 31, 2020;

(ii) any Contract pursuant to which the Business has sold during the year ended December 31, 2019 at least $5,000,000 of goods or services or that is expected to involve such consideration in the year ended December 31, 2020;

(iii) any Contract requiring future capital expenditure obligations of the Purchased Companies in excess of $1,000,000, other than as set forth in the capital budget of the Business previously disclosed to Purchaser;

(iv) all Contracts relating to the acquisition or disposition of any material business by the Business since the Look-back Date;

(v) any Contract relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise) under which, after the Closing, the Purchased Companies will have a material obligation with respect to an “earn out,” contingent purchase price or similar contingent payment obligation;

(vi) any material joint venture, partnership, guarantee of another Person or other similar agreement involving equity co-investment between a Purchased Company and a third party (other than another Purchased Company);

(vii) any Contract (x) with a Major Customer, Major Vendor or Major Retail Cooperator or (y) with a Governmental Entity;

(viii) any Contract containing (x) non-competition covenants or that would otherwise impose a similar restriction on the ability of any of the Purchased Companies to compete in any business or with any Person or in any geographic area or (y) a “most favored nation” provision with respect to pricing or payment terms or both, or a minimum supply obligation or minimum purchase obligation;

(ix) any Real Property Lease or any Contract pertaining to Owned Real Property, in each case involving rent payments in excess of $500,000 per annum;

(x) any Contract entered into since the Look-back Date under which any Purchased Company has (y) agreed to settle, waive, assign or compromise any material pending or threatened Proceeding or (z) agreed to defend, indemnify, hold harmless, advance attorneys’ fees or expenses to, or exculpate, any other Person other than in the ordinary course of business;

(xi) any Contract or series of related Contracts (x) relating to Indebtedness in excess, individually or in the aggregate, of $500,000, (y) creating or granting any Lien upon any material asset of any Purchased Company or (z) guaranteeing, or providing security for, Indebtedness or any other material Liabilities in excess, individually or in the aggregate, of $500,000;

(xii) any Contract (x) under which the Purchased Companies or their respective Subsidiaries grant any rights or interests in any material Business Intellectual Property or Owned Technology to third parties (other than non-exclusive licenses of Products granted in the ordinary course of business, including in connection with the sale or licensing of Products); (y) under which the Business uses or receives any rights or interests in or to any material Intellectual Property Rights or Technology that is material to the operation of the Business (other than licenses of widely available commercial off-the-shelf Software) or (z) that otherwise materially affects the Purchased Companies’ use of, rights in or ability to enforce any Business Intellectual Property or Owned Technology (including co-existence agreements and covenants not to sue);

(xiii) any Contract material to the Business pursuant to which the Purchased Companies acquire or otherwise gain access to or the use of any data that is utilized in connection with, incorporated into, or otherwise relied upon in the creation or distribution of any Product of the Purchased Companies in any material respect;

(xiv) any Contract, to the extent not required to be disclosed elsewhere on Section 3.12(a) of the Seller Disclosure Schedules, (x) involving payments, individually or in the aggregate, of more than $10,000,000 per annum in 2019 (or expected to involve such payments in 2020) either by or to one or more Purchased Companies and (y) that is not terminable at will by a Purchased Company on six (6) months’ notice or less; and

(xv) any Contract or commitment to enter into any of the foregoing.

(b) Seller (or its applicable Subsidiary) is not in breach of or default under the terms of any Material Contract and, to the knowledge of Seller, no other party to any Material Contract is in breach of or default under the terms of any Material Contract, and no event has occurred or not occurred through Seller’s (or its applicable Subsidiary’s) action or inaction or, to the knowledge of Seller, through the action or inaction of any third party, that with notice or the lapse of time or both would constitute a breach of or default under the terms of any Material Contract, in each case, except as would not be reasonably expected to be, individually or in the aggregate, material to the Business or the Purchased Companies, taken as a whole. Each Material Contract (i) is a valid and binding obligation of Seller (or its applicable Subsidiary) that is party thereto and, to the knowledge of Seller, of each other party thereto, and (ii) is in full force and effect, subject to the Enforceability Exceptions, in each case, except as would not be reasonably expected to be, individually or in the aggregate, material to the Business or the Purchased Companies, taken as a whole. There are no, and since the Look-back Date there have not been, disputes pending or, to the knowledge of Seller, threatened with respect to any Material Contract, and Seller (or its applicable Subsidiary) has not received any written notice of the intention of any other party to a Material Contract to terminate for default, convenience or otherwise any Material Contract, except as would not be reasonably expected to be, individually or in the aggregate, material to the Business or the Purchased Companies, taken as a whole.

Section 3.13 Compliance with Applicable Laws; Permits.

(a) Each of Seller and its Subsidiaries and, to Seller’s knowledge, the Business Joint Ventures, are, and since the Look-back Date have been, in compliance in all material respects with all applicable Laws, Permits and Orders with respect to the Business. Since the Look-back Date, none of Seller or its Subsidiaries or, to Seller’s knowledge, the Business Joint Ventures, has received any notice or other communication from any Governmental Entity or any other Person regarding any actual or alleged failure to comply with any applicable Law or Order in any material respect with respect to the Business.

(b) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Business or the Purchased Companies, taken as a whole, the Purchased Companies hold all Permits necessary for the conduct of the Business as conducted as of the date of this Agreement (collectively, the “Business Permits”). Section 3.13 of the Seller Disclosure Schedules sets forth a true, correct and complete list of each material Business Permit in existence as of the date hereof and the respective dates for filing or issuance and expiration thereof. Each Business Permit is in full force and effect, except in each case as would not, individually or in the aggregate, reasonably be expected to be material to the Business or the Purchased Companies, taken as a whole. No suspension, revocation, modification or cancellation of any Business Permit is pending or, to the knowledge of Seller, threatened.

Section 3.14 Compliance with Anti-Corruption Laws; Sanctions.

(a) Neither Seller or its Subsidiaries, or to Seller’s knowledge, the Business Joint Ventures, nor to Seller’s knowledge any of their Representatives or other Persons acting on their behalf, in each case with respect to the Business, have, since October 1, 2015, engaged in any conduct in violation of any applicable Anti-Corruption Laws, Anti-Money Laundering Laws, or Global Trade Laws or Regulations or offered, paid, promised to pay, authorized the payment of, received, or solicited anything of value under circumstances such that all or a portion of such thing of value would be offered, given, or promised, directly or indirectly, to any Government Official to obtain any improper advantage in violation of applicable Law.

(b) At no time since October 1, 2015 has Seller or its Subsidiaries, or, to Seller’s knowledge, the Business Joint Ventures, or to Seller’s knowledge, any of their Representatives or other Persons acting on their behalf, in each case with respect to the Business, (i) conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Entity with respect to any potential noncompliance with any Anti-Corruption Law, Anti-Money Laundering Law, or Global Trade Laws and Regulations; or (ii) been the subject of current, pending, or, to Seller’s knowledge, threatened, investigation, formal inquiry or enforcement proceedings for violations of Anti-Corruption Laws, Anti-Money Laundering Laws, or Global Trade Laws and Regulations or received any notice, request, or citation for any actual or potential noncompliance with any Anti-Corruption Law, Anti-Money Laundering Law, or Global Trade Laws and Regulations.

(c) Neither Seller nor its Subsidiaries, nor to Seller’s knowledge, the Business Joint Ventures nor to Seller’s knowledge any of their Representatives, is currently a Restricted Party.

(d) At no time since October 1, 2015 has Seller, its Subsidiaries, or to Seller’s knowledge, the Business Joint Ventures, or to Seller’s knowledge any of their Representatives or other Persons acting on their behalf, in each case with respect to the Business, engaged in any direct or, to Seller’s knowledge, indirect dealings or transactions in or with a Restricted Party or Restricted Country, nor are they currently engaged in any such activities.

Section 3.15 Environmental Matters. Except as would not reasonably expected to be, individually or in the aggregate, material to the Business or the Purchased Companies, taken as a whole, (a) Seller and its Subsidiaries are and, since the Look-back Date, have been in compliance with applicable Environmental Laws with respect to the Business, and each has all Environmental Permits necessary for the conduct and operation of the Business as conducted as of the date of this Agreement, (b) since the Look-back Date, none of Seller or any of its Subsidiaries have received any written notice, demand, letter or claim alleging that Seller or any of its Subsidiaries is in violation of, or liable under, any Environmental Law with respect to the conduct of the Business, (c) none of Seller or any of its Subsidiaries are subject to any Proceeding or Order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials with respect to the conduct of the Business and (d) there has been no Release of Hazardous Materials on, at or under any of the real properties used in the conduct of the Business arising out of the conduct of the Business, or, to the knowledge of Seller, arising from any other cause, in each case that would reasonably be expected to result in material Liability to the Purchased Companies under Environmental Law.

Section 3.16 Taxes. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Business or the Purchased Companies, taken as a whole:

(a) all Tax Returns required to be filed by, or with respect to, any Purchased Company have been timely filed (taking into account extensions) with the appropriate Taxing Authorities and all such Tax Returns are correct and complete;

(b) all Taxes due and payable by or in respect of the Purchased Companies (whether or not shown to be due on such Tax Returns) have been timely paid or will be timely paid by the due date thereof in full to the appropriate Taxing Authorities in the manner required by Law (in each case, other than those for which adequate reserves have been established in accordance with GAAP or that are being contested in good faith by appropriate Proceedings);

(c) there is no pending Tax Proceeding by any Taxing Authority with respect to any Taxes of the Purchased Companies, and no written notification has been received by Seller or the Purchased Companies from any Taxing Authority that such a Tax Proceeding has been proposed or threatened;

(d) each of the Purchased Companies has complied with all applicable Laws relating to the withholding of Taxes;

(e) none of the Purchased Companies have participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4 (or any similar provision of applicable Law) or any “tax shelter” within the meaning of Section 6662 of the Code (or any similar provision of applicable Law);

(f) to Seller’s knowledge, (i) none of the Purchased Companies (A) is or has been subject to Tax in any country by virtue of having a permanent establishment or other place of business in such country or (B) is a tax resident of any country, in each case, other than the country in which it is organized or incorporated; and (ii) in the last six (6) years, no claim has been made in writing by any Taxing Authority in a jurisdiction where a Purchased Company does not file Tax Returns that such Purchased Company is or may be subject to Tax in that jurisdiction;

(g) none of the Purchased Companies has waived any statute of limitations in respect of Taxes, which waiver is still in effect, or agreed to any extensions of time with respect to a Tax assessment or deficiency beyond the date hereof that is still in effect (other than, for the absence of doubt, (1) extensions as a result of ongoing Tax Proceedings or (2) automatic or automatically granted extensions);

(h) to Seller’s knowledge, none of the Purchased Companies (i) has ever been a member of an “affiliated group” within the meaning of Section 1504(a) of the Code filing a consolidated federal income Tax Return or any similar combined, consolidated or unitary tax group defined under state, local, or non-U.S. Law relating to Income Tax (other than any such group the common parent of which was Seller or any of its Subsidiaries (including the Purchased Companies)) or (ii) has any liability for the Taxes of any Person (other than Seller or any of its Subsidiaries (including the Purchased Companies)) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign Law) or as a transferee or successor or by Contract (other than Contracts entered into in the ordinary course of business and not primarily concerning Tax);

(i) none of the Purchased Companies is party to or bound by any Tax sharing, Tax indemnification, Tax allocation or similar agreement under which a Purchased Company could have liability after the Closing (other than any contractual obligation entered into in the ordinary course of business and not primarily concerning Tax, the Restructuring Agreements and any such arrangements solely between Purchased Companies);

(j) (i) each of the Purchased Companies has complied with the conditions stipulated in any Tax holidays, abatements, incentives or similar grants made or awarded to such Purchased Company by a Taxing Authority; and (ii) none of the Purchased Companies is subject to any private letter ruling of the Internal Revenue Service or comparable ruling by any other Taxing Authority, or any closing agreements, Tax holidays set forth in a written ruling of a Governmental Entity, technical advice memoranda or similar agreements or rulings related to Taxes, which, in each case, would be binding on such Purchased Company following the Closing;

(k) Section 3.16(k) of the Seller Disclosure Schedules sets forth the cash Taxes paid by each Purchased Company (other than any Purchased Company organized in the United States or any state or other political subdivision thereof) during the fiscal year ended December 31, 2019, as determined by the Company, applying conventions and methodologies permissible under GAAP or IFRS, as applicable.

(l) except as a result of the Restructuring, since the date of the Business Financial Statements, no Purchased Company has incurred any liabilities for Taxes outside the ordinary course of business;

(m) none of the Purchased Companies is required to make any adjustment pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign Law by reason of any change in any accounting methods, and will not be required to make such an adjustment as a result of the transactions contemplated by this Agreement, and there is no application pending with any Taxing Authority requesting permission for any changes in any of the accounting methods of the Purchased Companies for Tax purposes, except, in each case, as a result of State/Federal Conformity or in respect of any affiliated, consolidated, combined or unitary group or affiliation for Tax purposes of which a Purchased Company is a member;

(n) to Seller’s knowledge, no Taxing Authority has proposed in writing any adjustment or change in accounting method, in each case, described in Section 3.16(m);

(o) none of the Purchased Companies will be required to include any amount in taxable income or exclude any item of deduction or loss from taxable income for any Post-Closing Tax Period as a result of any (i) “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Law) executed prior to the Closing, (ii) deconsolidation or degrouping, in each case, of any Purchased Company with respect to a combined, consolidated, unitary or similar tax group which includes Seller or any of its Subsidiaries (other than a Purchased Company) arising pursuant to the Restructuring or the Transaction (limited in the case of this clause (ii) to such amounts included in, or excluded from, taxable income without regard to actions, events, transactions or omissions following the Closing), (iii) installment sale or open transaction disposition made on or prior to the Closing, in each case, where the relevant future payment has been included as an asset in the calculation of Working Capital or otherwise recorded as an asset in the Business Financial Statements, or (iv) prepaid amount received prior to the Closing (A) that is not taken into account as a liability in the calculation of Working Capital or Indebtedness (or otherwise recorded as a liability in the Business Financial Statements) and (B) with respect to which economic performance will occur after the Closing Date;

(p) in the past two (2) years, none of the Purchased Companies has been a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code, or, except as a result of the Restructuring in India, has entered into a similar Tax-free, spin-off, split-off, split-up, demerger, or other similar transaction under non-U.S. Tax Law;

(q) Section 3.16(q) of the Seller Disclosure Schedules lists the entity classification of each Purchased Company for U.S. federal income tax purposes, including whether an entity classification election under Treasury Regulations Section 301.7701-3 is in effect with respect to each of the Purchased Companies and, if so, the classification so elected;

(r) no non-U.S. Purchased Company is treated as a domestic corporation as a result of the application of Section 7874(b) of the Code;

(s) to Seller’s knowledge, (i) all transactions and arrangements entered into among the Purchased Companies have been made on arm’s-length terms for purposes of Section 482 of the Code and any other relevant transfer pricing Laws in any jurisdiction, and (ii) the Purchased Companies have materially complied with all record keeping obligations under Section 6038A of the Code (and any other record keeping obligations under any applicable Law in any other jurisdiction);

(t) none of the Purchased Companies has any liability for any Taxes arising under Section 965 of the Code, including any “net tax liability under this section” (as defined in Section 965(h) of the Code) (whether or not the election described in Section 965(h) of the Code is or has been made), with respect to or by reason of any income, gain, earnings or profits earned or accrued by such Purchased Company prior to the Closing in respect of a “controlled foreign corporation” within the meaning of Section 957(a) of the Code owned by the Purchased Company prior to the Closing;

(u) (i) except as described on Schedule 3.14(t), none of the Purchased Companies has (A) made any election to defer any payroll Taxes under the CARES Act or Notice 2020-65 or any analogous or similar provision of state, local or non-U.S. Law or (B) taken out any loan, received any loan assistance or received any other financial assistance, or requested any of the foregoing, in each case under the CARES Act, including pursuant to the Paycheck Protection Program or the Economic Injury Disaster Loan Program or any analogous or similar provision of state, local or non-U.S. Law; and (ii) to the extent a Purchased Company has taken actions that are described on Schedule 3.14(t), each such Purchased Company has properly complied with all applicable legal requirements related to such action;

(v) each Purchased Company that is required to be registered is properly registered for the purposes of VAT in each jurisdiction in which it is liable to be so registered and has complied in all material respects with all Tax legislation concerning VAT, and has made, obtained and kept up to date accurate records, invoices and other documents appropriate or requisite for the purposes of such Tax legislation;

(w) to Seller’s knowledge, no associated person of a Purchased Company has facilitated tax evasion in any manner which could give rise to criminal liability of that Purchased Company under Part 3 of the Criminal Finances Act 2017 (“Part 3”) and each Purchased Company to which Part 3 may apply is covered by a written risk assessment in connection with the Part 3 offences which is in its possession, has otherwise put in place prevention procedures for the purposes of establishing the defense under Part 3, and has monitored and kept updated such risk assessment and procedures;

(x) except as provided in Section 3.16(x) of the Seller Disclosure Schedules, none of the Purchased Companies is a “United States shareholder” within the meaning of Code Section 951 with respect to another Purchased Company;

(y) except as provided in Section 3.16(y) of the Seller Disclosure Schedules, no Purchased Company has accrued but unpaid interest or royalties owing to another Purchased Company that, if repaid in cash immediately after the Closing Date and absent a change in Law, would give rise to withholding Tax; and

(z) Nielsen Consumer LLC is an entity that is disregarded as separate from its owner for U.S. federal income Tax purposes.

Any other representation or warranty contained in this Article III notwithstanding, the representations and warranties contained in Section 3.6, this Section 3.16 and in Section 3.17 or Section 3.20 (in each case, insofar as they specifically relate to Taxes) constitute the sole representations and warranties of Seller relating to Taxes or Tax matters.

Section 3.17 Labor Relations; Employees and Employee Benefit Plans.

(a) There is not, and since the Look-back Date there has not been, any material Proceeding pending or, to the knowledge of Seller, threatened (x) against or affecting any Purchased Company or the Business relating to the alleged violation by any Purchased Company (or its directors or officers) or the Business of any Law pertaining to labor relations or employment matters, or (y) by any current or former employee or independent contractor of any Purchased Company or the Business, or any of their representatives, against any Purchased Company or the Business. No Purchased Company nor the Business has committed any material unfair labor practice, nor has there has been any material charge or complaint of unfair labor practice filed or, to Seller’s knowledge, threatened against any Purchased Company or the Business before any other Governmental Entity.

(b) To Seller’s knowledge, as of the date of this Agreement, (i) no Business Employee with annual base salary of at least $250,000 has given notice of termination of employment or, with respect to a single Business Employee, otherwise disclosed to the supervisor of such Business Employee plans to terminate employment with such Purchased Company within the twelve (12) month period following the date of this Agreement and (ii) since the Look-back Date, no Business Employee with annual base salary of at least $250,000 has been the subject of any allegation of sex-based discrimination, sexual harassment or sexual misconduct.

(c) Set forth on Section 3.17(c) of the Seller Disclosure Schedules is a true and correct list, as of the date of this Agreement, of each material Transferred Benefit Plan, except for employment, independent contractor, or consulting agreements with service providers that do not deviate materially from the forms that Seller has made available to Purchaser as representative forms. With respect to each material Seller Benefit Plan, correct and complete copies of the following materials have been made available to Purchaser or its Representatives, as applicable: (i) the written plan document (or a written summary of all material plan terms if the plan has not been reduced to writing), (ii) the most recent determination, advisory or opinion letter issued by any Governmental Entity, (iii) the most recent summary plan description, (iv) the most recent annual report on Form 5500 and all attachments thereto, (v) the most recent actuarial valuation, (vi) all current trust agreements, insurance contracts or other funding contracts relating to the funding or payment of benefits under such plan and (vii) any notices, letters or other material correspondence from the Internal Revenue Service, U.S. Department of Labor, the U.K.’s Pension Regulator or other Governmental Entity since the Look-back Date.

(d) Except as set forth on Section 3.17(d) of the Seller Disclosure Schedules, none of Seller, any Purchased Company or any of their respective ERISA Affiliates sponsors maintains, contributes to, or otherwise has any material Liability in respect of, or at any time within the past six (6) years has sponsored, maintained, contributed to, or otherwise has had any Liability in respect of, (i) any Multiemployer Plan, (ii) any plan subject to Title IV or Section 302 of ERISA or Sections 412 or 430 of the Code, (iii) any plan that provides for or promises post-employment or post-retirement health or welfare benefits other than health continuation coverage pursuant to Part 6 of Subtitle B of Title I of ERISA or as otherwise required by Law at the participant’s sole expense or (iv) any plan subject to Part 3 of the U.K. Pensions Act 2004. With respect to any such plan set forth on Section 3.17(d) of the Seller Disclosure Schedules, (A) all contributions required to be paid by Seller, any Purchased Company or any of their respective ERISA Affiliates have been, in all material respects, timely paid, (B) none of Seller, any Purchased Company or any of their respective ERISA Affiliates has incurred any withdrawal liability under Title IV of ERISA that remains unsatisfied, (C) a complete withdrawal from any such plan that is a Multiemployer Plan as of the Closing would not result in material Liability to Seller, any Purchased Company, or any of their ERISA Affiliates, (D) no action has been initiated by the Pension Benefit Guaranty Corporation, other Governmental Entity or other regulatory body, or the plan trustee to terminate any such plan, (E) no such plan has failed to satisfy the minimum funding standards of Section 302 of ERISA or Sections 412 or 418(B) of the Code, respectively, or has applied for or obtained a waiver from the U.S. Internal Revenue Service of any minimum funding requirement or an extension of any amortization period under Section 412 of the Code or Sections 303 or 304 of ERISA, (F) no such plan has been required to file information pursuant to Section 4010 of ERISA for the current or most recently completed fiscal year, and (G) no “reportable event,” as defined in Section 4043 of ERISA, has occurred, or is reasonably expected to occur, with respect to any such plan.

(e) Each Seller Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination or opinion letter as to its qualification, upon which it can rely, and, to Seller’s knowledge, no event has occurred that would reasonably be expected to impair the qualified status of any such plan. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Business Material Adverse Effect, each Seller Benefit Plan, if any, which is maintained outside of the United States that is intended to qualify for special tax treatment meets all requirements for such treatment.

(f) All Transferred Benefit Plans and all other Seller Benefit Plans are, and since the Look-back Date have been, in compliance in all material respects with applicable Laws (including, if applicable ERISA and the Code and with their terms, and, in relation to plans operated in present and former European Union member states, requirements as to gender pay equity).

(g) There is no pending or, to the knowledge of Seller, threatened Proceeding relating to the Transferred Benefit Plans or other Seller Benefit Plans, except, with respect to any Seller Benefit Plan that is not a Transferred Benefit Plan, as would not, individually or in the aggregate, reasonably be likely to have a Business Material Adverse Effect. No Seller Benefit Plan has since the Look-back Date been the subject of an examination or audit by any Governmental Entity or an amnesty, voluntary compliance, self-correction, or similar program sponsored by any Governmental Entity, except, with respect to any Seller Benefit Plan that is not a Transferred Benefit Plan, as would not, individually or in the aggregate, reasonably be likely to have a Business Material Adverse Effect. To the knowledge of Seller, no party to any Seller Benefit Plan (excluding Seller and its Subsidiaries) is in breach of or default under the terms of any Seller Benefit Plan, except as would not reasonably be expected to have a Business Material Adverse Effect.

(h) All benefits, contributions, and premiums relating to each Transferred Benefit Plan have been, in all material respects, timely paid in accordance with the terms of such Transferred Benefit Plan and all applicable Laws and accounting principles, and all benefits accrued, under any unfunded Transferred Benefit Plan have been, in all material respects, paid, accrued or otherwise adequately reserved to the extent required by, and in accordance with, GAAP.

(i) Except as required by applicable Law or as expressly contemplated by this Agreement, neither the execution of this Agreement nor the consummation of the Transaction (whether alone or together with any other events) will (i) result in any payment becoming due to any Business Employee, (ii) materially increase any benefits otherwise payable by the Business to any Business Employee, (iii) result in the acceleration of the time of payment or vesting of any material payments or benefits due to any Business Employee, (iv) limit or restrict the right of the Purchased Companies in any material respect to amend or terminate any Transferred Benefit Plan, (v) result in the forgiveness of indebtedness of any Business Employee or (vi) result in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code. No Purchased Company has any obligation to gross-up or otherwise make whole any Person for any Tax imposed under Sections 280G, 4999 or 409A of the Code.

(j) Set forth on Section 3.17(j)(i) of the Seller Disclosure Schedules is a true and correct list, as of the date of this Agreement, of each Collective Bargaining Agreement to which any Purchased Company is party or otherwise subject or to which Seller or any of its Affiliates is party or otherwise subject with respect to any Business Employee. Set forth on Section 3.17(j)(ii) of the Seller Disclosure Schedules is a true and correct list of all Unions which represent Business Employees in each jurisdiction (the “Employee Representatives”). Except as set forth on Section 3.17(j)(iii) of the Seller Disclosure Schedules, no notice, consent or consultation obligations with respect to any employees of the Purchased Companies or the Business, or any Union, will be a condition precedent to, or otherwise triggered prior to, the execution of this Agreement or the consummation of the Transaction. Since the Look-back Date, there has not been, nor, to Seller’s knowledge, has there been any threat of, (i) any strikes, slowdowns, work stoppages, lockouts, picketing, unfair labor practice complaints or grievances, or similar labor disruption or dispute affecting any Purchased Company or the Business, except for such activity the existence of which would not be reasonably likely to result in any Liability that is material to the Business or (ii) petitions seeking recognition of a bargaining representative filed with any labor relations board or other Governmental Entity or, to Seller’s Knowledge, labor organization efforts or drives.

(k) Prior to or substantially concurrently with the public announcement of this Agreement by the Parties, Seller or one of its applicable Subsidiaries has notified its European works council (the “European Works Council”), which notification may be in the form of email without any requirement of written confirmation of receipt, with respect to the Transaction.

(l) There are no Contracts, Orders, understandings, undertakings, assurances, concessions or other promises that would prohibit or restrict future layoffs, reductions in force, employee transfers, role restructurings, changes to the terms or conditions or employment or other personnel-related cost-cutting measures affecting the Business Employees.

Section 3.18 Privacy.

(a) Since the Look-back Date in respect of the conduct of the Business, the Purchased Companies have each taken commercially reasonable actions (including implementing reasonable technical, physical or administrative safeguards) to ensure compliance with the Privacy Obligations and to protect and maintain the privacy and security of any Personal Data and Sensitive Data in their possession or under their control, or otherwise Processed by or on behalf of such Purchased Companies, including to protect such data from any Security Breaches.

(b) The Purchased Companies have implemented and maintain an information security program that includes reasonable organizational, physical, administrative, and technical safeguards designed to protect the security, confidentiality, integrity and availability of the Business Data, Systems and all third party data and systems that any Purchased Company is obligated to protect, including all Personal Data and Sensitive Data Processed thereby that are consistent with (i) reasonable practices in the industry in which the Purchased Companies operate, (ii) the Purchased Companies’ and their respective Subsidiaries’ Privacy Obligations and (iii) any written public-facing policy adopted by the Purchased Companies related to privacy or information security.

(c) The Purchased Companies are in compliance, and since the Look-back Date have been in compliance, in each case in all material respects, with all Privacy Obligations and have, in accordance with all Privacy Obligations, provided all required notices, and obtained all necessary consents, required for them to lawfully Process the Personal Data and Sensitive Data Processed as part of the Business.

(d) Since the Look-back Date, none of the Purchased Companies has suffered any Security Breach, and to the knowledge of Seller, no third party who Processes any Business Data, Personal Data, Sensitive Data or other data that a Purchased Company is under a legal or contractual obligation to protect, on behalf of any Purchased Company has experienced any Security Breach in respect of such data. The Purchased Companies have not notified in writing, or been required by applicable Law, Governmental Entity or other Privacy Obligation to notify in writing, any Person of any Security Breach.

(e) Since the Look-back Date in respect of the conduct of the Business, there have not been any written complaints or notices provided to any Purchased Company, or to the knowledge of Seller, any audits, Proceedings, investigations, enquiries, enforcement action (including fines or other sanctions) or claims conducted or asserted, by any other Person (including any Governmental Entity) regarding the Processing of any Personal Data or Sensitive Data in the Purchased Companies’ possession or under their control, or otherwise Processed by or on behalf of such Purchased Companies, or any violation (or alleged violation) by the Purchased Companies of any applicable Laws, Privacy Obligation, policies or procedures with respect to the Business.

Section 3.19 Seller Information. The information supplied or to be supplied by Seller for inclusion in the proxy statement relating to the Seller Shareholders’ Meeting (together with any amendments or supplements thereto, the “Proxy Statement”) will not, at the time the Proxy Statement is first mailed to Seller’s shareholders or at the time of the Seller Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by Seller with respect to statements made therein based on information supplied by or on behalf of Purchaser or its advisors or other Representatives for inclusion or incorporation by reference therein.

Section 3.20 Intercompany Arrangements; Transactions with Related Parties. Section 3.20(a) of the Seller Disclosure Schedules contains a list of all material Contracts (i) between or among any Purchased Company or Business Joint Venture, on the one hand, and Seller or any of its Subsidiaries (other than the Purchased Companies), on the other hand and (ii) between any officer, director, member or equityholder (or equivalent) of any Purchased Company (or, to the knowledge of Seller, any family member of such Person who is an individual or any entity in which any such individual or any such family member thereof owns a material interest) or any Affiliate of any of the foregoing Persons or of the Seller Entities (in each case, other than the Purchased Companies), on the one hand, and any Purchased Company, on the other hand (other than employment-related or consulting agreements or arrangements entered into with individuals in the ordinary course of business).

Section 3.21 Finders or Brokers. Except for J.P. Morgan Securities LLC and Guggenheim Securities LLC (the “Seller Brokers”), neither Seller nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who would be entitled to any fee or any commission in connection with or upon consummation of the Transaction. Seller is solely responsible for the fees of the Seller Brokers.

Section 3.22 Insurance. Section 3.22 of the Seller Disclosure Schedules lists each material (a) occurrence-based insurance policy maintained by or for the benefit of the Business and (y) insurance policy maintained by the Purchased Companies, including the name of the insurer and policy number (the “Insurance Policies”). The Insurance Policies are in full force and effect, and the applicable policyholders are not in breach or default thereunder, except as would not be material, individually or in the aggregate, to the Business or the Purchased Companies, taken as a whole. All premiums with respect to the Insurance Policies covering all periods up to and including the Closing have been or will be paid or accrued therefor, and no written notice of cancellation, non-renewal or termination has been received by Seller or its Subsidiaries with respect to any Insurance Policy. No Person has made a claim with respect to which an insurer has, in a written notice to Seller or its Subsidiaries, questioned, denied, disputed or otherwise reserved its rights with respect to coverage under an Insurance Policy. To Seller’s knowledge, (i) no Person has done or omitted to do anything that might render any Insurance Policy void or unenforceable or otherwise limit, prejudice or reduce recovery under any Insurance Policy and (ii) no other circumstance exists that might render any Insurance Policy void or unenforceable or otherwise limit, prejudice or reduce recovery under any Insurance Policy.

Section 3.23 Customers, Vendors and Major Retail Cooperator.

(a) Section 3.23(a) of the Seller Disclosure Schedules contains a true, correct and complete list of the Business’s (i) top twenty-five (25) customers for the fiscal year ended December 31, 2019 determined based on the reported revenues of the Business (each such customer, a “Major Customer”), (ii) top twenty-five (25) vendors for the fiscal year ended December 31, 2019 determined based on the dollar amount of payments made by the Business to vendors (each such vendor, a “Major Vendor”) and (iii) top twenty-five (25) counterparties to retail cooperation agreements for the fiscal year ended December 31, 2019 determined based on total retailer cooperation expenses in the fiscal year ended December 31, 2019, including cash, trade and barter, retail bank accounts and revenue share (each such Person, a “Major Retail Cooperator”)).

(b) Neither Seller nor any of its Subsidiaries (including the Purchased Companies), with respect to the Business, has, nor since the Look-back Date has had, any material disputes with any Major Vendors, Major Customers or Major Retail Cooperators, and to Seller’s Knowledge, no fact, circumstance or event exists that would reasonably be expected to result in any Major Vendor, Major Customer or Major Retail Cooperators cancelling, terminating, materially reducing or not renewing or materially altering the terms of its relationship with the Business as a result of any dispute.

Section 3.24 No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Agreement and the other Transaction Documents, none of Seller, the other Seller Entities or any of their respective Affiliates or Representatives has made or makes any representation or warranty, expressed or implied, as to the Business or the Purchased Companies, their assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding the Business or the Purchased Companies furnished or made available to Purchaser or its Affiliates or Representatives.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Except as set forth in the Purchaser Disclosure Schedules (it being agreed that the disclosure of any matter in any Section in the Purchaser Disclosure Schedules shall be deemed to have been disclosed in any other Section in the Purchaser Disclosure Schedules to which the applicability of such disclosure is reasonably apparent on the face of such disclosure), Purchaser hereby represents and warrants to Seller as follows as of the date hereof and as of the Closing:

Section 4.1 Organization, Standing and Power. Purchaser is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and qualified to do business in each jurisdiction in which its ownership of properties or conduct of its business requires such qualification, and has all necessary organizational power and authority to own, lease and operate its properties, and to carry on its business as presently conducted, except as would not, or would not reasonably be expected to, prevent or have a material adverse effect on the ability of Purchaser to (a) perform its obligations under this Agreement or (b) consummate the Financing, the Transaction, in each case on a timely basis (each of clause (a) and this clause (b), a “Purchaser Material Adverse Effect”).

Section 4.2 Authority; Execution and Delivery; Enforceability. Purchaser has all necessary power and authority to execute and deliver this Agreement and each of the other Transaction Documents and perform its obligations hereunder and thereunder, and, in the case of Purchaser, to consummate the Transaction and thereby, and to exercise its rights and perform its obligations under this Agreement and the other Transaction Documents. The execution and delivery by Purchaser of this Agreement and each of the other Transaction Documents to which it is a party, the compliance by Purchaser with the terms hereof and the consummation by Purchaser of the Transaction and thereby have been duly authorized by all necessary corporate or other action of Purchaser. Purchaser has duly executed and delivered this Agreement, and assuming due authorization, execution and delivery by Seller, this Agreement and the other Transaction Documents will constitute its valid and binding obligation, enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

Section 4.3 No Conflicts; Consents. The execution and delivery by Purchaser of this Agreement and the other Transaction Documents does not, and (assuming the Approvals described in the following sentence are obtained) the consummation by Purchaser of the Transaction and thereby and compliance by Purchaser with the terms hereof and thereof will not, conflict with, or result in any breach or violation of or default (with or without notice, lapse of time, or both) under, or give rise to any right of termination, cancellation, amendment, modification or acceleration of any obligation under, result in the payment of any material additional fee or amount under, or result in the loss of a material benefit under, or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or Equity Interests of Purchaser or any of its Subsidiaries, as applicable, under, any provision of (a) the Organizational Documents of Purchaser, (b) any Judgment or Law applicable to Purchaser or its Subsidiaries, or the properties or assets of Purchaser or its Subsidiaries, except for any such items that would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect, or (c) any Contract pursuant to which Purchaser or any of its Subsidiaries, is a party, except for any such items that would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect. No Approval of any Governmental Entity is required to be obtained or made by or with respect to Purchaser or its Subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the Transaction, other than in respect of the HSR Act and other applicable Antitrust Laws.

Section 4.4 Financing.

(a) Purchaser has delivered to Seller a true, complete and correct copy of the fully executed debt commitment letter, dated as of the date of this Agreement, by and among the Debt Financing Sources party thereto and Purchaser, providing for debt financing as described therein (together, including all exhibits, schedules and annexes, the “Debt Commitment Letter”), pursuant to which, upon the terms and subject to the conditions set forth therein, the Debt Financing Sources party thereto have agreed to lend the amounts set forth therein (the “Debt Financing”).

(b) Purchaser has delivered to Seller a true, complete and correct copy of the fully executed equity commitment letter, dated as of the date of this Agreement, by and between Purchaser and the funds listed on Schedule A thereto (the “Purchaser Sponsors”) (the “Equity Commitment Letter” and, together with the Debt Commitment Letter, the “Commitment Letters”), pursuant to which, upon the terms and subject to the conditions set forth in the Equity Commitment Letter, the Purchaser Sponsors have agreed to invest in Purchaser the amount set forth therein (the “Equity Financing” and together with the Debt Financing, the “Financing”). The Equity Commitment Letter provides that Seller is a third-party beneficiary of, and, subject to the terms and conditions thereof, is entitled to enforce, the Equity Commitment Letter.

(c) As of the date of this Agreement, the Commitment Letters are in full force and effect and constitute the valid, binding and enforceable obligation of Purchaser and, to the knowledge of Purchaser, the other parties thereto, enforceable in accordance with its terms (subject to the Enforceability Exceptions). As of the date of this Agreement, there are no conditions precedent related to the funding of the full amount of the Financing contemplated by the Commitment Letters or the executed fee letter dated as of the date hereof, between Debt Financing Sources party thereto and Purchaser (the “Debt Fee Letter”), a copy of which has been provided to Seller with only the economic, financial or “flex” terms redacted, other than the conditions precedent set forth in the Commitment Letters (such conditions precedent, the “Financing Conditions”), including any conditions precedent relating to the amount or availability of the Financing pursuant to any “flex” provision contained in the Debt Fee Letter; provided that any such redactions described in this Section 4.4(c) shall not adversely affect the conditionality, availability or termination of the Debt Financing or reduce the aggregate principal amount of the Debt Financing (other than pursuant to the imposition of original issue discount to the extent commitments are increased by an amount at least equal to the amount of any such original issue discount) in any respect.

(d) As of the date of this Agreement, the Commitment Letters have not been amended or modified in any manner, and the respective commitments contained therein have not been terminated, reduced, withdrawn or rescinded in any respect by Purchaser or, to the knowledge of Purchaser, any other party thereto, and no such termination, reduction, withdrawal or rescission is contemplated by Purchaser or, to the knowledge of Purchaser, any other party thereto.

(e) As of the date of this Agreement, assuming the representations and warranties set forth in Article III and to the extent made by Seller in any other Transaction Document are true and correct in all material respects, Purchaser has no reason to believe that (i) any of the Financing Conditions will not be satisfied on or prior to the Closing Date or (ii) the Financing contemplated by the Commitment Letters will not be available to Purchaser on the Closing Date.

(f) As of the date of this Agreement, and assuming (i) the representations and warranties set forth in Article III and to the extent made by Seller in any other Transaction Document are true and correct in all material respects, and (ii) the satisfaction of the condition set forth in Section 7.2(b), Purchaser is not in default or breach under the terms and conditions of the Commitment Letters and no event has occurred that, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach or a failure to satisfy a condition under the terms and conditions of the Commitment Letters.

(g) As of the date of this Agreement and except for the Debt Fee Letter and the Commitment Letters, there are no other fee letters, side letters, understandings or other agreements or arrangements relating to the Commitment Letters or the Financing to which Purchaser or any of its Affiliates is a party that would reasonably be expected to adversely affect the conditionality, enforceability or availability of the Financing contemplated by the Commitment Letters.

(h) Purchaser or an Affiliate thereof on its behalf has fully paid any and all commitment or other fees and amounts required by the Commitment Letters and the Debt Fee Letter to be paid on or prior to the date of this Agreement.

(i) Assuming satisfaction of the conditions set forth in Sections 7.1 and Section 7.2, Purchaser will have, pursuant to the agreements contemplated by the Commitment Letters, sufficient available funds on the Closing Date to consummate the Transaction and to make all payments required to be made in connection therewith, including payment of the Closing Purchase Price and any other amounts payable by Purchaser or its Affiliates hereunder or under any other Transaction Document or otherwise in connection with the transactions contemplated hereby and thereby (collectively, the “Financing Amounts”). Notwithstanding anything in this Agreement to the contrary, in no event shall the receipt or availability of any funds or financing (including the Financing contemplated by the Commitment Letters) by or to Purchaser or any of its Affiliates or any other financing transaction be a condition to any of the obligations of Purchaser hereunder.

Section 4.5 Proceedings. As of the date hereof, there is no Proceeding to which Purchaser or any of its Subsidiaries is a party pending or, to the knowledge of Purchaser, threatened that would reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect. As of the date hereof, Purchaser is not subject to any outstanding Order that would reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

Section 4.6 Purchaser Information. The information supplied or to be supplied by Purchaser for inclusion in the Proxy Statement will not, at the time the Proxy Statement is first mailed to the shareholders of Seller or at the time of the Seller Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Purchaser with respect to statements made therein based on information supplied by or on behalf of Seller or its advisors or other Representatives for inclusion or incorporation by reference therein.

Section 4.7 Brokers. Other than BofA Securities, Inc. and Deutsche Bank Securities Inc., neither Purchaser nor any of Purchaser’s Affiliates has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who would be entitled to any fee or any commission in connection with or upon consummation of the Transaction.

Section 4.8 Investigation; Acquisition of Shares for Investment. Purchaser has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the Transaction. Purchaser acknowledges and agrees that Seller has made available to Purchaser and its Affiliates and their respective Representatives the opportunity to ask questions of the officers and management of Seller, the Purchased Companies and the Business and been provided with access to the documents, information and records of or with respect to the Business and the Purchased Companies, in each case, satisfactory to Purchaser, and Purchaser confirms that it has made an independent investigation, analysis and evaluation of the Business and the Purchased Companies. Purchaser is acquiring the Purchased Company Shares for investment purposes and not with a view toward or for offer or resale in connection with any distribution thereof, or with any present intention of offering, distributing or selling any of the Purchased Company Shares. Purchaser acknowledges that the Purchased Company Shares have not been registered under the securities Laws of any jurisdiction, including the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), or any state securities Laws, and agrees that the Purchased Company Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under any such applicable Laws, except pursuant to an exemption from such registration available, or in a transaction not subject to registration, under such Laws and without compliance with any other Laws, in each case, to the extent applicable. Purchaser is an “accredited investor” within the meaning of Rule 501 under the Securities Act, and any Purchased Company Shares that Purchaser receives, directly or indirectly, hereunder will be received only on its own behalf and its Affiliate assignees and not for the account or benefit of any other person or entity. Purchaser is able to bear the economic risk of holding the Purchased Company Shares for an indefinite period (including total loss of its investment).

Section 4.9 Solvency. Assuming the representations and warranties set forth in Article III and to the extent made by Seller in any other Transaction Document are true and correct in all material respects, immediately after giving effect to the Transaction (including any financing in connection with the transactions contemplated by this Agreement):

(a) Purchaser and its Subsidiaries, taken as a whole, will not have incurred Indebtedness beyond their ability to pay such Indebtedness in the ordinary course of business as it matures or becomes due;

(b) the then-present fair saleable value of the assets of Purchaser and its Subsidiaries, taken as a whole, will exceed the amount that will be required to pay their probable Liabilities (including a reasonable estimate amount of all contingent Liabilities) and Indebtedness as it becomes absolute or matured;

(c) the assets of Purchaser and its Subsidiaries, taken as a whole, at a fair valuation, will exceed their probable Liabilities (including the probable amount of all contingent Liabilities and Indebtedness); and

(d) Purchaser and its Subsidiaries, taken as a whole, will not have unreasonably small capital to carry on their businesses as presently conducted or as proposed to be conducted.

Section 4.10 Guarantee by Purchaser Sponsors. The Purchaser Sponsors have delivered to Seller a true, complete and correct copy of the executed Guarantee. The Guarantee is in full force and effect and constitutes the valid, binding and enforceable obligation of the Purchaser Sponsors in favor of Seller, enforceable by Seller in accordance with its terms (subject to the Enforceability Exceptions). The Purchaser Sponsors are not in default or breach under any of the terms or conditions of the Guarantee and no event has occurred that, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach or a failure to satisfy a condition under the terms and conditions of the Guarantee. The Purchaser Sponsors have, or will have at the Closing, access to sufficient capital to satisfy the full amount of the guaranteed obligations under the Guarantee in full.

Section 4.11 Interests in Competitors. Purchaser does not own, directly or indirectly, any Person that derives revenues from any line of business similar to that of the Business.

Section 4.12 Acknowledgement of No Other Representations or Warranties.

(a) Purchaser expressly agrees and acknowledges, on behalf of itself and its Affiliates, that (i) none of Seller, the Seller Entities or any of their respective Affiliates or Representatives has made or makes any representation or warranty, express or implied, as to the Business, the Purchased Companies, their assets, liabilities, financial condition, results of operations or the accuracy or completeness of any information regarding the Business or the Purchased Companies furnished or made available to Purchaser or its Affiliates or Representatives, except as expressly set forth in this Agreement and the other Transaction Documents, (ii) without limiting the generality of the foregoing, none of Seller, the Seller Entities or any of their respective Affiliates or Representatives has made or makes any representation or warranty with respect to any projections, forecasts, plans, prospects, estimates, budgets or other information regarding future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Business or the Purchased Companies or any other future business, operations or affairs of the Business or the Purchased Companies, except as expressly set forth in this Agreement and the other Transaction Documents, (iii) Purchaser has not relied on any representation or warranty or other information described in this Section 4.12 (other than the representations and warranties expressly set forth in this Agreement and the other Transaction Documents) in determining to enter into this Agreement or otherwise and (iv) except as expressly set forth in this Agreement and the other Transaction Documents, none of Seller, the Seller Entities or any of their respective Affiliates or Representatives shall have or be subject to any Liability to Purchaser or any of its Affiliates or Representatives resulting from the provision to Purchaser or its Affiliates or Representatives, or Purchaser’s or its Affiliates’ or Representatives’ use of or reliance on, any such information, including any information, documents or material made available to Purchaser or its Affiliates or Representatives during due diligence or in any “data rooms,” management presentations or in any other form in expectation of or negotiation of this Agreement, the other Transaction Documents and the other transactions contemplated hereby. Purchaser acknowledges that, should the Closing occur, without limiting the representations and warranties expressly set forth in this Agreement and the other Transaction Documents, Purchaser shall acquire the Business and the Purchased Companies without any representation or warranty as to merchantability or fitness thereof for any particular purpose, in an “as is” condition and on a “where is” basis.

(b) Seller acknowledges and agrees that the representations and warranties made by Purchaser in this Agreement and the other Transaction Documents are the exclusive representations and warranties made by Purchaser in connection with the transactions contemplated hereby and thereby. Purchaser hereby disclaims any other express or implied representations or warranties, whether written or oral.

ARTICLE V

COVENANTS

Section 5.1 Efforts.

(a) From and after the date hereof, subject to the terms and conditions hereof, Purchaser and Seller shall, and shall cause their respective Subsidiaries to, use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under any applicable Law to consummate and make effective the Transaction as promptly as practicable, including (i) preparing and filing all filings, forms, registrations and notifications required to be filed to consummate the Transaction, (ii) using reasonable best efforts to satisfy the conditions to consummating the Transaction, (iii) using reasonable best efforts to obtain (and to cooperate with each other in obtaining) any consent, authorization, expiration or termination of a waiting period, permit, Order, approval, waiver or exemption of or by any Governmental Entity (including furnishing all information and documentary material required under the HSR Act or any other Antitrust Law) required to be obtained or made by Seller, Purchaser or any of their respective Affiliates in connection with the Transaction or the taking of any action contemplated by this Agreement, (iv) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transaction or the other transactions contemplated hereby, (v) executing and delivering any additional instruments necessary to consummate the Transaction and to fully carry out the purposes of this Agreement and (vi) using reasonable best efforts to give all notices to, and obtain all Approvals from, all third parties listed on Section 5.1(a) of the Seller Disclosure Schedules.

(b) Purchaser and Seller shall each keep the other apprised of the status of matters relating to the completion of the Transaction and work cooperatively in connection with obtaining all required Regulatory Approvals. In that regard, prior to the Closing, each Party shall promptly consult with the other Party to this Agreement with respect to and provide any necessary information and assistance as the other Party may reasonably request with respect to (and, in the case of correspondence, provide the other Party (or their counsel) copies of) all notices, submissions or filings made by or on behalf of such Party with any Governmental Entity or any other information supplied by or on behalf of such Party to, or correspondence with, a Governmental Entity in connection with this Agreement, the Transaction. Each Party shall promptly inform the other Party, and if in writing, furnish the other Party with copies of (or, in the case of oral communications, advise the other Party orally of) any communication from any Governmental Entity regarding the Transaction, and permit the other Party to review and discuss in advance, and consider in good faith the views of the other Party in connection with, any proposed communication or submission with any such Governmental Entity. To the extent allowed by applicable Law, no Party or any of its Representatives shall participate in any meeting or teleconference with any Governmental Entity in connection with this Agreement and the Transaction or the other transactions contemplated by this Agreement unless it consults with the other Party in advance and, to the extent not prohibited by such Governmental Entity, gives the other Party and its Representatives the opportunity to attend and participate thereat. Notwithstanding the foregoing, Purchaser and Seller may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 5.1(b) as “outside counsel only.” Such materials and the information contained therein shall be given only to the outside legal counsel and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (Purchaser or Seller, as the case may be) or its legal counsel. In addition, any materials provided pursuant to this Section 5.1(b) may be redacted (i) to remove references concerning the valuation of the Business, (ii) as necessary to comply with contractual obligations and (iii) as necessary to address reasonable privilege concerns.

(c) Without limiting Section 5.1(a) or 5.1(b), Purchaser and Seller shall make or file, as promptly as practicable, with the appropriate Governmental Entity all filings, forms, registrations and notifications required to be filed to consummate the Transaction under any applicable Antitrust Law. Purchaser and Seller shall, and shall cause their respective Affiliates to, as promptly as practicable, respond to inquiries from Governmental Entities, or provide any supplemental information that may be requested by Governmental Entities. Purchaser and Seller shall file their notification and report forms under the HSR Act no later than ten (10) Business Days after the date of this Agreement. In the event that the Parties receive a request for additional information or documentary material pursuant to the HSR Act or any other Antitrust Law (a “Second Request”), the Parties will use their respective reasonable best efforts to submit an appropriate response to, and to certify substantial compliance with, such Second Request as promptly as practicable, and counsel for both Parties will closely cooperate during the entirety of any such Second Request review process.

(d) Notwithstanding anything to the contrary set forth in this Agreement, Purchaser shall, in order to permit the Closing to occur as promptly as practicable and in any event before the Outside Date, (i) propose, negotiate, commit to, effect and agree to, by consent decree, hold separate order, or otherwise, the sale, divestiture, license, holding separate, and other disposition of and restriction on the businesses, assets, properties, product lines and equity interests of, or changes to the conduct of business of, Purchaser, the Purchased Companies, and any of their respective Subsidiaries, (ii) create, terminate, or divest relationships, ventures, contractual rights or obligations of Purchaser, the Purchased Companies, and their respective Subsidiaries, and (iii) otherwise take or commit to take any action that would limit Purchaser’s freedom of action with respect to, or its ability to retain or hold, directly or indirectly, any businesses, assets, equity interests, product lines or properties of Purchaser, the Purchased Companies, and their respective Subsidiaries; provided that any such agreement or action binding upon the Purchased Companies is conditioned upon the Closing.

(e) In furtherance and not in limitation of the covenants of the Parties contained in this Section 5.1, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging the Transaction or any other transaction contemplated by this Agreement as violative of any Antitrust Law, each of Purchaser and Seller shall use reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Transaction or any such other transaction contemplated by this Agreement.

(f) Whether or not the Transaction is consummated, Purchaser shall be responsible for all fees of and payments (including filing fees and legal and professional fees) to any Governmental Entity to obtain any Approvals pursuant to this Section 5.1, other than the fees of and payments to Seller’s and (prior to the Closing) the Purchased Companies’ legal and professional advisors.

(g) Any provision in this Agreement notwithstanding, none of Seller, the other Seller Entities or any of their respective Affiliates (including, prior to the Closing, the Purchased Companies) shall under any circumstance be required to pay or commit to pay any non-de minimis amount or incur any non-de minimis obligation in favor of or offer or grant any non-de minimis accommodation (financial or otherwise, regardless of any provision to the contrary in the underlying Contract, including any requirements for the securing or posting of any bonds, letters of credit or similar instruments, or the furnishing of any guarantees) to any Person to obtain any Approval. Seller and its Subsidiaries shall not have any further obligation to obtain Approvals in respect of Business Contracts after one (1) year following the Closing Date (except as set forth in Section 2.7), and Seller and its Subsidiaries shall not have any obligation to initiate any Proceeding against any Person in order to obtain any such Approval. Except as specifically provided otherwise in this Agreement, none of Seller, the other Seller Entities or any of their respective Affiliates (including, prior to the Closing, the Purchased Companies) shall have any Liability whatsoever to Purchaser arising out of or relating to the failure to obtain any Approvals that may be required in connection with the Transaction or because of the termination of any Contract as a result thereof. Except as specifically provided otherwise in this Agreement, Purchaser acknowledges that no representation, warranty or covenant of Seller contained herein shall be breached or deemed breached solely as a result of (i) the failure to obtain any Approval, (ii) any such termination of a Contract or (iii) any Proceeding commenced or threatened by or on behalf of any Person arising out of or relating to the failure to obtain any such Approval or any such termination.

Section 5.2 Covenants Relating to Conduct of Business.

(a) Except (i) as set forth in Section 5.2(a) of the Seller Disclosure Schedules or as necessary or advisable to give effect to Exhibit A, (ii) as required by applicable Law, (iii) for any reasonable actions taken, or omitted, in response to the COVID-19 pandemic (so long as Seller notifies Purchaser in writing prior to taking such actions, to the extent such actions are reasonably material (or if providing prior notice is not practicable, promptly after taking such actions)) and keeps Purchaser reasonably informed of the status of such actions, (iv) as otherwise required by the terms of this Agreement (including, for the avoidance of doubt, Section 5.18) , (v) for the entry into an agreement for (or the consummation of) a Permitted WholeCo Proposal in and of itself or (vi) in order to dividend or distribute Cash Amounts in excess of, as applicable, the US Minimum Cash Amount, the MNCP Minimum Cash Amount and the Non-MNCP Minimum Cash Amount, from the date of this Agreement to the Closing or the earlier termination of this Agreement in accordance with Article VIII, except as Purchaser may otherwise consent to (such consent not to be unreasonably withheld, conditioned or delayed), Seller shall cause the Purchased Companies to: (A) operate the Business in all material respects in the ordinary course of business, (B) use commercially reasonable efforts to preserve material existing relationships with third parties with whom the Purchased Companies conduct the Business, (C) take such commercially reasonably actions as may be reasonably necessary to continue to implement the “Project Rally” and “Project BAU” restructuring efforts of the Business, in each case subject to the additional provisions set forth in Section 5.2(a) of the Seller Disclosure Schedules and (D) use commercially reasonable efforts to enter into the Connect Cash Pooling Agreement, and take such commercially reasonable actions as may be reasonably necessary to implement the transactions contemplated by such Contract; provided that failure to take any action by Seller or its Subsidiaries which is prohibited by the provisions of Section 5.2(b) shall not constitute a breach of this Section 5.2(a); provided, that no action by Seller or its Subsidiaries specifically permitted as an exception to the actions which are otherwise prohibited by the provisions of Section 5.2(b) shall be deemed a breach of this Section 5.2(a).

(b) Except (i) as set forth in Section 5.2(b) of the Seller Disclosure Schedules or as necessary or advisable to give effect to Exhibit A, (ii) as required by applicable Law, (iii) for any actions taken, or omitted, in response to the COVID-19 pandemic (so long as Seller notifies Purchaser in writing prior to taking such actions and keeps Purchaser reasonably informed of the status of such actions, to the extent such actions are reasonably material (or if providing prior notice is not practicable, promptly after taking such actions)), (iv) as otherwise required by the terms of this Agreement (including, for the avoidance of doubt, Section 5.18) or for the purpose of complying with Section 5.8 or repatriating Cash to Seller and its Affiliates (other than the Purchased Companies), (v) for the entry into an agreement for (or the consummation of) a Permitted WholeCo Proposal in and of itself or (vi) in order to dividend or distribute Cash Amounts in excess of, as applicable, the US Minimum Cash Amount, the MNCP Minimum Cash Amount and the Non-MNCP Minimum Cash Amount, from the date of this Agreement to the Closing or the earlier termination of this Agreement in accordance with Article VIII, Seller shall cause each Purchased Company and the Business not to do any of the following without the prior written consent of Purchaser (such consent not to be unreasonably withheld, conditioned or delayed) (except that Purchaser may in its discretion withhold, condition or delay consent with respect to Section 5.2(b)(F), (G), (H), (I), (M), (Q), (R), (S), (T), (U), or (W) to the extent applicable to any of the foregoing):

(A) except as may be required under any Seller Benefit Plan or Collective Bargaining Agreement (x) directly or indirectly increase the compensation or benefits payable, whether conditionally or otherwise, to any Business Employee or director or individual independent contractor of any Purchased Company, other than any increase adopted in the ordinary course of business in respect of the compensation of any employee whose annual base salary does not exceed $250,000 after giving effect to such increase, (y) provide or promise to provide any severance, retention, change in control, or other transaction-related compensation or benefits or any equity awards to any Business Employee, or (z) accelerate the vesting or payment of compensation or benefits under any Seller Benefit Plan;

(B) other than in the ordinary course of business, (x) terminate any independent contractor agreement with a total value in excess of $250,000 per year or the employment of any Business Employee having an annual salary or annualized base wages in excess of $250,000, other than a termination of employment for cause or (y) enter into any independent contractor agreement with a total value in excess of $250,000 per year or hire any employee who would become a Business Employee having an annual salary or annualized base wages in excess of $250,000;

(C) except as required by applicable Law, negotiate, enter into, amend or extend any Collective Bargaining Agreement;

(D) take any action that would constitute a “mass layoff” or “plant closing” within the meaning of the Worker Adjustment and Retraining Notification Act or would otherwise trigger notice requirements or liability under any applicable plant closing notice law;

(E) adopt, enter into, terminate, or amend in any material respect any Transferred Benefit Plan (or arrangement that would be a Transferred Benefit Plan if it were in effect on the date hereof);

(F) authorize or effect any amendment to or change the Organizational Documents of any Purchased Company or Business Joint Venture (but in the case of Business Joint Ventures, only to the extent Seller or any of its Subsidiaries have the authority to cause or consent to any such action);

(G) issue, transfer, sell or dispose of, or authorize the issuance, transfer, sale or disposition of any Equity Interests or grant any options, warrants or other rights to purchase or obtain any of its Equity Interests, or redeem, repurchase or otherwise acquire any Equity Interests of any Purchased Company (other than to or by another Purchased Company);

(H) except for transactions solely among the Purchased Companies in the ordinary course of business, (v) incur or guarantee any Indebtedness, other than in the ordinary course of business or for amounts not exceeding, individually or in the aggregate, $500,000, (w) make any material acquisition of any assets (including Equity Interests) or businesses, (x) sell, pledge, dispose of or encumber any material assets (including Equity Interests) or businesses, or (y) waive, cancel or assign any claims or rights of any Purchased Company material to the Business;

(I) exclusively license, sell, assign, or transfer ownership of any material Business Intellectual Property, or abandon or allow to lapse any material Business Intellectual Property, except in the ordinary course of business;

(J) except as required by applicable Law, make any material changes to its privacy or data security policies or practices;

(K) (x) settle or agree to any settlement, waiver, compromise or release with respect to any Proceeding (other than a Proceeding involving solely monetary damages with an amount paid in settlement or compromise, in each case, not in excess of $500,000 and, in all such cases, not in excess of $2,500,000 in the aggregate, and not involving any (i) admission of Liability, violation of Law or other wrongdoing on the part of any Purchased Company, (ii) equitable relief adversely affecting any Purchased Company or (iii) material restriction on the operation of the Business or admission of violation of Law) or (y) commence any material Proceeding except in the ordinary course of business;

(L) (u) change the jurisdiction of Tax residence of any Purchased Company, (v) waive or extend any statute of limitations in respect of any Taxes (other than (1) extensions in connection with ongoing Tax Proceedings or (2) automatic or automatically granted extensions), (w) file any amended Tax Return; (x) make, change or revoke any Tax election (except, in each case, in a manner consistent with past practice and in the ordinary course of business), (y) change any annual Tax accounting period or Tax accounting method or (z) settle or compromise any Tax Proceeding or enter into any closing agreement with any Taxing Authority in respect of any Tax; in each case, other than (1) in the ordinary course of business in respect of any non-material amount in the aggregate or (2) if such action would not reasonably be expected to result in a material increase in the Tax liability of the Purchased Companies for any Post-Closing Tax Period (it being further agreed and understood that clauses (A) through (K) and (M) through (W) of this Section 5.2(b) shall not apply to Tax Returns, Tax Proceedings or other Tax compliance matters (other than Section 5.2(b)(W) insofar as it relates to this Section 5.2(b)(L)));

(M) other than in the ordinary course of business, enter into any Contract with Affiliates (other than the Purchased Companies) that would be binding on the Purchased Companies or any Business Joint Venture after the Closing;

(N) (x) enter into any Contract which would have been a Material Contract if in effect on the date hereof or (y) adversely amend or modify in any material respect, assign, terminate (partially or completely, but excluding expirations in accordance with their terms), or grant any material waiver or release under, any Material Contract, in each case of (x) and (y) other than in the ordinary course of business;

(O) (x) make, commit to, or incur any loans, advances or capital expenditure not contemplated in the capital budget of the Business disclosed to Purchaser prior to the date hereof in respect of the Business in excess of $500,000 individually or in the aggregate or (y) other than in the ordinary course of business, fail to make or materially delay any capital expenditure contemplated in the capital budget of the Business disclosed to Purchaser prior to the date hereof in respect of the Business;

(P) in each case other than in the ordinary course of business, delay or postpone the payment of accounts payable, accelerate the collection of accounts receivable or otherwise change or modify any material cash management practice or policy;

(Q) reclassify, split, combine or subdivide, directly or indirectly, any of its Equity Interests or authorize and declare any dividend or distribution (including any dividend or distribution of convertible securities);

(R) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation or other reorganization, other than any reorganization contemplated in connection with this Agreement;

(S) (x) other than in the ordinary course of business, make any material change to the Product composition, scope or geographic coverage of the Business or (y) except as previously disclosed to Purchaser, modify, alter, or otherwise change the name, marks or other branding tools used in connection with the Business;

(T) transfer employees from Seller or any of the Seller Entities to any Purchased Company or vice versa;

(U) engage in any receivable factoring that would materially reduce the amount of assets of the Purchased Companies;

(V) make any material change in any method of financial accounting or auditing practice, other than those required by GAAP or applicable Law; or

(W) authorize any of, or commit or agree to take, whether in writing or otherwise, the foregoing actions.

(c) From the date of this Agreement to the Closing or the earlier termination of this Agreement in accordance with Article VIII, Purchaser and its Affiliates shall not (i) acquire or agree to acquire by merging or consolidating with, or by purchasing the assets of or equity in, any Person (a “Specified Acquisition”) or enter into any new line of business, if the entering into of a definitive agreement relating to or the consummation of such a Specified Acquisition or the entering into such new line of business, as applicable, would reasonably be expected to (A) prevent, materially delay or materially impede the obtaining of, or adversely affect in any material respect the ability of Purchaser to procure, any authorizations, consents, orders, declarations or approvals of any Governmental Entity or the expiration or termination of any applicable waiting period necessary to consummate the transactions contemplated hereby or (B) materially increase the risk of any Governmental Entity entering an order, ruling, judgment or injunction prohibiting the consummation of the transactions contemplated hereby; or (ii) subject to the other terms and conditions of this Agreement, take any action that is intended to, or which would reasonably be expected to, materially affect or delay the ability of Purchaser to otherwise perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby.

(d) Nothing contained in this Agreement shall give Purchaser, directly or indirectly, the right to control or direct Seller’s or any of its Subsidiaries’ (including, prior to Closing, the Purchased Companies’) businesses or operations. Anything to the contrary in this Agreement notwithstanding, nothing in this Section 5.2 shall prohibit or otherwise restrict in any way the operation of the business of Seller or any of its Subsidiaries (except solely with respect to the conduct of the Business by the Purchased Companies), or the transfer (by distribution or otherwise) of any cash or cash equivalents prior to the Adjustment Time.

Section 5.3 Confidentiality.

(a) The Parties acknowledge that the information being provided to them in connection with the Transaction is subject to the terms of that certain non-disclosure agreement between Advent International Corporation and Seller, dated as of August 16, 2020 (the “Confidentiality Agreement”), the terms of which shall survive the Closing (except as expressly provided in the following sentence); provided, that Purchaser shall be entitled to use or disclose such information in investigating, or defending itself against, any Proceeding relating to this Agreement or the Transaction or for the purposes of complying with this Agreement and consummating the Transaction. Effective upon, and only upon, the Closing, Purchaser’s obligations under the Confidentiality Agreement shall terminate with respect to information to the extent relating to the Business; provided, further, that Purchaser acknowledges that its obligations of confidentiality and non-disclosure with respect to any and all other information provided to it by or on behalf of Seller, the other Seller Entities, the Purchased Companies or any of their respective Affiliates or Representatives, concerning Seller, the other Seller Entities or any of their respective Affiliates (other than solely with respect to the Business and the Purchased Companies) shall continue to remain subject to the terms and conditions of the Confidentiality Agreement; provided, further, that Parties agree that the term of such confidentiality and non-disclosure obligations shall extend to five years after the Closing notwithstanding the term set forth in the Confidentiality Agreement.

(b) For five (5) years after the Closing, unless Purchaser has otherwise consented in writing, Seller shall, and shall cause its Subsidiaries to, treat confidentially any and all confidential information solely to the extent relating to the Business or any Purchased Companies, and shall not disclose such confidential information to any other Person or otherwise use such confidential information for any purpose; provided that the foregoing restrictions shall not apply to any information (i) that is or becomes generally available to the public other than as a result of disclosure by Seller or its Subsidiaries in violation of this Section 5.3(b), (ii) is required to be disclosed by applicable Law or to a Governmental Entity or otherwise in connection with compliance or regulatory requirements, (iii) that Seller or any of its Affiliates receives after the Closing from a source that is not, to the knowledge of Seller, under any obligation of confidentiality to Purchaser or its Affiliates with respect to such information, or (iv) that is independently developed by or on behalf of Seller or any of its Affiliates without reference to or use of such confidential information. Notwithstanding the foregoing, the Parties acknowledge and agree that (x) Seller, the other Seller Entities and their respective Affiliates may currently, and may continue following the Closing, maintain and expand business and commercial relationships (whether as a customer, supplier or otherwise) with the same Persons, and engage in commercial relationships with such Persons and with Purchaser and the Purchased Companies, and may employ, or continue to employ, individuals who previously worked in or with the Business and possess, in each case, knowledge and Technology used in, relating to or arising from the Business, in each case subject to Section 5.15, and (y) nothing in this Section 5.3(b) shall prohibit or restrict the maintenance or expansion of any such relationships or employment of any such individuals. In addition, the foregoing shall not prohibit Seller or its Subsidiaries from disclosing or using such confidential information for the purpose of investigating, or defending itself against, any Proceeding relating to this Agreement or the Transaction or complying with the terms of, or performing under, any of the Transaction Documents. Furthermore, the provisions of this Section 5.3(b) will not prohibit any retention of copies of records or any disclosure in connection with the preparation and filing of financial statements with a Governmental Entity (including the SEC) or Tax Returns of Seller or its Affiliates or in connection with the enforcement of any right or remedy relating to this Agreement, the other Transaction Documents or the transactions contemplated hereby and thereby.

Section 5.4 Access to Information.

(a) Seller shall, and shall cause the Purchased Companies and their Representatives to, afford to Purchaser and its Representatives reasonable access, upon reasonable notice during normal business hours, consistent with applicable Law, during the period prior to the Closing, to the properties, books, Contracts, records and personnel of Seller and its Subsidiaries to the extent related to the Business, in each case for the purposes of (i) facilitating the completion of the Transaction and (ii) supporting (A) the operations and deliberations of the Integration Planning Committee and (B) the related integration planning undertaken by Purchaser in connection therewith (including the anticipated implementation of the Integration Plan), in each case of clause (ii) in accordance with Section 5.20. Such reasonable access shall in each case include access to periodic financial information of the Business (including monthly and quarterly unaudited income statements and balance sheets and statements of stockholders’ equity to the extent otherwise available) and, in accordance with Section 5.20(a), a reasonable opportunity to discuss the performance of the Business with its senior management; provided that (x) neither Seller nor any of its Affiliates shall be required to violate any obligation of confidentiality to which it or any of its Affiliates may be subject, or to provide access to or disclose information where, upon the advice of counsel, such access or disclosure would jeopardize attorney-client privilege or contravene any Laws, in each case in discharging Seller’s obligations pursuant to this Section 5.4 (provided, that Seller or its Affiliate (as applicable) shall, to the extent practicable, provide Purchaser with written notice that it is withholding or otherwise not providing access to such information, the Parties shall cooperate in good faith to develop substitute arrangements that would not reasonably be expected to so result in the loss of attorney-client privilege or violation of Law or any confidentiality obligations and Seller shall use commercially reasonable efforts to obtain any Approval or waiver necessary from the Person to whom any applicable confidentiality obligation is owed); (y) Seller shall not be required to make available, or cause its Subsidiaries to make available, Business

Employee personnel files where providing such access would violate any Law or where the consent of such Business Employee is required and such consent has not been obtained; and (z) prior to the Closing Date, Purchaser shall not conduct any Phase II Environmental Site Assessment or conduct any invasive testing or any sampling of soil, sediment, surface water, ground water or building material Located at, on, under or within any facility on the Owned Real Property or the Transferred Leased Property, or any other property of Seller, the other Seller Entities, the Purchased Companies or any of their respective Affiliates without Seller’s prior consent.

(b) Purchaser agrees that any investigation undertaken pursuant to the access granted under Section 5.4(a) shall be conducted in such a manner as not to unreasonably interfere with the operation of the Business or Seller and its Subsidiaries (including the Purchased Companies), and that, prior to the Closing, none of Purchaser or any of its Affiliates or Representatives shall communicate with any of the employees (other than management-level employees of the Business and with respect to discussions regarding post-Closing employment arrangements with employees of the Business and their counsel or with respect to integration planning discussions in accordance with Section 5.20) of the Business without the prior written consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed.

(c) From the Closing until the seventh (7th) anniversary of the Closing, Purchaser shall, and shall cause its Affiliates to, afford Seller, its Affiliates and their respective Representatives, during normal business hours, upon reasonable notice, access to the properties, books, Contracts, records and employees of the Business and the Purchased Companies to the extent that such access may be reasonably requested by Seller in connection with any reasonable business purpose, including in connection with financial statements, taxes, reporting obligations and compliance with applicable Laws, conducted in a manner not to unreasonably interfere with the business operations of Purchaser and the Purchased Companies; provided, that nothing in this Agreement shall limit any of Seller’s or any of its Affiliates’ rights of discovery; provided, further, that none of Purchaser or the Purchased Companies shall be required to violate any obligation of confidentiality to which it may be subject, or to provide access to or disclose information where, upon the advice of counsel, such access or disclosure would jeopardize attorney-client privilege or contravene any Laws, in each case in discharging Purchaser’s obligations pursuant to this Section 5.4(c) (provided, that Purchaser shall, to the extent reasonably practicable, provide Seller with written notice that it is withholding or otherwise not providing access to such information, the Parties shall cooperate in good faith to develop substitute arrangements that would not reasonably be expected to so result in the loss of attorney-client privilege or violation of Law or any confidentiality obligations and Purchaser shall use commercially reasonable efforts to obtain any Approval or waiver necessary from the Person to whom any applicable confidentiality obligation is owed).

(d) Purchaser agrees to hold all the books and records of the Business existing on the Closing Date and not to destroy or dispose of any thereof for a period of seven (7) years from the Closing Date or such longer time as may be required by Law; provided, that nothing herein shall limit any destruction or disposition in accordance with the current document retention policies of Seller.

Section 5.5 No Solicitation.

(a) Except as expressly permitted by this Section 5.5, Seller shall not, and shall cause each of its Subsidiaries and its and their respective officers and directors, and shall instruct each of its other Representatives not to, directly or indirectly, (i) solicit, initiate, knowingly encourage or knowingly facilitate any proposal or offer that constitutes, or would reasonably be expected to lead to, a Competing Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any other Person any non-public information in connection with or for the purpose of facilitating, any proposal or offer that constitutes, or would reasonably be expected to lead to, a Competing Proposal (other than, solely in the case of a Competing WholeCo Proposal, to ascertain facts from the Person making such proposal or offer for the sole purpose of the Seller Board informing itself about such proposal or offer and the Person that made it and, in the case of any Competing Proposal, for Seller to refer the inquiring Person to this Section 5.5(a)) or (iii) enter into any letter of intent, agreement or agreement in principle providing for a Competing Proposal (other than, solely in the case of a Competing WholeCo Proposal, an Acceptable Confidentiality Agreement) (a “Seller Acquisition Agreement”).

(b) Seller shall, and shall cause each of its Subsidiaries and its and their respective officers and directors, and shall instruct each of its other Representatives, to immediately cease and cause to be terminated any discussions or negotiations with any Persons (other than Purchaser and its Affiliates and Representatives) that may be ongoing with respect to a Competing Proposal. Seller shall not release any third party from, or waive, amend or modify any standstill or confidentiality provision with respect to a Competing Proposal in any agreement to which Seller is a party; provided that if the Seller Board determines in good faith, after consultation with Seller’s outside legal counsel, that the failure to take such action with respect to a Competing WholeCo Proposal would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law, Seller may waive any such standstill provision to the extent necessary to permit a third party to make a Competing WholeCo Proposal.

(c) Notwithstanding anything to the contrary contained in this Agreement, if at any time prior to the time the Seller Shareholder Approval is obtained, Seller receives a Competing WholeCo Proposal from any Person, and if the Seller Board determines in good faith that such Competing WholeCo Proposal constitutes or could reasonably be expected to lead to a Superior Proposal, then Seller and its Representatives may (i) furnish, pursuant to an executed confidentiality agreement containing confidentiality provisions that are not less favorable in any material respect to Seller than those contained in the Confidentiality Agreement (an “Acceptable Confidentiality Agreement”), information (including non-public information) with respect to Seller and its Subsidiaries to the Person that has made such Competing WholeCo Proposal and its Representatives (provided that Seller shall, substantially concurrently with the delivery to such Person, provide to Purchaser any non-public information concerning the Business and the Purchased Companies that is provided or made available to such Person or its Representatives unless such non-public information has been previously provided to Purchaser or its Representatives) and (ii) engage in or otherwise participate in discussions or negotiations with the Person making such Competing WholeCo Proposal and its Representatives regarding such Competing WholeCo Proposal. Seller shall promptly (and in any event within twenty-four (24) hours) notify Purchaser in writing if Seller takes any of the actions in the foregoing clauses (i) and (ii).

(d) Seller shall promptly (and in no event later than twenty-four (24) hours after receipt) notify Purchaser in writing in the event that Seller, any of its Subsidiaries or any of their Representatives receives a Competing Proposal or any offer, proposal, inquiry or request for information or discussions relating to Seller or its Subsidiaries that would be reasonably likely to lead to a Competing Proposal, including the material terms and conditions thereof and the identity of the Person making the Competing Proposal or offer, proposal, inquiry or request. Seller shall keep Purchaser reasonably informed, on a reasonably current basis, as to the status of (including any material developments with respect to) such Competing Proposal, offer, proposal, inquiry or request.

(e) Except as permitted by this Section 5.5, neither the Seller Board nor any committee thereof shall (i) (A) qualify, withhold, withdraw or modify, or publicly propose to qualify, withhold, withdraw or modify, in each case, in any manner adverse to Purchaser, the Seller Recommendation, (B) fail to include the Seller Recommendation in the Proxy Statement, (C) fail to publicly affirm the Seller Recommendation within two (2) Business Days after Purchaser requests any such affirmation with respect to any Competing Proposal that has been publicly announced or which has become public, (D) in the event any tender or exchange offer is commenced (within the meaning of Rule 14d-2 under the Exchange Act) that constitutes a Competing Proposal, fail to publish, send or provide to the shareholders of Seller, pursuant to Rule 14e-2(a) under the Exchange Act and within ten (10) Business Days after such tender or exchange offer is first commenced, or subsequently amended in any material respect, a statement recommending that such shareholders reject such tender or exchange offer and publicly affirming the Seller Recommendation, or (E) approve or recommend to the shareholders of Seller, or publicly propose to approve or recommend to the shareholders of Seller, a Competing Proposal (any action described in this clause (i) being referred to as a “Seller Adverse Recommendation Change”) or (ii) authorize, cause or permit Seller or any of its Subsidiaries to enter into any Seller Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to the time the Seller Shareholder Approval is obtained and following the time at which a Competing WholeCo Proposal has been made to Seller, the Seller Board may make a Seller Adverse Recommendation Change if, prior to taking such action, the Seller Board has determined in good faith, after consultation with Seller’s outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the Seller Board’s fiduciary duties under applicable Law; provided that prior to making such Seller Adverse Recommendation Change, (x) Seller has given Purchaser at least three (3) Business Days prior written notice of its intention to take such action specifying, in reasonable detail, the reasons therefor, and (y) at the end of such notice period, the Seller Board shall have considered in good faith any revisions to the terms of this Agreement proposed in writing by Purchaser, and shall have determined, after consultation with Seller’s outside legal counsel, that the failure to make a Seller Adverse Recommendation Change would continue to be reasonably expected to be inconsistent with the Seller Board’s fiduciary duties under applicable Law.

(f) Notwithstanding anything to the contrary set forth in this Agreement, if the Seller Board has determined in good faith that a Competing WholeCo Proposal made after the date hereof constitutes a Superior Proposal, the Seller Board may, subject to compliance with this Section 5.5(f), at any time prior to the time the Seller Shareholder Approval is obtained, (i) make a Seller Adverse Recommendation Change or (ii) cause Seller to terminate this Agreement in accordance with Section 8.1(h) in order to enter into a definitive agreement relating to such

Superior Proposal subject to paying the Seller Termination Fee in accordance with Section 8.4; provided that prior to making such Seller Adverse Recommendation Change or so terminating this Agreement, (A) Seller has given Purchaser at least three (3) Business Days prior written notice of its intention to take such action, which notice shall include a description of the material terms and conditions of, and the identity of the Person making, such Superior Proposal and a copy of any proposed definitive Seller Acquisition Agreement providing for such Superior Proposal, (B) at the end of such notice period, the Seller Board shall have considered in good faith any revisions to the terms of this Agreement proposed in writing by Purchaser, and shall have determined that such Superior Proposal would continue to constitute a Superior Proposal if such revisions proposed by Purchaser were to be given effect, and (C) in the event of any material change to the terms of such Superior Proposal, Seller shall, in each case, have delivered to Purchaser an additional notice consistent with that described in clause (A) of this proviso and a new notice period under clause (A) of this proviso shall commence during which time Seller shall be required to comply with the requirements of this Section 5.5(f) anew with respect to such additional notice, including clauses (A), (B) and this clause (C) of this proviso (except that the reference to “three (3) Business Days” in clause (A) of this proviso shall be replaced with “two (2) Business Days”).

(g) Nothing contained in this Section 5.5 shall prohibit Seller or the Seller Board from (i) taking or disclosing to the shareholders of Seller a position contemplated by Rule 14e-2(a) or Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act (or any similar communications to shareholders of Seller), (ii) making any “stop, look and listen” communication to the shareholders of Seller pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to shareholders of Seller) or (iii) making any disclosure to the shareholders of Seller if the Seller Board determines in good faith, after consultation with Seller’s outside legal counsel, that the failure to make such disclosure would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law; provided that nothing in this Section 5.5(g) shall be deemed to permit a Seller Adverse Recommendation Change other than in accordance with Sections 5.5(e) or 5.5(f). For the avoidance of doubt, nothing contained in this Section 5.5 shall permit Seller or the Seller Board to (i) solicit, initiate, knowingly encourage or knowingly facilitate any Competing Business Proposal, participate in any discussions or negotiations regarding, or furnish to any other Person any non-public information in connection with or for the purpose of facilitating, any proposal or offer that constitutes, or would reasonably be expected to lead to, a Competing Business Proposal (other than for Seller to refer the inquiring Person to Section 5.5(a)), (ii) enter into any Acceptable Confidentiality Agreement or Seller Acquisition Agreement with respect to a Competing Business Proposal, (iii) make any Seller Adverse Recommendation Change in respect of a Competing Business Proposal or (iv) terminate this Agreement in accordance with Section 8.1(h) in order to enter into a definitive agreement relating to a transaction that constitutes a Competing Business Proposal.

Section 5.6 Filings; Other Actions.

(a) As promptly as reasonably practicable (and in any event within twenty (20) Business Days) following the date of this Agreement, Seller shall prepare and file with the SEC the preliminary Proxy Statement. Purchaser shall reasonably cooperate with Seller in the preparation of the Proxy Statement and furnish all information concerning Purchaser that is required in connection with the preparation of the Proxy Statement. Seller shall respond promptly to any comments from the SEC or the staff of the SEC and resolve such comments as soon as reasonably practicable. Seller shall notify Purchaser promptly of the receipt of any comments (whether written or oral) from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or for additional information and shall supply Purchaser with copies of all correspondence between Seller and any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement or the transactions contemplated by this Agreement. The Proxy Statement shall comply as to form in all material respects with the requirements of the Exchange Act. If at any time prior to the Seller Shareholders’ Meeting (or any adjournment or postponement thereof) any information relating to Seller or Purchaser, or any of their respective Affiliates, officers or directors, is discovered by Seller or Purchaser that is required to be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not include a misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information shall be promptly filed by Seller with the SEC and, to the extent required by applicable Law, disseminated to the shareholders of Seller. Seller shall cause the Proxy Statement to be mailed to Seller’s shareholders as promptly as reasonably practicable (and in any event within five (5) Business Days) after the first to occur of: (i) the resolution of all comments of the SEC or the staff of the SEC with respect to the preliminary Proxy Statement or (ii) receiving approval from the SEC or the staff of the SEC that Seller may commence such mailing. Subject to applicable Law, prior to filing or mailing any Proxy Statement, including any amendment or supplement thereto, Seller (and its Affiliates) will provide Purchaser with a reasonable opportunity to review and comment on such document and response. All expenses incurred in connection with the filing (including any applicable SEC filing fees), printing and mailing of the Proxy Statement, including any amendments or supplements thereto, will be borne by Seller.

(b) Subject to Section 5.6(c), Seller shall, in accordance with applicable Law and Seller’s articles of association, set a record date for, duly give notice of, convene and hold the Seller Shareholders’ Meeting as promptly as reasonably practicable and as permissible under applicable Law either on or following the mailing of the Proxy Statement to Seller’s shareholders (and will hold the Seller Shareholders’ Meeting in any event no more than thirty (30) days after the date of such mailing). Unless Seller shall have made a Seller Adverse Recommendation Change, Seller shall include the Seller Recommendation in the Proxy Statement and shall solicit, and use reasonable best efforts to obtain, the Seller Shareholder Approval at the Seller Shareholders’ Meeting and shall reasonably cooperate with Purchaser in making presentations to proxy advisory firms or other similar Persons recommending the transaction contemplated hereby.

(c) Seller shall cooperate with and keep Purchaser informed on a reasonably current basis regarding its solicitation efforts and voting results following the dissemination of the Proxy Statement to Seller’s shareholders. Seller may adjourn or postpone the Seller Shareholders’ Meeting (i) to allow time for the filing and dissemination of any supplemental or amended disclosure document that the Seller Board has determined in good faith (after consultation with its outside legal counsel) is required to be filed and disseminated under applicable Law and the evaluation of such supplemental or amended disclosure document by Seller’s shareholders; (ii) if there are insufficient Seller Ordinary Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Seller Shareholders’ Meeting; (iii) to the extent permitted by applicable Law, to allow reasonable additional time to solicit additional proxies if Seller has not received proxies representing a sufficient number of Seller Ordinary Shares to obtain the Seller Shareholder Approval, whether or not a quorum is present (Seller may not adjourn or postpone such meeting more than twice pursuant to this clause (iii)); (iv) with the prior written consent of Purchaser (which shall not be unreasonably withheld, conditioned or delayed), (v) if required by applicable Law or on account of a force majeure event or emergency, or (vi) if the shareholders of Seller approve a motion to adjourn the Seller Shareholders’ Meeting pursuant to Seller’s articles of association. Purchaser may require Seller to postpone or adjourn the Seller Shareholders’ Meeting one time for not more than ten (10) Business Days to solicit additional proxies if Seller has not received proxies representing a sufficient number of Seller Ordinary Shares to obtain the Seller Shareholder Approval, unless prior to any such postponement or adjournment Seller shall have received an aggregate number of proxies sufficient such that, if the Seller Ordinary Shares subject to such proxies are not otherwise voted at the Seller Shareholders’ Meeting so as to withdraw such proxies, the Seller Shareholder Approval would be obtained; provided that Purchaser may not require Seller to postpone or adjourn the Seller Shareholders’ Meeting to a date that is later than ten (10) Business Days prior to the Outside Date. Seller shall establish a record date for purposes of determining the Seller shareholders entitled to notice of and vote at the Seller Shareholders’ Meeting (the “Record Date”) on or prior to the date on which the Proxy Statement is mailed to the Seller’s shareholders. Once established, Seller shall not change the Record Date or establish a different record date for the Seller Shareholders’ Meeting without the prior written consent of Purchaser (not to be unreasonably withheld, conditioned or delayed), unless the Seller Board determines in good faith (after consultation with its outside legal counsel) that it is required to do so by applicable Law. In the event that the date of the Seller Shareholders’ Meeting as originally called is for any reason postponed or adjourned or otherwise delayed, Seller agrees that, unless Purchaser shall have otherwise approved in writing (not to be unreasonably withheld, conditioned or delayed), it shall implement such postponement or adjournment or other delay in such a way that Seller does not establish a new record date for the Seller Shareholders’ Meeting, as so postponed, adjourned or delayed, except as required by applicable Law. Unless this Agreement has been terminated pursuant to and in accordance with Article VIII, and notwithstanding any Seller Adverse Recommendation Change, this Agreement shall be submitted to Seller’s shareholders for the purpose of obtaining the Seller Shareholder Approval.

Section 5.7 Public Announcements. Each of Seller and Purchaser agree that the initial press release to be issued with respect to the execution and delivery of this Agreement shall be in a form agreed to by the Parties and that the Parties shall consult with each other before issuing any other press release or making any other public announcement with respect to this Agreement and the transactions contemplated hereby and shall not issue any such press release or make any such public announcement without the prior consent of the other Party (which shall not be unreasonably withheld, delayed or conditioned); provided that a Party may, without the prior consent of the other Party, issue such press release or make such public statement (a) so long as such statements are not inconsistent with previous public statements made in compliance with this Agreement or (b) to the extent required by applicable Law or the applicable rules of any stock exchange (in which event the Party proposing to issue such press release or make such public statement shall, to the extent permitted by applicable Law or the applicable rules of such stock exchange, use its reasonable efforts to consult in good faith with the other Party before issuing any such press release or making any such public statement and cooperate to limit the scope of disclosure to the minimal amount of information required by Law). Notwithstanding the foregoing, nothing contained in this Section 5.7 shall prevent Purchaser or any of its Affiliates from making customary disclosures, including the key economic terms of the transaction contemplated by this Agreement, to their current or prospective investors (that are subject to confidentiality obligations in connection therewith) in connection with their fundraising, marketing, informational and reporting activities.

Section 5.8 Intercompany Accounts and Intercompany Arrangements.

(a) Notwithstanding anything to the contrary in this Agreement, at or prior to the Closing, all intercompany balances and accounts (other than trade payables or receivables arising in the ordinary course of business and included in Adjusted Current Assets or Adjusted Current Liabilities, in each case as applicable, other than intercompany balances and accounts, in each case, to the extent described in Section 5.8(a)(i) of the Seller Disclosure Schedules, and other than the Swiss Note if Purchaser exercises its option to acquire the Swiss Note pursuant to Section 2.1) between Seller or its Subsidiaries (other than the Purchased Companies), on the one hand, and any Purchased Company, on the other hand, shall be settled or otherwise eliminated in such a manner as Seller shall determine in its reasonable discretion that will not result in any continuing Liability of or obligation on the Business or the Purchased Companies following the Closing (other than any Liability owing by one Purchased Company to another Purchased Company and any obligation related thereto). Seller shall, and shall cause its Subsidiaries (including the Purchased Companies and Seller Entities) to, take such action and make such payments as may be necessary to settle or eliminate such intercompany balances and accounts in accordance with the immediately preceding sentence.

(b) At or prior to the Closing, except for the Transaction Documents, the Restructuring Agreements, and any understandings or Contracts set forth in Section 5.8(b) of the Seller Disclosure Schedules (those so listed, the “Continuing Related Party Contracts”), Seller or its Subsidiaries, as applicable, shall terminate, or cause to be terminated, pursuant to documentation in form and substance reasonably acceptable to Purchaser, all understandings or Contracts, including all obligations to provide goods, services, information or other benefits, between Seller and its Subsidiaries (other than the Purchased Companies), on the one hand, and any Purchased Company, on the other hand, without further payment or performance (including any payment or performance as a result of such termination) and such understandings and Contracts shall cease to have any further force and effect, such that no party thereto shall have any further Liabilities or obligations therefor or thereunder (all such understandings and Contracts, the “Related Party Contracts”). All powers of attorney with respect to or involving the Purchased Companies in favor of Seller or its Subsidiaries (other than those held solely by one or more other Purchased Companies) shall be terminated prior to the Closing and, after the Closing, the Purchased Companies shall not be bound thereby or have any liability thereunder. Each of the Continuing Related Party Contracts shall continue in force and effect in accordance with their respective terms without regard to any provision of this Agreement which may be to the contrary.

Section 5.9 Purchaser R&W Insurance Policy. Purchaser or an Affiliate thereof has conditionally bound the Purchaser R&W Insurance Policy in substantially the form provided to Seller prior to the execution of this Agreement. Purchaser agrees that the Purchaser R&W Insurance Policy shall provide that (a) except in the event of Actual Fraud, the insurer shall waive and not pursue any subrogation rights against Seller, any other Seller Entity or any of their respective Affiliates or Representatives and (b) the Seller Entities shall be express third party beneficiaries of such provision under the Purchaser R&W Insurance Policy. Purchaser shall bear all costs and expenses related to the Purchaser R&W Insurance Policy, including the premium, retention, deductible, broker fee, underwriting fee, due diligence fee, carrier commissions, underwriting costs, and surplus lines taxes and fees. Prior to the Closing, Seller shall use commercially reasonable efforts to make available due diligence material reasonably requested by Purchaser to obtain the Purchaser R&W Insurance Policy. For the avoidance of doubt, the Parties acknowledge and agree that the obtaining of the Purchaser R&W Insurance Policy is not a condition to the Closing.

Section 5.10 Employee Matters.

(a) Terms and Conditions of Employment. With respect to each Business Employee, Purchaser or its applicable Affiliate shall maintain, for a period of at least twelve (12) months following the Closing Date, or such longer period as required by applicable Law, subject to such Business Employee remaining employed by Purchaser or its applicable Affiliate during such period (the “Employment Period”):

(A) the same wage rate or base salary level that is in effect for such Business Employee immediately prior to the Closing;

(B) target cash opportunities for such Business Employee that are in the aggregate no less favorable than those in effect immediately prior to the Closing;

(C) employee benefits (excluding equity-based compensation, defined benefits pursuant to qualified and nonqualified retirement plans, and retiree health and welfare benefits) that are no less favorable, in the aggregate, than those in effect for such Business Employees immediately prior to the Closing;

(D) for Business Employees who are eligible to participate in the Nielsen Holdings plc, Amended & Restated Severance Policy for Section 16 Officers and United States-based Senior Executives and/or the replica Transferred Benefit Plan for Business Employees, a principal place of employment that is not more than fifty (50) miles from Business Employee’s principal place of employment as of immediately prior to the Closing (unless such Business Employee consents to a change in principal place of employment); and

(E) for Business Employees who are providing services outside the United States and to the extent required by applicable Law or the terms of any Collective Bargaining Agreement, the recognition of seniority prior to the Closing with Seller or any of its Affiliates (or any of their predecessors) for all purposes.

In addition, the compensation and benefits of Business Employees who are covered by a Collective Bargaining Agreement shall be provided in accordance with such applicable Collective Bargaining Agreement. Notwithstanding anything in this Agreement to the contrary, such compensation and benefits provided by Purchaser or its applicable Affiliate during the Employment Period shall be of the type and at the levels sufficient to comply with applicable Law. To the extent reasonably necessary for any Business Employee to perform customary services in connection with such Business Employee’s employment with Purchaser or its applicable Affiliate, Seller and the Seller Entities shall release each Business Employee from any existing non-competition, non-solicitation or confidentiality obligation owed to Seller or any of the Seller Entities.

(b) Service Credit. Without limiting Section 5.10(a), to the extent applicable, as of and after the Closing, Purchaser or its applicable Affiliate shall provide to each Business Employee full credit for all purposes under each employee benefit plan, policy or arrangement, sponsored by Purchaser or any of its Affiliates for such Business Employee’s service, prior to the Closing with Seller or any of its Affiliates, (or any of their predecessors), to the same extent such service is recognized by Seller and its Affiliates immediately prior to the Closing; provided that such service shall not be credited for purposes of benefit accrual or level of benefits under the defined benefit pension plans or retiree medical plans of Purchaser and its Affiliates, covering the Business Employees (except as required by applicable Law or Collective Bargaining Agreement) or to the extent such credit would result in any duplication of compensation or benefits.

(c) Health Coverages. Purchaser shall use commercially reasonable efforts to cause each Business Employee, and his or her eligible dependents, to be covered on and after the Closing (to the extent the Business Employee elects to participate), by a group health plan or plans maintained by Purchaser or any of its Affiliates, that (i) comply with the provisions of Section 5.10(a)(C), (ii) do not limit or exclude coverage on the basis of any preexisting condition of such Business Employee or dependent (other than any limitation already in effect under the applicable group health Seller Benefit Plan), or on the basis of any other exclusion or waiting period not in effect under the applicable group health Seller Benefit Plan, and (iii) provide each Business Employee full credit under Purchaser’s or such Affiliate’s group health plans, for the year in which the Closing Date occurs, for any deductible or co-payment already incurred by the Business Employee under the applicable group health Seller Benefit Plan, and for any other out-of-pocket expenses that count against any maximum out-of-pocket expense provision of the applicable group health Seller Benefit Plan, or Purchaser’s or such Affiliate’s group health plans.

(d) Notification and Consultation. Solely to the extent required by applicable Law or the terms of any Collective Bargaining Agreement, Seller and its applicable Affiliates shall timely notify, consult with or obtain consent from the Business Employees, the Employee Representatives, or any Union, as applicable, in respect of any matters required by applicable Law in connection with this Agreement or the transactions contemplated hereby. Purchaser and its applicable Affiliates shall timely provide any information reasonably necessary for Seller and its Affiliates to discharge their obligations under the Transfer Regulations or other Laws to notify and/or consult with the Business Employees or their Employee Representatives, if any.

(e) Collective Bargaining Agreements. Solely to the extent required by applicable Law, Purchaser agrees that as of and following the Closing Date, Purchaser shall recognize the Unions that are signatories to the Collective Bargaining Agreements as the representatives of the Business Employees of the bargaining units described therein.

(f) Disability Benefits. Purchaser shall be responsible for continuing any salary continuation benefits and providing other short-term disability benefits to any Business Employee who was on short-term disability leave immediately prior to the Closing Date. If any Business Employee who is receiving short term or long-term disability benefits as of the Closing Date is, within twelve (12) months following the Closing Date, able to return to work, Purchaser or its applicable Affiliate shall offer employment to such Business Employee on terms consistent with those applicable to Business Employees generally under this Section 5.10 and in accordance with applicable Law. To the extent provided by a Collective Bargaining Agreement, Purchaser or its applicable Affiliate shall return to work any inactive employee of the Business who is subject to a Collective Bargaining Agreement and who is receiving short- or long-term disability benefits as of the Closing Date, but who subsequently becomes able to return to work within the period provided in the Collective Bargaining Agreement that applied to him or her immediately prior to the Closing Date. In connection with Purchaser’s or its Affiliate’s employment of any Business Employees returning from long-term disability leave, Purchaser will promptly reimburse Seller for the Liabilities incurred by Seller in respect of salary continuation benefits and other long-term disability benefits in respect of any such Business Employee from the period beginning on the Closing Date and ending on the date of such Business Employee’s employment with Purchaser or its applicable Affiliate.

(g) Pension Plans. In respect of the Transferred Benefit Plan operating in the United Kingdom known as the Nielsen (UK) Pension Plan (the “UK Plan”), prior to Closing, Seller shall have the right to negotiate with the trustees of the UK Plan with respect to any additional payment into the UK Plan which may be required by the trustees of the UK Plan as a result of the Transaction; provided, that (i) Purchaser shall be entitled to participate in any such negotiations and (ii) Seller shall not agree with the trustees of the UK Plan for any additional payment into the UK Plan as a result of the Transaction without the prior, written consent of Purchaser (such consent not to be unreasonably withheld, conditioned, or delayed); provided, further, that Seller may make such additional payment as Seller reasonably determines necessary to secure the release of Seller’s guarantee with respect to the UK Plan. To the extent the amount of any such additional payment is not resolved prior to the Closing, Purchaser shall reasonably promptly notify Seller of (i) any demand made by the trustees of the UK Plan for any additional payment into the UK Plan as a result of the Transaction and (ii) the extent to which the technical provisions (as defined in section 222 of the UK Pensions Act 2004) of the UK Plan are, in the opinion of the trustees of the UK Plan, increased because of the effects of the Transaction on the UK Plan (to the extent not addressed by additional demand in clause (i) above), in the actuarial valuation of the UK Plan agreed next subsequent to the Closing in accordance with section 224 of the UK Pensions Act 2004. After the Closing, to the extent the amount of any additional payment resulting from the Transaction is not resolved prior to Closing, Purchaser shall have the right to negotiate with the trustees of the UK Plan with respect to any additional payment into the UK Plan which may be required by the trustees of the UK Plan as a result of the Transaction; provided, that (i) Seller shall be entitled to participate in any such negotiations and (ii) Purchaser shall not agree with the trustees of the UK Plan for any additional payment into the UK Plan as a result of the Transaction without the prior, written consent of Seller (such consent not to be unreasonably withheld, conditioned, or delayed). Seller shall be required to pay any additional payment into the UK Plan which may be required by the trustees of the UK Plan as a result of the Transaction (excluding, for the avoidance of doubt, any increase that is not a result of the Transaction), and to the extent made after Closing shall make such payment to Purchaser (or a Purchased Company as a designee of Purchaser) as an adjustment to the Purchase Price (but only to the extent such amount was not otherwise reflected in the determination of Working Capital or Closing Indebtedness (as finally determined in accordance with Section 2.5)). In connection with any negotiation with the trustees of the UK Plan with respect to any additional payment into the UK Plan which may be required by the trustees of the UK Plan as a result of the Transaction, no Party shall encourage or discourage any such payment.

(h) Existing Awards. Seller shall take all action reasonably necessary such that (i) each equity or equity-based award issued by Seller or any of its Subsidiaries outstanding as of immediately prior to the Closing and held by a Tier I Business Employee shall remain outstanding and eligible to be assumed or substituted by Purchaser or one or more of its Affiliates in the Transaction under such terms and conditions as Purchaser may determine, which such terms and conditions Purchaser shall notify to Seller prior to the Closing, and (ii) effective as of immediately prior to the Closing, each equity or equity-based award issued by Seller or any of its Subsidiaries then outstanding and held by a Business Employee other than a Tier I Business Employee shall become vested in full, assuming achievement at not less than target in the event of any award subject to performance-based vesting conditions.

(i) No Third-Party Beneficiaries. Without limiting the generality of Section 10.5 and subject to Section 10.5, the provisions of this Section 5.10 are solely for the benefit of the Parties to this Agreement and no current or former employee, director or independent contractor or any other individual associated therewith shall be regarded for any purpose as a third-party beneficiary of this Agreement, nothing herein shall be construed as the establishment of, an amendment to, or the waiver of any provision under, any Seller Benefit Plan or other employee benefit plan for any purpose. Nothing herein shall create any right to employment, continued employment, or any term or condition of employment with Purchaser, the Purchased Companies, or any of their respective Affiliates or limit any of their rights to (A) modify the terms and conditions of employment of any Business Employee or (B) modify or terminate any employee benefit plan or arrangement in accordance with its terms.

Section 5.11 Guarantees.

(a) At or prior to the Closing, Purchaser shall at its sole expense, with reasonable assistance and cooperation of Seller and its Subsidiaries, use its reasonable best efforts to (i) arrange for substitute letters of credit, surety bonds, security deposits, Purchaser guarantees and other contractual obligations to replace the outstanding letters of credit, surety bonds, security deposits, guarantees and other contractual obligations entered into by or on behalf of Seller or any of its Affiliates (other than the Purchased Companies) in connection with or relating to the Business or the Purchased Companies listed on Section 5.11(a) of the Seller Disclosure Schedules (together, the “Connect Guarantees”), or (ii) assume all obligations under each Connect Guarantee, obtaining from the creditor, lessor or sublessor or other counterparty a full and irrevocable release (a “Release”) of Seller and its Affiliates (other than the Purchased Companies) that are liable, directly or indirectly, for reimbursement to the creditor or fulfillment of other Liabilities to a counterparty in connection with the Connect Guarantees. Purchaser further agrees that to the extent Seller or any of its Affiliates (other than the Purchased Companies) incurs any cost or expense, or is required to make any payment, in connection with any Connect Guarantees after the Closing, Purchaser shall indemnify and hold harmless Seller and such Affiliates against, and reimburse Seller and such Affiliates for, all reasonable amounts paid out-of-pocket by Seller or such Affiliates to the extent a result of (i) any such Connect Guarantee being drawn upon or (ii) Seller or any of its Affiliates (other than the Purchased Companies) being required to perform under any such Guarantee.

(b) Seller shall, and Seller shall use commercially reasonable efforts to cause its counsel to, on or prior to the Closing Date, deliver to Purchaser copies of such legal opinions and officer’s certificates as may be required by the terms of any Seller Indenture in order to effect the release of any guarantees by any Purchased Company pursuant to the terms of any Seller Indenture. In connection with the Closing, Seller shall (i) request from the applicable agents under the Seller Credit Agreement and the Seller Term Loan Credit Agreement the documents requested by the Purchaser pursuant to the following clause (ii) and (ii) use commercially reasonable efforts to, on or prior to the Closing Date, deliver to Purchaser (x) customary documentation as may be reasonably requested by Purchaser to evidence the release of (A) each Purchased Company, to the extent applicable, from its guarantees and all other obligations under each Seller Debt Facility and (B) all Liens on the Equity Interests and/or the assets of each Purchased Company, in each case, under or in respect of the Seller Credit Agreement and the Seller Term Loan Credit Agreement, (y) UCC-3 termination statements and terminations of any intellectual property security agreements, to evidence the release of Liens on the assets of each Purchased Company under or in respect of the Seller Credit Agreement and the Seller Term Loan Credit Agreement, to the extent applicable and (z) customary documentation as may be reasonably requested by Purchaser to evidence the release of each Purchased Company from its obligations and, if applicable, Liens in respect thereof, under the following arrangements, unless otherwise mutually agreed: (1) the Uncommitted Receivables Purchase Agreement, dated as of December 22, 2015 (as amended from time to time), between The Nielsen Company (US), LLC, Gracenote Media Services, LLC, The Nielsen Company (Europe) S.a r.l., and Gracenote, Inc., as sellers, Nielsen Holdings PLC, as guarantor, and BNP Paribas, as purchaser and (2) any other debt facility or cash pooling facility existing on the date hereof as Purchaser and Seller mutually agree.

Section 5.12 Insurance.

(a) Seller and its Subsidiaries shall, with respect to any claim or incident that relates to the Purchased Companies or the Business, which arises prior to the Closing, and is covered by an occurrence-based insurance policy of Seller or its Subsidiaries (each, a “Seller Occurrence Policy”) in effect prior to the Closing Date and as set forth in Section 5.12(a) of the Seller Disclosure Schedules, (i) upon the request of Purchaser, report such claim or incident to the appropriate insurer as promptly as practicable and in accordance with the terms and conditions of such Seller Occurrence Policy, (ii) upon the request of Purchaser, include Purchaser on material correspondence relating to such claim or incident and (iii) instruct that any insurance proceeds to the extent in respect of such claim or incident are paid directly to Purchaser or its designee, rather than to Seller or its Affiliate, or, if such proceeds are received by any Seller or Affiliate thereof, pay, or cause to be paid, such proceeds over to Purchaser or its designee; provided, that:

(i) Purchaser shall reimburse Seller for all reasonable out-of-pocket expenses incurred by Seller or its Affiliates in connection with their performance of the covenants and other agreements set forth in this Section 5.12(a);

(ii) Purchaser shall reasonably cooperate with Seller or its Affiliates in pursuing any such claims and shall comply with all policy terms and conditions for pursuit and collection of such claims; and

(iii) Purchaser shall exclusively bear and be liable for (A) deductibles and retentions and uninsured, uncovered, unavailable or uncollectible amounts to the extent allocable to such claims (provided, that Seller provide Purchaser with the applicable insurer issued loss runs) and (B) any reasonable and documented out-of-pocket fees, costs and expenses incurred by Seller directly or indirectly through the insurers or reinsurers of the Seller Occurrence Policies relating to any such claims.

(b) From and after the Closing, the Purchased Companies shall cease to be insured by Seller’s and its Affiliates’ respective current and historical insurance policies or programs and by any of their current and historical self-insured programs, other than the Seller Occurrence Policies to the extent expressly contemplated by Section 5.12(a), and none of Purchaser, the Purchased Companies or their respective Affiliates shall have any access, right, title or interest to or in any such insurance policies, programs or self-insured programs (including to all claims and rights to make claims and all rights to proceeds) to cover any of the Purchased Companies or any of their assets or any liabilities of the Purchased Companies or liabilities otherwise arising from the operation of the Business. Seller and its Affiliates may, from and after the date hereof, amend any insurance policies and ancillary arrangements in the manner they deem appropriate; provided, that no such amendment shall have the effect of materially limiting or modifying Purchaser’s rights under Section 5.12(a) without Purchaser’s consent (not to be unreasonably withheld, conditioned or delayed). From and after the Closing, Purchaser shall secure all insurance appropriate for its operation of the Purchased Companies and the Business.

(c) This Agreement shall not be considered an attempted assignment of any policy of insurance or as a Contract of insurance and shall not be construed to waive any right or remedy of Seller or any of its Affiliates in respect of any insurance policy or any other Contract or policy of insurance.

Section 5.13 Litigation Support; Shared Claims.

(a) From and after the Closing, in the event that and for so long as Seller, Purchaser or any of their Affiliates is prosecuting, contesting, defending or otherwise involved in any Proceeding, claim, audit, review, inquiry, examination or investigation by a third party in connection with (a) the Transaction or any of the other transactions contemplated under this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction relating to, in connection with or arising from the Business or the Purchased Companies (and first arising prior to the Closing, in the case of Seller’s obligation under this Section 5.13), the Parties shall, and shall cause their Affiliates (including, with respect to Purchaser, the Purchased Companies) and their respective officers and employees to, reasonably cooperate with the other Party, its Affiliates and their counsel in such prosecution, contest or defense, including making available its personnel, and providing such testimony and access to its books and records as shall be reasonably necessary in connection with such prosecution, contest or defense.

(b) Purchaser shall have the right (but not the obligation) following the Closing to retain the defense and control of any Shared Claim that exists as of the Closing and relates primarily to the Business, and to assume the defense and control of any Shared Claim that arises after the Closing and relates primarily to the Business, in each case with counsel reasonably acceptable to Seller; provided, that if Purchaser chooses to assume the defense and control of any such Shared Claim it shall allow Seller a reasonable opportunity to participate in the defense of such Shared Claim with its own counsel and at its own expense; provided, further, that Purchaser may not settle or compromise such Shared Claim (to the extent such settlement or compromise would relate to the Retained Business) without Seller’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). Seller shall have the right (but not the obligation) following the Closing to retain the defense and control of any Shared Claim that exists as of the Closing and relates primarily to the Retained Business, and to assume the defense and control of any Shared Claim that arises after the Closing and relates primarily to the Retained Business, in each case with counsel reasonably acceptable to Purchaser; provided, that if Seller chooses to assume the defense and control of any such Shared Claim it shall allow Purchaser a reasonable opportunity to participate in the defense of such Shared Claim with its own counsel and at its own expense; provided, further, that Seller may not settle or compromise such Shared Claim (to the extent such settlement or compromise would relate to the Business) without Purchaser’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). Each Party shall, and shall cause its Affiliates and Representatives to, provide the other Party with written notice of any Shared Claim and reasonably cooperate with the other Party in the defense of any Shared Claim. Notwithstanding the provisions of this Section 5.13, the provisions of Article IX shall control with respect to the management, settlement, and defense of Third Party Claims as set forth therein.

Section 5.14 Misdirected Payments; Wrong Pockets.

(a) Except as otherwise provided by this Agreement or any Transaction Document, Seller shall, or shall cause its applicable Affiliate to, promptly pay or deliver to Purchaser (or its designated Affiliate) any monies or checks that have been sent to Seller or any of its Affiliates after the Closing by customers, suppliers or other contracting parties of the Business or the Purchased Companies to the extent that they are related to the Business, the Purchased Companies or the Business Joint Ventures.

(b) Except as otherwise provided by this Agreement or any Transaction Document, Purchaser shall, or shall cause its applicable Affiliate (including the Purchased Companies) to, promptly pay or deliver to Seller (or its designated Affiliate) any monies or checks that have been sent to Purchaser or any of its Affiliates (including the Purchased Companies) or the Business after the Closing by customers, suppliers or other contracting parties to the extent that they are related to the Retained Business.

(c) (i) If at any time within thirty-six (36) months after the Closing either Party discovers that any assets or Liabilities exclusively related to the Business are held by Seller or any of its Affiliates, Seller shall transfer, or shall cause its Affiliates to transfer, at Seller’s sole cost and expense, such assets and Liabilities to the extent exclusively related to the Business as soon as reasonably practicable to Purchaser or a Subsidiary of Purchaser designated by Purchaser or (ii) if at any time within thirty-six (36) months after the Closing, either Party discovers that any assets or Liabilities exclusively related to the Retained Business are held by Purchaser or any of its Affiliates, Purchaser shall transfer, or shall cause its Affiliates to transfer, at Purchaser’s sole cost and expense, such assets and Liabilities to the extent exclusively related to the Retained Business as soon as reasonably practicable to Seller or a Subsidiary of Seller designated by Seller.

(d) Without limitation of the provisions of Section 5.14(c), if at any time within thirty-six (36) months after the Closing either Party identifies an asset or Liability not exclusively related to the Business or the Retained Business, but which should be allocated to the Business or the Retained Business pursuant to the terms of the Restructuring Agreements or otherwise pursuant to the allocation of assets and Liabilities set forth in this Agreement, the Parties shall take the actions set forth in Section 5.14(c) with respect to any such assets or Liabilities. For the avoidance of doubt, in the event of any conflict between the Global Reorganization Agreement (and any implementing agreement entered into connection therewith), on the hand, and this Agreement or any of the other Transaction Documents, on the other hand, this Agreement and the other Transaction Documents shall control.

Section 5.15 Non-Solicitation of Employees.

(a) For a period of three (3) years from the Closing Date, without the prior written consent of Purchaser, Seller agrees that none of Seller or any of its Subsidiaries shall directly or indirectly (i) solicit for employment or engagement as an independent contractor any Business Employee or (ii) hire or engage as an independent contractor any Business Employee, in each case who receives annual base compensation in excess of $50,000 per annum; provided that Seller and its Subsidiaries shall not be precluded from (x) soliciting or employing any such individual whose employment ceased at least three (3) months prior to commencement of employment discussions between Seller or its Subsidiaries and such individual or (y) soliciting (but not employing) any such individual who responds to solicitation not specifically targeted at employees of the Business (including by a search firm or recruiting agency).

(b) For a period of three (3) years from the Closing Date, without the prior written consent of Seller, Purchaser agrees that Purchaser shall not, and shall not cause its Affiliates (including the Purchased Companies) to, directly or indirectly (i) solicit for employment or engagement as an independent contractor any employee of Seller or any of its Subsidiaries or (ii) hire or engage as an independent contractor any employee of Seller or any of its Subsidiaries, in each case who receives compensation in excess of $50,000 per annum; provided that Purchaser and its Affiliates shall not be precluded from (x) soliciting or employing any such individual whose employment ceased at least three (3) months prior to commencement of employment discussions between Purchaser or its Affiliates and such individual or (y) soliciting (but not employing) any such individual who responds to solicitation not specifically targeted at employees of Seller or any of its Subsidiaries (including by a search firm or recruiting agency).

Section 5.16 Purchaser Financing; Financing Cooperation.

(a) Purchaser shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to obtain the proceeds of the Financing contemplated by the Commitment Letters on or prior to the Closing Date on the terms and conditions described in the Commitment Letters (i) as such terms may be modified or adjusted in accordance with the terms of the “flex” provisions contained in the Debt Fee Letter and/or (ii) on other terms acceptable to Purchaser which would not (x) reduce the aggregate amount of the Debt Financing unless the Equity Financing is increased by a corresponding amount or (y) impose new, modified or additional conditions precedent to the receipt of the Financing, including using reasonable best efforts to (i) maintain in full force and effect the Commitment Letters and complying with its obligations thereunder, (ii) satisfy on a timely basis, or obtain a waiver of, all conditions to the funding of the Financing set forth in the Commitment Letters and the Definitive Debt Financing Agreements (as defined below) applicable to it and that are within its control and (iii) negotiating and entering into definitive debt financing agreements on the terms and conditions contemplated by the Debt Commitment Letter (including, if applicable, any “flex” provisions contained in the Debt Fee Letter) (the “Definitive Debt Financing Agreements”). Purchaser shall comply with its obligations, and enforce its rights, under the Commitment Letters and Definitive Debt Financing Agreements in a timely and diligent manner. Upon the written request of Seller, Purchaser shall keep Seller informed in reasonable detail of the status of its efforts to arrange the Financing and shall give Seller prompt written notice of (x) any valid termination of the Commitment Letters, (y) any breach by any party to the Commitment Letters or Definitive Debt Financing Agreements of which Purchaser has become aware and (z) any condition precedent of the Financing that Purchaser has any reason to believe will not be satisfied at the Closing Date; provided, that Purchaser shall not be required to violate any obligation of confidentiality to which it may be subject, or to provide access to or disclose information where, upon the advice of counsel, such access or disclosure would jeopardize attorney-client privilege or contravene any Laws, in each case in discharging Purchaser’s obligations pursuant to this Section 5.16(a) (provided, that Purchaser shall, to the extent reasonably practicable, provide Seller with written notice that it is withholding or otherwise not providing access to such information, and the Parties shall cooperate in good faith to develop substitute arrangements that would not reasonably be expected to so result in the loss of attorney-client privilege or violation of Law or any confidentiality obligations and Purchaser shall use commercially reasonable efforts to obtain any Approval or waiver necessary from the Person to whom any applicable confidentiality obligation is owed).

(b) Prior to the Closing, Purchaser shall not agree to or permit any termination, amendment, replacement, supplement or other modification of, or waive any of its rights under, the Commitment Letters, Debt Fee Letter or, to the extent entered into prior to the Closing Date, the Definitive Debt Financing Arrangements or enter into any other fee letter, side letters, understandings or other agreements or arrangements relating to the Commitment Letters or the Financing without Seller’s prior written consent; provided that Purchaser may, without Seller’s prior written consent, (i) enter into any amendment, replacement, supplement or other modification to or waiver of any provision of the Debt Commitment Letter or Definitive Debt Financing Agreements that would not, and would not reasonably be expected to (A) reduce the amount of the Debt Financing contemplated by the Debt Commitment Letter such that the amount of such reduced Debt Financing plus the existing commitments under the Equity Commitment Letter would be less than the Financing Amounts, unless the Equity Financing is increased by a corresponding amount; provided that (x) such increased Equity Financing is on terms as set forth in the Equity Commitment Letter or otherwise on terms acceptable to Seller and (y) the entities that have committed to provide such increased Equity Financing shall be reasonably acceptable to Seller (and Seller agrees that the entities party to the Equity Commitment Letter on the date hereof are acceptable if at the time of such Equity Financing increase such entities have the financial wherewithal to support such increased commitment), (B) adversely affect in any material respect the ability of Purchaser to enforce its rights against any other party to Debt Commitment Letter or the Definitive Debt Financing Agreements, in each case, as so amended, replaced, supplemented or otherwise modified, relative to the ability of Purchaser to enforce its rights against the other parties to the Debt Commitment Letter as in effect on the date hereof, or (C) prevent, delay or impede the consummation of the Transaction, the Debt Financing or the other transactions contemplated by this Agreement; and (ii) amend, replace, supplement or otherwise modify the Debt Commitment Letter to add lenders, lead arrangers, book runners, syndication agents or similar entities that had not executed the Debt Commitment Letter as of the date of this Agreement, but only, with respect to clause (i) and this clause (ii), to the extent doing so would not have the effects described in clauses (A), (B) or (C) above or impose new, modified or additional conditions or expand any existing condition to the amount, receipt or availability of the Debt Financing. Upon any such amendment, replacement, supplement, modification or waiver, the terms “Debt Commitment Letter” and “Definitive Debt Financing Agreement” shall mean the Debt Commitment Letter or Definitive Debt Financing Agreement, as applicable, as so amended, replaced, supplemented or modified. Purchaser shall promptly deliver to Seller copies of any such amendment, replacement, supplement or other modification of the Debt Commitment Letter and/or any such waiver of a provision of the Debt Commitment Letter.

(c) If all or any portion of the Debt Financing required to consummate the Transaction becomes unavailable, or the Debt Commitment Letter or any of the Definitive Debt Financing Agreements shall be withdrawn, repudiated, terminated or rescinded, regardless of the reason therefor, then Purchaser shall use its reasonable best efforts to arrange and obtain as promptly as reasonably practicable, from the same and/or alternative financing sources, alternative financing, in an amount sufficient to consummate the Transaction, the economic terms, negative covenants and financial covenants of which, taken as a whole, are no less favorable, in any material respect, to the Purchaser than as set forth in the Debt Commitment Letter and the Debt Fee Letter in effect as of the date hereof (assuming for purposes hereof that all “flex” provisions have been exercised); provided, that nothing herein or in any other provision of this Agreement shall require, and in no event shall the reasonable best efforts of Purchaser be deemed or construed to require, (i) Purchaser or any of its Affiliates to waive any material term or condition of this Agreement, (ii) Purchaser or any of its Affiliates to seek alternative financing to the extent otherwise agreed in writing by Seller and Purchaser or (iii) seek any additional equity financing commitments. In the event any alternative financing is obtained in accordance with this Section 5.16(c) (“Alternative Financing”), references in this Agreement to the “Debt Financing” shall also be deemed to refer to such Alternative Financing, and if one or more commitment letters, fee letters or definitive financing agreements are entered into or proposed to be entered into in connection with such Alternative Financing, references in this Agreement to the Debt Commitment Letter, the Debt Fee Letter and the Definitive Debt Financing Agreements shall also be deemed to refer to such commitment letters, fee letters and definitive financing agreements relating to such Alternative Financing, and all obligations of Purchaser pursuant to this Section 5.16(c) shall be applicable thereto to the same extent as Purchaser’s obligations with respect to the Debt Financing. Purchaser shall inform Seller upon any determination by Purchaser to seek Alternative Financing and, thereafter, upon written request from Seller, Purchaser shall provide Seller with reasonable detail of the status of Purchaser’s efforts to obtain and consummate such Alternative Financing.

(d) It is understood and agreed that after the date of this Agreement, Purchaser may elect to pursue debt financing in the form of senior secured notes and/or senior unsecured notes issued in a public offering, Rule 144A offering or other private placement (such debt financing, the “Best Efforts Bond Financing”) and if such Best Efforts Bond Financing closes and funds on or prior to the Closing Date, such proceeds would be used in lieu of a corresponding portion of the Debt Financing contemplated by the Debt Commitment Letter on the Closing Date to finance a portion of the transactions contemplated hereby and to pay related fees and expenses. In the event that Purchaser elects to pursue such Best Efforts Bond Financing (the “Bond Election”), Purchaser shall inform Seller in writing of the same and from and after such notification to Seller, Seller agrees that it will use its reasonable best efforts to, and will cause the Seller Entities and its and their respective Representatives to use their respective reasonable best efforts to, assist Purchaser in obtaining such Best Efforts Bond Financing in accordance with Section 5.16(e); provided, however, that notwithstanding anything to the contrary in this Agreement, the failure of Seller or any of its Affiliates (or any of their respective Representatives) to comply with their obligations under Section 5.16, in respect of any Best Efforts Bond Financing only, shall not be taken into account in determining whether any condition to the Closing set forth in Article VII shall have been satisfied. In the event Purchaser makes a Bond Election, it is the intention of the parties hereto to work together following the date of this Agreement to effect the Best Efforts Bond Financing; provided, that in the event that the Best Efforts Bond Financing is not obtained on or prior to the Closing Date, the Purchaser will utilize the full amount of the Debt Financing Commitments in accordance with Section 4.4(i). Purchaser acknowledges and agrees that the availability of or obtaining of the Financing, the Best Efforts Bond Financing or any other financing or the receipt of proceeds therefrom is not a condition to the Closing. Notwithstanding anything to the contrary herein, the Purchaser shall not cancel or terminate any commitments provided by the Debt Financing Sources pursuant to the Debt Commitment Letter as a result of the Best Efforts Bond Financing until the net proceeds from the Best Efforts Bond Financing (in an aggregate principal amount sufficient, when added together with the Equity Financing provided under the Equity Commitment Letter and the Debt Financing provided under the Debt Commitment Letter (determined after giving effect to such cancellation or termination), to fund the Financing Amounts) are funded into escrow and the conditions precedent to the release of such amounts from escrow are no less favorable (taken as a whole) to the Purchaser than as set forth in the Debt Commitment Letter in effect as of the date hereof.

(e) Seller Cooperation.

(i) Seller shall use reasonable best efforts to, and shall cause the Seller Entities and its and their respective Representatives to use their respective reasonable best efforts to, provide such cooperation as is reasonably requested by Purchaser in connection with the Debt Financing and, if a Bond Election is made, the Best Efforts Bond Financing and as is customarily provided for such financings, including using reasonable best efforts to:

(A) cause appropriate members of the Purchased Companies’ and/or Seller’s senior management team to participate during normal business hours in a reasonable number of meetings, lender presentations (including a customary high yield road show), due diligence sessions, drafting sessions, calls and meetings with prospective lenders and ratings agencies, in each case, upon reasonable notice at mutually agreed times and places;

(B) assist Purchaser with Purchaser’s preparation of customary materials for rating agency presentations, lender presentations, confidential information memoranda, offering memoranda, private placement memoranda, prospectuses and similar documents (and delivering such due diligence materials that are reasonably requested by Purchaser in connection with the preparation therewith);

(C) provide (x) a customary authorization letter by the chief financial officer (or other similar financial officer) of the Purchased Companies in connection with confidential information memoranda authorizing the distribution of information to prospective lenders and identifying any portion of such information that constitutes material, nonpublic information regarding Seller, the Purchased Companies or their Subsidiaries or their respective securities and (y) information and supporting details reasonably requested by Purchaser to enable Purchaser (or its applicable Affiliates) to deliver a solvency certificate in the form required by the Debt Commitment Letter;

(D) assist Purchaser with Purchaser’s preparation of any loan agreement, indenture, guarantees, pledge and security documents or hedging agreements contemplated by the Debt Financing and, if applicable, the Best Efforts Bond Financing (including (A) reasonably cooperating with Purchaser in connection with the release of any guarantees and/or liens granted by or encumbering the equity interests and/or assets of the Purchased Companies in respect of the Seller Debt Facilities and any obligations of Seller), and any certificates, exhibits and schedules related thereto and other customary definitive documents and deliverables relating to the Debt Financing and, if applicable, the Best Efforts Bond Financing, any certificates and schedules related thereto, and otherwise reasonably assist in facilitating the pledging of collateral and the perfection of the applicable security interests contemplated by the Debt Financing;

(E) cooperate with reasonable due diligence requests with respect to the Purchased Companies;

(F) furnish to Purchaser (i) all financial statements and other documents and information required by numbered paragraphs 6(a), (b), (c) and (d) of Exhibit C to the Debt Commitment Letter, (ii) all financial and other information regarding Seller and its Subsidiaries that is reasonably required in order for Purchaser to consummate the financing contemplated by the Debt Financing and/or the Best Efforts Bond Financing, (iii) in the event of any Best Efforts Bond Financing, all customary information that is Compliant to be included in a customary offering memorandum (other than the description of all of any portion of the debt financing, including any “description of notes” or risk factors relating to all or any component of the debt financing) including historical financial statements, business and other financial data of the type required in a registered offering by Regulation S-X and Regulation S-K under the Securities Act (other than Rule 3-09, Rule 3-10, Rule 3-16 of Regulation S-X or information required by Item 10, Item 402 and Item 601 of Regulation S-K, XBRL exhibits and information regarding executive compensation and related party disclosure related to SEC Release Nos. 33-8732A, 34-54302A and IC-27444A and other customary exceptions in Rule 144A-for-life private placements) that are customarily included in offering memoranda for offerings pursuant to Rule 144A promulgated under the Securities Act (subject to customary exceptions) or that would be necessary for the Purchased Companies’ auditors to provide customary (for high yield debt securities) “comfort” (including “negative assurance” comfort) (the foregoing clauses (i) and (ii) and this clause (iii), the “Bank Information”), and (iv) updates to the Bank Information if necessary so that the Bank Information does not contain any untrue statement of a material fact or fail to omit to state any material fact necessary in order to make such Bank Information not materially misleading;

(G) in the event that the Bond Election has been made and the Closing Date has not occurred by February 11, 2021, furnish to Purchaser, as promptly as reasonably practicable after completion of such audit and in any event no later than March 15, 2021, an audited consolidated balance sheet of the Business as of December 31, 2020 and audited statements of income and cash flows of the Business for the fiscal year ended December 31, 2020;

(H) cooperate and assist Purchaser in connection with Purchaser’s preparation of pro forma financial statements reflecting the Transaction and the Financing contemplated by the Debt Commitment Letter, and if applicable, the Best Efforts Bond Financing (which, in the event of the Best Efforts Bond Financing, will include providing information necessary for Purchaser to include the estimated impact of acquisition accounting in respect of the Transaction and to otherwise comply with Article 11 of Regulation S-X) and, in the event of the Best Efforts Bond Financing, providing supporting documentation to the Purchased Companies’ independent auditors to enable such auditors to provide customary negative assurance comfort on such pro forma financial statements; it being understood and agreed that Purchaser shall be responsible for the preparation of any pro forma financial statements for the Debt Financing and/or the Best Efforts Bond Financing and that the Seller Entities and the Purchased Companies shall not be required to provide any information regarding any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other post-Closing pro forma adjustments (or otherwise prepare pro forma financial information or post-Closing financial information);

(I) furnish Purchaser and the Debt Financing Sources promptly, and in any event at least four (4) Business Days prior to the Closing Date, with (i) all documentation and other information required by regulatory authorities with respect to the Loan Parties (as defined in the Debt Commitment Letter) under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act and (ii) to the extent any Borrower (as defined in the Debt Commitment Letter) qualifies as a “legal entity customer” under 31 C.F.R. § 1010.230, a customary certification for such Borrower in relation to such Borrower, in each case of clauses (i) and (ii), that has been reasonably requested by Purchaser in writing at least nine (9) Business Days in advance of the Closing Date;

(J) cause the taking of corporate and other actions by Seller and its Subsidiaries that are reasonably necessary to permit the consummation of the Debt Financing (and if applicable, the Best Efforts Bond Financing) on the Closing Date and to permit the proceeds thereof to be made available to Purchaser as of the Closing; it being understood and agreed that (A) no such corporate or other action will take effect prior to the Closing and (B) any such corporate or other action will only be required of the directors, members, partners, managers or officers of Seller and the Purchased Companies who retain their respective positions as of the Closing;

(K) cause the Purchased Companies’ accountants to provide assistance and cooperation to the Purchaser including participating in drafting sessions and accounting due diligence sessions, consenting to the use of their report in any materials relating to the Debt Financing and, in the case of the Best Efforts Bond Financing, delivering customary comfort letters in accordance with applicable accounting standings (including negative assurance and change period comfort);

(L) enter into customary agreements with underwriters, initial purchasers or placement agents, provided that neither Seller or any of its subsidiaries shall have any liability or obligations thereunder until the Closing occurs; and

(M) assist Purchaser or its Affiliates in obtaining corporate and facilities ratings in connection with the Debt Financing and, if applicable, the Best Efforts Bond Financing.

(ii) The foregoing notwithstanding, none of Seller, any of its Subsidiaries or any of its or their Representatives shall be required to take or permit the taking of any action pursuant to Section 5.16(d) or this Section 5.16(e) that would: (A) require Seller, its Subsidiaries or any Persons who are directors or officers of Seller or its Subsidiaries to pass resolutions or consents to approve or authorize the execution of the Debt Financing and, if applicable, the Best Efforts Bond Financing, other than those that are not contingent upon the Closing and would be effective simultaneously with or after the Closing, (B) require Seller, its Subsidiaries (other than any Purchased Companies) or any other Persons to execute or deliver any certificate, opinion, document, instrument or agreement or agree to any change or modification of any existing certificate, opinion, document, instrument or agreement, (C) require any Purchased Company to execute or deliver any certificate, opinion, document, instrument or agreement, or agree to any change or modification of any existing certificate, opinion, document, instrument or agreement, in each case, prior to the Closing (other than the obligation to deliver the customary authorization letter referenced above) (it being understood that no obligations of any Purchased Company under any certificate, opinion, document, instrument or agreement delivered pursuant to this Section 5.16(e) (other than such authorization letter) shall be required to be effective prior to the Closing and counsel to Seller and its Subsidiaries shall not be required to provide any legal opinions, in each case, other than to the extent required to be delivered in connection with the release of any Purchased Company pursuant to the Seller Indentures as provided in Section 5.11(b)), (D) cause any representation or warranty in this Agreement to be breached by Seller or any of its Subsidiaries, (E) require Seller or any of its Subsidiaries to pay any commitment or other similar fee or incur any other expense, liability or obligation in connection with the Debt Financing and/or the Best Efforts Bond Financing or any other financing, (F) cause any director, officer or employee or stockholder of Seller or any of its Subsidiaries to incur any personal liability, (G) reasonably be expected to conflict with, result in any violation or breach of, or default (with or without notice, lapse of time, or both) under, any of their respective Organizational Documents, or any applicable Law, this Agreement or Contracts, (H) provide access to or disclose information that Seller or any of its Subsidiaries determines would jeopardize any attorney-client privilege,

Law or any confidentiality obligation binding on Seller or any of its Subsidiaries or Affiliates, (I) other than as set forth in Section 5.16(e)(i), prepare any financial statements or information that are not available to it and prepared in the ordinary course of its financial reporting practice, (J) in the reasonable opinion of Seller, unreasonably interfere with the ongoing operations of its or its Affiliates’ businesses (including the Business) (it being understood that Seller’s, any of its Subsidiaries’ or any of its or their Representatives’ use of reasonable best efforts to take the actions specified in Section 5.16(e)(i)(A) through (M) do not unreasonably interfere with the ongoing operations of its or its Affiliates businesses (including the Business)) or (K) engage in any consultation or other process with a supervisory board, works council or other external body or person that may be required to enable an entity to provide credit support in connection with any Debt Financing or Best Efforts Bond Financing. Nothing contained in this Section 5.16(e) or otherwise shall require Seller or any of its Subsidiaries (other than any Purchased Companies) to be an issuer or other obligor with respect to the Debt Financing and, if applicable the Best Efforts Bond Financing or any other financing or require any Purchased Company to be an issuer or other obligor with respect to the Debt Financing and the Best Efforts Bond Financing or other financing prior to the Closing. Purchaser shall promptly and in no event later than within ten (10) Business Days of Seller’s written request therefor, reimburse Seller and its Subsidiaries for all reasonable and documented costs incurred by any of them or their respective Representatives in connection with fulfilling their respective obligations pursuant to this Section 5.16(e) (including reasonable and documented out-of-pocket attorneys’ fees). Notwithstanding anything herein to the contrary, the Parties acknowledge and agree that the provisions contained in this Section 5.16(e) represent the sole obligations of Seller and any of its Subsidiaries and any of their respective Representatives with respect to cooperation in connection with the arrangement of any financing (including the Financing) to be obtained by Purchaser or any of its Affiliates with respect to the transactions contemplated by this Agreement and no other provision of this Agreement shall be deemed to expand such obligations. Purchaser shall indemnify and hold harmless Seller, its Subsidiaries and their respective Representatives from and against any and all out-of-pocket costs or expenses or Liabilities to third parties actually suffered or incurred by them in connection with the Financing or any other financing by Purchaser or any of its Affiliates (including the arrangement thereof) and any information used in connection therewith (other than information provided to Purchaser in writing by Seller or the Purchased Companies for inclusion in any offering materials relating to the Debt Financing and/or the Best Efforts Bond Financing), except in the event such costs, expenses or Liabilities arose out of or result from willful misconduct, gross negligence or fraud by Seller or any of its Affiliates.

(f) All non-public or otherwise confidential information regarding Seller or its Subsidiaries obtained by Purchaser or its Representatives pursuant to this Section 5.16 shall be kept confidential and otherwise treated in accordance with the Confidentiality Agreement or other confidentiality obligations that are substantially similar to those contained in the Confidentiality Agreement (which, with respect to the Debt Financing Sources, shall be satisfied by the confidentiality provisions applicable thereto under the Debt Commitment Letter or other customary confidentiality undertakings in the context of customary syndication practices from Debt Financing Sources not party to the Debt Commitment Letter). Seller hereby consents to the use of its and its Subsidiaries’ logos in connection with the Debt Financing and, if applicable, the Best Efforts Bond Financing; provided that such logos are used solely in a manner that is reasonable and customary and that is not reasonably likely to harm or disparage Seller or its Subsidiaries in any respect.

(g) Notwithstanding anything in this Agreement to the contrary, but subject to Section 10.7, in no event shall the receipt or availability of any funds or financing (including the Financing contemplated by the Commitment Letters) by or to Purchaser or any of its Affiliates or any other financing transaction be a condition to any of Purchaser’s obligations hereunder.

Section 5.17 Directors’ and Officers’ Indemnification.

(a) From and after the Closing, Purchaser shall, and shall cause each of the Purchased Companies to, indemnify, defend and hold harmless (including advancing reasonable and documented attorneys’ fees and expenses in advance of the final disposition of any actual or threatened proceeding to each D&O Indemnitee; provided, that such D&O Indemnitee agrees in advance to return any such funds to which a court of competent jurisdiction has determined in a final, nonappealable judgment such D&O Indemnitee is not ultimately entitled), to the fullest extent permitted under applicable Law, the current or former directors, officers, individual partners, individual members or managers of any of the Purchased Companies (or their respective predecessors) (collectively, the “D&O Indemnitees”), with respect to all acts or omissions by them in their capacities as such or taken at the request of any Purchased Company at any time at or prior to the Closing, whether asserted or claimed prior to, at or after the Closing (including acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Transaction or the other transactions contemplated hereby); provided, that Purchaser shall not be obligated to indemnity any D&O Indemnitee to the extent such D&O Indemnitee has failed to meet the applicable standard of conduct for indemnification set forth in the Organizational Documents of the applicable Purchased Companies.

(b) From and after the Closing, Purchaser shall, and shall cause each of the Purchased Companies to, take any actions necessary to provide that all rights to indemnification and expense reimbursement and all limitations on liability existing in favor of any D&O Indemnities, as provided in (i) the Organizational Documents of the applicable Purchased Companies or (ii) any agreement as of the date hereof providing for indemnification by any Purchased Company to any of the D&O Indemnitees, which rights shall survive the Closing and continue in full force and effect and be honored by the Purchased Companies after the Closing in accordance with their respective terms.

(c) Purchaser shall cause each of the Purchased Companies to, and each Purchased Company shall, maintain in effect for six (6) years from the Closing Date, directors’ and officers’ liability insurance policies providing an aggregate annual coverage of at least $160 million and containing terms and conditions that are, in the aggregate, not less advantageous to the D&O Indemnitees than Seller’s and its Affiliates’ current directors’ and officers’ liability insurance policies covering the D&O Indemnitees. In lieu of the foregoing, Purchaser may purchase at or prior to the Closing, and Seller, in consultation with, and with the consent of, Purchaser, may (and at the request of Purchaser, Seller shall use its reasonable best efforts to) purchase (at Purchaser’s expense) at or prior to the Closing, a six (6)-year “tail” prepaid officers’ and directors’ liability insurance policy in respect of acts or omissions occurring prior to the Closing covering each such D&O Indemnitee. If such “tail” policy has been established by Purchaser or Seller, Purchaser shall not terminate, or cause any Purchased Company to terminate, such policy and shall cause all obligations of each Purchased Company thereunder to be honored by such Purchased Company. In the event that any of the Purchased Companies or Purchaser or any of its Affiliates (or any of their respective successors or assigns) (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or a majority of its properties and assets to any Person, then, and in each such case, Purchaser will or will cause its applicable Affiliate to make proper provisions so that the successors and assigns of the Purchased Companies or Purchaser or any of its Affiliates, as the case may be, shall succeed to the obligations set forth in this Section 5.17.

(d) The obligations of Purchaser under this Section 5.17 shall not be terminated or modified in such a manner as to adversely affect any D&O Indemnitee without the express written consent of such affected D&O Indemnitee (it being expressly agreed that the D&O Indemnitees shall be third-party beneficiaries of this Section 5.17).

Section 5.18 Continuing Reorganization.

(a) At or prior to the Closing (to the extent such actions have not previously been taken), Seller shall, and shall cause its applicable Subsidiaries to, take all actions reasonably necessary to effect and consummate a reorganization of certain assets, Liabilities and legal entities to separate the Business from Seller’s other businesses in the manner set forth on Exhibit A hereto (as amended after the date hereof in accordance with Section 5.18(b), the “Closing Structure”, and such actions, the “Restructuring”) in accordance with applicable Law and the organizational documents of Seller and each of its applicable Subsidiaries. Seller and its Subsidiaries shall reasonably consult with Purchaser and shall keep Purchaser reasonably informed on the state of such actions and the material documentation implementing such actions shall be reasonably satisfactory to Purchaser and Seller.

(b) Seller shall be entitled to modify Exhibit A or modify or terminate the Restructuring Agreements from time to time prior to the Closing with the prior written consent of Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned; provided, that such consent shall not be required to the extent that any such modification or termination would not have an adverse effect on Purchaser or the Purchased Companies, taken as a whole. Seller and Purchaser shall cooperate in good faith with respect to any proposed modifications or terminations, and such modifications shall be incorporated into a revised and restated Exhibit A and revised Restructuring Agreements, as applicable.

Section 5.19 European Works Council Consultation.

(a) Seller shall, as promptly as reasonably practicable after the date hereof, request its European Works Council to render its non-binding opinion on the impact of the Transaction on Seller’s operations and its employees.

(b) If the European Works Council gives an opinion within the requested time limit, the opinion of the European Works Council shall be considered in good faith by the Parties as set forth in this Section 5.19, but shall not be legally binding on the Parties and, if negative, shall not prevent the Parties from consummating the transactions contemplated hereby, with such adjustments, if any, as they consider appropriate after considering such opinion in good faith.

(c) In relation to the process of the European Works Council Consultation:

(i) Seller shall, to the extent permitted under applicable Law, (A) keep Purchaser informed of the status of the European Works Council Consultation and any request for information or any questions from the European Works Council, a copy of which shall be provided to Purchaser (other than confidential or competitively sensitive information); and (B) consult with Purchaser in relation to the conduct of discussions and consultation with the European Works Council (other than confidential or competitively sensitive information). For the purposes of clauses (A) and (B) above, Seller shall give Purchaser and its legal counsel a reasonable opportunity to comment on any information or answers to be provided to the European Works Council, and Seller in good faith shall take into account any of their reasonable comments to the extent that the information and/or answers relate to the transactions contemplated hereby;

(ii) the Parties shall act promptly in relation to their respective dealings with the European Works Council;

(iii) no Party shall make, propose or accept any commitment, condition, obligation, requirement, undertaking or modification in connection with the European Works Council Consultation (each, a “Commitment”), which could materially and adversely affect or materially prejudice the financial, legal or other position of the other Party, including such Party’s Affiliates, without the prior written consent of the other Party or their Affiliates (which consent shall not be unreasonably withheld, conditioned or delayed) including the ability to make future layoffs, terminations, reductions in force, employee transfers, role restructurings, changes to the terms or conditions or employment or other personnel-related cost-cutting measures affecting the Business Employees; and

(iv) Purchaser shall promptly provide all information and assistance reasonably required by Seller and/or The Nielsen Company B.V. in relation to the European Works Council Consultation, including providing information on the consequences of the transactions contemplated hereby.

(d) If the European Works Council Consultation results in an opinion of the European Works Council which rejects the proposed decision (voorgenomen besluit) to consummate the transactions contemplated hereby, the Parties shall discuss in good faith whether and to what extent the transactions contemplated hereby can be altered to accommodate the European Works Council’s advice or concerns; provided that nothing in this Section 5.19(d) shall constitute an obligation on the part of either Party to agree to any Commitments in order to accommodate such advice or concerns.

(e) Following the conclusion of the Parties’ discussions pursuant to this Section 5.19, Seller shall cause The Nielsen Company B.V. to inform the European Works Council in writing of its resolution in respect of the opinion and the transactions contemplated hereby.

Section 5.20 Integration Planning Committee.

(a) Promptly following the date hereof, the Parties shall establish an integration planning committee (the “Integration Planning Committee”). Purchaser shall be entitled to designate two (2) members of the Integration Planning Committee, and Seller shall be entitled to designate two (2) members of the Integration Planning Committee, which such members designated by Seller shall consist of one (1) senior business executive of the Business and one (1) senior business executive of Seller. The initial designees of each Party to the Integration Planning Committee are set forth on Section 5.20 of the Seller Disclosure Schedules. Each Party may replace its designees on the Integration Planning Committee upon reasonable prior notice to the other Party. The Integration Planning Committee may, by majority vote, ask other persons (whether Representatives of Purchaser, Seller, the Purchased Companies, or otherwise) to join the Integration Planning Committee from time to time, and for specific purposes or otherwise. The Integration Planning Committee shall have the roles and responsibilities set forth in this Section 5.20.

(b) The Integration Planning Committee, promptly following the date hereof and continuing through the Closing, shall discuss and plan for the post-Closing transition and integration of the operations of the businesses of the Purchased Companies and Purchaser and the operation of the Business following the Closing under the ownership and control of Purchaser (the “Integration Plan”).

(c) Unless the Integration Planning Committee, acting by majority vote, shall determine otherwise, the Integration Planning Committee shall meet on a weekly basis during the period commencing on the date hereof and ending on the Closing Date, and shall otherwise meet from time to time as reasonably requested by either Party.

(d) Without limiting the other provisions of this Agreement, but subject to such other provisions of this Agreement, Seller shall use its reasonable efforts to provide the Integration Planning Committee, and each of its members, with such information regarding the Business as any of them may reasonably request in connection with the Integration Plan. In addition, Seller shall use its reasonable efforts to make available to the Integration Planning Committee, and each of its members, members of the management of the Business to discuss matters as reasonably required for the Integration Plan. The members of the Integration Planning Committee may also discuss the engagement of consultants or other similar advisors in connection with their operations and deliberations (but any such engagement shall require the mutual consent of Seller and Purchaser).

Section 5.21 Retained Business Assets.

(a) Notwithstanding anything to the contrary in this Agreement, to the extent any Retained Business Assets are directly or indirectly transferred to Purchaser or any Permitted Designee of Purchaser (including as a result of the direct or indirect transfer of the Section 5.21 Purchased Company), then, to the extent permitted by applicable Law, the Parties shall treat Seller or its designated Subsidiaries as the owner of such Retained Business Assets (and any related Liabilities) at all times before, from and after the Closing for Tax and all other relevant legal and economic purposes and for the purposes of Article IX, and none of Seller, Purchaser or any of their respective Affiliates shall take any position inconsistent with such treatment on any Tax Return or in any Tax Proceeding, in each case, except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any analogous provision of state, local or non-U.S. Law).

(b) From and after the Closing, and until the Retained Business Assets Transfer Date, the Retained Business Assets will be held for the economic benefit and burden of Seller or its applicable Subsidiaries and will be managed and operated in compliance with applicable Law by Purchaser and its relevant Affiliates (including the Section 5.21 Purchased Company) and at the direction of Seller for the benefit and burden of Seller or its applicable Subsidiaries, with all gains, revenue, costs, expenses, income, losses, and net Taxes or other items generated thereby to be for the account of Seller or its designated Subsidiaries (without duplication) pursuant to the terms of this Agreement. In such event, and to the extent permitted under applicable Law, Purchaser and Seller will use their respective reasonable best efforts to cause Seller or its designated Subsidiaries to receive the economic benefits and burdens that would accrue to it if such Retained Business Assets were not transferred, directly or indirectly, to Purchaser or any of its Affiliates and were instead retained by Seller or its designated Subsidiaries as of the Closing Date. Without limiting the generality of the foregoing, from and after Closing, Seller shall indemnify and hold harmless Purchaser and the Purchased Companies against all Liabilities imposed on the Retained Business Transfer or incurred by Purchaser or the Purchased Companies as a result of their continued ownership of the Retained Business Assets following the Closing, in each case other than in the event of any breach of the provisions of this Section 5.21, subject to the provisions of Section 5.21(c).

(c) The conveyance, assignment, transfer, delivery and acceptance of the Retained Business Assets by the Section 5.21 Purchased Company to Seller or its designated Subsidiaries (the “Retained Business Transfer”) shall occur as soon as reasonably practicable after the date on which any restraint or prohibition preventing the consummation of the Retained Business Transfer is no longer in effect (the “Retained Business Transfer Date”). In connection with the Retained Business Transfer and on the Retained Business Transfer Date, (i) Seller shall cause its relevant Subsidiaries to pay to the Section 5.21 Purchased Company an amount in the applicable local currency equal to the fair market value of the Retained Business Assets (the “Retained Business Assets Purchase Price”) and (ii) Purchaser or a Permitted Designee of Purchaser shall pay to Seller or its designated Subsidiaries an equivalent amount in Dollars (calculated using the Applicable Exchange Rate) equal to the product of (A) (I) the Retained Business Assets Purchase Price minus (II) the amount of Tax imposed by the jurisdiction specified on Section 5.21(a) of the Seller Disclosure Schedules resulting from the Retained Business Transfer multiplied by (B) ninety-three percent (93%).

Section 5.22 Licensed Field Definitions. From the date of this Agreement to the Closing, the Parties agree to confer and determine in good faith if (a) additional categories of products and services should be added to ensure the definitions of “Business Core Field,” “Media Core Field,” and “Overlap Field” in the Trademark License Agreement accurately reflect the types and natures of products and services sold, advertised, marketed and/or commercialized by the Business and/or Retained Business (as applicable), (b) additional Marks should be added to ensure the definition of “Nielsen Marks” in the Trademark License Agreement accurately reflects those Marks that meet the criteria for inclusion on such schedule, and (c) additional domain names should be added to ensure the definition of “Business Domains” accurately reflects those domain names that meet the criteria for inclusion on such schedule, in each case ((i), (ii), and (iii)), as of the date hereof and during the twelve (12) months immediately prior. In accordance with the foregoing, the Parties shall revise the Trademark License Agreement to add any such types or natures of products and services, Marks, or domain names, as applicable, to such definitions prior to Closing.

Section 5.23 Further Assurances. From and after the date hereof, subject to the terms and conditions hereof, upon reasonable request of the other Party and at such requesting Party’s expense, each of the Parties will execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, all such further documents and instruments and will take or cause to be taken, all such further actions as the requesting Party may reasonably deem necessary to evidence and effectuate the transactions contemplated by this Agreement.

ARTICLE VI

CERTAIN TAX MATTERS

Section 6.1 Section 338 Elections; Other Elections.

(a) Notwithstanding anything herein to the contrary and to the extent permitted by applicable Law, Purchaser may make or cause to be made an election under Section 338(g) of the Code with respect to the acquisition of any Purchased Company, other than any Specified Purchased Company, that is characterized as a foreign corporation for U.S. federal income Tax purposes (each such entity for which an election under Section 338(g) of the Code is made, a “Section 338(g) Purchased Company”), and Purchaser shall notify Seller promptly following the making of an election under Section 338(g) of the Code with respect to the acquisition of any Section 338(g) Purchased Company (collectively, the “Section 338(g) Elections”), and shall promptly deliver to Seller a copy of IRS Form 8023.

(b) At Purchaser’s request, Seller shall join with Purchaser in making a timely and irrevocable election under Section 338(h)(10) of the Code (and any corresponding elections under applicable state or local Law) with respect to the acquisition of any Section 338(h)(10) Eligible Purchased Company pursuant to this Agreement (collectively, the “Section 338(h)(10) Elections”).

(c) Without the prior written consent of Seller (which consent shall not be unreasonably withheld, conditioned, or delayed), Purchaser shall not and shall cause its Affiliates (including the Purchased Companies) not to (i) make any election under Section 338(g) of the Code (or any comparable election under state, local or non-U.S. Law) with respect to the acquisition of any Specified Purchased Company, or (ii) make any election (except as set forth in Sections 6.1(a) or (b)) with respect to any Purchased Company (including any entity classification election pursuant to Treasury Regulations Section 301.7701-3), or change any method of Tax accounting or any Tax accounting period of any Purchased Company, which election or change would be effective on or prior to the Closing Date.

(d) If a Section 338(h)(10) Election is made, Seller and Purchaser shall (and shall cause their relevant Affiliates to) cooperate in the preparation of all forms, attachments and schedules necessary to effectuate any Section 338(h)(10) Elections, including IRS Forms 8023 and 8883 and any similar forms under applicable state and local income Tax Laws (collectively, the “Section 338(h)(10) Forms”) in a manner consistent with the Allocation Schedule and any Final Allocation (or Agreed Items). Seller and Purchaser shall (or shall cause their relevant Affiliates to) timely file such Section 338(h)(10) Forms with the applicable Taxing Authorities. Seller and Purchaser agree that neither of them shall, or shall permit any of its respective Affiliates to, revoke any Section 338(h)(10) Election following the filing of the relevant Section 338(h)(10) Forms without the prior written consent of Seller or Purchaser, as the case may be.

(e) If a Section 338(h)(10) Election is made, at the Closing, Seller and Purchaser shall each deliver to the other party one or more duly executed IRS Forms 8023 that reflect any Section 338(h)(10) Elections (and any analogous forms required to effectuate such Section 338(h)(10) Elections for state or local Tax purposes), each in form and substance reasonably satisfactory to the other party.

(f) Seller and Purchaser shall (and shall cause their Affiliates to) (i) prepare and file all federal, state, and local Tax Returns in a manner consistent with any Section 338(h)(10) Elections that have been requested by Purchaser prior to the Closing and any Section 338(g) Elections and (ii) not take any position inconsistent therewith on any Tax Return, in connection with any Tax Proceeding or otherwise, in each case, except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any analogous provision of state, local or non-U.S. law).

Section 6.2 Additional Post-Closing Tax Covenants. With respect to any Purchased Company that is characterized as a foreign corporation for U.S. federal income Tax purposes and in respect of which a Section 338(g) Election has not been made pursuant to Section 6.1(a), (a) from the Closing Date through the end of the taxable period of such entity that includes the Closing Date, Purchaser shall not, and shall cause its Affiliates (including the Purchased Companies) not to (i) take any action with respect to the entities identified on Section 6.2(a) of the Seller Disclosure Schedules which action is outside the ordinary course of business that could reasonably be expected to increase Seller’s (or any Affiliate of Seller’s) pro rata share of amounts determined under Section 951(a)(1) or 951A(a) of the Code or (ii) enter into any extraordinary transaction with respect to such Purchased Company or otherwise take any action or enter into any transaction outside the ordinary course of business that would be considered under the Code to constitute the payment of an actual or deemed dividend by such Purchased Company, including pursuant to Section 304 of the Code, or that would otherwise result in a diminution of foreign Tax credits that, absent such transaction, may be claimed by Seller or any of its Affiliates or a change in the application of Section 245A of the Code to Seller or any of its Affiliates as compared with such application absent such transaction; and (b) at Purchaser’s request, Seller shall (and shall cause its relevant Affiliates to) make an election pursuant to Treasury Regulations Section 1.245A-5T(e)(3)(i) (a “Section 245A Election”) to the extent such election is available (it being agreed and understood that, notwithstanding any other provision, the making of such election at Purchaser’s request shall not be considered a breach of any covenant or representation of Seller hereunder). Without the prior written consent of Seller, Purchaser shall not, and shall cause its Affiliates (including the Purchased Companies) not to, amend or revoke any Tax Return of any Purchased Company for any taxable period that ends on or before or that includes the Closing Date (or any notification or election relating thereto), to the extent such amendment or revocation would or would reasonably be expected to increase the Tax liability of Seller or any of its Affiliates (other than the Purchased Companies) or increase Seller’s obligations hereunder.

Section 6.3 Cooperation and Exchange of Information.

(a) Each Party hereto shall, and shall cause its Affiliates to, provide to the other Party hereto such cooperation, documentation and information relating to the Purchased Companies as either of them may reasonably request in (i) connection with the filing of any Tax Return, amended Tax Return or claim for a Tax Refund, (ii) determining a liability for Taxes or an indemnity obligation under Section 9.3(b) or a right to refund of Taxes, or (iii) conducting any Tax Proceeding in each case in accordance with the terms of Section 6.9 or Section 6.10, to the extent applicable. Such cooperation and information shall include providing reasonably requested powers of attorney, copies of all relevant portions of relevant Tax Returns, together with all relevant portions of relevant accompanying schedules and relevant work papers, relevant documents relating to rulings or other determinations by Taxing Authorities and relevant records concerning the ownership and Tax basis of property and other information, which any such Party may possess and, in the case of the foregoing clause (iii) only, providing reasonably requested and appropriately limited authorizations or powers of attorney. Each Party hereto shall make its employees reasonably available on a mutually convenient basis at its cost to provide an explanation of any documents or information so provided.

(b) Each Party hereto shall retain all Tax Returns, schedules and work papers, and all material records and other documents relating to Tax matters, of the relevant entities for their respective Tax periods ending on or prior to the Closing Date until the later of (x) the expiration of the statute of limitations for the Tax periods to which the Tax Returns and other documents relate, or (y) eight (8) years following the due date (without extension) for such Tax Returns. Thereafter, the Party hereto holding such Tax Returns or other documents may dispose of them after offering the other Party or Parties hereto reasonable notice and opportunity to take possession of such Tax Returns and other documents at such other Party’s own expense.

Section 6.4 Tax Sharing Agreements. Seller shall terminate or cause to be terminated, on or before the Closing Date, the rights and obligations of the Purchased Companies pursuant to all Tax sharing agreements or arrangements or similar agreements or arrangements (other than this Agreement, the Restructuring Agreements (other than Restructuring Agreements that impose a Liability for Taxes on any Purchased Company for which Purchaser is responsible, taking into account Seller’s indemnification obligation under Section 9.3), or any of the Transaction Documents), if any, to which any of the Purchased Companies, on the one hand, and Seller or any of its Affiliates (other than the Purchased Companies), on the other hand, are parties, and neither Seller nor any of its Affiliates (other than the Purchased Companies), on the one hand, nor any of the Purchased Companies, on the other hand, shall have any rights or obligations to each other after the Closing in respect of such agreements or arrangements. To the extent permitted by Law, Seller and Purchaser shall cooperate to (a) ensure that any Tax consolidation or group payment arrangements whereby one Person takes responsibility for paying Tax in respect of the transactions of another Person, in either case, solely to the extent such arrangements involve both (a) one or more Purchased Companies, and (b) one or more of Seller or any of its Affiliates, are terminated with effect from Closing and (b) make such arrangements as are reasonably necessary to ensure that the Purchased Companies, on the one hand, and Seller and its Affiliates, on the other hand, shall be responsible for the Tax liabilities relating to their respective transactions in respect of the period after Closing (including the relevant part of the Straddle Period).

Section 6.5 Tax Treatment of Payments; Tax Payments.

(a) Except to the extent otherwise required pursuant to a “determination” (within the meaning of Section 1313(a) of the Code or any analogous provision of state, local or non-U.S. Law), Seller, Purchaser, the Purchased Companies and their respective Affiliates shall treat any and all payments under Section 2.5 and Article IX as adjustments to the purchase price for Tax purposes.

(b) Notwithstanding anything to the contrary in this Agreement, at any time prior to the Closing, Seller or any of its Affiliates (including the Purchased Companies) may, at Seller’s sole discretion, pay, or cause to be paid, to the extent permissible under applicable Law, any Taxes (including, for the avoidance of doubt, any estimated Taxes) attributable to a Pre-Closing Tax Period or that are Pre-Closing Included Tax Items to any Taxing Authority regardless of whether such Taxes are due and payable at the time such payment is made.

Section 6.6 Expenses; Transfer Taxes.

(a) Except as otherwise provided in this Agreement (including in Section 5.16(e) and Section 8.4) or any other Transaction Document, whether or not the Transaction is consummated, all costs and expenses incurred in connection with the Transaction, this Agreement, the other Transaction Documents and the transactions contemplated hereby shall be paid by the Party incurring or required to incur such expenses; provided that (i) Purchaser shall pay all filing fees required under the HSR Act or other Antitrust Laws; and (ii) Seller shall pay all Employee Change of Control Payments.

(b) Notwithstanding anything to the contrary in this Agreement, Purchaser and Seller shall each pay, when due, and be responsible for, fifty (50) percent of any sales, use, transfer (including real estate transfer, including with respect to transfer Taxes in connection with the assignment of leases and so-called “change of control”), registration, documentary, conveyancing, stamp, value added, goods and services or similar Taxes (other than VAT) and related fees and costs (but, for the avoidance of doubt, not including any Income Taxes) (“Transfer Taxes”) imposed on or payable in connection with the Transaction, excluding, for the avoidance of doubt, any Transfer Taxes described in clause (h) of the definition of Pre-Closing Included Tax Items. The Party hereto responsible under applicable Law for filing the Tax Returns with respect to any such Transfer Taxes shall prepare and timely file such Tax Returns and promptly provide a copy of such Tax Return to the other Party hereto. Seller and Purchaser shall, and shall cause their respective Affiliates to, cooperate to timely prepare and file any Tax Returns or other filings relating to such Transfer Taxes, including any claim for exemption or exclusion from the application or imposition of any Transfer Taxes; provided that, notwithstanding any of the foregoing, neither Seller nor any of its Affiliates shall be required to file any claim for exemption or exclusion from the application or imposition of any Transfer Taxes, or any claim for any reduction thereof, if Seller determines in its sole discretion that the filing of such claim or any related action would have an adverse effect on Seller or any of its Affiliates.

Section 6.7 VAT.

(a) Except as otherwise provided in this Agreement, all sums set out in this Agreement or otherwise payable by a party pursuant to this Agreement shall be deemed to be exclusive of any VAT which is chargeable on the supply or supplies for which such sums (or any part thereof) are the whole or part of the consideration for VAT purposes.

(b) Subject to Section 8.4(d)(i), where, pursuant to the terms of this Agreement, a party (“Supplier”) makes a supply to another party (“Recipient”) for VAT purposes (except where a reverse charge mechanism applies in relation to such VAT) and VAT is or becomes chargeable on such supply and Supplier or a member of its group is obligated to account for such VAT, Recipient shall pay to Supplier (in addition to and at the same time as any other consideration for such supply) a sum equal to the amount of such VAT and Supplier shall provide Recipient (or cause Recipient to be provided) with a valid VAT invoice in respect thereof.

Section 6.8 Straddle Periods. To the extent permitted or required by applicable Law, the taxable year of each of the Purchased Companies that includes the Closing Date shall be treated as closing on (and including) the Closing Date (it being agreed and understood that, without prejudice to Section 6.2(b), this sentence shall not require a Section 245A Election to be made). To the extent permitted or required by applicable Law, for purposes of this Agreement, in the case of any Tax period of a Purchased Company that includes, but does not end on, the Closing Date (a “Straddle Period”), the amount of any (a) Income Taxes; (b) withholding Taxes; (c) VAT, and (d) Transfer Taxes, in each case of a Purchased Company allocable to the Pre-Closing Tax Period shall be determined based on an interim “closing of the books” as of the close of business on the Closing Date (and for such purpose, the taxable period of any partnership or other pass-through entity in which any Purchased Company holds a beneficial interest will be deemed to terminate at such time). The amount of other Taxes of the Purchased Company for a Straddle Period allocable to the Pre-Closing Tax Period shall be deemed to equal the amount of such Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days in the portion of the period that ends on the Closing Date and the denominator of which is the number of days in the entire period. Exemptions, allowances and deductions that are calculated on an annual basis, such as the deduction for depreciation, shall, in the case of property placed in service before the Closing Date, be apportioned on a daily basis and Taxes that are computed on a periodic basis, such as property Taxes, shall also be apportioned on a daily basis.

Section 6.9 Tax Returns.

(a) Seller shall prepare or shall cause to be prepared (i) all Tax Returns that include Seller or any of its Affiliates (other than the Purchased Companies), on the one hand, and any of the Purchased Companies, on the other hand (“Combined Tax Returns”) and (ii) all Tax Returns (other than Combined Tax Returns) of or that include the Purchased Companies (A) for taxable periods ending on or before the Closing Date required to be filed on or after the Closing Date or (B) with respect to any Straddle Period (“Straddle Period Tax Returns”), except, in the case of this clause (B), for Straddle Period Tax Returns that do not reflect any Restructuring transaction and with respect to which Purchaser would reasonably be expected to be responsible for a greater amount of Taxes shown on such Straddle Period Tax Return than Seller (such Straddle Period Tax Returns Seller is obligated to prepare pursuant to this Section 6.9(a)(ii)(B), “Seller Straddle Period Tax Returns”) (collectively, the Tax Returns described in clauses (ii)(A) and (B), “Seller Returns”). Purchaser shall prepare or shall cause to be prepared all Straddle Period Tax Returns (other than any Seller Straddle Period Tax Returns) (such Straddle Period Tax Returns Purchaser is obligated to prepare pursuant to this Section 6.9(a), “Purchaser Straddle Period Tax Returns”).

(b) All Seller Tax Returns shall be prepared in a manner consistent with (x) the past practices, elections and methods of the Purchased Companies (or of Seller with respect to the Purchased Companies) that are actually in place at the time of the Closing (“Past Practice”), except as required by applicable Law (or to conform to a Combined Tax Return) or to the extent such inconsistency would not reasonably be expected to increase the Tax liability for which Purchaser is responsible in or with respect to any taxable period, and (y) this Agreement. All Purchaser Straddle Period Tax Returns shall be prepared in a manner consistent with (x) Past Practice, except as required by applicable Law (or to conform to a Combined Tax Return) or to the extent such inconsistency would not reasonably be expected to increase the Tax liability for which Seller or any of its Subsidiaries are responsible in or with respect to any taxable period, and (y) this Agreement.

(c) Notwithstanding the foregoing, Seller shall not take any position on a Seller Return (i) that would require a reserve to be established in accordance with GAAP on the financial statements of the Purchased Companies or (ii) that, with respect to a Tax Return to be filed by the Purchaser or a Purchased Company, lacks substantial authority under the Tax Law of the United States (or any similar standard under non-U.S. Tax Laws) (“Substantial Authority”) or that would result, for Purchaser, a Purchased Company, or an agent that executes the relevant Tax Return, in penalties.

(d) Purchaser shall timely file (or cause to be filed) each Seller Return as prepared by Seller; provided, however, that (I) not later than thirty (30) days prior to the due date for filing any such Seller Return showing Income Taxes for which Purchaser would reasonably be expected to be liable (a “Purchaser Liability Seller Return”) (taking into account any extensions), Seller shall provide Purchaser with a copy of a draft of such Purchaser Liability Seller Return, (II) if Purchaser disputes any item on such Purchaser Liability Seller Return and such item relates to Taxes shown on such Purchaser Liability Seller Return for which Purchaser would reasonably be expected to be liable, it shall notify Seller in writing of such disputed item (or items) and the basis for its objection no later than ten (10) days following delivery of such Purchaser Liability Seller Return by Seller, (III) Seller shall make any changes to such Purchaser Liability Seller Return as Purchaser may reasonably request and with which Seller agrees and, in the event Seller disagrees with any comments received from Purchaser, Seller shall notify Purchaser of such disagreement and Seller and Purchaser shall work together in good faith to resolve any such disagreements, (IV) if Seller and Purchaser are unable to reach resolution, they shall promptly cause the Independent Accounting Firm (who shall be promptly engaged if not previously engaged in accordance with this Agreement) to resolve, consistent with this Agreement, any remaining disputes within a reasonable time, taking into account the deadline for filing such Seller Return, (V) any determination of the Independent Accounting Firm shall be binding upon the parties without further adjustment, (VI) the costs, fees, and expenses of such Independent Accounting Firm shall be borne equally by Purchaser and Seller, (VII) Seller shall revise such Purchaser Liability Seller Return to reflect such resolution and shall deliver, if applicable, a revised Seller Return to Purchaser prior to the due date therefor (taking into account any extensions), (VIII) subject to Seller’s consent, which shall not be unreasonably withheld, conditioned or delayed, Purchaser shall duly and timely file such Purchaser Liability Seller Return required to be filed by a Purchased

Company, and (IX) notwithstanding the foregoing, if a Purchaser Liability Seller Return is due (taking into account extensions) before all items with respect to such Purchaser Liability Seller Return have been resolved, Purchaser shall timely file (or cause to be filed) such Purchaser Liability Seller Return as prepared by Seller and as revised to reflect any comments received from Purchaser with which Seller agrees and, after resolution of all disputed items with respect to any Purchaser Liability Seller Return filed prior to such resolution, Purchaser shall file an amended Purchaser Liability Seller Return reflecting the resolution of such disputed items if necessary. Any costs, fees, and expenses incurred in connection with the preparation of any Seller Return shall be borne by the parties in proportion to the amount of Taxes reflected on such Seller Return for which each party is responsible (except as set forth in clause (VI) above). Except to the extent otherwise required pursuant to Section 6.9(d)(IX) or pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any analogous provision of state, local or non-U.S. Law), Purchaser shall not amend or revoke any Seller Return (or any notification or election relating thereto) if such action could reasonably be expected to require Seller to indemnify Purchaser pursuant to this Agreement or could otherwise increase the Tax liability for which Seller or any of its Subsidiaries are responsible in or with respect to any taxable period, and in the case of any requirement to so amend or revoke such Seller Return, the provisions of this Section 6.9 shall govern the preparation and filing of such amended Seller Return.

(e) To the extent Purchaser exercises its rights under Section 6.9(c), Seller shall nonetheless be entitled to apply the dispute resolution procedures of Section 6.9(d) to such Tax Return as prepared by Seller, provided that if the dispute is not resolved pursuant to such procedures as of the date on which the relevant Tax Return is due (taking into account all legally available extensions), the Tax Return shall reflect the position that is acceptable to Purchaser, and Seller and Purchaser shall continue to pursue the dispute resolution procedures under Section 6.9(d), and to the extent the dispute is resolved in favor of Seller (a “Seller Resolution”), Purchaser agrees to take all actions necessary to amend the Tax Return to reflect such resolution (it being agreed and understood that Seller’s obligations hereunder shall in all events be measured by reference to such resolution).

(f) Purchaser shall timely file (or cause to be filed) each Purchaser Straddle Period Tax Return; provided, however, that (I) not later than thirty (30) days prior to the due date for filing any Purchaser Straddle Period Tax Return showing Income Taxes for which Seller would reasonably be expected to be liable (a “Seller Liability Purchaser Return”) (taking into account any extensions), Purchaser shall provide Seller with a copy of a draft of such Seller Liability Purchaser Return, (II) if Seller disputes any item on such Seller Liability Purchaser Return and such item relates to Taxes shown on such Seller Liability Purchaser Return for which Seller would reasonably be expected to be liable, it shall notify Purchaser in writing of such disputed item (or items) and the basis for its objection no later than ten (10) days following delivery of such Seller Liability Purchaser Return by Purchaser, (III) Purchaser shall make any changes to such Seller Liability Purchaser Return as Seller may reasonably request and with which Purchaser agrees and, in the event Purchaser disagrees with any comments received from Seller, Purchaser shall notify Seller of such disagreement and Purchaser and Seller shall work together in good faith to resolve any such disagreements, (IV) if Purchaser and Seller are unable to reach resolution, they shall promptly cause the Independent Accounting Firm (who shall be promptly engaged if not previously engaged in accordance with this Agreement) to resolve, consistent with this Agreement, any remaining disputes within a reasonable time, taking into account the deadline for filing such

Purchaser Straddle Period Tax Return, (V) any determination of the Independent Accounting Firm shall be binding upon the parties without further adjustment, (VI) the costs, fees, and expenses of such Independent Accounting Firm shall be borne equally by Seller and Purchaser, (VII) Purchaser shall revise such Seller Liability Purchaser Return to reflect such resolution and shall deliver, if applicable, a revised Purchaser Straddle Period Tax Return to Seller prior to the due date therefor (taking into account any extensions), (VIII) subject to Seller’s consent, which shall not be unreasonably withheld, conditioned or delayed, Purchaser shall duly and timely file such Seller Liability Purchaser Return required to be filed by a Purchased Company, and (IX) notwithstanding the foregoing, if a Seller Liability Purchaser Return is due (taking into account extensions) before all items with respect to such Seller Liability Purchaser Return have been resolved, Purchaser shall timely file (or cause to be filed) such Seller Liability Purchaser Return as prepared by Purchaser and as revised to reflect any comments received from Seller with which Purchaser agrees and, after resolution of all disputed items with respect to any Seller Liability Purchaser Return filed prior to such resolution, Purchaser shall file an amended Seller Liability Purchaser Return reflecting the resolution of such disputed items if necessary. Any costs, fees, and expenses incurred in connection with the preparation of any Purchaser Straddle Period Tax Return shall be borne by the parties in proportion to the amount of Taxes reflected on such Purchaser Straddle Period Tax Return for which each party is responsible (except as set forth in clause (VI) above). Except to the extent otherwise required pursuant to Section 6.9(e)(IX) or pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any analogous provision of state, local or non-U.S. Law), Purchaser shall not amend or revoke any Purchaser Straddle Period Tax Return (or any notification or election relating thereto) if such action could reasonably be expected to require Seller to indemnify Purchaser pursuant to this Agreement or could otherwise increase the Tax liability for which Seller or any of its Subsidiaries are responsible in or with respect to any taxable period, and in the case of any requirement to so amend or revoke such Purchaser Straddle Period Tax Return, the provisions of this Section 6.9 shall govern the preparation and filing of such amended Purchaser Straddle Period Tax Return.

(g) For the absence of doubt, the above provisions of this Section 6.9 shall apply from and after the Closing but shall not apply prior to the Closing.

Section 6.10 Tax Refunds. Seller shall be entitled to (a) any refunds (or credits in lieu thereof) that Purchaser (or any of its Affiliates, including any Purchased Company) actually receives in cash (or in the reduction of Taxes otherwise due and payable by Purchaser or any of its Affiliates, including any Purchased Company, but not, in the case of this parenthetical, the reduction of Taxes to which Seller’s indemnity obligation in Section 9.3(d) would otherwise apply) of or attributable to (i) without duplication, any Pre-Closing Included Tax Items to which the indemnity in Section 9.3(d) applies and any Taxes otherwise paid by Seller or any of its Affiliates or, prior to the Closing Date, any Purchased Company and (ii) any amounts in respect of Taxes to the extent such Taxes are Employee Change of Control Payments or were reflected in the determination of Closing Indebtedness or Working Capital, each as finally determined pursuant to Section 2.5, except, in each case, to the extent such refund or credit was reflected in the determination of Closing Indebtedness or Working Capital, each as finally determined pursuant to Section 2.5, in each case, net of any Tax or reasonable out-of-pocket expense incurred in connection with the procurement, receipt or payment of such refund or credit and (b) any reduction in Taxes otherwise due and payable for the portion of any Straddle Period beginning after the Closing Date that arises as a result of losses incurred in the portion of such Straddle Period ending on the Closing Date, as determined pursuant to Section 6.8 (but not the reduction of Taxes to which Seller’s indemnity obligation in Section 9.3(d) would otherwise apply) (“Seller Tax Refunds”). Purchaser will pay the amount of any Seller Tax Refunds to Seller within fifteen (15) days of such receipt or reduction in Taxes due and payable (or, the application of such refund or credit against amounts otherwise payable by Purchaser or its Affiliates (including the Purchased Companies), but not amounts to which Seller’s indemnity obligation in Section 9.3(d) would otherwise apply). Purchaser shall cause the relevant Purchased Company to use commercially reasonable efforts to file a claim for any Seller Tax Refunds, to the extent such claim is more likely than not to be sustained. To the extent permitted by applicable Law, Purchaser shall cause the Purchased Companies not to carryback any item of loss, deduction or credit that arises in any taxable period ending after the Closing Date (a “Subsequent Loss”) to any Pre-Closing Tax Period. If a Subsequent Loss is required by Law to be carried back and reflected on a Combined Tax Return with respect to a Pre-Closing Tax Period, and such Subsequent Loss generates a refund (or credit in lieu thereof) that Purchaser (or any of its Affiliates, including any Purchased Company) actually receives in cash (a “Required Carryback Refund”), Seller shall be entitled to the entirety of such Required Carryback Refund to the extent the aggregate amount of all Required Carryback Refunds does not exceed one million dollars ($1,000,000), and shall be entitled to fifty (50) percent of the aggregate amount of all Required Carryback Refunds that exceeds one million dollars ($1,000,000). Purchaser shall pay Seller, within fifteen (15) days of filing the applicable Tax Return, the excess, if any, of the amount of any Tax taken into account in the determination of Closing Indebtedness or Working Capital, each as finally determined pursuant to Section 2.5, over the actual amount of any such Tax, as reported on the relevant Tax Return. If Purchaser or any of its Affiliates actually realizes, in the first taxable year ending after the Closing Date or the two (2) immediately succeeding taxable years, in cash or in the reduction of Taxes which would otherwise be payable and to which Seller’s indemnity obligation in Section 9.3(d) would not apply, any Tax benefit as a result of any Employee Change of Control Payments (determined on a “with and without” basis), then Purchaser shall pay to Seller the amount of such Tax benefit no later than fifteen (15) days after such Tax benefit is actually realized. In the case of a Seller Resolution, Purchaser shall pay Seller such amount as is necessary to put Seller in the same position as Seller would have been in if the relevant Tax Return had been filed consistent with Seller’s position.

Section 6.11 Tax Contests.

(a) If any Taxing Authority asserts any claim (a “Tax Claim”) with respect to Taxes that, if pursued successfully, would reasonably be expected to serve as the basis for a claim for indemnification under Section 9.3(d) or Section 9.4, then the party first receiving notice of such Tax Claim promptly shall provide written notice thereof to the other party; provided that any failure to so notify the other party shall not limit any of the obligations of such other party under Article IX (except to the extent such failure actually prejudices such other party). Such notice shall specify in reasonable detail the basis for such Tax Claim and shall include a copy of the relevant portion of any correspondence received from the Taxing Authority.

(b) In the case of a Tax Proceeding of or with respect to any of the Purchased Companies for any taxable period ending on or prior to the Closing Date (a “Pre-Closing Tax Proceeding”), Seller shall have the exclusive right to control such Pre-Closing Tax Proceeding; provided, however, that (i) Seller shall keep Purchaser informed of all material developments with respect to such Pre-Closing Tax Proceeding and (ii) Seller shall not settle, compromise or abandon any such Pre-Closing Tax Proceeding without obtaining the prior written consent of Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed) if such settlement, compromise or abandonment would reasonably be expected to have a binding adverse impact on Purchaser or any of its Affiliates or the Purchased Companies.

(c) In the case of a Tax Proceeding of or with respect to any of the Purchased Companies for any Straddle Period or any Post-Closing Tax Period, or any Tax Proceeding of or with respect to Seller or any of its Subsidiaries that involves any Pre-Closing Excluded Tax Items or other Taxes for which Purchaser is required to indemnify Seller under Section 9.4, the Controlling Party shall have the right and obligation to conduct, at its own expense, such Tax Proceeding; provided, however, that (i) the Controlling Party shall provide the Non-Controlling Party with a timely and reasonably detailed account of each stage of such Tax Proceeding, (ii) the Controlling Party shall consult with the Non-Controlling Party before taking any significant action in connection with such Tax Proceeding, (iii) the Controlling Party shall consult with the Non-Controlling Party and offer the Non-Controlling Party an opportunity to comment before submitting any written materials prepared or furnished in connection with such Tax Proceeding, (iv) the Controlling Party shall defend such Tax Proceeding diligently and in good faith as if it were the only party in interest in connection with such Tax Proceeding, (v) the Non-Controlling Party shall be entitled to participate in such Tax Proceeding and attend any meetings or conferences (including telephonic) with the relevant Taxing Authority and (vi) the Controlling Party shall not settle, compromise or abandon any such Tax Proceeding without obtaining the prior written consent of the Non-Controlling Party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, further, however, that the Controlling Party shall not have any obligations (and the Non-Controlling Party shall not have any rights) under clause (i), (ii), (iii) or (v) above with respect to any portion of such Tax Proceeding (and any actions, written materials, meetings or conferences relating exclusively thereto) that could not reasonably be expected to affect the liability of, or otherwise have an adverse effect on, the Non-Controlling Party or any of its Affiliates. For purposes of this Agreement, “Controlling Party” shall mean (A) Seller if (I) Seller and its Affiliates are reasonably expected to bear the greater Tax Liability in connection with such Tax Proceeding, (II) the Straddle Period Tax Return reflects any Restructuring transaction, or (III) the Tax Proceeding relates to a Combined Tax Return or (B) Purchaser if Purchaser and its Affiliates are reasonably expected to bear the greater Tax Liability in connection with such Tax Proceeding (and such Tax Proceeding is not described in clause (A)(II) or (A)(III) above); and “Non-Controlling Party” means whichever of Seller or Purchaser is not the Controlling Party with respect to such Tax Proceeding.

(d) For the absence of doubt, the above provisions of this Section 6.11 shall apply from and after the Closing, but shall not apply prior to the Closing. Notwithstanding any other provision, Purchaser shall not be entitled to any Tax Return (or copy thereof) of Seller, any Subsidiary of Seller (other than a Purchased Company) or any affiliated, consolidated, combined, unitary or similar group or affiliation that includes Seller or any of its Subsidiaries (other than a Purchased Company), and Seller shall be entitled to conduct any Tax Proceeding with respect to Seller, any Subsidiary of Seller (other than a Purchased Company) or any such group in its sole discretion.

Section 6.12 Tax Matters Coordination. Notwithstanding anything to the contrary in this Agreement and except as otherwise described in this Section 6.12, indemnification with respect to Taxes and the procedures relating thereto shall be governed exclusively by Section 9.1, Section 9.2, Section 9.3(d), the penultimate sentence of Section 9.3, Section 9.4, Section 9.6 (but only in respect of a claim relating to a contractual obligation to pay Taxes as distinguished from Taxes arising under the Law), Section 9.7, and this Article VI, and the provisions of Article IX (other than Section 9.1, Section 9.2, Section 9.3(d), the penultimate sentence of Section 9.3, Section 9.4, Section 9.6 (but only in respect of a claim relating to a contractual obligation to pay Taxes as distinguished from Taxes arising under the Law), and Section 9.7) shall not apply.

ARTICLE VII

CONDITIONS PRECEDENT

Section 7.1 Conditions to Each Party’s Obligations to Close. The respective obligations of Seller and Purchaser to effect the Closing are subject to the satisfaction or waiver (to the extent permitted by applicable Law) at the Closing by each of Seller and Purchaser, of the following conditions:

(a) Necessary Approvals. (i) The applicable waiting period under the HSR Act shall have expired or been terminated, and (ii) all other filings, notices, approvals and clearances identified in Section 7.1(a) of the Seller Disclosure Schedules shall have been obtained or shall have occurred.

(b) No Injunctions or Restraints. No injunction by any court or other tribunal of competent jurisdiction shall have been entered and shall continue to be in effect and no Law shall have been adopted that remains in effect or be effective, in each case that prevents, enjoins, prohibits or makes illegal the consummation of the Transaction.

(c) Seller Shareholder Approval. The Seller Shareholder Approval shall have been obtained.

Section 7.2 Conditions to Obligations of Purchaser to Close. The obligation of Purchaser to effect the Closing is subject to the satisfaction (or waiver by Purchaser) at the Closing of the following additional conditions:

(a) Representations and Warranties. (i) The representations and warranties set forth in the Seller Fundamental Representations (other than those representations and warranties set forth in Section 3.2(a) (Purchased Companies) and Section 3.3 (Authority; Execution and Delivery; Enforceability)) shall be true and correct in all material respects as of the Closing as if made on and as of the Closing, except that representations and warranties that are made as of a specific date shall be true and correct in all material respects on and as of such date; (ii) the representations and warranties set forth in Section 3.2(a) (Purchased Companies) and Section 3.3 (Authority; Execution and Delivery; Enforceability) shall be true and correct in all but de minimis respects as of the Closing as if made on and as of the Closing, except that representations and warranties that are made as of a specific date shall be true and correct in all but de minimis respects on and as of such date; and (iii) the representations and warranties of Seller contained in Article III (other than the Seller Fundamental Representations) shall be true and correct as of the Closing as if made on and as of the Closing (without giving effect to any materiality, Business Material Adverse Effect or similar qualifiers set forth therein), except (x) that representations and warranties that are made as of a specific date shall be true and correct on and as of such date and (y) where the failure of such representations and warranties referred to in this clause (iii) to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Business Material Adverse Effect.

(b) Performance of Obligations of Seller. The covenants and agreements of Seller to be performed on or before the Closing in accordance with this Agreement shall have been performed in all material respects.

(c) Officer’s Certificate. Purchaser shall have received a certificate, dated as of the Closing Date and signed on behalf of Seller by an executive officer of Seller, stating that the conditions specified in Section 7.2(a), Section 7.2(b) and Section 7.2(d) have been satisfied.

(d) No Business Material Adverse Effect. Since the date of this Agreement, no Business Material Adverse Effect shall have occurred.

(e) Other Deliverables. Purchaser shall have received each of the counterparts described in Sections 2.4(b)(iii) through (vii).

Section 7.3 Conditions to Obligations of Seller to Close. The obligation of Seller to effect the Closing is subject to the satisfaction (or waiver by Seller) at the Closing of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of Purchaser contained in Article IV shall be true and correct as of the Closing as if made on and as of the Closing (without giving effect to any materiality, Purchaser Material Adverse Effect or similar qualifiers set forth therein), except (x) that representations and warranties that are made as of a specific date shall be true and correct on and as of such date and (y) where the failure of such representations and warranties to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

(b) Performance of Obligations of Purchaser. The covenants and agreements of Purchaser to be performed on or before the Closing in accordance with this Agreement shall have been performed in all material respects.

(c) Officer’s Certificate. Seller shall have received a certificate, dated as of the Closing Date and signed on behalf of Purchaser by an executive officer of Purchaser, stating that the conditions specified in Section 7.3(a) and Section 7.3(b) have been satisfied.

(d) Other Deliverables. Seller shall have received each of the counterparts described in Sections 2.4(a)(iii) through (viii).

Section 7.4 Frustration of Closing Conditions. Neither Purchaser nor Seller may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by such Party’s failure to act in good faith or to use the efforts to cause the Closing to occur as required by this Agreement, including Section 5.1.

ARTICLE VIII

TERMINATION; EFFECT OF TERMINATION

Section 8.1 Termination. Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the Transaction abandoned at any time prior to the Closing:

(a) by mutual written consent of Seller and Purchaser;

(b) by Seller, if any of Purchaser’s representations and warranties contained in Article IV shall fail to be true and correct or Purchaser shall have breached or failed to perform any of its covenants or other agreements contained in this Agreement, and such failure or breach would give rise to the failure of a condition set forth in Section 7.3(a) or Section 7.3(b) and has not been cured by the earlier of (i) the date that is thirty (30) Business Days after the date that Seller has notified Purchaser of such failure or breach and (ii) the Outside Date; provided that Seller is not then in breach of any of its representations, warranties, covenants or agreements contained in this Agreement that would give rise to the failure of a condition set forth in Section 7.2(a) or Section 7.2(b);

(c) by Purchaser, if any of Seller’s representations and warranties contained in Article III shall fail to be true and correct or Seller shall have breached or failed to perform any of its covenants or other agreements contained in this Agreement, and such failure or breach would give rise to the failure of a condition set forth in Section 7.2(a) or Section 7.2(b) and has not been cured by the earlier of (i) the date that is thirty (30) Business Days after the date that Purchaser has notified Seller of such failure or breach and (ii) the Outside Date; provided that Purchaser is not then in breach of any of its representations, warranties, covenants or agreements contained in this Agreement that would give rise to the failure of a condition set forth in Section 7.3(a) or Section 7.3(b);

(d) by Seller or by Purchaser, if the Closing shall not have occurred on or prior to July 31, 2021 (such date, the “Outside Date”); provided, further, that the right to terminate this Agreement under this Section 8.1(d) shall not be available to any Party whose failure to perform any material covenant or obligation or whose breach of any representation or warranty, in each case, under this Agreement has been the proximate cause of, or directly resulted in, the failure of the Closing to occur on or before such date;

(e) by Seller or by Purchaser, if a permanent injunction or other permanent Judgment issued by a court of competent jurisdiction shall have become final and nonappealable, preventing the consummation of the Transaction; provided that the Party seeking to terminate this Agreement pursuant to this Section 8.1(e) shall have used its reasonable best efforts to obtain such Approval, or to prevent the entry of such permanent injunction or other permanent Judgment, as applicable, in each case, to the extent required by Section 5.1;

(f) by Seller or by Purchaser, if the Seller Shareholders’ Meeting (as it may be adjourned or postponed) at which a vote on the Seller Resolutions was taken shall have concluded and the Seller Shareholder Approval shall not have been obtained;

(g) by Purchaser, prior to the time the Seller Shareholder Approval is obtained, in the event of a Seller Adverse Recommendation Change;

(h) by Seller, prior to the time the Seller Shareholder Approval is obtained, in accordance with Section 5.5(f) (so long as Seller pays the Seller Termination Fee in accordance with Section 8.4(a)); or

(i) by Seller, if (i) the Closing is required to occur pursuant to Section 2.3, (ii) Purchaser has not consummated the Closing on or prior to the date upon which the Closing is required to occur pursuant to Section 2.3, and (iii) Seller has given Purchaser two (2) Business Days’ prior written notice (A) of the satisfaction of the conditions in Section 7.1 and Section 7.2 and (B) that Seller stands ready to consummate the Closing.

Section 8.2 Effect of Termination. If this Agreement is terminated and the Transaction is abandoned as described in Section 8.1, this Agreement shall become null and void and of no further force and effect, except for the provisions of Section 5.3(a), Section 5.7, the last sentence of Section 5.16(e)(ii), Section 6.6, this Section 8.2, Section 8.3, Section 8.4 and Article X. For the avoidance of doubt, the Confidentiality Agreement shall survive any termination of this Agreement.

Section 8.3 Notice of Termination. In the event of termination by Seller or Purchaser pursuant to Section 8.1, written notice of such termination shall be given by the terminating Party to the other Party.

Section 8.4 Termination Fees.

(a) If (i) this Agreement is terminated by Seller pursuant to Section 8.1(h), (ii) this Agreement is terminated by Purchaser pursuant to Section 8.1(g) or (iii) (A) after the date of this Agreement, a Competing WholeCo Proposal (substituting fifty percent (50%) for the twenty-five percent (25%) threshold set forth in the definition of “Competing WholeCo Proposal”) (a “Qualifying Transaction”) shall have been publicly made and not withdrawn at least two (2) Business Days prior to the Seller Shareholders’ Meeting (or any adjournment or postponement thereof), (B) thereafter this Agreement is terminated by Purchaser or Seller pursuant to Section 8.1(f) and (C) at any time on or prior to the twelve (12)-month anniversary of such termination, Seller completes or enters into a definitive agreement with respect to a Qualifying Transaction, then Seller shall pay Purchaser or its designee an amount in cash equal to twenty seven million dollars ($27,000,000) (the “Seller Termination Fee”) in immediately available funds (1) in the case of clause (i), prior to or substantially concurrently with such termination, (2) in the case of clause (ii), within two (2) Business Days after the date of such termination or (3) in the case of clause (iii), within two (2) Business Days of such completion or entry into a definitive agreement with respect to such Qualifying Transaction. Notwithstanding anything to the contrary elsewhere in this Agreement, but subject to Section 8.4(h), if the Seller Termination Fee shall become due and payable in accordance with this Section 8.4(a), from and after such termination and payment of the Seller Termination Fee in full pursuant to and in accordance with this Section 8.4(a) (together with Collection Fees and Expenses if applicable), Seller shall have no further liability of any kind for any reason in connection with this Agreement or the termination contemplated hereby (including for any Expense Reimbursement). Notwithstanding anything to the contrary herein, if

Seller has paid the Expense Reimbursement prior to the payment of any Seller Termination Fee, any Seller Termination Fee due shall be reduced by the amount of the Expense Reimbursement. In no event shall Seller be required to pay the Seller Termination Fee on more than one occasion or to pay the Expense Reimbursement and the Seller Termination Fee in an aggregate amount in excess of the dollar amount of the Seller Termination Fee.

(b) If this Agreement is terminated (i) by Seller pursuant to Section 8.1(b) or Section 8.1(i), or (ii) by Purchaser or Seller pursuant to Section 8.1(d) and at such time Seller could have terminated this Agreement pursuant to Section 8.1(b) or Section 8.1(i), then in the case of clause (i) or (ii), Purchaser shall pay Seller an amount in cash equal to one hundred and sixty-eight million dollars ($168,000,000) (the “Purchaser Termination Fee”) in immediately available funds within two (2) Business Days after the date of such termination (or on the date of such termination, if terminated by Purchaser). Notwithstanding anything to the contrary elsewhere in this Agreement, but subject to Section 8.4(g), if the Purchaser Termination Fee shall become due and payable in accordance with this Section 8.4(b), from and after such termination and payment of the Purchaser Termination Fee in full (together with Collection Fees and Expenses, if applicable, and amounts due under the reimbursement obligations set forth in Section 6.6(a)(i) and Section 5.16(e)(ii)), Purchaser shall have no further liability of any kind for any reason in connection with this Agreement or the termination contemplated hereby. In no event shall Purchaser be required to pay the Purchaser Termination Fee on more than one occasion.

(c) Each of the Parties acknowledges and agrees that neither the Seller Termination Fee nor the Purchaser Termination Fee (together with the Collection Fees and Expenses, if applicable) is intended to be a penalty but rather is liquidated damages in a reasonable amount that will compensate Purchaser or Seller, as applicable, in the circumstances in which such Seller Termination Fee or Purchaser Termination Fee, as applicable, is due and payable, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision.

(d) The Parties anticipate, and shall use commercially reasonable efforts to ensure, that neither the Seller Termination Fee nor the Purchaser Termination Fee (each, a “Termination Fee”) is, or will be, treated as consideration for a taxable supply for VAT purposes made by the Party entitled to receive such Termination Fee (the “Payee”) to the Party required to pay such fee (the “Payor”). If, however, any Termination Fee is determined by the relevant Taxing Authority to be in whole or part consideration for a taxable supply for VAT purposes, then:

(i) if the Termination Fee is determined by the relevant Taxing Authority to be in whole or part consideration for a taxable supply in respect of which the Payee (or, if applicable, any other member of its VAT group) is liable to account for VAT, then, to the extent that such VAT is recoverable by the Payor (or, if applicable, any other member of its VAT group) by repayment or credit from the relevant Taxing Authority, the amount of the Termination Fee shall be increased to an amount (inclusive of any VAT) to take account of such recoverable VAT such that the increased Termination Fee less any VAT recoverable in respect thereof equals the amount that the Termination Fee would have been in the absence of such determination; or

(ii) if the Termination Fee is determined by the relevant Taxing Authority to be in whole or part consideration for a taxable supply in respect of which the Payor (or, if applicable, any other member of its VAT group) is liable to account for VAT under a reverse charge mechanism, then to the extent that such VAT is not recoverable by the Payor (or, if applicable, any other member of its VAT group) by repayment or credit from the relevant Taxing Authority, the amount of the Termination Fee shall be reduced (or part of the Termination Fee already paid reimbursed) to an amount to take account of any such irrecoverable VAT (together with any related interest or penalties) in respect of such reverse charge VAT save to the extent that such interest or penalties arise as a result of the unreasonable delay or default of the Payor or relating to any period after the Payee has accounted to the Payor for any reduction in the Termination Fee pursuant to this Section 8.4(d)(ii) such that the aggregate of the reduced Termination Fee and any irrecoverable VAT in respect thereof (together with any such interest or penalties) equals the amount that the Termination Fee would have been in the absence of such determination.

(e) Any adjusting payments as may be required between the Payor and the Payee to give effect to Section 8.4(d) shall be made five (5) Business Days after the date on which the determination by the relevant Taxing Authority has been communicated to the Party required to make the payment (together with such evidence of such determination as is reasonable in the circumstances to provide, and, where Section 8.4(d)(i) applies, together with the provision of a valid VAT invoice by the Payor, if applicable) or, if later, five (5) Business Days after the VAT is recovered by the Payor (or, if applicable, any other member of its VAT group) in the case of Section 8.4(d)(i) or five (5) Business Days before the VAT is required to be accounted for by the Payor in the case of Section 8.4(d)(ii).

(f) Each of the Parties acknowledges that the agreements contained in this Section 8.4 are an integral part of the transactions contemplated hereby, and that, without these agreements, Seller and Purchaser would not enter into this Agreement. Accordingly, if Seller or Purchaser fails to pay in a timely manner the Seller Termination Fee or the Purchaser Termination Fee, as applicable, then Seller shall pay to Purchaser or Purchaser shall pay to Seller, as applicable, (i) interest on such amount from and including the date payment of such amount was due to but excluding the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made plus two percent (2%) per annum and (ii) all of such other Party’s reasonable costs and expenses (including attorneys’ fees) in connection with such other Party’s efforts to collect the Seller Termination Fee or the Purchaser Termination Fee, as applicable (clause (i) and this clause (ii), collectively, the “Collection Fees and Expenses”). In the event that this Agreement is terminated by Seller or Purchaser pursuant to Section 8.1(f), Seller shall pay Purchaser or its designee by wire transfer of immediately available funds, as promptly as possible (but in any event within two (2) Business Days) following the delivery by Purchaser of an invoice therefor, all reasonably documented out-of-pocket fees, costs and expenses incurred by Purchaser and its Affiliates in connection with the Transaction, including the Financings, provided, that such fees and expenses shall not exceed $8,500,000 in the aggregate (the “Expense Reimbursement”).

(g) Notwithstanding anything to the contrary in this Agreement or otherwise, prior to the Closing, the sole and exclusive remedies of Seller, the Seller Entities, any former, current or future Affiliate of Seller or the Seller Entities and any of their respective former, current or future officers, directors, general or limited partners, members, managers, stockholders, other equityholders, controlling Persons, employees, agents, successors, assigns, Affiliates or Representatives, and any Person claiming by, through or for the benefit of Seller, any Seller Entity or any such other Persons (all such foregoing Persons, the “Seller Related Parties”) against Purchaser, the Purchaser Sponsors, the Debt Financing Sources, any other actual or prospective financing sources and any of their respective partners, members, managers, stockholders, other equityholders, controlling Persons, employees, agents, successors, assigns, Affiliates or Representatives (all such foregoing Persons, the “Purchaser Related Parties,” it being understood that the Purchased Companies shall become Purchaser Related Parties upon the Closing) for any loss, damage, Liability, claim, expense, obligation or Proceeding (whether in Law or in equity and whether based on contract, tort or otherwise) based upon, arising out of or relating to this Agreement, the Guarantee or the Commitment Letters (including any breach or alleged breach hereof or thereof), the negotiation, execution or performance hereof or thereof, or the transactions contemplated hereby or thereby, including the Financings, or in respect of any other document or theory of Law or equity or in respect of any oral or written representation made or alleged to be made in connection herewith or therewith, whether at Law or equity, in contract, in tort or otherwise shall be (i) payment by Purchaser of the Purchaser Termination Fee (plus the Collection Fees and Expenses, if applicable) if due and payable hereunder, (ii) payment by Purchaser of amounts due under the reimbursement obligations set forth in Section 6.6(a)(i) and Section 5.16(e)(ii), (iii) payment by the Purchaser Sponsors to Seller of any amounts due and payable to Seller by the Purchaser Sponsors under, and subject to all of the terms and conditions of, the Guarantee, (iv) receipt by Seller of whatever remedies it may have under, and subject to all of the terms and conditions of, the Confidentiality Agreement, (v) Seller’s right to specifically enforce the Equity Commitment Letter against the Purchaser Sponsors, subject to all of the terms and conditions of the Equity Commitment Letter, and (vi) subject to all of the other provisions of this Section 8.4, the right of Seller to seek specific performance pursuant to, and subject to the provisions of, Section 10.7. For the avoidance of doubt, and notwithstanding anything to the contrary herein, while Seller may seek specific performance pursuant to, and subject to the provisions of, Section 10.7, under no circumstances shall Seller be permitted or entitled to receive both (x) a grant of specific performance of this Agreement to cause the Closing to occur and (y) payment of the Purchaser Termination Fee or any other remedy available to it at Law or in equity arising from termination of this Agreement. Without limitation of the generality of the foregoing or of any other provision of this Agreement and for the avoidance of doubt, upon payment in full of the Purchaser Termination Fee and the Collection Fees and Expenses (if any) to Seller and payment of amounts due under the reimbursement obligations set forth in Section 6.6(a)(i) and Section 5.16(e)(ii), (x) no Seller Related Party shall have any rights or claims for specific performance pursuant to Section 10.7 against any Purchaser Related Party in connection with this Agreement, the Guarantee, the Commitment Letters or any of the transactions contemplated hereby or thereby (whether in Law or in equity and whether based on contract, tort or otherwise) and (y) no Seller Related Party shall have any rights or claims against a Purchaser Related Party under or in connection with this Agreement, the Guarantee, the Commitment Letters or any of the transactions contemplated hereby or thereby (whether in Law or in equity and whether based on contract, tort or otherwise) or for any breach or alleged breach hereof or thereof for any damages of any kind or nature or for any other monetary amounts and (z) Seller shall (i) cause any Proceeding which is brought by Seller or any of its Affiliates against any Purchaser Related Party and which is inconsistent with the limitations set forth in this Section 8.4 to be dismissed promptly and in any event within five (5) Business Days after it is first initiated and (ii) use reasonable best efforts to cause any such Proceedings which are brought by any other Seller Related Party to be similarly dismissed.

(h) Notwithstanding anything to the contrary in this Agreement or otherwise, prior to the Closing, the sole and exclusive remedies of the Purchaser Related Parties against the Seller Related Parties for any loss, damage, Liability, claim, expense, obligation or Proceeding (whether in Law or in equity and whether based on contract, tort or otherwise) based upon, arising out of or relating to this Agreement (including any breach or alleged breach hereof or thereof), the negotiation, execution or performance hereof or thereof, or the transactions contemplated hereby, including the Financings, or in respect of any other document or theory of Law or equity or in respect of any oral or written representation made or alleged to be made in connection herewith or therewith, whether at Law or equity, in contract, in tort or otherwise shall be (i) payment by Seller of the Seller Termination Fee (plus the Collection Fees and Expenses, if applicable) if due and payable hereunder, (ii) payment by Seller of the Expense Reimbursement if due and payable hereunder, (iii) receipt by Purchaser of whatever remedies it may have under, and subject to all of the terms and conditions of, the Confidentiality Agreement, (iv) following termination of this Agreement by either Party, a right to seek monetary damages from Seller in the event of any willful and material breach by Seller of this Agreement or for Actual Fraud prior to the termination of this Agreement (provided that in no event shall Purchaser be entitled to such monetary damages in an amount that, together with any payment of the Seller Termination Fee and the Expense Reimbursement, exceeds an amount equal to the amount of the Purchaser Termination Fee), and (v) subject to all of the other provisions of this Section 8.4, the right of Purchaser to seek specific performance pursuant to, and subject to the provisions of, Section 10.7. For the avoidance of doubt, and notwithstanding anything to the contrary herein, while Purchaser may seek specific performance pursuant to, and subject to the provisions of, Section 10.7, under no circumstances shall Purchaser be permitted or entitled to receive both (x) a grant of specific performance of this Agreement to cause the Closing to occur and (y) payment of the Seller Termination Fee, Expense Reimbursement and/or monetary damages following termination of this Agreement. Without limitation of the generality of the foregoing or of any other provision of this Agreement and for the avoidance of doubt, upon payment in full of the Seller Termination Fee and the Collection Fees and Expenses (if any) or the Expense Reimbursement to Purchaser, in each case, as applicable, (x) no Purchaser Related Party shall have any rights or claims for specific performance pursuant to Section 10.7 against any Seller Related Party in connection with this Agreement or any of the transactions contemplated hereby (whether in Law or in equity and whether based on contract, tort or otherwise) and (y) no Purchaser Related Party shall have any rights or claims against a Seller Related Party under or in connection with this Agreement or any of the transactions contemplated (whether in Law or in equity and whether based on contract, tort or otherwise) or for any breach or alleged breach hereof or thereof for any damages of any kind or nature or for any other monetary amounts (except as otherwise set forth in this Section 8.4(h) and (z) Purchaser shall (i) cause any Proceeding which is brought by Purchaser or any of its Affiliates against any Seller Related Party and which is inconsistent with the limitations set forth in this Section 8.4 to be dismissed promptly and in any event within five (5) Business Days after it is first initiated and (ii) use reasonable best efforts to cause any such Proceedings which are brought by any other Purchaser Related Party to be similarly dismissed.

ARTICLE IX

INDEMNIFICATION

Section 9.1 Survival of Representations, Warranties, Covenants and Other Agreements. The representations and warranties in this Agreement (except for the Seller Specified Representations) and in any certificate delivered hereunder shall not survive the Closing and shall terminate at the Closing. The covenants and other agreements contained in this Agreement that are to be performed prior to the Closing shall not survive the Closing and shall terminate at the Closing. The covenants and agreements contained in this Agreement that are to be performed at or after the Closing shall survive the Closing until fully performed in accordance with their respective terms. The Seller Specified Representations shall survive the Closing and shall terminate on the earlier of (a) date on which Purchaser completes its audit of the financial statements of the Purchased Companies for the fiscal year ended December 31, 2021 and (b) April 15, 2022. No claim for indemnification pursuant to (x) Section 9.3 in respect of the Seller Specified Representations may be brought after the date on which they terminate or (y) Section 9.3(d) may be brought after the date on which Seller’s indemnity obligation thereunder terminates; provided, that any such claim brought prior to such termination date shall survive (including after such termination date, if applicable) until finally resolved. Seller’s obligations pursuant to Section 9.3(d) shall survive the Closing Date with respect to any Tax or other matter which is the subject of the related indemnification obligation until sixty days following the expiration of the applicable statute of limitations to such Tax or other matter. For the avoidance of doubt, the limitations on survival set forth in this Section 9.1 shall not control with respect to the Purchaser R&W Insurance Policy, which contains limitations on survival periods that shall control for purposes thereunder.

Section 9.2 Exclusive Remedy. Each of the Parties acknowledges and agrees that from and after the Closing, other than in connection with any Actual Fraud, its sole and exclusive remedy with respect to any claims or Proceedings relating, directly or indirectly, to the Transaction or any other subject matter of this Agreement, including any Exhibit, Schedule or certificate delivered hereunder, regardless of the legal theory under which such liability or obligation may be imposed, whether sounding in contract or tort, or whether at law or in equity, or otherwise, shall be exclusively pursuant to the provisions set forth in Sections 2.5, 2.6, the remedies to the extent set forth in Article VI, this Article IX and Section 10.7 (with respect to covenants that by their terms contemplate performance following the Closing), as applicable, and shall be subject to the limitations set forth in this Section 9.2. In furtherance of the foregoing, each of the Parties hereby waives (other than in connection with any Actual Fraud), from and after the Closing, to the fullest extent permitted under applicable Law, any and all other rights, claims or causes of action such Party or any of its Affiliates may have against the other Party or any of its Affiliates relating, directly or indirectly, to the Transaction or any other subject matter of this Agreement, including any Exhibit, Schedule or certificate delivered hereunder, in each case, other than pursuant to Sections 2.5 and 2.6, this Article IX and Section 10.7, as applicable. Notwithstanding the foregoing, nothing in this Section 9.2(a) or otherwise shall (i) relieve any Party for any liability for a breach of the covenants and agreements contained in this Agreement that are to be performed at or after the Closing or (ii) limit any Person’s right to seek and obtain any remedies from and after the Closing to which any such Person shall be entitled under another Transaction Document or in connection with any of the transactions contemplated thereby.

(b) Notwithstanding anything to the contrary herein, Purchaser (on behalf of itself, its controlled Affiliates (including, from and after the Closing, the Purchased Companies) and its and its controlled Affiliates’ respective officers, directors, equityholders, employees and agents) (collectively, the “Purchaser Parties”) agrees that other than in connection with any Actual Fraud, from and after the Closing, except as expressly set forth in Section 9.1 and Section 9.3 under no circumstances will Seller, any of its Affiliates or any of Seller’s or any of its Affiliates’ respective officers, directors, equityholders, employees or agents (collectively, the “Seller Parties”) have any liability to any of the Purchaser Parties relating to or arising from any actual or alleged breach of any representation or warranty or any covenant or agreement set forth in this Agreement (or any certificate or document delivered hereunder) to have been performed by its terms prior to the Closing or in connection with this Agreement or the Transaction or the other transactions contemplated hereby, including by virtue of or based upon any alleged misrepresentation or inaccuracy in or breach of any of the representations, warranties, covenants or obligations set forth in this Agreement (or any certificate or document delivered hereunder), the subject matter of this Agreement, the ownership, operation, management, use or control of the Business or any of the Purchased Companies prior to the Closing, any of their respective assets or liabilities, or any actions or omissions prior to the Closing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law. Notwithstanding anything to the contrary herein, from and after the Closing, other than in connection with any Actual Fraud or any claim permitted under Section 9.1 or Section 9.3, Purchaser (on behalf of the Purchaser Parties) hereby waives, to the fullest extent permitted by Law, any and all rights, claims and causes of action against, and shall have no recourse of any kind to, the Seller Parties under any theory of law or equity, including under any control person liability theory, for any action or inaction of any of the Purchased Companies or the Business, or their respective Affiliates, officers, directors, equityholders, managers, employees, agents or representatives, in each case prior to the Closing.

(c) The Parties hereto agree that the limits imposed on remedies with respect to the Transaction, the other transactions contemplated hereby and this Agreement in this Section 9.2 constitute an integral part of the consideration provided to Seller hereunder, were specifically bargained for between sophisticated parties and their respective counsel and were specifically taken into account in the determination of the amounts to be paid to Seller hereunder.

Section 9.3 Indemnification by Seller. Subject to the provisions of this Article IX, effective after the Closing, Seller shall indemnify, defend and hold harmless Purchaser and the other Purchaser Parties (collectively, the “Purchaser Indemnified Parties”), from and against any and all Covered Losses incurred or suffered by any of the Purchaser Indemnified Parties, to the extent arising out of or resulting from (a) any Liabilities arising out of or relating to Seller or any of its Subsidiaries (other than the Purchased Companies) or the Retained Business, (b) the Restructuring, (c) the matters set forth on Section 9.3 of the Seller Disclosure Schedules and the Specified Proceeding, (d) Pre-Closing Included Tax Items, (e) any Closing Indebtedness to the extent not fully reflected in the final determination of the Final Purchase Price and (f) any breach of, or inaccuracy in, any Seller Specified Representation. Notwithstanding anything to the contrary herein, Seller shall not be required to indemnify, defend or hold harmless any Purchaser Indemnified Party against, or reimburse any Purchaser Indemnified Party for, any Covered Losses (for the avoidance of doubt, including Taxes) to the extent the related Liabilities were Employee Change of Control Payments that Seller has paid in accordance with Section 6.6(a) or were reflected in the determination of Working Capital or Closing Indebtedness (as finally determined in accordance with Section 2.5). For the avoidance of doubt, Seller shall not have any indemnity obligation pursuant to this Section 9.3 in respect of any Liabilities for which the Seller Indemnified Parties are indemnified pursuant to Section 9.4 or which are Liabilities of any Purchaser Indemnified Party pursuant to this Agreement or any of the other Transaction Documents.

Section 9.4 Indemnification by Purchaser. Subject to the provisions of this Article IX, effective after the Closing, Purchaser shall indemnify, defend and hold harmless Seller and the other Seller Parties (collectively, the “Seller Indemnified Parties”), from and against any and all Covered Losses incurred or suffered by any of the Seller Indemnified Parties, to the extent arising out of or resulting from (a) any Liabilities arising out of or relating to any Purchased Company or the Business, (b) the failure to pay any Liability when due to the extent reflected in the determination of Working Capital or Closing Indebtedness (as finally determined in accordance with Section 2.5) and (c) Pre-Closing Excluded Tax Items. For the avoidance of doubt, Purchaser shall not have any indemnity obligation pursuant to this Section 9.4 in respect of any Liabilities for which the Purchaser Indemnified Parties are indemnified pursuant to Section 9.3 or which are Liabilities of any Seller Indemnified Party pursuant to this Agreement or any of the other Transaction Documents.

Section 9.5 Limitations on Indemnification.

(a) Seller shall not have any obligation to indemnify the Purchaser Indemnified Parties pursuant to Section 9.3(f) unless the aggregate Covered Losses which may be recovered from Seller pursuant to Section 9.3(f) equals or exceeds on a cumulative basis an aggregate amount equal to five million dollars ($5,000,000) and then only for Covered Losses in excess of such amount. Seller shall not have any obligation to indemnify the Purchaser Indemnified Parties pursuant to Section 9.3(f) for Covered Losses in excess of an aggregate amount equal to fifty million dollars ($50,000,000).

(b) In the event that the Purchaser R&W Insurance Policy would, in accordance with its terms, provide coverage with respect to any Covered Losses for which the Purchaser Indemnified Parties may also be entitled to be indemnified from Seller pursuant to Section 9.3(f), then the Purchaser Indemnified Parties may not assert any such indemnification claim against Seller without also using their respective reasonable best efforts to make, and subsequently seek recovery in respect of, a claim for recovery against the Purchaser R&W Insurance Policy. So long as the Purchaser Indemnified Parties have satisfied such obligations in respect of the Purchaser R&W Insurance Policy, nothing in this Section 9.5(b) shall limit the indemnification obligations of Seller pursuant to Section 9.3(f), including timely payment of any such indemnification claims; provided, that any related recovery by the Purchaser Indemnified Parties shall (x) be offset against the indemnity obligations of Seller to the extent received in advance of payment by Seller or (y) be paid over to Seller if received by the Purchaser Indemnified Parties following receipt by them of payment from Seller.

Section 9.6 Procedures.

(a) A Person that may be entitled to be indemnified under this Agreement (the “Indemnified Party”) shall reasonably promptly notify the Party liable for such indemnification (the “Indemnifying Party”) in writing of any pending or threatened claim or demand that the Indemnified Party has determined has given or would reasonably be expected to give rise to such right of indemnification (including a pending or threatened claim or demand asserted by a Third Party against the Indemnified Party (such claim being a “Third Party Claim”)), describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or demand (to the extent then known); provided that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article IX, except to the extent that the Indemnifying Party is prejudiced by such failure.

(b) Upon receipt of a notice of a Third Party Claim for indemnity from an Indemnified Party pursuant to Section 9.3 or Section 9.4, subject to the other terms of this Section 9.6(b) the Indemnifying Party will be entitled, by notice to the Indemnified Party delivered within twenty (20) Business Days of the receipt of notice of such Third Party Claim, to assume the defense and control of such Third Party Claim (at the expense of the Indemnifying Party); provided that the Indemnifying Party shall allow the Indemnified Party a reasonable opportunity to participate in the defense of such Third Party Claim with its own counsel and at its own expense. If the Indemnifying Party does not assume the defense and control of any Third Party Claim pursuant to this Section 9.6, the Indemnified Party shall be entitled to assume and control such defense, but the Indemnifying Party may nonetheless participate in the defense of such Third Party Claim with its own counsel and at its own expense. The Indemnifying Party shall not have the right to assume the defense and control of any Third Party Claim (i) involving a criminal claim or a regulatory enforcement action, (ii) where the sole relief sought against the Indemnified Party is an injunction or equitable relief (other than equitable relief sought which is merely incidental to a request for monetary damages), (iii) if the Indemnified Party has been advised by counsel that an actual or potential conflict exists between the Indemnified Party and Indemnifying Party in connection with the defense of such Third Party Claim or (iv) if the Indemnifying Party has not acknowledged that such Third Party Claim is subject to indemnification pursuant to this Article IX (and in any such circumstances the Indemnified Party shall be entitled to assume and control such defense). Purchaser or Seller, as the case may be, shall, and shall cause each of its Affiliates and Representatives to, reasonably cooperate with the Indemnifying Party in the defense of any Third Party Claim, including by furnishing books and records, personnel and witnesses during normal business hours upon reasonable advance notice to such Person, as appropriate for any defense of such Third Party Claim. If the Indemnifying Party has assumed the defense and control of a Third Party Claim, it shall be authorized to consent to a settlement or compromise of, or the entry of any judgment arising from, any Third Party Claim, in its sole discretion, and without the consent of any Indemnified Party; provided that such settlement or judgment does not (A) involve any injunctive relief with respect to any Indemnified Party, (B) involve a finding or admission of any violation of Law or admission of any wrongdoing by any Indemnified Party or (C) provide for monetary relief that would not be fully borne by the Indemnifying Party (in any which case the Indemnified Party’s consent shall not be unreasonably withheld, conditioned or delayed). No Indemnified Party will consent to the entry of any judgment or enter into any settlement or compromise with respect to a Third Party Claim without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld, conditioned or delayed).

Section 9.7 Additional Indemnification Provisions. With respect to each indemnification obligation contained in this Agreement, all Covered Losses (for the avoidance of doubt, including Taxes) shall be reduced by any (a) Tax benefits actually realized by the Indemnified Party or its Affiliates in cash or by the reduction of Taxes that would otherwise be payable (including as a credit against Taxes that would otherwise be payable), other than a reduction of or credit against Taxes to which Seller’s indemnity in Section 9.3(d) would otherwise apply, in connection with the incurrence of such Covered Losses with respect to the year in which such Covered Loss is incurred or the six (6) immediately succeeding years, determined on a “with and without” basis and net of any Taxes and reasonable out-of-pocket expenses incurred by the Indemnified Party or its Affiliates in connection with generating the item giving rise to such Tax benefit (it being agreed and understood that if any such Tax benefit was not included in the initial computation of such Covered Loss, the Indemnified Party shall pay to the Indemnifying Party the amount of the applicable Tax benefit by way of an adjustment to the amount initially paid in respect of such Covered Loss within thirty (30) days of the due date for the payment of Taxes that would have otherwise been payable and were reduced by such Tax benefit (but no later than thirty (30) days following the date such Tax benefit is actually realized in cash if earlier) or, if the Tax benefit is in the form of an increased cash Tax refund, within thirty (30) days of the receipt of such cash Tax refund from the applicable Taxing Authority), reduced by any correlative Tax detriment actually suffered by any of the Purchased Companies in respect of the purchase price adjustment arising from the payment to the Indemnified Party in respect of the Covered Loss, calculated on a “with and without” basis, but only to the extent of any such Tax detriment actually suffered in the year such Covered Loss is incurred or the six (6) immediately succeeding years, and (b) third-party insurance or indemnity, contribution or similar proceeds that have been actually recovered by the Indemnified Party in connection with the facts giving rise to the right of indemnification net of collection costs and any resulting increase in premiums (it being agreed that if such third-party insurance or indemnification, contribution or similar proceeds in respect of such facts are actually recovered by the Indemnified Party subsequent to the Indemnifying Party’s making of an indemnification payment in satisfaction of its applicable indemnification obligation, such proceeds shall be promptly remitted to the Indemnifying Party to the extent of the indemnification payment made net of any collection costs and any resulting increase in premiums), and the Indemnified Party shall use, and cause its Affiliates to use, commercially reasonable efforts to seek full recovery under all insurance and indemnity, contribution or similar provisions covering such Covered Loss. Neither Party shall be liable to the other Party or its Affiliates (whether in contract, tort (including negligence and strict liability) or otherwise), at law or in equity, for any exemplary, punitive or other similar damages (except to the extent awarded by a court of competent jurisdiction in connection with a Third Party Claim).

Section 9.8 Mitigation. To the extent required under applicable Law, each of the Parties hereto agrees to mitigate its respective Covered Losses upon and after becoming aware of any event or condition that would reasonably be expected to give rise to any Covered Losses that are indemnifiable hereunder.

ARTICLE X

GENERAL PROVISIONS

Section 10.1 Entire Agreement. This Agreement and the other Transaction Documents, together with the exhibits hereto, schedules hereto and the Confidentiality Agreement, constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof and thereof, and this Agreement is not intended to grant standing to any Person other than the Parties.

Section 10.2 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by either Party without the prior written consent of the other Party; provided that without the prior written consent of Seller, (i) Purchaser may assign its rights (but not its obligations) hereunder to a wholly owned direct or indirect Subsidiary or Affiliate of Purchaser, (ii) Purchaser may assign its rights (but not its obligations) hereunder to any of the Debt Financing Sources as collateral and (iii) Purchaser may assign its rights (but not its obligations) under this Agreement to any insurer(s) or underwriter(s) providing a Purchaser R&W Insurance Policy (provided that in no event shall Purchaser grant or otherwise confer any subrogation rights to any such insurer(s) or underwriter(s) against Seller, any other Seller Entity or any of their respective Affiliates or Representatives except with respect to Actual Fraud); provided, further, that no such assignment shall (x) relieve Purchaser of any of its obligations hereunder or (y) except in the case of an assignment to an entity organized in the Netherlands or the United States, result in the withholding or deduction of, or any requirement to withhold or deduct, any amount of Tax from amounts otherwise payable hereunder in excess of the amounts that otherwise would have been deducted or withheld had such assignment not occurred, unless the amounts payable by Purchaser hereunder are increased to the extent necessary to ensure that, after all such required deductions or withholdings, Seller receives the amount it would have received had no such amounts been required to be withheld or deducted. Subject to the first sentence of this Section 10.2, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns. Any purported assignment not permitted under this Section 10.2 shall be null and void.

Section 10.3 Amendments and Waivers. Subject to Section 10.14, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Seller and Purchaser, and in the case of a waiver, by the Party against whom the waiver is to be enforced; provided that, after receipt of the Seller Shareholder Approval, if any such amendment or waiver shall by applicable Law require further approval of the shareholders of Seller, the effectiveness of such amendment or waiver shall be subject to the approval of the shareholders of Seller. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 10.4 Headings and Captions. Headings of the Articles and Sections of this Agreement are for convenience of the Parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 10.5 No Third-Party Beneficiaries. Other than with respect to (a) the D&O Indemnitees as set forth in Section 5.17, (b) the Seller Parties, the Purchaser Parties, the Purchaser Indemnified Parties, and the Seller Indemnified Parties as set forth in Article IX, (c) the Purchaser Related Parties as set forth in Section 8.4(g), (d) the Seller Related Parties as set forth in Section 8.4(h), (e) the Seller Related Parties and Purchaser Related Parties as set forth in Section 10.15 and (f) the Debt Financing Sources with respect to this Section 10.5, Section 10.14 and Section 10.15, each of Seller and Purchaser agrees that (i) its representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other Party, in accordance with and subject to the terms of this Agreement, and (ii) this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

Section 10.6 Notices. All notices and other communications to be given to any Party hereunder shall be sufficiently given for all purposes hereunder if in writing and shall be deemed given (a) upon personal delivery to the Party to be notified; (b) when received when sent by email to the Party to be notified; provided that notice given by email shall not be effective unless either (i) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 10.6 or (ii) the receiving Party delivers a written confirmation of receipt for such notice by email or any other method described in this Section 10.6; or (c) when delivered by a courier (with confirmation of delivery) to the Party to be notified, in each case at the following address:

(i)	if to Purchaser,

c/o Advent International Corporation

800 Boylston Street

Boston, Massachusetts 02199

Attention: Chris Egan

James R. Westra

Email:      cegan@adventinternational.com

jwestra@adventinternational.com

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199

Attention: R. Newcomb Stillwell, Esq.

Christian J. Westra, Esq.

Email:       Newcomb.Stillwell@ropesgray.com

Christian.Westra@ropesgray.com

and:

Ropes & Gray LLP

191 North Wacker Drive, 32nd Floor

Chicago, IL 60606

Attention: Matthew J. Richards, Esq.

Email:       Matthew.Richards@ropesgray.com

(ii) if to Seller,

Nielsen Holdings plc

85 Broad Street

New York, New York 10014

Attention: George Callard

Email:       george.callard@nielsen.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention: Steven A. Rosenblum, Esq.

Raaj S. Narayan, Esq.

Email:      SARosenblum@wlrk.com

RSNarayan@wlrk.com

and:

Baker & McKenzie LLP

452 Fifth Avenue

New York, New York 10018

Attention: Alan F. Zoccolillo, Esq.

E-mail:     Alan.Zoccolillo@bakermckenzie.com

and:

Clifford Chance LLP

10 Upper Bank Street

London, E14 5JJ

Attention: Lee Coney

Email:       Lee.Coney@CliffordChance.com

or to such other address as any Party shall specify by written notice so given. Any Party may notify the other Party of any changes to the address or any of the other details specified in this Section 10.6; provided that such notification shall only be effective on the date specified in such notice or five (5) Business Days after the notice is given, whichever is later.

Section 10.7 Specific Performance.

(a) Subject to the other provisions of this Section 10.7, the Parties agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and accordingly (i) the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity, (ii) the Parties waive any requirement for the securing or posting of any bond in connection with the obtaining of any specific performance or injunctive relief and (iii) the Parties will waive, in any action for specific performance, the defense of adequacy of a remedy at law. Subject to the other provisions of this Section 10.7, in circumstances where Purchaser is obligated to consummate the Transaction and the Transaction has not been consummated, Purchaser expressly acknowledges and agrees that Seller shall have suffered irreparable harm, that monetary damages will be inadequate to compensate Seller, and that Seller shall be entitled to enforce specifically Purchaser’s obligations to consummate the Transaction. Seller’s pursuit of specific performance at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which Seller may be entitled, including the right to pursue the Purchaser Termination Fee; provided that Seller shall not be entitled to receive both a grant of specific performance of the Closing and payment of the Purchaser Termination Fee.

(b) Notwithstanding Section 10.7(a) or anything else to the contrary in this Agreement, Seller shall not be entitled to seek or obtain specific performance of Purchaser’s obligations to cause the Equity Financing to be funded and to consummate the Transaction unless (i) all of the conditions set forth in Sections 7.1 and 7.2 (other than those conditions that by their nature are to be satisfied at the Closing (but which conditions would, at such time as the Closing is required to occur, be satisfied)) have been satisfied or waived, (ii) the full amount of the Debt Financing has been funded (or, if the Best Efforts Bond Financing has closed and funded on or prior to the Closing Date, the full amount of the Debt Financing (as reduced by the amount of the Best Efforts Bond Financing) and the Best Efforts Bond Financing has funded) or, in each case, will be funded at the Closing subject only to the Equity Financing being funded at the Closing, (iii) Seller has notified Purchaser in writing that Seller is ready, willing and able to effect the Closing and that if specific performance is granted then the Closing will occur and (iv) Purchaser has failed to complete the Closing prior to the second (2nd) Business Day following the date of delivery of such written notification by Seller.

Section 10.8 Governing Law and Jurisdiction. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware (except that matters relating to the duties of the members of the Seller Board shall be governed by and construed in accordance with the laws of England). In addition, each of the Parties (a) submits to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (and, in the case of appeals, appropriate appellate courts therefrom), in the event that any dispute (whether in contract, tort or otherwise) arises out of or in connection with the evaluation (including due diligence), negotiation, execution or performance of this Agreement or the Transaction or the other transactions contemplated hereby; (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (c) agrees that it will not bring any Proceeding relating to the evaluation (including due diligence), negotiation, execution or performance of this Agreement or the Transaction or the other transactions contemplated hereby in any court other than the above-named courts; and (d) agrees that it will not seek to assert by way of motion, as a defense or otherwise, that any such Proceeding (i) is brought in an inconvenient forum, (ii) should be transferred or removed to any court other than one of the above-named courts, (iii) should be stayed by reason of the pendency of some other proceeding in any court other than one of the above-named courts or (iv) that this Agreement or the subject matter hereof may not be enforced in or by the above-named courts. Each Party agrees that service of process upon such Party in any such Proceeding shall be effective if notice is given (other than by email) in accordance with Section 10.6. Each of the parties hereto hereby agrees that a final Judgment in any Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Notwithstanding anything to the contrary in this Agreement or otherwise, in the event of a dispute between the Parties the rules of discovery otherwise applicable shall govern and apply in lieu of the provisions hereof relating to the furnishing of information or giving of access (including with respect to Sections 2.5, 5.4, 5.13 and 9.6).

Section 10.9 WAIVER OF JURY TRIAL. EACH PARTY WAIVES TRIAL BY JURY IN ANY PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE EVALUATION (INCLUDING DUE DILIGENCE), NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT OR THE TRANSACTION OR THE OTHER TRANSACTIONS CONTEMPLATED HEREBY, OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH. NO PARTY SHALL SEEK A JURY TRIAL IN ANY PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THE EVALUATION (INCLUDING DUE DILIGENCE), NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT OR THE TRANSACTION OR THE OTHER TRANSACTIONS CONTEMPLATED HEREBY, OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR INSTRUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 10.9. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO THE OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 10.9 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

Section 10.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 10.11 Counterparts; Effectiveness. This Agreement may be executed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by facsimile, electronic delivery or otherwise) to the other Party. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

Section 10.12 Waiver of Conflicts Regarding Representation; Nonassertion of Attorney-Client Privilege.

(a) Purchaser waives and will not assert, and agrees to cause its Affiliates (including, following the Closing, the Purchased Companies), to waive and not to assert, any conflict of interest arising out of or relating to the representation, after the Closing (the “Post-Closing Representation”), of Seller, any of its Affiliates or any shareholder, officer, member, manager, employee or director of Seller or any of its Affiliates (any such Person, a “Designated Person”) in any matter involving this Agreement, any other Transaction Document or any other agreements or transactions contemplated hereby or thereby, by any legal counsel currently representing any Seller or any of its Affiliates in connection with this Agreement, the other Transaction Documents or any other agreements or transactions contemplated hereby or thereby, including Wachtell, Lipton, Rosen & Katz, Baker & McKenzie LLP and Clifford Chance LLP (the “Current Representation”).

(b) Purchaser waives and will not assert, and agrees to cause its Affiliates (including, following the Closing, the Purchased Companies), to waive and not to assert, any attorney-client or other applicable legal privilege or protection with respect to any communication between any legal counsel and any Designated Person occurring during the Current Representation in connection with any Post-Closing Representation, including in connection with a dispute with Purchaser or any of its Affiliates (including, following the Closing the Purchased Companies), it being the intention of the Parties that all such rights to such attorney-client and other applicable legal privilege or protection and to control such attorney-client and other applicable legal privilege or protection shall be retained by Seller and that Seller, and none of Purchaser or any of its Affiliates (including, following the Closing, the Purchased Companies), shall have the sole right to decide whether or not to waive any attorney-client or other applicable legal privilege or protection. Accordingly, from and after Closing, none of Purchaser or any of its Affiliates (including the Purchased Companies) shall have any access to any such communications or to the files of the Current Representation, all of which shall be and remain the property of Seller and not of Purchaser or any of its Affiliates (including, following the Closing, the Purchased Companies), or to internal counsel relating to such engagement, and none of Purchaser or any of its Affiliates (including, following the Closing, the Purchased Companies) or any Person acting or purporting to act on their behalf shall seek to obtain the same by any process on the grounds that the privilege and protection attaching to such communications and files belongs to Purchaser. The foregoing waiver and acknowledgment of retention of control will not extend to any communication not involving this Agreement, any other Transaction Document or any other agreements or transactions contemplated hereby or thereby, or to communications with any Person other than legal counsel engaged for the Current Representation. Notwithstanding the foregoing, if after the Closing a dispute arises between Purchaser or any of the Purchased Companies, on the one hand, and a third party other than a Designated Person, on the other hand, then Purchaser and the Purchased Companies (as applicable) may assert attorney-client privilege to prevent disclosure of confidential communication to such third party with respect to communications with the legal counsel engaged for the Current Representation; provided, that neither Purchaser nor the Purchased Companies may waive such privilege without the prior written consent of Seller (such consent not to be unreasonably withheld, conditioned or delayed).

Section 10.13 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,”

“herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The word “extent” and the phrase “to the extent” when used in this Agreement shall mean the degree to which a subject or other thing extends, and such word or phrase shall not mean simply “if.” References in this Agreement to specific Laws or to specific provisions of Laws shall include all amendments of the same and any successor or replacement Laws and all rules and regulations promulgated thereunder. Each of the Parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by both Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement. Each Purchaser shall be jointly and severally liable for all of the obligations of Purchaser and the other Purchaser arising under this Agreement or under any of the other Transaction Documents. For the purposes of this Agreement, (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to the terms article, Section, paragraph, exhibit and schedule are references to the articles, Sections, paragraphs, exhibits and schedules to this Agreement, unless otherwise specified; (c) references to “Dollars” or “$” shall mean U.S. dollars; (d) the word “or” shall not be exclusive; (e) references to “written” or “in writing” include in electronic form; (f) any reference to “days” means calendar days unless Business Days are expressly specified; (g) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day; (h) the word “shall” has the same meaning as the word “will” and vice versa; (i) the word “any” shall mean “any and all” unless the context dictates otherwise; (j) all references to “ordinary course” or “ordinary course of business” shall be deemed followed by the words “consistent with past practice”; and (k) all references to lists shall mean true, correct and complete lists and all references to copies of any documents shall be true, correct and complete copies of such documents. With respect to materials that are described as having been made available or delivered to the Purchaser, such materials will be deemed to have been delivered or made available to Purchaser if such materials were included in the “data room” or by transmitting such materials to Purchaser or any of its Representatives by any other electronic means, in either case, by no later than 11:59 p.m. (Eastern Time) on the date that is at least one (1) calendar day prior to the date of this Agreement.

Section 10.14 Debt Financing Sources. Notwithstanding anything in any Transaction Document to the contrary, but in all cases subject to and without in any way limiting the rights and claims of Purchaser or its Affiliates under and pursuant to the Debt Commitment Letter, Seller on behalf of itself and its Subsidiaries hereby: (a) agrees that any Proceeding, whether in law or in equity, whether in contract or in tort or otherwise, involving the Debt Financing Sources, arising out of or relating to, any Transaction Document, the Debt Financing and/or the Best Efforts Bond Financing or any of the agreements (including the Debt Commitment Letter) entered into in connection with the Debt Financing and/or the Best Efforts Bond Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof and each Party hereto irrevocably submits itself and its property with respect to any such Proceeding to the exclusive jurisdiction of such court; provided, however, that if such federal court does not have jurisdiction over such Proceeding, such Proceeding shall be heard and determined exclusively in any New York state court located in New York County and each party hereto irrevocably submits itself and its property with respect to any such Proceeding to the exclusive jurisdiction of such court; (b) agrees that any such Proceeding shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), except as otherwise provided in the Debt Commitment Letter or other applicable definitive document relating to the Financing; (c) agrees not to bring or support or permit any of its Affiliates to bring or support any Proceeding of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Debt Financing Source in any way arising out of or relating to, any Transaction Document, the Debt Financing and/or the Best Efforts Bond Financing, the Debt Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than any federal or state court in the Borough of Manhattan, New York, New York; provided, however, that if such federal court does not have jurisdiction over such Proceeding, such Proceeding shall be heard and determined exclusively in any New York state court located in New York County; (d) agrees that service of process upon Seller, its Subsidiaries or its controlled Affiliates in any such Proceeding shall be effective if notice is given in accordance with Section 10.6; (e) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such Proceeding in any such court; (f) knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable Law trial by jury in any Proceeding brought against the Debt Financing Sources in any way arising out of or relating to, any Transaction Document, the Debt Financing and/or the Best Efforts Bond Financing, the Debt Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder; (g) agrees that none of the Debt Financing Sources will have any liability to Seller, any of its Subsidiaries or any of their respective Affiliates or Representatives (in each case, other than Purchaser or its Subsidiaries) in any way relating to or arising out of any Transaction Document, the Debt Financing and/or the Best Efforts Bond Financing, the Debt Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether in law or in equity, whether in contract or in tort or otherwise; (h) agrees that the Debt Financing Sources are express third-party beneficiaries of, and may enforce, any of the provisions of this Agreement reflecting the foregoing agreements in Section 8.4 and this Section 10.14; and (i) agrees that the provisions in this Section 10.14 and the definition of “Debt Financing Sources” shall not be amended, waived or otherwise modified, in each case, in any way adverse to the Debt Financing Sources without the prior written consent of the Debt Financing Sources.

Section 10.15 Non-Recourse. This Agreement and the other Transaction Documents may only be enforced against, and any Proceedings that may be based upon, arise out of, or relate to this Agreement and the other Transaction Documents or the Transaction, or the negotiation, execution or performance of this Agreement and the other Transaction Documents, may only be made against, the entities that are expressly named as parties to this Agreement and the other Transaction Documents and then only with respect to the specific obligations set forth herein or therein with respect to such parties. Except for the parties to the Transaction Documents, no Seller Related Parties or Purchaser Related Parties (including the Debt Financing Sources and Purchaser Sponsors) shall have any liability (whether in contract or tort, at Law or in equity or otherwise, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of such named party in or under, or for any claim based on, arising out of, or related to, the Transaction Documents or the Transaction. Notwithstanding the foregoing, nothing in this Section 10.15 shall limit Seller’s remedies which are otherwise expressly retained by it pursuant to Section 8.4(g).

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Seller and Purchaser have duly executed this Agreement as of the date first written above.

NIELSEN HOLDINGS PLC

By:	/s/ George D. Callard
Name: George D. Callard
Title: Chief Legal Officer

[Signature Page to Stock Purchase Agreement]

INDY DUTCH BIDCO, B.V.

By:	/s/ Maud Kool
Name: Maud Kool
Title: Managing Director

[Signature Page to Stock Purchase Agreement]

INDY US BIDCO, LLC

By:	/s/ James Westra
Name: James Westra
Title: Vice President

[Signature Page to Stock Purchase Agreement]

Exhibit 99.1

Nielsen Announces Sale of Global Connect Business to Advent International for $2.7 Billion

11-01-2020

Advent, in partnership with former TransUnion CEO Jim Peck, will accelerate Nielsen Global Connect’s transformation and support its continued innovation in consumer and market measurement.

Nielsen to hold a conference call to discuss today’s announcements as well as its third quarter 2020 financial results at 8:00 a.m. U.S. Eastern Time (ET) on Monday, November 2nd, 2020.

NEW YORK, and BOSTON, November 1, 2020 — Nielsen Holdings plc (“Nielsen”) (NYSE: NLSN) announced today that it has signed a definitive agreement under which affiliates of Advent International (“Advent”), one of the largest and most experienced global private equity investors, in partnership with James “Jim” Peck, former Chief Executive Officer of TransUnion, will acquire the Nielsen Global Connect business for $2.7 billion (subject to working capital, cash, debt-like items and other customary adjustments). Nielsen will also receive warrants in the new company exercisable in certain circumstances. Upon completion of the transaction, Nielsen Global Connect will be a private company with the flexibility to continue investing in the development and deployment of leading-edge measurement products and solutions. The transaction was unanimously approved by Nielsen’s Board of Directors.

“This is a win for both Nielsen Global Connect and for Nielsen (RemainCo), as well as for our shareholders,” said David Kenny, Chief Executive Officer, Nielsen. “The sale of this business to Advent will deliver substantial value sooner than was anticipated through the planned spin-off and creates certainty for all stakeholders. The proceeds from the sale will allow Nielsen to significantly reduce debt, which will provide greater financial flexibility to execute our growth strategy and expand our role in the global media marketplace. At the same time, we are excited about this opportunity for Nielsen Global Connect and believe that moving forward as a private company will better position the business to accelerate its transformation and strengthen its market-leading position. With the support of Advent’s resources and expertise, we believe the new company will create and define the next century of consumer and market measurement. We thank the entire Nielsen Global Connect team for their invaluable partnership and look forward to continuing a strong working relationship with them in the future.”

Kenny added, “All of the terrific work done by so many to pursue a spin-off will position both businesses to thrive as standalone companies and will allow us to execute a smooth transaction. We are grateful for all of this dedicated work.”

“Nielsen Global Connect is the gold standard in retail measurement, with exceptional insights and unrivaled scale and coverage of the global CPG and retail markets,” said Peck. “As customers face a rapidly evolving marketplace, we recognize that they have high expectations for Nielsen Global Connect to help them meet these new demands and to build on its existing core platform and other retail measurement capabilities. We intend to work with David Rawlinson and the talented management team to accelerate the delivery of new capabilities and to continue the transformation underway to build an innovative, high-performing culture acutely focused on delivering value to customers around the world.”

“Advent is thrilled to partner with Jim in driving this next phase of growth for Nielsen Global Connect,” said Chris Egan, Managing Partner at Advent. “Advent has invested in data and information services companies for nearly three decades, and earlier this year we teamed up with Jim to identify a compelling business in the sector where we can apply our combined experience and resources to create value. We see tremendous potential to build on Global Connect’s cutting-edge platform, drawing on our global footprint and operational strength to further scale the business and advance its leadership across established and emerging markets.”

David Rawlinson will remain CEO of Nielsen Global Connect through the close of the transaction and is expected to be part of the leadership team for the go-forward company. Upon close, Peck will be involved in the day-to-day strategic and operational activities of the company, which will be headquartered in Chicago, IL. In early 2021, the Global Connect business will be renamed NielsenIQ.

Nielsen will grant Nielsen Global Connect a license to brand its products and services with the “Nielsen” name and other Nielsen trademarks for 20 years following closing. Additionally, Nielsen and Advent will enter into agreements pursuant to which, among other things, Nielsen and Advent will provide certain transitional services to each other for periods of up to 24 months following closing, grant each other reciprocal licenses for certain data and corresponding services relating to that data for periods of up to five years following closing and grant each other licenses to use certain patents.

Background on Nielsen Global Connect and Transaction Details

Nielsen Global Connect provides consumer packaged goods manufacturers and retailers with actionable information and a complete picture of the complex and changing marketplace that brands need to innovate and grow their business. The company offers data and builds tools that use predictive models to turn market observations into business decisions and winning solutions. These data and insights provide the essential foundation that makes markets possible in the rapidly evolving world of commerce.

Nielsen plans to use net proceeds of the transaction primarily to reduce debt and for general corporate purposes. On a pro-forma basis for the transaction, Nielsen expects year-end 2020 net leverage to be under 4X. The transaction is subject to approval by Nielsen shareholders, regulatory approvals, consultation with the works council and other customary closing conditions; it is expected to close in the second quarter of 2021.

Advisors

J.P. Morgan Securities LLC and Guggenheim Securities, LLC are acting as financial advisors to Nielsen, and Wachtell, Lipton, Rosen & Katz, Clifford Chance LLP, DLA Piper, and Baker McKenzie are serving as legal advisors to Nielsen. Ropes & Gray LLP and Weil, Gotshal & Manges LLP are serving as legal counsel to Advent and BofA Securities is serving as lead financial advisor, with Deutsche Bank Securities Inc., RBC Capital Markets and UBS Investment Bank also advising. Financing for the transaction is being arranged and provided by Bank of America, UBS Investment Bank, Barclays, Deutsche Bank AG New York, HSBC, RBC Capital Markets, MUFG and Wells Fargo.

Conference Call and Webcast

Nielsen will hold a conference call to discuss today’s announcements as well as its third quarter 2020 financial results at 8:00 a.m. U.S. Eastern Time (ET) on Monday, November 2, 2020. This conference call will replace the previously announced conference call scheduled for Thursday, November 5, 2020. Interested parties are encouraged to listen to the webcast as wait times for the call may be longer than normal. The webcast can be found on Nielsen’s Investor Relations website at http://nielsen.com/investors. Within the United States, listeners can also access the call by dialing 1+833-502-0473. Callers outside the U.S. can dial 1+236-714-2183. Please note that the conference ID is required to access this call; the conference ID is 2671835.

A replay of the event will be available on Nielsen’s Investor Relations website, http://nielsen.com/investors, from 11:00 a.m. Eastern Time, November 2, 2020 until 11:59 p.m. Eastern Time, November 9, 2020. The replay can be accessed from within the United States by dialing +1-800-585-8367. Other callers can access the replay at +1-416-621-4642. The replay pass code is 2671835.

About Nielsen

Nielsen Holdings plc (NYSE: NLSN) is a global measurement and data analytics company that provides the most complete and trusted view available of consumers and markets worldwide. Nielsen is divided into two business units. Nielsen Global Media provides media and advertising industries with unbiased and reliable metrics that create a shared understanding of the industry required for markets to function. Nielsen Global Connect provides consumer packaged goods manufacturers and retailers with accurate, actionable information and insights and a complete picture of the complex and changing marketplace that companies need to innovate and grow. Our approach marries proprietary Nielsen data with other data sources to help clients around the world understand what’s happening now, what’s happening next, and how to best act on this knowledge. An S&P 500 company, Nielsen has operations in over 90 countries, covering more than 90% of the world’s population. For more information, visit www.nielsen.com.

From time to time, Nielsen may use its website and social media outlets as channels of distribution of material company information. Financial and other material information regarding the company is routinely posted and accessible on our website at http://www.nielsen.com/investors and our Twitter account at http://twitter.com/Nielsen.

About Advent International

Founded in 1984, Advent International is one of the largest and most experienced global private equity investors. The firm has invested in over 350 private equity transactions in 41 countries, and as of June 30, 2020, had $58.4 billion in assets under management. With 15 offices in 12 countries, Advent has established a globally integrated team of over 200 investment professionals across North America, Europe, Latin America and Asia. The firm focuses on investments in five core sectors, including business and financial services; health care; industrial; retail, consumer and leisure; and technology. After 35 years dedicated to international investing, Advent remains committed to partnering with management teams to deliver sustained revenue and earnings growth for its portfolio companies.

For more information, visit www.adventinternational.com or LinkedIn: www.linkedin.com/company/advent-international.

Forward-Looking Statements

This communication includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements include those set forth above relating to the proposed sale by Nielsen of its Global Connect business to an affiliate of Advent International Corporation (the “proposed transaction”), as well as those that may be identified by words such as “will,” “intend,” “expect,” “anticipate,” “should,” “could” and similar expressions. These statements are subject to risks and uncertainties, and actual results and events could differ materially from what presently is expected. Factors leading thereto may include, without limitation, the risks related to the COVID-19 pandemic on the global economy and financial markets, the uncertainties relating to the impact of the COVID-19 pandemic on Nielsen’s business, the timing, receipt and terms and conditions of any required governmental or regulatory approvals of the proposed transaction that could reduce the anticipated benefits of or cause the parties to abandon the proposed transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the stock purchase agreement entered into pursuant to the proposed transaction (the “Agreement”), the possibility that Nielsen shareholders may not approve the entry into the Agreement, the risk that the parties to the Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to the disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Nielsen’s common stock, the risk of any unexpected costs or expenses resulting from the proposed transaction, the risk of any litigation relating to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Nielsen to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees and other business relationships and on its operating results and business generally, the risk that the pending proposed transaction could distract management of Nielsen, conditions in the markets Nielsen is engaged in, behavior of customers, suppliers and competitors, technological developments, as well as legal and regulatory rules affecting Nielsen’s business and other specific risk factors that are outlined in our disclosure filings and materials, which you can find on http://www.nielsen.com/investors, such as our 10-K, 10-Q and 8-K reports that have been filed with the Securities and Exchange

Commission. Please consult these documents for a more complete understanding of these risks and uncertainties. This list of factors is not intended to be exhaustive. Such forward-looking statements speak only as of the date of this communication, and we assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors, except as required by law.

Additional Information and Where to Find It

This communication relates to the proposed transaction involving Nielsen. In connection with the proposed transaction, Nielsen will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including Nielsen’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that Nielsen may file with the SEC and send to its shareholders in connection with the proposed transaction. The transaction will be submitted to Nielsen’s shareholders for their consideration. Before making any voting decision, Nielsen’s shareholders are urged to read all relevant documents filed or to be filed with the SEC, including the Proxy Statement, as well as any amendments or supplements to those documents, when they become available because they will contain important information about the proposed transaction.

Nielsen’s shareholders will be able to obtain a free copy of the proxy statement, as well as other filings containing information about Nielsen, without charge, at the SEC’s website (www.sec.gov). Copies of the proxy statement and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Nielsen Holdings plc, 85 Broad Street, New York, NY 10004, Attention: Corporate Secretary; telephone (646) 654-5000, or from Nielsen’s website, www.nielsen.com.

Participants in the Solicitation

Nielsen and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding Nielsen’s directors and executive officers is available in Nielsen’s definitive proxy statement for its 2020 annual meeting, which was filed with the SEC on April 1, 2020, and Nielsen’s Current Report on Form 8-K, which was filed with the SEC on April 30, 2020. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of this document and such other materials may be obtained as described in the preceding paragraph.

Contacts

Nielsen

Investor Relations: Sara Gubins, +1 646 654 8153, sara.gubins@nielsen.com

Media Relations: Fernanda Paredes, +1 917 291 1196, fernanda.paredes@nielsen.com

Advent International

Kerry Golds or Anna Epstein, Finsbury, Tel: +1 646 805 2000, Adventinternational-US@finsbury.com

Exhibit 99.2

Nielsen (Twitter @Nielsen)

•	Tweet: Read the full announcement here: [link to Nielsen Holdings plc press release below]

A Linkedin post related to the transaction:

Nielsen

•	Post: Read the full announcement containing important information: [link to Nielsen Holdings plc press release below]

Each of the communications on Twitter and LinkedIn included a link to the below press release:

NIELSEN ANNOUNCES SALE OF GLOBAL CONNECT BUSINESS TO ADVENT INTERNATIONAL FOR $2.7 BILLION

11-01-2020

Advent, in partnership with former TransUnion CEO Jim Peck, will accelerate Nielsen Global Connect’s transformation and support its continued innovation in consumer and market measurement.

Nielsen to hold a conference call to discuss today’s announcements as well as its third quarter 2020 financial results at 8:00 a.m. U.S. Eastern Time (ET) on Monday, November 2nd, 2020.

NEW YORK, and BOSTON, November 1, 2020 — Nielsen Holdings plc (“Nielsen”) (NYSE: NLSN) announced today that it has signed a definitive agreement under which affiliates of Advent International (“Advent”), one of the largest and most experienced global private equity investors, in partnership with James “Jim” Peck, former Chief Executive Officer of TransUnion, will acquire the Nielsen Global Connect business for $2.7 billion (subject to working capital, cash, debt-like items and other customary adjustments). Nielsen will also receive warrants in the new company exercisable in certain circumstances. Upon completion of the transaction, Nielsen Global Connect will be a private company with the flexibility to continue investing in the development and deployment of leading-edge measurement products and solutions. The transaction was unanimously approved by Nielsen’s Board of Directors.

“This is a win for both Nielsen Global Connect and for Nielsen (RemainCo), as well as for our shareholders,” said David Kenny, Chief Executive Officer, Nielsen. “The sale of this business to Advent will deliver substantial value sooner than was anticipated through the planned spin-off and creates certainty for all stakeholders. The proceeds from the sale will allow Nielsen to significantly reduce debt, which will provide greater financial flexibility to execute our growth strategy and expand our role in the global media marketplace. At the same time, we are excited about this opportunity for Nielsen Global Connect and believe that moving forward as a private company will better position the business to accelerate its transformation and strengthen its market-leading position. With the support of Advent’s resources and expertise, we believe the new company will create and define the next century of consumer and market measurement. We thank the entire Nielsen Global Connect team for their invaluable partnership and look forward to continuing a strong working relationship with them in the future.”

Kenny added, “All of the terrific work done by so many to pursue a spin-off will position both businesses to thrive as standalone companies and will allow us to execute a smooth transaction. We are grateful for all of this dedicated work.”

“Nielsen Global Connect is the gold standard in retail measurement, with exceptional insights and unrivaled scale and coverage of the global CPG and retail markets,” said Peck. “As customers face a rapidly evolving marketplace, we recognize that they have high expectations for Nielsen Global Connect to help them meet these new demands and to build on its existing core platform and other retail measurement capabilities. We intend to work with David Rawlinson and the talented management team to accelerate the delivery of new capabilities and to continue the transformation underway to build an innovative, high-performing culture acutely focused on delivering value to customers around the world.”

“Advent is thrilled to partner with Jim in driving this next phase of growth for Nielsen Global Connect,” said Chris Egan, Managing Partner at Advent. “Advent has invested in data and information services companies for nearly three decades, and earlier this year we teamed up with Jim to identify a compelling business in the sector where we can apply our combined experience and resources to create value. We see tremendous potential to build on Global Connect’s cutting-edge platform, drawing on our global footprint and operational strength to further scale the business and advance its leadership across established and emerging markets.”

David Rawlinson will remain CEO of Nielsen Global Connect through the close of the transaction and is expected to be part of the leadership team for the go-forward company. Upon close, Peck will be involved in the day-to-day strategic and operational activities of the company, which will be headquartered in Chicago, IL. In early 2021, the Global Connect business will be renamed NielsenIQ.

Nielsen will grant Nielsen Global Connect a license to brand its products and services with the “Nielsen” name and other Nielsen trademarks for 20 years following closing. Additionally, Nielsen and Advent will enter into agreements pursuant to which, among other things, Nielsen and Advent will provide certain transitional services to

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each other for periods of up to 24 months following closing, grant each other reciprocal licenses for certain data and corresponding services relating to that data for periods of up to five years following closing and grant each other licenses to use certain patents.

BACKGROUND ON NIELSEN GLOBAL CONNECT AND TRANSACTION DETAILS

Nielsen Global Connect provides consumer packaged goods manufacturers and retailers with actionable information and a complete picture of the complex and changing marketplace that brands need to innovate and grow their business. The company offers data and builds tools that use predictive models to turn market observations into business decisions and winning solutions. These data and insights provide the essential foundation that makes markets possible in the rapidly evolving world of commerce.

Nielsen plans to use net proceeds of the transaction primarily to reduce debt and for general corporate purposes. On a pro-forma basis for the transaction, Nielsen expects year-end 2020 net leverage to be under 4X. The transaction is subject to approval by Nielsen shareholders, regulatory approvals, consultation with the works council and other customary closing conditions; it is expected to close in the second quarter of 2021.

ADVISORS

J.P. Morgan Securities LLC and Guggenheim Securities, LLC are acting as financial advisors to Nielsen, and Wachtell, Lipton, Rosen & Katz, Clifford Chance LLP, DLA Piper, and Baker McKenzie are serving as legal advisors to Nielsen. Ropes & Gray LLP and Weil, Gotshal & Manges LLP are serving as legal counsel to Advent and BofA Securities is serving as lead financial advisor, with Deutsche Bank Securities Inc., RBC Capital Markets and UBS Investment Bank also advising. Financing for the transaction is being arranged and provided by Bank of America, UBS Investment Bank, Barclays, Deutsche Bank AG New York, HSBC, RBC Capital Markets, MUFG and Wells Fargo.

CONFERENCE CALL AND WEBCAST

Nielsen will hold a conference call to discuss today’s announcements as well as its third quarter 2020 financial results at 8:00 a.m. U.S. Eastern Time (ET) on Monday, November 2, 2020. This conference call will replace the previously announced conference call scheduled for Thursday, November 5, 2020. Interested parties are encouraged to listen to the webcast as wait times for the call may be longer than normal. The webcast can be found on Nielsen’s Investor Relations website at http://nielsen.com/investors. Within the United States, listeners can also access the call by dialing 1+833-502-0473. Callers outside the U.S. can dial 1+236-714-2183. Please note that the conference ID is required to access this call; the conference ID is 2671835.

A replay of the event will be available on Nielsen’s Investor Relations website, http://nielsen.com/investors, from 11:00 a.m. Eastern Time, November 2, 2020 until 11:59 p.m. Eastern Time, November 9, 2020. The replay can be accessed from within the United States by dialing +1-800-585-8367. Other callers can access the replay at +1-416-621-4642. The replay pass code is 2671835.

ABOUT NIELSEN

Nielsen Holdings plc (NYSE: NLSN) is a global measurement and data analytics company that provides the most complete and trusted view available of consumers and markets worldwide. Nielsen is divided into two business units. Nielsen Global Media provides media and advertising industries with unbiased and reliable metrics that create a shared understanding of the industry required for markets to function. Nielsen Global Connect provides consumer packaged goods manufacturers and retailers with accurate, actionable information and insights and a complete picture of the complex and changing marketplace that companies need to innovate and grow. Our approach marries proprietary Nielsen data with other data sources to help clients around the world understand what’s happening now, what’s happening next, and how to best act on this knowledge. An S&P 500 company, Nielsen has operations in over 90 countries, covering more than 90% of the world’s population. For more information, visit www.nielsen.com.

From time to time, Nielsen may use its website and social media outlets as channels of distribution of material company information. Financial and other material information regarding the company is routinely posted and accessible on our website at http://www.nielsen.com/investors and our Twitter account at http://twitter.com/Nielsen.

ABOUT ADVENT INTERNATIONAL

Founded in 1984, Advent International is one of the largest and most experienced global private equity investors. The firm has invested in over 350 private equity transactions in 41 countries, and as of June 30, 2020, had $58.4

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billion in assets under management. With 15 offices in 12 countries, Advent has established a globally integrated team of over 200 investment professionals across North America, Europe, Latin America and Asia. The firm focuses on investments in five core sectors, including business and financial services; health care; industrial; retail, consumer and leisure; and technology. After 35 years dedicated to international investing, Advent remains committed to partnering with management teams to deliver sustained revenue and earnings growth for its portfolio companies.

For more information, visit www.adventinternational.com or LinkedIn: www.linkedin.com/company/advent-international.

FORWARD-LOOKING STATEMENTS

This communication includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements include those set forth above relating to the proposed sale by Nielsen of its Global Connect business to an affiliate of Advent International Corporation (the “proposed transaction”), as well as those that may be identified by words such as “will,” “intend,” “expect,” “anticipate,” “should,” “could” and similar expressions. These statements are subject to risks and uncertainties, and actual results and events could differ materially from what presently is expected. Factors leading thereto may include, without limitation, the risks related to the COVID-19 pandemic on the global economy and financial markets, the uncertainties relating to the impact of the COVID-19 pandemic on Nielsen’s business, the timing, receipt and terms and conditions of any required governmental or regulatory approvals of the proposed transaction that could reduce the anticipated benefits of or cause the parties to abandon the proposed transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the stock purchase agreement entered into pursuant to the proposed transaction (the “Agreement”), the possibility that Nielsen shareholders may not approve the entry into the Agreement, the risk that the parties to the Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to the disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Nielsen’s common stock, the risk of any unexpected costs or expenses resulting from the proposed transaction, the risk of any litigation relating to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Nielsen to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees and other business relationships and on its operating results and business generally, the risk that the pending proposed transaction could distract management of Nielsen, conditions in the markets Nielsen is engaged in, behavior of customers, suppliers and competitors, technological developments, as well as legal and regulatory rules affecting Nielsen’s business and other specific risk factors that are outlined in our disclosure filings and materials, which you can find on http://www.nielsen.com/investors, such as our 10-K, 10-Q and 8-K reports that have been filed with the Securities and Exchange Commission. Please consult these documents for a more complete understanding of these risks and uncertainties. This list of factors is not intended to be exhaustive. Such forward-looking statements speak only as of the date of this communication, and we assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors, except as required by law.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication relates to the proposed transaction involving Nielsen. In connection with the proposed transaction, Nielsen will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including Nielsen’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that Nielsen may file with the SEC and send to its shareholders in connection with the proposed transaction. The transaction will be submitted to Nielsen’s shareholders for their consideration. Before making any voting decision, Nielsen’s shareholders are urged to read all relevant documents filed or to be filed with the SEC, including the Proxy Statement, as well as any amendments or supplements to those documents, when they become available because they will contain important information about the proposed transaction.

Nielsen’s shareholders will be able to obtain a free copy of the proxy statement, as well as other filings containing information about Nielsen, without charge, at the SEC’s website (www.sec.gov). Copies of the proxy statement and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Nielsen Holdings plc, 85 Broad Street, New York, NY 10004, Attention: Corporate Secretary; telephone (646) 654-5000, or from Nielsen’s website, www.nielsen.com.

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PARTICIPANTS IN THE SOLICITATION

Nielsen and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding Nielsen’s directors and executive officers is available in Nielsen’s definitive proxy statement for its 2020 annual meeting, which was filed with the SEC on April 1, 2020, and Nielsen’s Current Report on Form 8-K, which was filed with the SEC on April 30, 2020. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of this document and such other materials may be obtained as described in the preceding paragraph.

CONTACTS

Nielsen

Investor Relations: Sara Gubins, +1 646 654 8153, sara.gubins@nielsen.com

Media Relations: Fernanda Paredes, +1 917 291 1196, fernanda.paredes@nielsen.com

Advent International

Kerry Golds or Anna Epstein, Finsbury, Tel: +1 646 805 2000, Adventinternational-US@finsbury.com

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Exhibit 99.3

From: David Kenny

To: All Media & Connect Associates (all company)

INTERNAL ONLY

Spanish version

UPDATE: NIELSEN HOLDINGS TO SELL GLOBAL CONNECT BUSINESS TO ADVENT INTERNATIONAL

Minutes ago we announced that our Board of Directors has decided to sell the Nielsen Global Connect business to Advent International, one of the largest and most experienced global private equity investors, for $2.7 billion. Advent will run it as a privately held company.

We are thrilled with this terrific and advantageous outcome, which will allow all of our Nielsen Global Connect people to work with an owner in Advent who sees the powerful value of this business and is keen to invest in the business to accelerate its growth and help it achieve its long-term potential.

Advent has expressed tremendous excitement about the opportunities ahead for Nielsen Global Connect and for our industry. They are acquiring the business not just because it provides clients with the broadest, most trusted and most complete set of data and insights available today, but also because of our potential for growth in both the sectors we serve as well as new verticals. Advent will supercharge Nielsen Global Connect’s efforts and ensure that this business remains essential to our clients for another century. As planned, the Nielsen Global Connect business will be headquartered in Chicago.

This sale of Nielsen Global Connect to Advent creates certainty for all stakeholders and will deliver substantial value sooner than was anticipated through the planned spin-off.

The transaction is expected to close in the second quarter of 2021, and is subject to approval of Nielsen’s shareholders as well as other customary closing conditions and regulatory approvals.

Advent is working with Jim Peck, a well-known operator who has a proven track record for growing information services businesses, delivering margin expansion and accelerating organic growth. David Rawlinson will remain CEO of Nielsen Global Connect through the close of the transaction and is expected to be part of the leadership team for the go-forward company. Peck will be involved in the day-to-day strategic and operational activities of Nielsen Global Connect post transaction.

The transaction will also allow Nielsen Global Media to significantly reduce debt and will provide added financial flexibility for the go-forward company.

Over the past year, we have made great progress towards separating our two companies, which will position both businesses to thrive and also help us execute this transaction efficiently. We are so excited about what the future will bring for all of us and for our businesses, and I hope you are too.

If you’d like more detail about the investment, please see our press release. Please make sure to join our Global Town Hall tomorrow at 9:30 AM ET or the rebroadcast at 9:00 PM ET (both invites have already been added to your calendar) to talk through our ongoing strategy.

David

Forward-Looking Statements

This communication includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements include those set forth above relating to the proposed sale by Nielsen of its Global Connect business to an affiliate of Advent International Corporation (the “proposed transaction”), as well as those that may be identified by words such as “will,” “intend,” “expect,” “anticipate,” “should,” “could” and similar expressions. These statements are subject to risks and uncertainties, and actual results and events could differ materially from what presently is expected. Factors leading thereto may include, without limitation, the risks related to the COVID-19 pandemic on the global economy and financial markets, the uncertainties relating to the impact of the COVID-19 pandemic on Nielsen’s business, the timing, receipt and terms and conditions of any required governmental or regulatory approvals of the proposed transaction that could reduce the anticipated benefits of or cause the parties to abandon the proposed transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the stock purchase agreement entered into pursuant to the proposed transaction (the “Agreement”), the possibility that Nielsen shareholders may not approve the entry into the Agreement, the risk that the parties to the Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to the disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Nielsen’s common stock, the risk of any unexpected costs or expenses resulting from the proposed transaction, the risk of any litigation relating to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Nielsen to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees and other business relationships and on its operating results and business generally, the risk that the pending proposed transaction could distract management of Nielsen, conditions in the markets Nielsen is engaged in, behavior of customers, suppliers and competitors, technological developments, as well as legal and regulatory rules affecting Nielsen’s business and other specific risk factors that are outlined in our disclosure filings and materials, which you can find on http://www.nielsen.com/investors, such as our 10-K, 10-Q and 8-K reports that have been filed with the Securities and Exchange Commission. Please consult these documents for a more complete understanding of these risks and uncertainties. This list of factors is not intended to be exhaustive. Such forward-looking statements speak only as of the date of this communication, and we assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors, except as required by law.

Additional Information and Where to Find It

This communication relates to the proposed transaction involving Nielsen. In connection with the proposed transaction, Nielsen will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including Nielsen’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that Nielsen may file with the SEC and send to its shareholders in connection with the proposed transaction. The transaction will be submitted to Nielsen’s shareholders for their consideration. Before making any voting decision, Nielsen’s shareholders are urged to read all relevant documents filed or to be filed with the SEC, including the Proxy Statement, as well as any amendments or supplements to those documents, when they become available because they will contain important information about the proposed transaction.

Nielsen’s shareholders will be able to obtain a free copy of the proxy statement, as well as other filings containing information about Nielsen, without charge, at the SEC’s website (www.sec.gov). Copies of the proxy statement and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Nielsen Holdings plc, 85 Broad Street, New York, NY 10004, Attention: Corporate Secretary; telephone (646) 654-5000, or from Nielsen’s website, www.nielsen.com.

Participants in the Solicitation

Nielsen and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding Nielsen’s directors and executive officers is available in Nielsen’s definitive proxy statement for its 2020 annual meeting, which was filed with the SEC on April 1, 2020, and Nielsen’s Current Report on Form 8-K, which was filed with the SEC on April 30, 2020. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of this document and such other materials may be obtained as described in the preceding paragraph.

Copyright © 2020 The Nielsen Company (US), LLC. Confidential and proprietary. Do not distribute.

Exhibit 99.4

MEDIA INTERNAL TALKING POINTS & FAQs

MEDIA INTERNAL TALKING POINTS

Confidential for Internal Use Only

•

The board has decided to sell the Connect business to Advent International—one of the largest and most experienced global private equity investors—instead of spinning off Connect as a separate publicly-traded company.

○	Advent International is a global private equity firm focused on investments ranging from buyouts to growth equity investments in Western and Central Europe, North America, Latin America and Asia.

•

After filing the Form 10, we received interest from Advent in buying the Connect business. Advent did thorough due diligence and is excited to help build the future for Connect. The sale to Advent will deliver substantial value sooner than was anticipated through the planned spin-off and creates real certainty for our people, our clients and all other stakeholders.

•

We are excited about this opportunity for the Connect business and believe it will accelerate the progress that the business has made since 2019. Nielsen Global Connect continues to deliver solid results and has substantial operating cash flow.

•

Already well on our way to becoming two standalone companies, Connect will create and define the next century of consumer and market measurement. This acquisition serves as validation of our promise, our people, our technology, our reputation and our ability to grow.

•	Nielsen Global Connect will be renamed NielsenIQ in early 2021 and will have a 20 year license to use the name Nielsen.

•	The transaction is expected to close in the second quarter of 2021 after a shareholder vote and customary closing conditions. Until then, Connect will remain a part of the Nielsen Holdings company.

•

This changes very little about the herculean and terrific work done by so many to pursue a spin-off. We are already well-prepared to thrive as standalone businesses and will be able to execute a smooth transaction.

•	Proceeds will be used to pay down debt to provide more flexibility going forward to invest in the business.

•	You can find more information about today’s announcement in the press release.

•	We will be holding our Q3 global town hall with David Kenny and David Rawlinson on November 2 at 9:30 AM ET, where we will provide additional information and discuss our vision for the future.

•	For now, let’s focus on delivering the exceptional products our clients have come to expect from Nielsen.

•

MEDIA: We know your clients may have questions about this announcement. Please refer to these client talking Points and FAQs to help guide your discussions and raise any concerns to your business leader.

MEDIA INTERNAL FAQs

Confidential for Internal Use Only

Q:	Why did it take so long to make this choice?

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We received acquisition interest in Connect after the Form 10 was filed, and that interest resulted in a transaction that the company found compelling. This process involved extensive evaluation and deliberation.

Q:	Why did we ultimately decide that this was the right option?

•	After thorough deliberation, the Board determined that selling Global Connect to Advent International best positions both Connect and Media for long term success.

•	This transaction will deliver substantial value sooner than was anticipated through the planned spin-off and creates certainty for all stakeholders.

Q:	What are the benefits of this choice?

•

We are excited about this opportunity for the Connect business and believe it will accelerate Connect’s transformation and ability to strengthen their market-leading position. With the support of Advent’s resources and expertise, Connect will create and define the next century of consumer and market measurement.

•	The transaction will also allow Nielsen (RemainCo) to significantly reduce debt and will provide added financial flexibility for the go-forward company.

Q:	How does this impact the Media business?

•	The sale of Global Connect will enable the Media business to significantly pay down debt and provide more financial flexibility going forward.

Q:	How long will this take?

•	We expect the deal to finalize in the second quarter of 2021 after a shareholder vote and other customary closing conditions.

Q:	What reaction do we expect from our investors/shareholders?

•

The sale of Connect to Advent will deliver substantial value sooner than was anticipated through the planned spin-off and creates certainty for all stakeholders. As a result, we believe shareholders will be supportive.

•	If you receive any investor inquiries, please direct them to Sara Gubins, Senior Vice President, Investor Relations.

Q:	What will happen with products that are dependent on both Connect and Media businesses?

•	All current Nielsen contracts and proposals will be honored and will remain supported via their existing company contacts.

•	The commercial agreement we will have in place post-separation will ease the transition for our clients and provide services and data to each other in order to best serve clients.

•	More specifics will follow in the coming weeks.

•	Until the pending transaction receives all necessary approvals and closes, our work should continue to be “business as usual.”

Q:	Will Connect merge with Advent International?

•	No, Connect will operate as an independent business.

Q:	Is the full Connect organization (global) being sold to Advent?

•	Yes, the full global business Connect is being sold, with all its employees and other assets, and continued global footprint.

Q:	Is Connect being taken private as a “turnaround,” like in the early 2000s with the goal of being made a public company again at some point in time?

•	At this point in time, there is no specific, long-term plan regarding Nielsen Connect’s private or public status.

Q:	Are we considering selling Media?

•	No; our plan is to continue to move forward as planned—as an independent, standalone, publicly traded company.

Q:	Are we still moving forward with our split activities? Particularly with the separation of Google?

•	We will communicate any updates on this front soon.

Q:	Do we expect any layoffs to occur in Media because of the sale?

•	Nothing is planned.

Q:	What will happen to my stock now?

•	As a media employee nothing changes to stock ownership.

Q:	Why are we using the money earned from the sale to pay down debt when we need so many people resources?

•	Paying down debt will help make our company stronger and provide financial flexibility. We are separately assessing staffing and resource needs for the go-forward company.

Q:	With the money earned from the sale, will we be able to fund merit increases for 2021? How about bonuses?

•	We will absolutely revisit our compensation practices including merits in 2021.

Q:	How does this affect our offices post-Covid? I received notifications about my office closing/sharing space with Connect/etc. Will that change?

•	It won’t. Over the past several months a cross-functional team has worked to ensure that both Media and Connect have the office space needed to operate as independent companies.

•	For locations where we have shared offices, the team has ensured both companies will operate independently and have/will allocate specific areas for each business.

Q:	Will there be additional split work that will need to take place related to the sale?

•

This changes very little about the herculean and terrific work done by so many to pursue a spin-off. We are already well-prepared to thrive as standalone businesses and will be able to execute a smooth transaction.

Q:	Will we share the Nielsen name with Connect?

•	Nielsen Global Connect will be renamed NielsenIQ in early 2021. Nielsen will grant NielsenIQ a license to brand its products and services with the “Nielsen” name for 20 years.

Q:	What should I say to my clients?

•	Our focus will continue to be a seamless transition as we become a standalone company.

•	We know your clients may have questions about this announcement. Please refer to these client talking Points and FAQs to help guide your discussions and raise any concerns to your business leader.

•	If you have questions about the toolkit, please reach out to Stacy Perrus (U.S. Client Communications) or Eleanor Crum (International Client Communications).

Forward-Looking Statements

This communication includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements include those set forth above relating to the proposed sale by Nielsen of its Global Connect business to an affiliate of Advent International Corporation (the “proposed transaction”), as well as those that may be identified by words such as “will,” “intend,” “expect,” “anticipate,” “should,” “could” and similar expressions. These statements are subject to risks and uncertainties, and actual results and events could differ materially from what presently is expected. Factors leading thereto may include, without limitation, the risks related to the COVID-19 pandemic on the global economy and financial markets, the uncertainties relating to the impact of the COVID-19 pandemic on Nielsen’s business, the timing, receipt and terms and conditions of any required governmental or regulatory approvals of the proposed transaction that could reduce the anticipated benefits of or cause the parties to abandon the proposed transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the stock purchase agreement entered into pursuant to the proposed transaction (the “Agreement”), the possibility that Nielsen shareholders may not approve the entry into the Agreement, the risk that the parties to the Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to the disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Nielsen’s common stock, the risk of any unexpected costs or expenses resulting from the proposed transaction, the risk of any litigation relating to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Nielsen to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees and other business relationships and on its operating results and business generally, the risk that the pending proposed transaction could distract management of Nielsen, conditions in the markets Nielsen is engaged in, behavior of customers, suppliers and competitors, technological developments, as well as legal and regulatory rules affecting Nielsen’s business and other specific risk factors that are outlined in our disclosure filings and materials, which you can find on http://www.nielsen.com/investors, such as our 10-K, 10-Q and 8-K reports that have been filed with the Securities and Exchange Commission. Please consult these documents for a more complete understanding of these risks and uncertainties. This list of factors is not intended to be exhaustive. Such forward-looking statements speak only as of the date of this communication, and we assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors, except as required by law.

Additional Information and Where to Find It

This communication relates to the proposed transaction involving Nielsen. In connection with the proposed transaction, Nielsen will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including Nielsen’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that Nielsen may file with the SEC and send to its shareholders in connection with the proposed transaction. The transaction will be submitted to Nielsen’s shareholders for their consideration. Before making any voting decision, Nielsen’s shareholders are urged to read all relevant documents filed or to be filed with the SEC, including the Proxy Statement, as well as any amendments or supplements to those documents, when they become available because they will contain important information about the proposed transaction.

Nielsen’s shareholders will be able to obtain a free copy of the proxy statement, as well as other filings containing information about Nielsen, without charge, at the SEC’s website (www.sec.gov). Copies of the proxy statement and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Nielsen Holdings plc, 85 Broad Street, New York, NY 10004, Attention: Corporate Secretary; telephone (646) 654-5000, or from Nielsen’s website, www.nielsen.com.

Participants in the Solicitation

Nielsen and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding Nielsen’s directors and executive officers is available in Nielsen’s definitive proxy statement for its 2020 annual meeting, which was filed with the SEC on

April 1, 2020, and Nielsen’s Current Report on Form 8-K, which was filed with the SEC on April 30, 2020. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of this document and such other materials may be obtained as described in the preceding paragraph.

Copyright © 2020 The Nielsen Company (US), LLC. Confidential and proprietary. Do not distribute.

Exhibit 99.5

CONNECT INTERNAL TALKING POINTS & FAQs

CONNECT INTERNAL TALKING POINTS

Confidential for Internal Use Only

FOR CONNECT LEADERS

•

The board has decided to sell the Connect business to Advent International—one of the largest and most experienced global private equity investors—instead of spinning off Connect as a separate publicly-traded company.

•

After filing the Form 10, we received interest in buying the Connect business. Advent did thorough due diligence and is excited to help build the future for Connect. The sale to Advent will deliver substantial value sooner than was anticipated through the planned spin-off and creates real certainty for our people, our clients and all other stakeholders.

•

Already well on our way to becoming two standalone companies, Connect will create and define the next century of consumer and market measurement. This acquisition serves as validation of our promise, our people, our technology, our reputation, and our ability to grow.

•	Nielsen Global Connect will be officially renamed NielsenIQ in early 2021, and will have a 20 year license to use the name Nielsen.

•

This changes very little about the herculean and terrific work done by so many to pursue a spin-off. We are already well-prepared to thrive as standalone businesses and will be able to execute a smooth transaction.

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Anticipating the dynamic and increasingly digital needs of the retail and consumer goods industry has never been more important. We’ve made great strides in revolutionizing our technology and service to bring clients faster, deeper and more relevant insights.

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Connect has done the hard work to roll out a cutting-edge platform that has received great client and industry feedback. Adding Advent’s technology expertise will build on this momentum to strengthen our ability to deploy and scale solutions with increased speed and reliability. We are incredibly excited about this opportunity for the Connect business.

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David Rawlinson will remain CEO of Nielsen Global Connect through the close of the transaction and is expected to be part of the leadership team for the go-forward company. Jim Peck and Advent have confidence in our management team. David will be working closely with Jim and Advent as we work to complete the transaction and begin our new chapter as an independent company.

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In August 2020, Advent announced a partnership with Jim Peck, former Chief Executive Officer of TransUnion, to acquire businesses with growth potential in the data, analytics and information services space.

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Advent plans to run Connect as a privately held company and is very excited about the business. They see the potential of this incredible organization and its people. Most importantly, they are committed to investments that will accelerate our plans and ensure we achieve the promise of our vision sooner, which will yield significant benefits for us, our clients, and our partners.

○	Becoming a privately held company will allow the Connect business the opportunity to invest and grow outside the scrutiny of the public markets.

•	Jim Peck is a well-known executive who has a proven track record for growing information services businesses, delivering margin expansion and accelerating organic growth.

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You can read about Advent’s partnership with Peck in this release from August 2020. Peck is quoted, saying, “Businesses in the information and analytics services space continue to have significant growth potential. I am excited to partner with Advent ... to identify attractive, scaled investment opportunities that will create value through innovation-driven revenue growth and margin expansion.”

○	Advent and Peck have a keen interest in moving swiftly to invest in and grow the Connect business.

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Peck retired as the CEO of TransUnion in May 2019 and recently ended his role as board member and advisor. He joined TransUnion in 2012 when it was owned by Advent International and Goldman Sachs. As CEO, he led the company’s transformation into a market leader in innovation, driven by organic growth programs, tech re-platforming and over 15 strategic transactions. Peck led the company’s successful IPO in 2015, and during his tenure as CEO, TransUnion outperformed the market and increased in enterprise value from approximately $3 billion in 2012 to more than $16 billion in 2019.

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We are confident that Advent and Peck see value in the culture that we have built and the direction we plan to take as a standalone company. In this 2016 interview with Chicago Tribune, Peck said, “I view it as my job to have the most motivated and engaged team. So when I go to bed at night I worry that we’re providing the right environment for them to be productive … Are we motivating them, giving them the challenges that are going to keep them engaged?”

•	Jim Peck is personally committed to the transaction and excited about our business’ success.

•	We expect the deal to finalize in the second quarter of 2021 after a shareholder vote and customary closing conditions. Until then, Connect will remain a part of the Nielsen Holdings company.

•	You can find more information about today’s announcement in the press release.

•	We will be holding our Q3 global town hall with David Kenny and David Rawlinson on November 2 at 9:30 AM ET, where we will provide additional information and discuss our vision for the future.

•	For now, let’s focus on delivering the exceptional products our clients have come to expect from Nielsen.

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Commercial teams, we know your clients may have questions about this announcement. Please refer to these client talking Points and FAQs to help guide your discussions and raise any concerns to your business leader.

CONNECT INTERNAL FAQs

Confidential for Internal Use Only

Q:	What is Advent?

•	Advent International is a global private equity firm focused on buyouts of companies in Western and Central Europe, North America, Latin America and Asia.

Q:	Will Connect merge with Advent International?

•	No, Advent International is a global private equity firm and Connect will operate as an independent business.

Q:	Is the entire Connect organization (global) being sold to Advent?

•	Yes, the full global business Connect is being sold, with all people and other assets, within the same global footprint.

Q:	Why is this happening so close to the end of our separation planning?

•	We received acquisition interest in Connect after the Form 10 was filed, and that interest resulted in a transaction that the company found compelling.

•	This process involved extensive evaluation and deliberation.

•	Additionally, Advent was able to see how well-prepared we are to operate independently thanks to the hard work of many of you.

Q:	Why did we ultimately decide that this was the right option?

•	After thorough deliberation, the Board determined that selling Global Connect to Advent International best positions both Connect and Media for long term success.

•	This transaction will deliver substantial value sooner than was anticipated through the planned spin-off and creates certainty for all stakeholders.

Q:	Will this change our plans to separate?

•	Not very much. The biggest difference is that instead of being publicly traded, we will be a private company.

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We are already well-prepared to operate as a standalone business. None of the work we have done to prepare for separation will be undone, including the designation of employees to either Connect or Media. Any changes to the separation timeline will be communicated as far in advance as possible.

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We expect this transaction to close in the second quarter of 2021, we will remain part of Nielsen Holdings until that time. Some specific separation milestone dates may change as the transaction closing date draws nearer.

Q:	What are the benefits of this choice?

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We are incredibly excited about this opportunity for the Connect business. Anticipating the dynamic and increasingly digital needs of the retail and consumer goods industry has never been more important. This acquisition serves as validation of our promise, our brand, our people, and our ability to grow.

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Advent plans to run Connect as a privately held company and is very excited about the business. They see the potential of this incredible organization and its people. Most importantly, they are committed to investing to accelerate our plans and ensuring we achieve the promise of our vision sooner, which will yield significant benefits for us, our clients and our partners

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The transaction will also allow Nielsen Media, which will be known as Nielsen following the close of the deal, to significantly reduce debt and will provide added financial flexibility for the go-forward company.

Q:	Will David Rawlinson continue to lead Connect?

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David Rawlinson will remain CEO of Nielsen Global Connect through the close of the transaction and is expected to be part of the leadership team for the go-forward company. Jim Peck and Advent have confidence in our management team. David will be working closely with Jim and Advent as we work to complete the transaction and begin our new chapter as an independent company.

Q:	How does this impact the Media business?

•	The Global Media business will remain a publicly traded company under the Nielsen name and ticker symbol NLSN.

•	The sale of Global Connect will enable the Media business to significantly pay down debt and provide more financial flexibility going forward.

Q:	How long will this take?

•	We expect the deal to finalize in the second quarter of 2021 after a shareholder vote and other customary closing conditions.

Q:	Is the Connect Business performing well right now?

•	Nielsen Global Connect continues to deliver solid results and has substantial operating cash flow.

•	Advent sees great potential in the Connect business, and they are committed to investing in our growth.

Q:	When will Connect hear from the new owners?

•	There are no dates currently set for Connect to hear directly from Advent. However, as soon as we know, we will communicate that information to you.

Q:	Will Advent be cutting jobs and costs?

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Aside from actions taken in the ordinary course of business, Advent has committed to maintaining Connect employees’ terms and conditions of employment in the first year after closing. Every Connect employee should continue working “business as usual” and know that the scope of your role remains unchanged.

•	Connect will operate as a standalone private company.

•	Advent has done their due diligence on our company and understands our structure, the way we work and our strategic focus areas.

Q:	Is Connect being taken private as a “turnaround,” like in the early 2000s with the goal of being made a public company again at some point in time?

•	At this point in time, there is no specific, long-term plan regarding Nielsen Connect’s private or public status.

Q:	Will my benefits change?

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It’s premature to speculate on this. Until the transaction closes, your benefits will remain the same. For those in the U.S., please do not forget that open enrollment begins this October 26 and ends on November 6, which is earlier than Media.

Q:	What should I say to my clients?

•	Until the pending transaction receives all necessary approvals and closes, our work should continue to be “business as usual.”

•	We have made subtle changes to the separation client communication toolkit. Our focus will continue to be a seamless transition as we become a standalone company.

•	Full client talking Points and FAQs.

Q:	What should I say to people who have just joined Nielsen or to those who have started the recruiting process?

•	Our board has decided to sell the Nielsen Global Connect business, the consumer portion of NIelsen to Advent International—one of the largest and most experienced global private equity investors.

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We have been preparing to be two individual companies for the past year. This changes very little about that separation process. More importantly, it does not change your recruitment/how valuable you are to the team as a new hire.

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Advent sees the potential of our organization and people. Most importantly, they are committed to investing to accelerate our plans and ensure we achieve the promise of our vision sooner, which will yield significant benefits for our associates, our clients and our partners.

Q:	What will happen to my stock?

•	We will be following up on questions regarding stock ownership.

Q:	With the money earned from the sale, will we be able to fund merit increases for 2021? How about bonuses?

•	We plan to resume our normal merit processes for 2021. As previously mentioned, we will have a bonus program in 2021 and the 2020 bonus program remains intact.

Q:	How does this affect our offices post-Covid? I received notifications about my office closing/sharing space with Connect/etc. Will that change?

•	It won’t. Over the past several months a cross-functional team has worked to ensure that both Media and Connect have the office space needed to operate as independent companies.

•	For locations where we have shared offices, the team has ensured both companies will operate independently and have/will allocate specific areas for each business.

•	Local facilities teams will communicate relevant information to you.

SEC Legend

This communication relates to the proposed transaction involving Nielsen. In connection with the proposed transaction, Nielsen will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including Nielsen’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that Nielsen may file with the SEC and send to its shareholders in connection with the proposed transaction. The transaction will be submitted to Nielsen’s shareholders for their consideration. Before making any voting decision, Nielsen’s shareholders are urged to read all relevant documents filed or to be filed with the SEC, including the Proxy Statement, as well as any amendments or supplements to those documents, when they become available because they will contain important information about the proposed transaction.

Nielsen’s shareholders will be able to obtain a free copy of the proxy statement, as well as other filings containing information about Nielsen, without charge, at the SEC’s website (www.sec.gov). Copies of the proxy statement and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Nielsen Holdings plc, 85 Broad Street, New York, NY 10004, Attention: Corporate Secretary; telephone (646) 654-5000, or from Nielsen’s website www.nielsen.com.

Participants in the Solicitation

Nielsen and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding Nielsen’s directors and executive officers is available in Nielsen’s definitive proxy statement for its 2020 annual meeting, which was filed with the SEC on April 1, 2020. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of this document and such other materials may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This communication includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements include those set forth above relating to the proposed transaction as well as those that may be identified by words such as “will,” “intend,” “expect,” “anticipate,” “should,” “could” and similar expressions. These statements are subject to risks and uncertainties, and actual results and events could differ materially from what presently is expected, including regarding the proposed transaction. Factors leading thereto may include, without limitation, the risks related to the COVID-19 pandemic on the global risks related to the impact of the COVID-19 pandemic on Nielsen’s business, the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could reduce anticipated benefits or cause the parties to abandon the proposed transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the purchase agreement entered into pursuant to the proposed transaction (the “Agreement”), the possibility that Nielsen shareholders may not approve the entry into the Agreement, the risk that the parties to the Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Nielsen’s common stock, the risk of any unexpected costs or expenses resulting from the proposed transaction, the risk of any litigation relating to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Nielsen to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees and other business relationships and on its operating results and business generally, the risk the pending proposed transaction could distract management of Nielsen, conditions in the markets Nielsen is engaged in, behavior of customers, suppliers and competitors, technological developments, as well as legal and regulatory rules affecting Nielsen’s business and other specific risk factors that are outlined in our disclosure filings and materials, which you can find on http://www.nielsen.com/investors, such as our 10-K, 10-Q and 8-K reports that have been filed with the SEC. Please consult these documents for a more complete understanding of these risks and uncertainties. This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of this communication, and we assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors, except as required by law.

Copyright © 2020 The Nielsen Company (US), LLC. Confidential and proprietary. Do not distribute.